Exhibit 99.3





                           PRO FORMA VALUATION REPORT
                             MUTUAL HOLDING COMPANY
                                 STOCK OFFERING

                                   SUMMIT BANK
                              Medway, Massachusetts


                                  Dated As Of:
                                  May 29, 1998










                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants

                                                       May 29, 1998


Board of Trustees
Service Bancorp, MHC
Board of Directors
Summit Bank
81 Main Street
Medway, Massachusetts  02053

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the mutual-to-stock conversion transaction described below.

     This appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" ("Valuation Guidelines") of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof. Such Valuation Guidelines are relied upon by the Division of Banks of the Commonwealth of Massachusetts (the "Division") and the Federal Deposit Insurance Corporation ("FDIC") in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies.


Description of Reorganization and Stock Issuance Plan

     We understand that the Board of Trustees of Service Bancorp, MHC, Medway, Massachusetts (the "MHC") and the Board of Directors of Summit Bank, Medway, Massachusetts ("Summit" or the "Bank") recently adopted a stock issuance plan. Pursuant to the stock issuance plan, the Bank will reorganize into what is called a "two-tier" mutual holding company structure. It is a two-tier structure because it will have two levels of holding companies: a "mid-tier" stock holding company and a "top-tier" mutual holding company. Under the terms of the stock issuance plan: (i) the MHC will form Summit Bancorp, Inc. ("Summit Bancorp" or the "Holding Company") as a Massachusetts corporation; (ii) the MHC will contribute 100 percent of the Bank's outstanding stock to the Holding Company; and (iii) the Holding Company will issue shares of common stock to the public and the MHC. The number of shares of common stock sold to the public will equal 45 percent of the shares issued in the offering, and the number of shares issued to the MHC will equal 55 percent of the shares issued in the offering.

     It is anticipated that the public shares will be issued to the Bank's Eligible Account Holders, Supplemental Eligible Account Holders, the ESOP, and employees, officers, directors and trustees of the MHC and the Bank. Any shares that are not sold in the Subscription offering may be offered in the Community offering.

RP Financial, LC.
Board of Directors
May 29, 1998
Page 2


     The aggregate amount of stock sold by the Holding Company cannot exceed the appraised value of the Bank. Immediately following the offering, the primary assets of the Holding Company will be the capital stock of the Bank and the net offering proceeds remaining after contributing proceeds to the Bank in exchange for 100 percent of the capital stock of the Bank. The Holding Company will contribute at least 50 percent of the net offering proceeds in exchange for the Bank's capital stock. The remaining net offering proceeds, retained at the Holding Company, will be used to fund a loan to the ESOP with the remainder to be used as general working capital.


RP Financial, LC.

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock issuance process.


Valuation Methodology

     In preparing our appraisal, we have reviewed the Bank's and the Holding Company's regulatory applications, including the offering circular as filed with the FDIC, the Division and the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended June 30, 1993 through 1997 and various unaudited information and internal financial reports through March 31, 1998 and due diligence related discussions with the Bank's management; Wolf & Company, P.C., the Bank's independent auditor; Luse Lehman Gorman Pomerenk & Schick, the Bank's stock issuance counsel; and Trident Securities, Inc., the Bank's financial and marketing advisors in connection with the Holding Company's stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with publicly-traded thrifts in mutual holding company form, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts. We have considered the market for the stock of all publicly-traded mutual holding companies. We have also considered the expected market for the Bank's public

RP Financial, LC.
Board of Directors
May 29, 1998
Page 3


shares. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding company institutions that have announced their intent to pursue second step conversions, and/or those institutions that exhibit other unusual characteristics.

     Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the Bank's liquidation value.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank, the MHC and the Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's, the MHC's and Holding Company's values alone. It is our understanding that there are no current or long-term plans for pursuing a second step conversion or for selling control of the Holding Company or the Bank following the offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Summit's stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


Valuation Conclusion

     It is our opinion that, as of May 29, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering, both shares issued publicly as well as to the MHC, was $20,000,000 at the midpoint, equal to 2,000,000 shares issued at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $17,000,000, and a maximum value of $23,000,000. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an offering of 1,700,000 shares at the minimum to 2,300,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 2,645,000 shares may be issued at an issue price of $10.00 per share, for an aggregate market value of $26,450,000, without a resolicitation. The Board of Trustees and Board of Directors have established a public offering range such that the public ownership of the Holding Company will constitute a 45 percent ownership interest of the Holding Company, with the MHC owning the majority of the shares. Accordingly, the offering range to the public of the minority stock will be $7,650,000 at the minimum, $9,000,000 at the midpoint, $10,350,000 at the maximum and $11,902,500 at the supermaximum.

RP Financial, LC.
Board of Directors
May 29, 1998
Page 4


Limiting Factors and Considerations

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of March 31, 1998, the date of the financial data included in the regulatory applications and prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                        Respectfully submitted,

                                        RP FINANCIAL, LC.



                                        /s/ William E. Pommerening
                                        --------------------------------
                                            William E. Pommerening
                                            Chief Executive Officer



                                        /s/ Gregory E. Dunn
                                        --------------------------------
                                            Gregory E. Dunn
                                            Senior Vice President

RP Financial, LC.



                                TABLE OF CONTENTS
                              SUMMIT BANCORP, INC.
                                   SUMMIT BANK
                              Medway, Massachusetts


                                                           PAGE
         DESCRIPTION                                      NUMBER
         -----------                                      ------


  CHAPTER ONE       OVERVIEW AND FINANCIAL ANALYSIS
  -----------

     Introduction                                          1.1
     Stock Issuance Plan                                   1.1
     Strategic Overview                                    1.2
     Balance Sheet Trends                                  1.4
     Income and Expense Trends                             1.8
     Interest Rate Risk Management                         1.12
     Lending Activities and Strategy                       1.13
     Asset Quality                                         1.16
     Funding Composition and Strategy                      1.16
     Subsidiaries                                          1.17
     Legal Proceedings                                     1.18



  CHAPTER TWO       MARKET AREA
  -----------

     Introduction                                          2.1
     Market Area Demographics                              2.1
     National Economic Factors                             2.3
     Local Economy                                         2.8
     Market Area Deposit Characteristics and Competition   2.9



  CHAPTER THREE     PEER GROUP ANALYSIS
  -------------

     Peer Group Selection                                  3.1
     Basis of Comparison                                   3.2
     Selection of Peer Group                               3.3
     Financial Condition                                   3.6
     Income and Expense Components                         3.9
     Loan Composition                                      3.12
     Interest Rate Risk                                    3.15
     Credit Risk                                           3.15
     Summary                                               3.18

RP Financial, LC.




                                TABLE OF CONTENTS
                              SUMMIT BANCORP, INC.
                                   SUMMIT BANK
                              Medway, Massachusetts
                                   (continued)


                                                           PAGE
         DESCRIPTION                                      NUMBER
         -----------                                      ------


  CHAPTER FOUR      VALUATION ANALYSIS
  ------------

     Introduction                                          4.1
     Appraisal Guidelines                                  4.1
     RP Financial Approach to the Valuation                4.1
     Valuation Analysis                                    4.2
       1. Financial Condition                              4.3
       2. Profitability, Growth and Viability of Earnings  4.4
       3. Asset Growth                                     4.6
       4. Primary Market Area                              4.6
       5. Dividends                                        4.7
       6. Liquidity of the Shares                          4.9
       7. Marketing of the Issue                           4.10
            A. The Public Market                           4.10
            B. The New Issue Market                        4.17
            C. The Acquisition Market                      4.19
       8. Management                                       4.21
       9. Effect of Government Regulation and Regulatory
          Reform                                           4.22
     Summary of Adjustments                                4.22
     Basis of Valuation - Fully-Converted Pricing Ratios   4.22
     Valuation Approaches                                  4.23
       1. Price-to-Earnings ("P/E")                        4.26
       2. Price-to-Book ("P/B")                            4.27
       3. Price-to-Assets ("P/A")                          4.29
     Valuation Conclusion                                  4.29

RP Financial, LC.


                                 LIST OF TABLES
                              SUMMIT BANCORP, INC.
                                   SUMMIT BANK
                              Medway, Massachusetts


   TABLE
   NUMBER           DESCRIPTION                           PAGE
   ------           -----------                           ----


     1.1   Historical Balance Sheets                       1.5
     1.2   Historical Income Statements                    1.9


     2.1   Summary Demographic Data                        2.2
     2.2   Unemployment Trends                             2.9
     2.3   Deposit Summary                                 2.11


     3.1   Peer Group of Publicly-Traded Thrifts           3.5
     3.2   Balance Sheet Composition and Growth Rates      3.7
     3.3   Income as a Percent of Average Assets and
           Yields, Costs, Spreads                          3.10
     3.4   Loan Portfolio Composition and Related
           Information                                     3.13
     3.5   Interest Rate Risk Measured and Net Interest
           Income Volatility                               3.16
     3.6   Credit Risk Measured and Related Information    3.17


     4.1   Peer Group Market Area Comparative Analysis     4.8
     4.2   Recent Conversions Completed                    4.18
     4.3   Market Pricing Comparatives                     4.20
     4.4   Calculation of Implied Per Share Data --
           Incorporating MHC Second Step Conversion        4.24
     4.5   MHC Institutions -- Implied Pricing Ratios,
           Full Conversion Basis                           4.28
     4.6   Pricing Table:  MHC Comparables                 4.31

RP Financial, LC.
Page 1.1


                       I. Overview and Financial Analysis

Introduction

     Summit Bank ("Summit" or the "Bank"), chartered in 1871, is a Massachusetts-chartered stock savings bank subsidiary of Service Bancorp, MHC, a Massachusetts-chartered mutual holding company (the "MHC"). Headquartered in Medway, Massachusetts, the Bank conducts banking operations out of five full service branch offices in the suburbs of Boston. The Bank's branches are located in the towns of Medway, Franklin (2 branches), Medfield, and Millis, which are all part of Norfolk County. Norfolk County is southwest of Boston. A map of the Bank's office locations is presented in Exhibit I-1. The Bank's primary regulator is the Division of Banks of the Commonwealth of Massachusetts (the "Division"). Summit is a member of the Federal Home Loan Bank ("FHLB") system and its deposits are insured up to the maximum allowable amount by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of March 31, 1998, Summit had $131.2 million in assets, $108.1 million in deposits and total equity of $9.9 million, or 7.54 percent, of total assets. Summit's audited financial statements are included by reference as Exhibit I-2.

Stock Issuance Plan

     The Board of Trustees of the MHC and the Board of Directors of the Bank recently adopted a stock issuance plan. Pursuant to the stock issuance plan, the Bank will reorganize into what is called a "two-tier" mutual holding company structure. It is a two-tier structure because it will have two levels of holding companies: a "mid-tier" stock holding company and a "top-tier" mutual holding company. Under the terms of the stock issuance plan: (i) the MHC will form Summit Bancorp, Inc. ("Summit Bancorp" or the "Holding Company") as a Massachusetts corporation; (ii) the MHC will contribute 100 percent of the Bank's outstanding stock to the Holding Company; and (iii) the Holding Company will issue shares of common stock to the public and the MHC. The number of shares of common stock sold to the public will equal 45 percent of the shares issued in the offering, and the number of shares issued to the MHC will equal 55 percent of the shares issued in the offering.

RP Financial, LC.
Page 1.2


Strategic Overview

     Summit is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. In recent years, Summit's operating strategy has been fairly reflective of a traditional thrift operating strategy in which 1-4 family residential mortgage loans and retail deposits have constituted the principal components of the Bank's assets and liabilities, respectively. While the origination of 1-4 family residential mortgage loans remains an area of lending emphasis for the Bank, diversification into higher yielding and higher risk types of loans has become a more significant part of the Summit's lending strategy in recent years. Lending diversification by the Bank has been most notable in the area of commercial real estate lending, while commercial business lending has also become an area of loan growth for Summit as well. The Bank's loan portfolio composition also includes diversification into consumer and construction loans, which consist primarily of home equity loans and loans to construct 1-4 family residences, respectively.

     Summit's lending diversification has served to enhance the overall yield earned on the loan portfolio, without impairment of credit quality. The Bank has sought to limit the credit risk exposure associated with higher risk types of loans, through emphasizing originating loans in local and familiar markets. Credit risk associated with the loan portfolio has also been limited by the strength of the local real estate market. After experiencing a sharp downturn in real estate market conditions in the late-1980s and early-1990s, real estate market conditions in the Boston metropolitan area have strengthened considerably in recent years. The suburban markets to Boston, such as where the Bank operates, have experienced increased demand for residential and commercial properties, which has been facilitated by the expanding Boston economy.

     Investments serve as a supplement to the Bank's lending activities, with Summit's investment portfolio being indicative of a low risk investment philosophy. Investment securities held by the Bank primarily consist of U.S. Government and agency securities, corporate bonds, mortgage-backed securities, and common stock equities. The Bank seeks to limit the credit risk associated with the investment portfolio by purchasing corporate bonds with an "A" rating or better and by maintaining a diversified portfolio. Mortgage-backed securities held by the Bank are insured or guaranteed by federal agencies, while the portfolio of common stock equities is comprised largely of "blue chip" stocks. Interest rate risk is managed through emphasizing investing in short- and intermediate-term securities with

RP Financial, LC.
Page 1.3


maturities of less than 10 years. In recent years, gains realized from the sale of investments securities have been a notable contributor to the Bank's earnings, with such gains being generated from the portfolio of common stock equities. Accordingly, the gains recorded by the Bank are viewed as being highly dependent upon market conditions and are not budgeted as a recurring source of income.

     Retail deposits have consistently served as the primary interest-bearing funding source for the Bank. The Bank has experienced strong deposit growth in recent years, with such growth being realized from effective marketing of certain savings programs, growth occurring in the market area and customer fallout from other banks that have been acquired in Summit's market area. The Bank's deposit composition reflects a higher concentration of transaction and savings accounts, as opposed to CDs, although CD growth has accounted for most of Summit's recent deposit growth. As of March 31, 1998, transaction and savings accounts comprised approximately 54 percent of the Bank's total deposits. Borrowings serve as an alternative funding source for the Bank to support control of funding costs and to manage interest rate risk. The Bank held $12.4 million of borrowings at March 31, 1998, with the entire balance consisting of FHLB advances.

     Summit's earnings base is largely dependent upon net interest income and operating expense levels. Overall, Summit's operating strategy has provided for a relatively strong net interest margin in recent years, which has been supported by diversification into higher yielding types of lending and a deposit composition which is concentrated in lower costing transaction and savings accounts. The Bank's operating expenses are also viewed as being relatively high, which can in part be attributed to the relatively high number of branches maintained for its asset size. Additionally, the Bank offers a relatively large diversity of products and services for an institution of its asset size.

     In recent years, Summit's operating strategy has resulted in strong asset growth, an increasing capital position and healthy returns. Credit risk has been limited by emphasizing lower risk 1-4 family loan originations, lending in local and familiar market, favorable real estate market conditions and maintaining a notable portion of interest-earning assets in low-risk types of investments. Likewise, the Bank's strategies have been fairly effective in limiting interest rate exposure, reflecting Summit's lending emphasis on originating short-term and adjustable rate loans for portfolio and investing in short- and intermediate-term securities. Maintenance of a relatively high concentration of lower costing transaction and savings accounts has also served to limit the Bank's exposure to interest rate fluctuations.

RP Financial, LC.
Page 1.4


     The Bank's business plan is to continue to operate as a community-oriented bank, serving local customer needs with an array of loan and depository products, and other financial services. The Bank has sought to assemble a well-qualified management team and staff to facilitate the ability to fully realize the business plan objectives.

     A key component of the Bank's plan is to increase capital through the minority stock offering. The capital realized from the minority stock offering will support the continued expansion of the Bank's strategic focus of providing competitive community banking services in its local market area. Summit's higher equity-to-assets ratio will also better position the Bank to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through establishing additional branches in markets currently served by the Bank's branch network or nearby surrounding markets. At this time, the Bank has no specific plans for physical expansion of office facilities other than the relocation of its branch office in Medfield. The projected use of stock proceeds are highlighted below.

     o Holding Company. Summit Bancorp is expected to retain up to 50 percent of the net offering proceeds. Such funds will initially be used to provide a loan to the Bank's ESOP trust, and the balance will be invested into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchase of common stock.

     o Summit. Approximately 50 percent of the net conversion proceeds will be infused into the Bank in exchange for all of the Bank's newly issued stock. The increase in capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be deducted from capital. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, pending reinvestment into whole loans and the Bank's regular investment activities.

Balance Sheet Trends

     From June 30, 1993 through March 31, 1998, Summit exhibited annual asset growth of positive 15.8 percent (see Table 1.1). During this period, the Bank's interest-earning asset composition exhibited a shift towards a higher concentration of investments as loan growth was somewhat contained by the sale of most 1-4 family fixed rate loan originations to the secondary market. Notwithstanding the decline in the Bank's level of loans comprising interest-earning assets, loans continue to represent the most notable portion of Summit's

RP Financial, LC
Page 1.5


                                    Table 1.1
                                   Summit Bank
                            Historical Balance Sheets
                         (Amount and Percent of Assets)


                                                            At Fiscal Year End June 30,
                              ------------------------------------------------------------------------------------------------
                                    1993                1994                 1995               1996                1997
                              ----------------  -------------------   ----------------   -----------------  ------------------
                               Amount    Pct     Amount        Pct     Amount    Pct      Amount     Pct     Amount       Pct
                               ------    ---     ------        ---     ------    ---      ------     ---     ------       ---
                               ($000)    (%)     ($000)        (%)     ($000)    (%)      ($000)     (%)     ($000)       (%)
Total Amount of:
Assets ...................   $65,363    100.0%  $69,879      100.0%  $77,111    100.0%   $90,354    100.0%  $104,878    100.0%
Cash and cash equivalents      4,598      7.0%    4,083        5.8%    6,677      8.7%     7,092      7.8%     9,129      8.7%
Certificates of deposit ..         0      0.0%        0        0.0%        0      0.0%         0      0.0%       500      0.5%
Investment securities ....     9,708     14.9%   15,389       22.0%   18,472     24.0%    18,727     20.7%    21,951     20.9%
Mortgage-backed securities     2,316      3.5%    1,632        2.3%    1,428      1.9%     2,076      2.3%     2,745      2.6%
FHLB stock ...............       475      0.7%      432        0.6%      432      0.6%       454      0.5%       538      0.5%
Loans receivable, net ....    46,426     71.0%   46,567       66.6%   47,784     62.0%    59,667     66.0%    66,934     63.8%
Deposits .................    59,729     91.4%   62,863       90.0%   69,561     90.2%    81,189     89.9%    92,897     88.6%
Borrowings ...............         0      0.0%      335        0.5%      270      0.4%       369      0.4%     2,622      2.5%
Total equity .............     5,018      7.7%    5,738        8.2%    6,601      8.6%     7,421      8.2%     8,695      8.3%
Full service branches ....         4                  4                    4                   4                   4



                                                     Annual
                                        At           Growth
                                 March 31, 1998       Rate
                             --------------------    ------
                              Amount         Pct        Pct
                              ------         ---        ---
                              ($000)         (%)        (%)
Total Amount of:
Assets ...................   $131,204      100.0%    15.80%
Cash and cash equivalents     11,126         8.5%    20.45%
Certificates of deposit ..     1,500         1.1%       NM
Investment securities ....    35,380        27.0%    31.29%
Mortgage-backed securities     7,305         5.6%    27.36%
FHLB stock ...............       723         0.6%     9.25%
Loans receivable, net ....    72,197        55.0%     9.74%
Deposits .................   108,056        82.4%    13.29%
Borrowings ...............    12,404         9.5%       NM
Total equity .............     9,890         7.5%    15.35%
Full service branches ....         5

----------
(1) Ratios are as a percent of ending assets.

Source:  Summit's prospectus and audited financial statements.

RP Financial, LC.
Page 1.6


interest-earning asset composition. Asset growth has been primarily funded by deposits, and, to a lesser degree, borrowings and retained earnings. A summary of Summit's key operating ratios for the past three and three-quarter fiscal years are presented in Exhibit I-3.

     Summit's net loans receivable balance increased from $46.4 million at June 30, 1993 to $72.2 million at March 31, 1998, providing for an annual growth rate of 9.7 percent during that period. Positive loan growth was sustained through the period; however, the most notable loan growth occurred during the past two and three-quarter fiscal years. Recent growth of the loan portfolio has been primarily supported by an increase in Summit's balance of commercial real estate and multi-family loans, while positive growth has also been realized in 1-4 family permanent mortgage, consumer and commercial business loans. As the result of recent growth trends, the most notable changes in the Bank's loan portfolio composition have been an increasing level of commercial real estate and multi-family loans and a declining level of 1-4 family permanent mortgage loans. As of March 31, 1998, 1-4 family permanent mortgage loans and commercial real estate/multi-family loans accounted for 62.8 percent and 16.7 percent of total loans outstanding at March 31, 1998, respectively, versus comparative measures of 71.0 percent and 9.7 percent at June 30, 1996. The balance of the loan portfolio consists primarily of consumer loans, which increased from 9.6 percent of loans outstanding at June 30, 1996 to 10.4 percent of loans outstanding at March 31, 1998. Construction and commercial business loans comprised the remaining portion of the Bank's loan portfolio composition, equaling 5.3 percent and 4.8 percent of total loans outstanding, respectively, at March 31, 1998.
Since fiscal year end 1996, commercial business loans and construction loans have exhibited very slight increases as a percent of total loans outstanding.

     The intent of the Bank's investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Summit's overall credit and interest rate risk objectives. Summit anticipates investing the net proceeds from the stock offering into investments with short-term maturities, pending deployment into loans and investments that are consistent with the Bank's current investment strategies. Over the past five and three-quarter fiscal years, the Bank's balance of cash, investment securities and FHLB stock has fluctuated from a low of 22.6 percent of assets at fiscal year end 1993 to a high of 37.2 percent of assets at March 31, 1998. The relatively high level of cash and investments currently maintained by the Bank resulted from strong deposit growth being primarily being deployed into cash and investments, as well as recent leveraging of the balance sheet through utilizing borrowings to fund purchases of investment and mortgage-backed securities. As of March 31, 1998, the investment portfolio was comprised primarily of U.S. Government and

RP Financial, LC.
Page 1.7


agency securities ($29.6 million), with other investments held by the Bank consisting of corporate bonds ($2.5 million), common stock equities ($3.3 million), and FHLB stock ($723,000). The Bank also maintained cash and cash equivalents of $11.1 million and certificates of deposit of $1.5 million at March 31, 1998. The Bank seeks to limit the credit risk associated with the investment portfolio by purchasing corporate bonds with an "A" rating or better and by maintaining a diversified portfolio. Interest rate risk is limited by emphasizing investing in short- and intermediate-term securities with maturities of less than 10 years. The equity securities portfolio consists of blue chip and relatively low risk stocks. As of March 31, 1998, the entire investment securities portfolio was classified as available for sale and totaled $35.4 million. The Bank maintained an unrealized gain of approximately $672,000 on the investment portfolio, as of March 31, 1998. Exhibit I-4 provides further detail of recent trends in the Bank's investment portfolio composition.

     Mortgage-backed securities comprise the balance of the Bank's interest-earning asset composition and are generally purchased as a means to deploy excess liquidity at more favorable yields than other investment alternatives that are consistent with Summit's investment philosophy. Over the past five and three-quarter fiscal years, the Bank's mortgage-backed securities portfolio has ranged from a low of 1.9 percent of assets at fiscal year end 1995 to a high of 5.6 percent of assets at March 31, 1998. Mortgage-backed securities held by the Bank consists of securities guaranteed or insured by federal agencies. The mortgage-backed securities portfolio is classified as available for sale and consists primarily of adjustable rate securities. The Bank maintained an unrealized gain of approximately $5,000 on the mortgage-backed securities portfolio as of March 31, 1998.

     Over the past five and three-quarter fiscal years, Summit's funding needs have been substantially met through retail deposits, internal cash flows, borrowings and retained earnings. From fiscal year end 1993 through March 31, 1998, the Bank's deposits increased at an annual rate of 13.3 percent. Positive deposit growth was sustained throughout the period covered in Table 1.1, with the most notable growth taking place during the past two and three quarter fiscal years. In recent years, CDs have accounted for most of the Bank's deposit growth, resulting in the concentration of CDs increasing from 43.3 percent of total deposits at fiscal year end 1996 to 46.1 percent of total deposits at March 31, 1998. While savings and transaction accounts have declined as percent of total deposits, the Bank has recorded strong growth in those accounts as well over the past two and three-quarter fiscal years. Most of the transaction and savings account growth has been realized in checking accounts, which has been supported by growth in the market area and obtaining retail and commercial customers who

RP Financial, LC.
Page 1.8


have become dissatisfied with their banking relationship following an acquisition. As the result of the checking account growth, NOW and non-interest bearing demand accounts currently comprise the largest component of the Bank's transaction and savings account balance, totaling $27.3 million, or 46.8 percent, of total transaction and savings accounts at March 31, 1998. Comparatively, at fiscal year end 1995, the Bank's NOW and non-interest bearing demand accounts totaled $13.4 million, or 32.6 percent, of total transaction and savings accounts.

     The Bank's use of borrowings has become more notable during the past one and three-quarter fiscal years, primarily as a means to facilitate leveraging of the balance sheet and to manage interest rate risk. Borrowings for the Bank totaled $12.4 million, or 9.5 percent, of assets at March 31, 1998, with the entire balance consisting of FHLB advances. Comparatively, from fiscal year end 1993 through fiscal year end 1996, Summit's balance of borrowings was maintained at less than 1.0 percent of assets. Most of the borrowings have fixed rate terms of more than five years, but are callable in less than one year.

     Positive earnings over the past four and three-quarter fiscal years translated into an annual capital growth rate of 15.4 percent. Capital growth was slightly less than the Bank's asset growth rate, as Summit's equity-to-assets ratio declined from 7.7 percent at the end of fiscal year 1993 to 7.5 percent at March 31, 1998. As of March 31, 1998, the Bank's capital consisted entirely of tangible capital. The Bank was classified as well capitalized with respect to each of the regulatory capital requirements, as of March 31, 1998. The addition of the offering proceeds will serve to further strengthen Summit's capital position and competitive posture within its primary market, as well as support expansion into other nearby markets if favorable growth opportunities are presented.

Income and Expense Trends

     The Bank has reported positive earnings over the past five and three-quarter fiscal years, ranging from a low of 0.89 percent of average assets during fiscal year 1993 to a high of 1.24 percent of average assets during fiscal year 1994. The peak earnings recorded by the Bank was in part supported by a a change in accounting principle, which resulted in a positive after-tax adjustment to Summit's fiscal 1994 earnings. For the twelve months ended March 31, 1998, the Bank reported net income of $1.2 million or 1.06 percent of average assets (see Table 1.2). Net interest income and operating expenses represent the major components of the Bank's core earnings, which is supplemented by non-interest operating income derived from

RP Financial, LC
Page 1.9
                                    Table 1.2
                                   Summit Bank
                          Historical Income Statements
                     (Amount and Percent of Avg. Assets)(1)

                                                            For the Fiscal Year Ended June 30,
                                        --------------------------------------------------------------------------------------------
                                               1993              1994               1995               1996               1997
                                        ----------------   ---------------    ---------------    ---------------    ---------------
                                        Amount      Pct    Amount      Pct    Amount      Pct    Amount      Pct    Amount      Pct
                                        ------      ---    ------      ---    ------      ---    ------      ---    ------      ---
                                        ($000)      (%)    ($000)      (%)    ($000)      (%)    ($000)      (%)    ($000)      (%)
Interest Income ....................   $ 4,871     7.63%  $ 4,503     6.66%  $ 5,230     7.31%  $ 6,102     7.39%  $ 7,037     7.35%
 Interest Expense ..................    (1,863)   -2.92%   (1,624)   -2.40%   (2,018)   -2.82%   (2,746)   -3.33%   (3,174)   -3.31%
                                       -------    -----    -------    ----    -------    ----    -------    ----    -------    ----
 Net Interest Income ...............   $ 3,008     4.71%  $ 2,879     4.26%  $ 3,212     4.49%  $ 3,356     4.06%  $ 3,863     4.03%
 Provision for Loan Losses .........      (223)   -0.35%      (47)   -0.07%       (4)   -0.01%      (93)   -0.11%      (35)   -0.04%
                                       -------    -----    -------    ----    -------    ----    -------    ----    -------    ----
  Net Interest Income
   after Provisions ................   $ 2,785     4.37%  $ 2,832     4.19%  $ 3,208     4.49%  $ 3,263     3.95%  $ 3,828     4.00%
 Other Income ......................       429     0.67%      417     0.62%      446     0.62%      466     0.56%      466     0.49%
 Operating Expense .................    (2,343)   -3.67%   (2,497)   -3.69%   (2,573)   -3.60%   (2,735)   -3.31%   (3,252)   -3.40%
                                       -------    -----    -------    ----    -------    ----    -------    ----    -------    ----
  Net Operating Income .............   $   871     1.37%  $   752     1.11%  $ 1,081     1.51%  $   994     1.20%  $ 1,042     1.09%
Non-Operating Income
Net gain(loss) on sale of loans/sec    $   139     0.22%  $   285     0.42%  $   149     0.21%  $   308     0.37%  $   493     0.51%
OREO and repossessed prop. exp .....         0     0.00%        0     0.00%        0     0.00%        0     0.00%      158     0.17%
Other non-operating income(loss) ...         0     0.00%        0     0.00%        0     0.00%        0     0.00%        0     0.00%
                                       -------    -----    -------    ----    -------    ----    -------    ----    -------    ----
   Net Non-Operating Income ........       139     0.22%      285     0.42%      149     0.21%      308     0.37%      651     0.68%
 Net Income Before Tax .............   $ 1,010     1.58%  $ 1,037     1.53%  $ 1,230     1.72%  $ 1,302     1.58%  $ 1,693     1.77%
 Income Taxes ......................      (444)   -0.70%     (406)   -0.60%     (472)   -0.66%     (501)   -0.61%     (611)   -0.64%
Change in Acctg. Principle .........        --     0.00%      210     0.31%       --     0.00%        0     0.00%       --       --
                                       -------    -----    -------    ----    -------    ----    -------    ----    -------    ----
 Net Income (Loss) .................   $   566     0.89%  $   841     1.24%  $   758     1.06%  $   801     0.97%  $ 1,082     1.13%
Adjusted Earnings
Net Income Before Ext. Items .......   $   566     0.89%  $   631     0.93%  $   758     1.06%  $   801     0.97%  $ 1,082     1.13%
Addback: Non-Operating Losses ......         0     0.00%        0     0.00%        0     0.00%        0     0.00%        0     0.00%
Deduct: Non-Operating Gains ........      (139)   -0.22%     (285)   -0.42%     (149)   -0.21%     (308)   -0.37%     (651)   -0.68%
Tax Effect Non-Op. Items(2) ........        56     0.09%      114     0.17%       60     0.08%      123     0.15%      260     0.27%
                                       -------    -----    -------    ----    -------    ----    -------    ----    -------    ----
Adjusted Net Income ................   $   483     0.76%  $   460     0.68%  $   669     0.93%  $   616     0.75%  $   691     0.72%

                                        For the 12 Months
                                          Ended 3/31/98
                                       -------------------
                                        Amount       Pct
                                        ------       ---
                                        ($000)       (%)
Interest Income ....................   $ 8,199       7.09%
 Interest Expense ..................    (3,822)     -3.30%
                                       -------       ----
 Net Interest Income ...............   $ 4,377       3.78%
 Provision for Loan Losses .........       (75)     -0.06%
                                       -------       ----
  Net Interest Income
   after Provisions ................   $ 4,302       3.72%
 Other Income ......................       481       0.42%
 Operating Expense .................    (3,749)     -3.24%
                                       -------       ----
  Net Operating Income .............   $ 1,034       0.89%
Non-Operating Income
Net gain(loss) on sale of loans/sec    $   843       0.73%
OREO and repossessed prop. exp .....         6       0.01%
Other non-operating income(loss) ...         0       0.00%
                                       -------       ----
   Net Non-Operating Income ........       849       0.73%
 Net Income Before Tax .............   $ 1,883       1.63%
 Income Taxes ......................      (655)     -0.57%
Change in Acctg. Principle .........        --         --
                                       -------       ----
 Net Income (Loss) .................   $ 1,228       1.06%
Adjusted Earnings
Net Income Before Ext. Items .......   $ 1,228       1.06%
Addback: Non-Operating Losses ......         0       0.00%
Deduct: Non-Operating Gains ........      (849)     -0.73%
Tax Effect Non-Op. Items(2) ........       340       0.29%
                                       -------        ----
Adjusted Net Income ................   $   720       0.62%
--------
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 40.0 percent.
Sources:  Summit's prospectus and audited financial statements.

RP Financial, LC.
Page 1.10


Summit's retail banking activities. Gains realized primarily from the sale equity securities have served to enhance the Bank's earnings over the past five and three-quarter fiscal years, particularly during the most recent twelve month period. Loan loss provisions have generally not been a significant factor in the Bank's earnings.

     Summit maintained a healthy net interest margin throughout the period shown in Table 1.2, which can largely be attributed to low funding costs resulting from the Bank's maintenance of a relatively high concentration of transaction and savings accounts. However, over the past five and three-quarter fiscal years, the Bank's net interest income to average assets ratio has declined steadily to equal 3.78 percent for the twelve months ended March 31, 1998, versus a comparative ratio of 4.71 percent during fiscal 1993. The decline in the Bank's net interest margin has been attributable to both a declining interest income to average assets ratio, which declined from 7.63 percent during fiscal 1993 to 7.09 percent during the twelve months ended March 31, 1998, and an increasing interest expense ratio, which increased from 2.92 percent during fiscal 1993 to 3.30 percent during the twelve months ended March 31, 1998. The negative trend in the interest income ratio can primarily be explained the shift in the Bank's interest-earning asset composition towards a higher concentration of investments, which tend to have lower yields than loans. Higher funding costs, resulting from a shift in the Bank's deposit composition towards a higher concentration of certificate of deposits and greater utilization of borrowings, were among the noteworthy factors that contributed to the increase in Summit's interest expense ratio. Detail of the Bank's net interest rate spreads and yields and costs for the past two and three-quarter fiscal years is set forth in
Exhibit I-5.

     Non-interest operating income has been a fairly stable factor in the Bank's earnings over the past five and three-quarter fiscal years, although declining as a percent of average assets. Throughout the period shown in Table 1.2, non-interest operating income ranged from a high of 0.67 percent of average assets in fiscal 1993 to a low of 0.42 percent of average assets for the twelve months ended March 31, 1998. The lower ratio of non-interest operating income recorded for the most recent twelve month period can be attributed to that investments funded by borrowings accounted for a notable portion of the Bank's growth during the period, and such wholesale growth does not generate non-interest operating income. Service fees generated from retail customers account for a major portion of the Bank's non-interest operating income. At this time, the Bank has no plans to further diversify into activities that would generate additional non-interest operating income and, thus, Summit's earnings can be expected to remain highly dependent upon the net interest margin.

RP Financial, LC.
Page 1.11


     Operating expenses represent the other major component of the Bank's earnings and have generally trended lower as a percent of average assets over the past five and three-quarter fiscal years. The Bank's operating expense to average assets ratio equaled 3.24 percent for the twelve months ended March 31, 1998, versus a comparative ratio of 3.67 percent for fiscal year 1993. Asset growth has served to leverage the Bank's operating expense ratio, as Summit's operating expenses have increased steadily over the past five and three-quarter fiscal years. Notwithstanding the decline exhibited in the Bank's operating expense ratio, Summit's operating expense ratio is still considered to be relatively for a thrift institution. In comparison to all publicly-traded thrifts, the Bank maintained a relatively high number of employees for its asset size. Assets per full time equivalent employee equaled $2.6 million for the Bank, versus a comparative average of $4.3 million for all publicly-traded thrifts. Factors contributing to the Bank's above average level of operating expenses include maintaining a relatively large branch network and offering a relatively large diversity of products and services for an institution with assets totaling $131 million. Upward pressure will be placed on the Bank's operating expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Bank's capacity to further leverage operating expenses through continuation of its growth strategy. Overall, the general trends in the Bank's net interest margin and operating expense ratio since fiscal 1993 has resulted in a slight decline in the Bank's core earnings, as indicated by a decline in the Bank's expense coverage ratio (net interest income divided by operating expenses). Summit's expense coverage ratio equaled 1.28 times during fiscal 1993, versus a comparative ratio of 1.17 times during the twelve months ended March 31, 1998. Similarly, Summit's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) of 77.1 percent for the twelve months ended March 31, 1998 was less favorable than the 68.2 percent efficiency ratio maintained during fiscal 1993.

     Maintenance of generally favorable credit quality measures and the recovery of the local real estate market have generally served to limit the impact of loss provisions on the Bank's earnings in recent years. Loss provisions established by the Bank amounted to 0.06 percent of average assets for the twelve months ended March 31, 1998, which was consistent with the level of loss provisions that has been established by Summit in recent years. As of March 31, 1998, the Bank maintained allowance for loan losses of $560,000, equal to 84.1 percent of non-performing assets and accruing loans that are more than 90 days past due and

RP Financial, LC.
Page 1.12


0.78 percent of net loans receivable. Exhibit I-6 sets forth the Bank's allowance for loan loss activity during the past two and three-quarter fiscal years.

     Gains resulting from the sale of investment securities and loans have been a factor in the Bank's earnings throughout the past five and three-quarter fiscal years, ranging from a low of 0.21 percent of average assets during fiscal 1995 to a high of 0.73 percent of average assets during the twelve months ended March 31, 1998. The gains recorded by the Bank have been primarily realized from the sale of common stock equities. Accordingly, the gains recorded by the Bank have been somewhat contingent upon market conditions for stocks and, thus, should not necessarily be viewed as a sustainable component of Summit's earnings. During fiscal 1996, the Bank also realized a gain from the sale of foreclosed real estate which amounted to 0.16 percent of average assets.

     In fiscal 1994, a change in accounting principle had a positive one-time earnings impact on the Bank's earnings. The change in accounting principle reflects the Bank's adoption of SFAS 109 "Accounting for Income Taxes" and increased the Bank's after-tax earnings by $210,000 or 0.31 percent of average assets.

Interest Rate Risk Management

     The Bank pursues a number of strategies to manage interest rate risk, which have been fairly effective in limiting the repricing mismatch between interest rate sensitive assets and liabilities. As of March 31, 1998, the Bank maintained a cumulative one year gap-to-assets ratio of negative 9.0 percent (see Exhibit I-7).

     The Bank primarily manages interest rate risk from the asset side of the balance sheet, by purchasing short- and intermediate-term investments, emphasizing the origination of 1-4 family ARM loans for the Bank's loan portfolio, selling longer term fixed rate 1-4 family loans to the secondary market, diversifying into other types of lending which consists primarily of adjustable rate and short-term loans, and maintaining a relatively high balance of liquid funds. As of March 31, 1998, of the total loans due after March 31, 1999, ARM loans comprised 62.4 percent of those loans (see Exhibit I-8). All of the Bank's investments are classified as available for sale, and, thus, could be readily sold if interest rate conditions warrant such action. On the liability side of the balance sheet, management of interest rate risk is pursued through maintaining a deposit composition which includes a relatively high

RP Financial, LC.
Page 1.13


concentration of lower costing and less interest rate sensitive transaction and savings accounts and utilizing longer term fixed rate FHLB advances.

     The infusion of stock proceeds will serve to further limit the Bank's interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase to capital will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

     In recent years, the Bank's lending activities have traditionally emphasized origination of 1-4 family mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of March 31, 1998, $45.7 million, or 62.8 percent, of Summit's total loan portfolio was comprised of loans secured by 1-4 family permanent mortgage loans. Lending diversification by the Bank has emphasized commercial real estate and multi-family loans, which amounted to $12.1 million, or 16.7 percent, of total loans outstanding at March 31, 1998. The balance of the loan portfolio consists mostly of consumer loans and, to a lesser extent, construction and commercial business loans. Exhibit I-11 provides the contractual maturity of the Bank's loan portfolio, by loan type, as of March 31, 1998.

     Summit originates both fixed rate and adjustable rate 1-4 family permanent mortgage loans, retaining all ARM loan originations for portfolio. Currently, fixed rate loan originations are generally sold to the secondary market, except for 15-year fixed rate loans with an interest rate of 7.0 percent or higher. Standard fixed rate loans offered by the Bank have terms ranging from 15 to 30 years. ARM loans offered by the Bank reprice every one or three years, and for first time home buyers Summit offers an ARM loan which has an initial fixed rate of interest for 5 years and then converts to a one-year ARM loan. ARM loans are currently indexed to the comparable term U.S. Treasury securities rate, with the initial rate of interest being dependent upon the length of the repricing term (i.e., a higher rate is charged for loans with a initial 3-year repricing term). Initial rates on ARM loans are typically discounted from the fully-indexed rate. In the current interest rate environment, most of the Bank's 1-4 family lending volume has consisted of fixed rate loans. Summit will originate 1-4 family loans up to a loan-to-value ("LTV") ratio of 95.0 percent, although private mortgage insurance ("PMI") is typically required for loans with LTV ratios above 80.0 percent. Fixed rate loans sold by the Bank are generally sold on a servicing released basis.

RP Financial, LC.
Page 1.14



     The Bank's most notable area of lending diversification consists of commercial real estate and multi-family loans, which are collateralized by properties in the Bank's normal lending territory. Such loans are typically extended up to a LTV ratio of 80.0 percent and require a minimum debt-coverage ratio of 1.25 times. Commercial real estate and multi-family loans are offered both as ARM and fixed rate loans. Typical terms for ARM loans provide for a three year repricing term, with a 20 year amortization. Fixed rate loans are amortized for up to 30 years, but typically have a balloon provision of 10 to 20 years. Properties securing the commercial real estate and multi-family loan portfolio include office buildings, churches, gas stations, office warehouses, and apartments. Commercial real estate and multi-family loans extended by the Bank are generally in the $150,000 to $500,000 range. As of March 31, 1998, the Bank's largest commercial real estate loan had an outstanding balance of $748,000 and was secured by a warehouse. The loan was performing in accordance with its terms, as of March 31, 1998. Commercial real estate lending has been an a lending growth area for the Bank in recent years, as Summit has been effective in establishing a lending niche to serve borrowers that need loans that are viewed as being too small to be effectively serviced by the larger commercial banks.

     The balance of the mortgage loan portfolio consists of construction loans. As of March 31, 1998, the Bank's construction loan portfolio totaled $3.9 million, or 5.3 percent, of total loans outstanding. Construction loans originated by the Bank consist primarily of loans to finance the construction of 1-4 family residences and to a lesser extent to finance commercial properties. Most of the Bank's construction lending activities for 1-4 family houses consist of speculative construction loans, while commercial real estate construction loans are only offered as construction/permanent loans. To control the risk associated with speculative construction lending, the Bank typically limits the builder to one spec loan at a time and generally confines originations to builders who have maintained a favorable credit quality history with Summit. Construction loans require payment of interest only during the construction period, which is typically 12 months. For construction loans, the Bank will lend up to a maximum LTV ratio of 80.0 percent.

     Diversification into non-mortgage lending consists primarily of consumer loans and, to a lesser extent, commercial business loans. As of March 31, 1998, the Bank's consumer loan portfolio totaled $7.6 million, or 10.4 percent of total loans outstanding. Home equity loans, which totaled $5.2 million at March 31, 1998, comprise the largest component of the consumer loan portfolio. The Bank's home equity loan portfolio includes both fixed term loans and lines of credit. Home equity loans are limited to a maximum LTV ratio of 80.0

RP Financial, LC.
Page 1.15


percent of the combined balance of the home equity loan and the first lien. Fixed term home equity loans are amortized for terms of up to 10 years, while home equity lines of credit may be extended for up to 15 years (5 year draw period and 10 year repayment period). Beyond home equity loans, the Bank's diversification into consumer loans has been fairly limited. Other loans comprising the consumer loan portfolio include direct auto loans and various other types of installment loans, as well as a modest amount of outstanding credit card balances.

     The balance of the loan portfolio consists of commercial business loans, which totaled $3.5 million, or 4.8 percent, of total loans outstanding at March 31, 1998. Commercial business loans held by the Bank include secured and unsecured loans which are extended to local businesses. Commercial business loans are extended as both fixed rate loans and floating rate loans tied to the Prime rate. Fixed rate loans generally have terms of seven years or less. Commercial business lending is a desired growth area for the Bank, in which Summit is targeting small businesses in the local market area. In this regard, the Bank is offering one day approval for lines of credit of less than $50,000, with approval being based on a credit scoring system model that has been acquired by Summit.

     Exhibit I-10, which shows the Bank's loan originations, purchases, sales and repayments over the past two and three-quarter fiscal years, further highlights that Summit's area of lending emphasis has been 1-4 family permanent mortgage loans. Originations and purchases of 1-4 family permanent mortgage loans accounted for 50.3 percent of the Bank's total lending and purchase volume during the past two and three-quarter fiscal years. Originations of other loan types have been fairly evenly distributed among commercial real estate/multi-family, construction, commercial business and consumer loans over the past two and three-quarter fiscal years; however, commercial real estate and multi-family loans have been the most notable area of loan growth for the Bank, due to the generally longer terms of those loans. Loans purchased by the Bank consist substantially of 1-4 family ARM loans which are retained for the Bank's loan portfolio. Growth of the 1-4 family loan portfolio has been somewhat limited by the sale of fixed rate loan originations, which ranged from a low of $361,000 during fiscal 1996 to a high of $5.4 million during the nine months ended March 31, 1998. Summit has recorded positive loan growth over the past two and one-half fiscal years, with the most notable growth occurring during fiscal 1996. The strong loan growth recorded during fiscal 1996 was supported by lower loan sales and loan repayments, as opposed to higher originations and purchases. Going forward, the Bank's lending strategy is to place a greater emphasis on the origination of commercial real estate and commercial business loans,

RP Financial, LC.
Page 1.16


although the origination of 1-4 family permanent mortgage loans is expected to remain as the Bank's most prominent lending activity.

Asset Quality

     The Bank's 1-4 family lending emphasis has generally supported favorable credit quality measures. Over the past two and three-quarter fiscal years, Summit's balance of non-performing assets and accruing-loans that are more than 90 days past due ranged from a high of 1.04 percent of assets at fiscal year end 1996 to a low of 0.51 percent of assets at March 31, 1998. The decline in the non-performing assets ratio has been supported by asset growth and a reduction in the balance of non-accruing commercial business loans. Summit held $449,000 of non-accruing commercial business loans at fiscal year end 1996, versus a comparative balance of $28,000 at March 31, 1998. As shown in Exhibit I-12, the Bank held $343,000 of non-accruing loans, $323,000 of accruing loans that are more than 90 days past due and a zero balance of foreclosed assets, as of March 31, 1998. Non-performing loans held by the Bank at March 31, 1998 consisted primarily of 1-4 family permanent mortgage loans.

     The Bank reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At March 31, 1998, the Bank had $661,000 of assets classified as Substandard and $27,000 of assets classified as Doubtful. The Bank maintained valuation allowances of $560,000 at March 31, 1998, equal to 0.78 percent of net loans receivable and
84.1 percent of non-performing assets and accruing loans that are more than 90 days past due.

Funding Composition and Strategy

     Deposits have consistently been the Bank's primary source of funds and at March 31, 1998 deposits accounted for 89.7 percent of Summit's interest-bearing funding composition. Exhibit I-13 sets forth the Bank's historical deposit composition and Exhibit I-14 provides the interest rate and maturity composition of the CD portfolio at March 31, 1998. Savings and transaction accounts represent the largest component of the Bank's deposit composition, with such deposits amounting to $58.4 million, or 53.9 percent, of total deposits at March 31, 1998. In recent years, the Bank's concentration of transaction and savings accounts comprising total deposits has declined slightly, with such deposits amounting to 59.0 percent

RP Financial, LC.
Page 1.17


of total deposits at fiscal year end 1995. The decline in the concentration of transaction and savings accounts comprising total deposits has been the result of a stronger growth rate realized in CDs, as opposed to shrinkage being experienced in the balance of transaction and savings account deposits.

     CDs comprise the balance of the Bank's deposit composition, with Summit's current CD composition reflecting a higher concentration of short-term CDs (maturities of one year or less). As of March 31, 1998, the CD portfolio totaled $49.8 million, or 46.1 percent, of total deposits, with 84.9 percent of those CDs having maturities of one year or less. As of March 31, 1998, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $7.8 million, or 15.6 percent, of total CDs. The Bank does not hold any brokered CDs. Deposit rates offered by the Bank are generally in the middle-to-upper end of the range of rates offered by local competitors.

     Borrowings have been utilized to a greater degree by the Bank in recent years, to facilitate leverage of the balance sheet and to support management of interest rate risk. The Bank's borrowings totaled $12.4 million at March 31, 1998, consisting entirely of FHLB advances. Most of the borrowings have fixed rate terms of more than five years, but are callable in less than one year.
Exhibit I-15 provides further detail of Summit's borrowing activities during the past two and three-quarter fiscal years. Summit's deposit growth, internal funding and stock proceeds are expected to be adequate enough to fund the substantial portion of the Bank's lending and investment activities for the intermediate-term. To the extent additional borrowings are utilized by the Bank, such borrowings are expected to consist primarily of FHLB advances.

Subsidiaries

     Summit maintains two investment subsidiaries: Medway Securities Corp. and Franklin Village Security Corp. The subsidiaries were formed to take advantage of favorable state tax treatment of interest income from certain investment securities. As of March 31, 1998, Medway Securities Corp. and Franklin Village Security Corp. held $22.5 million and $3.0 million of assets, respectively, consisting of equities and bonds classified as available for sale.

RP Financial, LC.
Page 1.18


Legal Proceedings

     The Bank is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

RP Financial, LC.
Page 2.1


                                II. MARKET AREA

Introduction

     Headquartered in Medway, Massachusetts, Summit serves the Greater Boston Area through five full service branches. All five of the branches are located in Norfolk County, which is southwest of Boston. The Bank's market area can be characterized as being primarily urban or suburban in nature. Exhibit II-1 provides information on the Bank's office facilities.

     Consistent with large metropolitan areas in general, the economy in the Bank's market area is based on a mixture of service, manufacturing, wholesale/retail trade, and state and local government. The market area economy suffered a downturn in terms of economic activity and real estate values in the late-1980s and early-1990s -- in lockstep with the national recession. However, more recently, the Boston economy has rebounded from the downturn, which can be attributed to an improved national economy and a resulting increase in demand for the products and services produced by the Boston economy. Maintaining operations in a large metropolitan area serves as a benefit to the Bank in periods of economic growth, while at the same time fosters significant competition for the financial services provided by Summit. The Bank's competitive environment includes a large number of thrifts, commercial banks, and other financial services companies, some of which have a regional or national presence.

     Future growth opportunities for Summit depend in part on national economic factors, the future growth in the Bank's market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Bank and the relative economic health of the Bank's market area.

Market Area Demographics

     Demographic growth in the Bank's market area has been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1. Norfolk County experienced positive population growth during the 1990s, with the County exhibiting a higher growth rate than the comparable growth rate posted by Massachusetts and a lower growth rate than exhibited by the U.S. Population growth has been supported by the outward expansion of the Boston MSA,

RP Financial, LC.
Page 2.2

                                    Table 2.1
                                   Summit Bank
                            Summary Demographic Data

                                                              Year
                                              ----------------------------------    Growth Rate    Growth Rate
              Population (000)                 1990         1997         2002         1990-97       1997-2002
              ----------------                 ----         ----         ----         -------       ---------
              United States                   248,710      267,805      281,209            1.1%          1.0%
              Massachusetts                     6,016        6,113        6,181            0.2%          0.2%
              Norfolk County                      616          641          658            0.6%          0.5%

              Households (000)
              ----------------

              United States                    91,947       99,020      104,001            1.1%          1.0%
              Massachusetts                     2,247        2,316        2,368            0.4%          0.4%
              Norfolk County                      228          241          250            0.8%          0.8%

              Median Household Income ($)
              ---------------------------

              United States                   $29,199      $36,961      $42,042            3.4%          2.6%
              Massachusetts                    36,286       42,084       45,253            2.1%          1.5%
              Norfolk County                   46,132       51,352       53,210            1.5%          0.7%

              Per Capita Income -($)
              ----------------------

              United States                   $13,179      $18,100         ----            4.6%        N/A
              Massachusetts                    16,241       20,310         ----            3.2%        N/A
              Norfolk County                   19,867       24,273         ----            2.9%        N/A

              1997 Age Distribution(%)         0-14 Years   15-24 Years   25-44 Years   45-64 Years   65+ Years    Median Age
              ------------------------         ----------   -----------   -----------   -----------   ---------    ----------

              United States                        21.7         13.6         31.4         20.5          12.7         34.8
              Massachusetts                        20.2         12.8         33.2         20.4          13.4         35.4
              Norfolk County                       19.6         10.8         33.7         21.8          14.1         36.8

                                                Less Than     $15,000 to   $25,000 to   $50,000 to   $100,000 to
              1997 HH Income Dist.(%)            $15,000       25,000       $50,000      $100,000      $150,000     $150,000+
              -----------------------            -------       ------       -------      --------      --------     ---------

              United States                        17.7         14.4         33.5         26.5           5.4          2.6
              Massachusetts                        16.4         11.3         31.2         31.4           6.7          3.0
              Norfolk County                       11.5          8.8         28.0         36.8           9.6          5.3

              Source: CACI.

RP Financial, LC.
Page 2.3


with Norfolk County's proximity to Boston and more affordable housing serving as attractive characteristics to individuals who maintain jobs in the Boston MSA. Population growth for Norfolk County is projected to remain above the comparative Massachusetts growth rate over the next five years through 2002, while remaining below the projected population growth rate for the U.S. Growth in the number of households paralleled population growth, as Norfolk County recorded a higher rate of household growth from 1990 to 1997 compared to Massachusetts and a lower growth rate compared to the U.S. The increased demand for housing resulting from the population growth has had a positive impact on real estate values in Norfolk County in recent years, which is viewed as being favorable for the Bank in terms of limiting credit risk exposure as well as providing opportunities for loan growth.

     Median household and per capita income levels in Norfolk County were higher than the comparative medians for Massachusetts and the U.S., reflecting the relative affluence of the market area which serves as home to a high concentration of white collar professionals who work in Boston and other nearby markets that are closer to the City than Norfolk County. Household income distribution measures further imply the greater wealth of the suburban markets which comprise Norfolk County, as income distribution measures for Norfolk County reflect a higher earning population compared to Massachusetts and the U.S. In comparison to the U.S. and Massachusetts, growth in household income was lower for Norfolk County from 1990 to 1997. Consistent with projected household income for the U.S. and Massachusetts, household income growth for Norfolk County is projected to slow over the next five years. The projected general slow down in household income reflects that most of the job growth is being realized in service related jobs, which tend to relatively low paying jobs. Based on these demographic trends, the markets served by the Bank are viewed as being supportive of providing opportunities for lending and deposit growth.

National Economic Factors

     Over the past year, national economic growth has been mixed. Second quarter economic data for 1997 generally reflected a less robust pace of growth than maintained during the first quarter. Most notably, a lower than anticipated National Association of Purchasing Managers index in April 1997 indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May declined from year earlier levels, and discounting became more common by automakers. A rise in the June unemployment rate and GDP

RP Financial, LC.
Page 2.4


growth slowing to an annual rate of 2.2 percent in the second quarter, which was well below the revised 4.9 percent rate recorded in the first quarter, further signaled that the economy was slowing to a more sustainable pace.

     Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a strengthening economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, the second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided evidence that inflation remained tame at the end of the third quarter. September unemployment data served to further calm inflation fears in early-October, as the unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy.

     At the beginning of the fourth quarter of 1997, inflation concerns became more notable following congressional testimony by the Federal Reserve Chairman, as he indicated that it would be difficult for the U.S. economy to maintain the current balance between tight labor markets and low inflation. However, economic data released in October and November provided mixed signals on the strength of the economy. For example, a decline in the October unemployment rate to a 24-year low of 4.7 percent indicated a rapidly expanding economy, while, comparatively, a decline in October retail sales suggested that the economy may be slowing. Economic growth was also viewed as being contained by the upheaval in Asian markets, based on expectations that international turmoil would result in a drop in demand for U.S. exports. However, the threat of inflation was rekindled in early-December on news of the November unemployment rate dropping to 4.6 percent, as the tight labor market pushed hourly wages higher. Economic data released in mid-December provided for a more favorable inflation outlook, since the increase in November retail sales was well below economists expectations and producer prices declined in November.

     Inflation concerns were further eased in early-January 1998 on news that U.S. manufacturing growth slowed in December and predictions by economists of slower growth for the U.S. economy in 1998. However, December 1997 employment data indicated robust

RP Financial, LC.
Page 2.5


economic growth, despite a 0.1 percent increase in the December unemployment rate to 4.7 percent, as a higher than expected 370,000 jobs were added to the U.S. economy in December. The growing demand for labor translated into a higher than expected increase in labor costs during the fourth quarter of 1997. A 0.5 percent increase in industrial production for December 1997 and a 4.3 percent increase in the GDP for the fourth quarter of 1997 further suggested that the financial troubles in Asia had not diminished demand for U.S. exports by the end of 1997. At the end of January 1998, inflation concerns were diminished by the December durable goods orders report, which showed only a slight increase after excluding the volatile transportation sector. The January unemployment rate was unchanged at 4.7 percent, while the number of jobs added to the economy was higher than expected. Other economic data released in February 1998 generally signaled a stable economic environment. Retail sales were up 0.1 percent in January 1998 versus 0.3 percent in December 1997, while the consumer price index for January was unchanged from December. At the end of February fourth quarter GDP was revised downward to 3.9 percent, signaling a possible slowdown in growth in the early part of 1998.

     Economic data released in early-March 1998 provided mixed economic signals, with a decline in the February unemployment rate to 4.6 percent being indicative of a robust U.S. economy. However, the February employment data also reflected a decline in manufacturing jobs, which suggested that the growth may not be sustainable. A decline in February producer prices and plunging oil prices further eased inflation concerns in mid-March 1998. However, the February CPI reflected an accelerating economy, after factoring out the sharp decline in energy prices, indicating that competition from cheap Asian imports hadn't yet forced many U.S. companies to lower prices. At the end of March, data which showed a record pace for new and existing home sales in February further signaled a strong U.S. economy. Tight labor markets were a further indication of the growing U.S. economy, as inflation adjusted wages for the lowest paid workers started to rise in 1997, reversing a 25-year economic trend in the U.S. economy. While the March employment data reflected a loss of jobs and an increase in the unemployment rate to 4.7 percent from 4.6 percent in February, the decline in economic activity was believed to be mostly weather-related. A slower pace of economic growth was also indicated by a slight decline in March retail sales and consumer prices stayed flat during March.

     First quarter 1998 GDP growth of 4.2 percent signaled a strong pace of economic growth, although inflation remained in-check. The favorable inflation data included

RP Financial, LC.
Page 2.6


decelerating labor costs during the first quarter of 1998 compared to the fourth quarter of 1997 and the price index for gross domestic purchases was flat during the first quarter. The April 1998 employment data showed a surprising decline in the unemployment rate to 4.3 percent, the lowest level since February 1970. However, inflation concerns that were raised by the sharp decline in the unemployment rate were somewhat eased by a decline in manufacturing employment, suggesting that the economy may be slowing. Comparatively, consumer prices rose
0.2 percent in April, which was the largest increase in six months. Overall, however, the April economic data indicated that inflation continued to be contained, as the annual core rate of inflation was measured at just 2.1 percent. At the end of May, first quarter GDP growth was revised upward to a stronger than expected 4.8 percent annual growth rate; however, much of the growth was due to the build-up of inventories.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. News of the budget agreement and favorable inflation data provided for a rally in bond prices in early-May 1997. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent again in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

     The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by a second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation readings reflected in the July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end of August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Interest rates increased slightly in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the low inflation reading indicated by the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997. Bond prices approached their

RP Financial, LC.
Page 2.7


highest level in two years in early-October, reflecting the stable inflation environment as confirmed by the September unemployment data.

     In mid-October 1997, renewed inflation fears raised by the tight labor markets and growing expectations of a rate hike by the Federal Reserve provided for an easing in bond prices. The sell-off in the global markets at the end of October served to abbreviate the decline in bond prices, as skittish investors dumped stocks in favor of bonds. The Federal Reserve's decision to leave interest rates unchanged at its mid-November meeting, along with signs of slowing economic growth indicated by a decline in October retail sales, served to strengthen the advance in bond prices in mid-November as the yield on the bellwether 30-year U.S. Treasury bond approached 6.0 percent. Renewed interest in U.S. Treasury bonds by Japanese investors and fading concerns of inflation provided for a stable bond market in late-November. The rally in bond prices was not sustained in early-December, as bond prices declined on news of the surprisingly strong jobs report for November. However, positive inflation news indicated by the lower than expected increase in November retail sales and the decline in November producer prices, as well as world market turmoil, served to push the yield on the 30-year U.S. Treasury bond below 6.0 percent in mid-December. Bond prices were further boosted in mid-December by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, while a flight to quality caused by lingering concerns over the long-term stability of Asian financial markets sustained the advance in the bond market in late-December.

     Comments by the Federal Reserve Chairman of possible deflationary pressures served to strengthen the bond market rally at the beginning of 1998. December 1997 economic data which generally showed a strong pace of economic growth caused bond prices to retreat slightly in late-January 1998. Bonds rallied briefly at the end of January, as the Federal Reserve indicated that it would hold rates steady. In early-February, gains in the stock market translated into a sell-off in bonds. However, despite the stronger than expected employment report for January, bond prices edged higher following the release of the employment data on the first Friday in February. The positive trend in bond prices was sustained through mid-February, which was supported by economic data which showed a slower pace of growth. Indications by the Federal Reserve Chairman that the Federal Reserve would not cut rates soon pushed interest rates slightly higher in late-February. However, the downward revision to fourth quarter GDP boosted bond prices modestly at the end of February.

RP Financial, LC.
Page 2.8


     At the beginning of March 1998, signs of a strengthening U.S. economy pushed the yield on the 30-year bond above 6.0 percent for the first time in three months. However, the decline in bond prices was short-lived, as declining oil prices and news of a 1.6 percent decline in February producer prices served to edge the 30-year bond year back below 6.0 percent in mid-March. The 30-year bond yield approached 6.0 percent again in late-March, as the economic strength indicated by the new and existing home sales reports for February heightened speculation that the Federal Reserve would raise interest rates. At its late-March meeting the Federal Reserve elected to leave interest rates unchanged, which along with the slight increase in the March unemployment rate, provided for a mild rally in bond prices during late-March and early-April.

     Indications of slower economic growth, such as a decline in March retail sales, provided for a fairly stable interest rate environment through mid-April 1998. Speculation that the Federal Reserve was leaning towards increasing interest rates triggered a sell-off in bonds during late-April, as the 30-year bond yield moved above 6.0 percent. However, the downturn was abbreviated by the favorable inflation data reflected for labor costs during the first quarter of 1998, which pushed the yield on the 30-year bond back below 6.0 percent at the end of April. News of the sharp decline in the April unemployment rate translated into slightly higher interest rates in early-May, reflecting concerns that the tight labor market would result in higher labor costs. Comparatively, interest rates edged lower in mid-May, with turmoil in the Asian markets and the Federal Reserve's decision not to raise interest rates at its May meeting being noted as reasons for the decline in interest rates. A flight to quality served to preserve the positive trend in bond prices through the end of May, reflecting worries about the Russian economy and tensions between India and Pakistan. As of May 29, 1998, one- and thirty-year U.S. Government bonds were yielding 5.42 percent and 5.80 percent, respectively, versus comparative year ago rates of
5.83 percent and 6.98 percent. Exhibit II-2 provides historical interest rate trends from 1991 through May 29, 1998.

Local Economy

     Norfolk County's local economy is reflective of an economy with a large commuter population, with services and wholesale/retail trade serving as the basis of the local economy. The manufacturing industry, once the backbone of local economy, remains a notable employment sector in Norfolk County. However, the number of manufacturing jobs in Norfolk County reflects a shrinking trend. Service jobs account for the largest employment

RP Financial, LC.
Page 2.9


sector in Norfolk County (37.6 percent of total jobs), followed by employment in wholesale/retail trade (20.9 percent of total jobs). Jobs in manufacturing constituted the third largest employment sector in Norfolk County, with such jobs comprising 12.3 percent of the employment in Norfolk County. Demographic growth has facilitated job growth in most sectors of the local economy, with services, wholesale/retail trade and construction experiencing the strongest job growth in Norfolk County. Job shrinkage has been most notable in the manufacturing sector, with manufacturing jobs declining from 14.2 percent of Norfolk County's labor force in 1991 to 12.3 percent in 1995 (the most recent data available).

     Comparative unemployment rates for Norfolk County, as well as for the U.S. and Massachusetts, are shown in Table 2.2. The unemployment data for the market area further implies a healthy local economy that should facilitate growth opportunities for the Bank, as Norfolk County's unemployment rate was lower than the comparative measures for the U.S. and Massachusetts. Similar to the U.S. and Massachusetts, the March 1998 unemployment rate for Norfolk County was lower compared to a year ago.

                                   Table 2.2
                             Unemployment Trends(1)

                              March 1997        March 1998
Region                       Unemployment      Unemployment

United States                   5.5%                 5.0%
Massachusetts                   4.6                  4.2
Norfolk County                  3.4                  3.0

-------------
(1)  Unemployment rates have not been seasonally adjusted.

Source:  U.S. Bureau of Labor Statistics.


Market Area Deposit Characteristics and Competition

     Competition among financial institutions in the Bank's market area is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Summit will be forced to either compete

RP Financial, LC.
Page 2.10


with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     The Bank's retail deposit base is closely tied to the economic fortunes of the Norfolk County and, in particular, in areas that are nearby to one of Summit's five branches. Table 2.3 displays deposit market trends from June 30, 1995 through June 30, 1997 for the four branches maintained by the Bank during that period. The Bank's fifth branch office was opened in August 1997 and is located in Franklin. Additional data is also presented for the State of Massachusetts. The data indicates that deposit growth in the Bank's primary market area was negative, with the most notable disintermediation occurring at saving institutions. In contrast to the State of Massachusetts, savings institutions maintained a higher concentrations of deposits than commercial banks in Norfolk County. However, as the result of the more notable decline in deposits experienced by savings institutions during the period covered in Table 2.3, the deposit market share for commercial bank deposits in Norfolk County increased from 41.2 percent to 43.3 percent at June 30, 1995 and June 30, 1997, respectively. Comparatively, the deposit market share for Norfolk County savings institutions declined from 58.8 percent to 56.7 percent over the same time period.

     Summit recorded strong deposit growth during the period covered in Table 2.3, which served to increase the Bank's market share of total bank and thrift deposits in Norfolk County from 0.7 percent as of June 30, 1995 to 1.0 percent as of June 30, 1997. However, as highlighted by the relatively low market share of deposits maintained by the Bank, competition for deposits in the primary market served by Summit is significant and includes a number of financial institutions with greater resources than maintained by the Bank.

     Future deposit growth may be enhanced by the infusion of the stock proceeds, as the additional capital will improve Summit's competitive position and leverage capacity. The Bank should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to provide Summit with additional opportunities to acquire customers, facilities and key personnel that become available as the result of community banks being acquired. Deposit growth may also be enhanced by establishing additional branches that would support further penetration of markets currently served by the Bank or expansion into nearby contiguous markets.

RP Financial, LC.
Page 2.11

                                    Table 2.3
                                   Summit Bank
                                 Deposit Summary


                                                               As of June 30,
                                 ---------------------------------------------------------------------------
                                              1995                                     1997
                                -----------------------------------    -------------------------------------     Deposit
                                               Market     Number of                    Market        No. of    Growth Rate
                                Deposits       Share       Branches    Deposits        Share        Branches    1995-1997
                                --------       -----       --------    --------        -----        --------    ---------
                                                            (Dollars In Thousands)                                 (%)
State of Massachusetts .....  $101,786,573     100.0%        1,925   $114,049,442      100.0%        1,899        5.9%
----------------------
      Commercial Banks .....    60,145,213      59.1%        1,011     69,913,023       61.3%          942        7.8%
      Savings Institutions..    41,641,360      40.9%          914     44,136,419       38.7%          957        3.0%

Norfolk County .............  $  9,430,558     100.0%          205   $  8,962,396      100.0%          203       -2.5%
--------------
      Commercial Banks .....     3,886,346      41.2%           98      3,876,724       43.3%           98       -0.1%
      Savings Institutions..     5,544,212      58.8%          107      5,085,672       56.7%          105       -4.2%
      Summit Bank ..........        69,917       0.7%            4         92,909        1.0%            4       15.3%



 Source: FDIC; OTS.

RP Financial, LC.
Page 3.1


                            III. PEER GROUP ANALYSIS

     This chapter presents an analysis of Summit's operations versus a group of comparable companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of Summit is provided by these public companies. Factors affecting the Bank's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Summit and the Peer Group, will then be used as a basis for the valuation of Summit's to-be-issued common stock.

Peer Group Selection

     The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there were approximately 20 publicly-traded institutions operating as subsidiaries of MHCs. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include:
(1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization, thus limiting acquisition speculation in the stock price; (3) the potential impact of "second step" conversions on the pricing of public MHC institutions; (4) the FDIC policy regarding the dividend waiver by MHC institutions; and (5) certain MHCs have formed or are forming middle-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe that each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully-converted public companies.

     Given the unique characteristic of the MHC form of ownership, RP Financial concluded that the appropriate Peer Group for Summit's valuation should be comprised of the subsidiary institutions of mutual holding companies. The Peer Group is consistent with the regulatory guidelines, and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed MHC institutions are inappropriate

RP Financial, LC.
Page 3.2


for the Peer Group, since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a "second step" conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded MHC institutions is included as Exhibit III-2. Institutions excluded from the calculation of averages have been denoted with a footnote (7).

Basis of Comparison

     This appraisal includes two sets of financial data and ratios for each public MHC institution. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the public MHC institutions in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a
"fully-converted" basis assuming the sale of the majority shares held by the MHCs in public offerings based on their respective current prices and standard assumptions for a thrift conversion offering. Throughout the appraisal, the adjusted figures will be specifically identified as being on a fully-converted basis. Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the public MHC institutions.

     Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the public MHC institutions and reflective of the minority interest outstanding, will be used primarily in this Chapter III to make financial comparisons between the Peer Group and Summit. The differences between the Peer Group's reported financial data and the financial data of Summit as a mutual institution are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a standard conversion appraisal). The adjusted financial data (fully-converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV of the appraisal. The fully-converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each public MHC institution on a fully-converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between public MHC institutions that have sold different percentage ownership interests to the public, and reflect the actual pricing ratios (fully-

RP Financial, LC.
Page 3.3


converted basis) being placed on public MHC institutions in the market today to reflect the unique trading characteristics of public MHC institutions.

Selection of Peer Group

     Under ideal circumstances, the Peer Group would be comprised of ten publicly-traded Massachusetts-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to Summit. However, the universe of 20 public MHC institutions only includes one institution headquartered in Massachusetts (Brookline Bancorp). Out of the 20 public MHCs, 19 were included for the Peer Group. Pulaski Bank of Missouri was excluded from the group, as the result of announcing plans to complete a second-step conversion and, thus, its pricing ratios have become distorted in anticipation of the second-step appraisal.

     Unlike the universe of public companies, which includes approximately 360 public companies, the universe of public MHC institutions is small, thereby limiting the prospects of a relatively comparable Peer Group. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully-converted companies, the universe of 19 public MHC institutions was the most appropriate group for this valuation. Relying solely on full stock public companies for the Peer Group would not capture the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies have previously concurred with this selection procedure of the Peer Group for MHC valuations.

     Potential shortcomings to using all 19 publicly-traded MHCs include the variations in asset sizes, operating strategies, market areas (both regional and local), and financial measures among the 19 public MHC institutions. Although we considered these potential shortcomings in our analysis, RP Financial's ultimate conclusion was that the size of the Peer Group was statistically meaningful (i.e., there were enough institutions included to support meaningful conclusions), the differences in financial and other characteristics among the Peer Group members would, on average, be offsetting (i.e., the pricing reflected in the exceptionally strong market in Florida would be offset by the weaker market pricing of an institution operating in Iowa), and importantly the pricing characteristics were more relevant than fully-converted institutions. To account for differences between Summit and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences.

RP Financial, LC.
Page 3.4


     Table 3.1 on the following page lists key general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form itself suggests a commonality of operating philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions. While the Peer Group is not exactly comparable to Summit, we believe such companies form a good basis for the valuation of Summit, subject to certain valuation adjustments.

     In aggregate, the Peer Group companies maintain a slightly lower level of capitalization relative to the universe of all public thrifts (12.37 percent of assets versus 13.50 percent for the all public average), generate lower core earnings (0.76 percent ROA versus 0.90 percent average for the all public average), and generate a lower core ROE (6.39 percent core ROE versus 7.96 percent for the all public average). Please note that RP Financial has used core earnings in this discussion to eliminate the effects of non-operating items.

     The summary table below underscores the key differences, particularly in the average pricing ratios between full stock and MHC institutions (both as reported and on a fully-converted basis).

                                                        Publicly-Traded MHCs
                                                       (Excluding Announced
                                                           Second Steps)
                                                      ------------------------
                                                                      Fully
                                          All             MHC       Converted
                                    Publicly-Traded    Reported       Basis
                                    (Excluding MHCs)     Basis     (Pro Forma)
                                    ----------------     -----     -----------
Financial Characteristics (Averages)
Assets ($Mil)                             1,443          1,228         1,406
Equity/Assets (%)                         13.50%         12.37%        23.93%
Core Return on Assets (%)                  0.90           0.76          1.07
Core Return on Equity (%)                  7.96           6.39          4.42

Pricing Ratios (Averages)(1)
Core Price/Earnings (x)(2)                20.62x          N.M.         23.87x
Price/Book (%)                           167.54%        224.96%       105.61%
Price/Assets (%)                          20.81          29.37         25.14

---------
(1)  Based on market prices as of May 29, 1998.

(2) Core P/E multiple is not meaningful for publicly-traded MHCs on a reported basis, as only one of the companies maintains a core P/E multiple of less than 30 times.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                                 June 9, 1998(1)

                                                      Primary       Operating   Total             Fiscal   Conv.   Stock    Market
 Ticker      Financial Institution         Exchg.     Market        Strat.(2)   Assets   Offices   Year    Date    Price    Value
 ------      ---------------------         ------     ------        ---------   ------   -------   ----    ----    -----    -----
                                                                                                                    ($)     ($Mil)
 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     9,150 M    111      12-31   07/88   38.13    2,443
 NBCP   Niagara Bancorp of NY MHC(45.4 (3)  OTC    Northern NY        Thrift   3,145 P     15      12/31   04/98   15.88      473
 NWSB   Northwest Bcrp MHC of PA (30.7      OTC    Northwest PA       Thrift   2,409 M     67      06-30   11/94   16.25      761
 HARS   Harris Fin. MHC of PA (24.3)        OTC    Harrisburg PA      M.B.     2,260 M     33      12-31   01/94   25.50      866
 BRKL   Brookline Bncp MHC of MA(47.0)      OTC    Brookline          Thrift   1,451 P      5      08-31   03/98   16.81      489
 FFFL   Fidelity Bcsh MHC of FL (47.7)      OTC    Southeast FL       Thrift   1,321 M     20      12-31   01/94   30.06      204
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     761 M     21      12-31   10/94   35.38      180
 FFSX   First FSB MHC Sxld of IA(46.1)      OTC    Western IA         Thrift     571 M     13      06-30   07/92   37.25      106
 LFED   Leeds Fed Bksr MHC of MD (36.3      OTC    Baltimore MD       Thrift     299 M      1      06-30   05/94   20.25      105
 ALLB   Alliance Bank MHC of PA (19.9)      OTC    Southeast PA       Thrift     273 M      7      12-31   03/95   35.00      115
 WAYN   Wayne Svgs Bks MHC of OH (47.8      OTC    Central OH         Thrift     255 D      6      03-31   06/93   27.25       68
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     251 M      5      12-31   11/94   20.00       71
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     223 M      9      12-31   07/97   20.25       56
 PBHC   Pathfinder BC MHC of NY (46.1) (3)  OTC    Upstate NY         Thrift     196 M      5      12-31   11/95   22.63       64
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     191 M      6      12-31   04/97   18.50       39
 GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC    Southwest NC       Thrift     171 P      4      09-30   04/98   16.75       75
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     170 M      4      12-31   04/95   22.50       43
 SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift     144 D      3      03-31   04/97   19.88       46
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95 D      1      12-31   08/94   19.63       41


NOTES:
-----------
(1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)

(2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

(3)  FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in
     SNL  Securities   Quarterly  Thrift  Report,   and  financial   reports  of
     publicly-traded thrifts.

     Date of Last Update: 06/09/98

RP Financial, LC.
Page 3.6


     The following sections present a comparison of Summit's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition

     Table 3.2 shows comparative balance sheet measures for Summit and the Peer Group. Summit's and the Peer Group's ratios reflect balances as March 31, 1998, unless otherwise indicated for the Peer Group companies. Summit's net worth base of 7.5 percent was below the Peer Group's average net worth ratio of 11.6 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) will likely be comparable to the Peer Group's ratio. Summit's capital consisted entirely of tangible capital, while the Peer Group's capital included a modest amount of intangibles. The increase in the Bank's capital position to be realized from the stock offering will serve to enhance future earnings potential that may be realized through leverage and lower funding costs. However, at the same time, the Bank's higher pro forma capital position will likely result in a decline in return on equity. Both the Bank's and the Peer Group's capital ratios reflected healthy capital surpluses over the regulatory capital requirements, with the Peer Group's ratios currently indicating greater capital surpluses.

     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Summit and the Peer Group. The Peer Group's combined level of loans and mortgage-backed securities was higher than the Bank's ratio (71.0 percent of assets versus 60.6 percent for the Bank), as the Peer Group maintained higher concentrations of both loans and mortgage-backed securities relative to the Bank's measures. Comparatively, the Bank's cash and investments-to-assets ratio was higher than the comparable ratio for Peer Group (37.1 percent of assets versus 25.0 percent for the Peer Group). Overall, Summit's interest-earning assets amounted to 97.7 percent of assets, which was higher than the comparative Peer Group ratio of 96.0 percent.

     Summit's funding liabilities reflected a funding strategy that was similar to that of the Peer Group's funding composition. The Bank's deposits equaled
82.4 percent of assets, which was above the Peer Group average of 73.8 percent. Borrowings were utilized to a slightly

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                              As of March 31, 1998

                                                                     Balance Sheet as a Percent of Assets
                                         ------------------------------------------------------------------------------------
                                         Cash and                       Borrowed Subd.  Net    Goodwill  Tng Net      MEMO:
                                           Invs.  Loans   MBS  Deposits  Funds   Debt  Worth   & Intang   Worth    Pref.Stock
                                           -----  -----   ---  --------  -----   ----  -----   --------   -----    ----------
Summit Bank
-----------
  March 31, 1998 ......................     37.1   55.0    5.6   82.4     9.5     0.0    7.5     0.0       7.5         0.0

SAIF-Insured Thrifts ..................     19.0   67.5   10.2   68.9    15.6     0.2   13.4     0.2      13.2         0.0
All Public Companies ..................     19.4   66.7   10.6   69.3    15.5     0.1   13.1     0.3      12.8         0.0
Comparable Group Average ..............     25.0   59.7   11.3   73.8    10.8     0.1   11.6     0.3      11.3         0.0
  Florida Companies ...................     17.8   66.3   12.1   73.4    14.9     0.0    8.8     0.1       8.7         0.0
  Mid-Atlantic Companies ..............     26.6   53.9   15.7   74.6    12.4     0.0   11.7     0.4      11.4         0.0
  Mid-West Companies ..................     17.1   71.5    7.7   79.1     6.2     0.0   12.6     0.4      12.3         0.0
  New England Companies ...............     28.5   65.2    0.1   70.6    12.7     0.8   14.1     0.7      13.4         0.0
  Other Comparative Companies .........     49.0   46.8    2.8   51.9     1.2     0.0    7.5     0.0       7.5         0.0

Comparable Group
----------------
Florida Companies
-----------------
CMSV  Commty. Svgs, MHC of FL (48.5) ..     30.1   64.4    1.6   77.1    10.2     0.0   10.8     0.0      10.8         0.0
FFFL  Fidelity Bcsh MHC of FL (47.7) ..      5.4   68.1   22.7   69.8    19.5     0.0    6.7     0.2       6.5         0.0

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9) ..     35.9   56.3    4.9   77.2    11.4     0.0   10.7     0.0      10.7         0.0
SKBO  First Carnegie MHC of PA(45.0)(1)     13.1   43.2   40.3   53.8    27.6     0.0   17.2     0.0      17.2         0.0
HARS  Harris Fin. MHC of PA (24.3) ....     56.3   40.2    0.1   50.4    39.9     0.0    8.1     0.8       7.3         0.0
LFED  Leeds Fed Bksr MHC of MD (36.3 ..     29.3   62.8    5.4   81.2     0.2     0.0   16.5     0.0      16.5         0.0
NBCP  Niagara Bancorp of NY MHC(45.4(1)     26.8   53.6   14.5   85.3     1.3     0.0   11.1     0.0      11.1         0.0
NWSB  Northwest Bcrp MHC of PA (30.7 ..     21.6   73.6    1.9   82.4     7.6     0.0    8.9     0.9       7.9         0.0
PBHC  Pathfinder BC MHC of NY (46.1) ..     17.0   64.5   11.2   78.8     8.5     0.0   11.8     1.8      10.0         0.0
PHSB  Ppls Home SB, MHC of PA (45.0) ..     19.6   44.2   33.1   78.1     8.3     0.0   12.8     0.0      12.8         0.0
PLSK  Pulaski SB, MHC of NJ (46.0) ....     16.8   52.8   27.5   84.8     2.9     0.0   11.5     0.0      11.5         0.0
SBFL  SB Fngr Lakes MHC of NY (33.1) ..     29.8   48.3   18.4   74.5    15.9     0.0    8.7     0.0       8.7         0.0

Mid-West Companies
------------------
FFSX  First FSB MHC Sxld of IA(46.1) ..     15.0   72.1    7.2   69.3    18.8     0.0    7.2     1.5       5.7         0.0
JXSB  Jcksnville SB,MHC of IL (45.6) ..     12.2   75.8    7.8   87.7     0.1     0.0   10.4     0.0      10.4         0.0
WAYN  Wayne Svgs Bks MHC of OH (47.8(1)     15.4   80.9    0.1   84.1     5.5     0.0    9.5     0.0       9.5         0.0
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1)     25.6   57.1   15.7   75.2     0.2     0.0   23.5     0.0      23.5         0.0

New England Companies
---------------------
BRKL Brookline Bncp MHC of
  MA(47.0)(1)(3) ......................     29.4   69.0    0.2   68.8     9.9     0.0   18.9     0.0      18.9         0.0
PBCT  Peoples Bank, MHC of CT (40.1) ..     27.6   61.3    0.0   72.4    15.5     1.6    9.2     1.3       7.9         0.0

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC(47.0)..     49.0   46.8    2.8   51.9     1.2     0.0    7.5     0.0       7.5         0.0


                                                       Balance Sheet Annual Growth Rates                      Regulatory Capital
                                            ---------------------------------------------------------------- ----------------------
                                                    Cash and    Loans             Borrows.     Net   Tng Net                   Reg.
                                            Assets    Invs.     & MBS  Deposits   & Subdebt   Worth   Worth  Tangible  Core    Cap.
                                            ------    -----     -----  --------   ---------   -----   -----  --------  ----    ----
Summit Bank
-----------
  March 31, 1998 ......................      33.47   68.96      18.80   21.76         NM      18.32   18.32    7.78    7.78   14.39

SAIF-Insured Thrifts ..................      14.74    9.66      13.45    9.01      18.05       4.87    4.76   11.44   11.67   23.29
All Public Companies ..................      14.98   10.63      13.74    8.89      17.80       5.64    5.38   11.35   11.40   22.65
Comparable Group Average ..............      14.52   10.31      10.29    7.65      16.02      10.94    7.18   11.41   12.49   24.19
  Florida Companies ...................      26.98   -0.79      33.52   16.44      48.71       7.77    6.58    9.10    9.10   17.98
  Mid-Atlantic Companies ..............       9.61    3.77      10.26    6.31      26.63      10.39    7.98   11.47   11.03   25.73
  Mid-West Companies ..................       7.60   28.18       2.94    6.69     -11.84       5.61    0.10   14.91   13.47   27.22
  New England Companies ...............      12.88   18.37       6.34   10.13      10.94      25.10   15.65    8.50   21.65   12.10
  Other Comparative Companies .........      69.64      NM       1.40    2.38       9.38      14.14   14.14    0.00    0.00    0.00

Comparable Group
----------------

Florida Companies
-----------------
CMSV  Commty. Svgs, MHC of FL (48.5) ..      11.48   -7.17      21.96    9.01      48.71       7.26    7.26    9.50    9.50   18.26
FFFL  Fidelity Bcsh MHC of FL (47.7) ..      42.48    5.59      45.08   23.87         NM       8.28    5.89    8.70    8.70   17.70

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9) ..      14.27   12.96      16.78   11.28      49.32       6.71    6.71      NM   10.77   26.24
SKBO  First Carnegie MHC of PA(45.0)(1)       2.25  -16.46       7.72   -4.82      -7.46         NM      NM   17.19   17.19   57.80
HARS  Harris Fin. MHC of PA (24.3) ....      16.31   32.21       0.36   -3.09      51.01      19.48   24.32    6.90    6.90   13.10
LFED  Leeds Fed Bksr MHC of MD (36.3 ..       6.07    7.48       4.09    5.53     -14.29       8.08    8.08   16.00   16.00   32.54
NBCP  Niagara Bancorp of NY MHC(45.4(1)       7.84   10.26       2.78    9.25     -53.34      12.80   12.80   10.90   10.90   21.06
NWSB  Northwest Bcrp MHC of PA (30.7 ..      20.63   32.78      17.22   22.32      18.34       9.87    4.54      NM    7.78   15.83
PBHC  Pathfinder BC MHC of NY (46.1) ..       3.05  -25.03      11.89   -2.47      89.79       7.49   -8.93    8.17    8.18   14.03
PHSB  Ppls Home SB, MHC of PA (45.0) ..       8.77    3.30      11.72   -1.59      83.45         NM      NM   12.50   12.50   28.60
PLSK  Pulaski SB, MHC of NJ (46.0) ....      -0.90  -33.69      10.48    8.88         NM         NM      NM   11.54   11.54   27.45
SBFL  SB Fngr Lakes MHC of NY (33.1) ..      17.87   13.88      19.62   17.81      22.84       8.31    8.31    8.57    8.57   20.64

Mid-West Companies
------------------
FFSX  First FSB MHC Sxld of IA(46.1) ..      23.42   30.34      18.60   19.91      20.02       9.37  -12.65    5.80    5.80   12.09
JXSB  Jcksnville SB,MHC of IL (45.6) ..       3.55   39.88       0.11    3.46     -30.42       4.34    4.34      NM   10.60   15.40
WAYN  Wayne Svgs Bks MHC of OH (47.8(1)       2.03   19.36      -1.50    2.58     -12.82       6.05    6.05      NM      NM      NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1)       1.40   23.11      -5.43    0.81     -24.12       2.67    2.67   24.02   24.02   54.17

New England Companies
---------------------
BRKL Brookline Bncp MHC of
  MA(47.0)(1)(3) ......................       4.38   13.84       0.84   -2.11       9.15      17.00   17.00      NM   34.80      NM
PBCT  Peoples Bank, MHC of CT (40.1) ..      21.38   22.90      11.85   22.36      12.72      33.20   14.29    8.50    8.50   12.10

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC(47.0 ..      69.64      NM       1.40    2.38       9.38      14.14   14.14      NM      NM      NM

----------------
(1)  Financial information is for the quarter ending December 31, 1997.
(3)  Growth rates have been annualized from available financial information.

Source: Audited  and   unaudited  financial  statements,  corporate  reports and
        offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

        Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.8


greater degree by the Peer Group, as the Bank and the Peer Group posted borrowings-to-assets ratios of 9.5 percent and 10.8 percent, respectively. Subordinated debt represented a nominal balance on the Peer Group's balance sheet, as the result of one Peer Group company holding subordinated debt equal to 1.6 percent of assets. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 91.9 and 84.7 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Peer Group's IEA/IBL ratio is slightly higher than the Bank's ratio, based on respective ratios of 113.3 percent and 106.3 percent. The additional capital realized from stock proceeds should serve to provide Summit with an IEA/IBL ratio that is comparable to or slightly higher than currently maintained by the Peer Group, as the interest-free capital realized in Summit's stock offering is expected to be deployed primarily into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Summit's growth rates are based on annualized growth for the nine months ended March 31, 1998, while the Peer Group's growth rates are based on annual growth for the 12 months ended March 31, 1998, or the most recent period available. Asset growth rates of positive 33.5 percent and positive 14.5 percent were posted by the Bank and the Peer Group, respectively. Growth in investments and mortgage-backed securities accounted for most of the Bank's asset growth, which was supplemented by loan growth. Growth in loans and mortgage-backed securities accounted for most of the Peer Group's asset growth, while a comparable growth rate was recorded in the Peer Group's lower balance of cash and investments. The Bank's asset growth rates would tend to support greater earnings growth relative to the Peer Group's measures; however, given Summit's current level of capital, Summit's capacity to leverage further is somewhat limited without the infusion of capital to be realized from the minority stock offering.

     Deposit growth of 21.8 percent funded most of Summit's asset growth, which exceeded the Peer Group's deposit growth rate of 7.7 percent. Borrowings were added by the Bank as well, with the not meaningful growth rate indicated for Summit's borrowings growth rate resulting from an annualized growth rate that exceeded 100 percent. Growth in borrowings was also exhibited by the Peer Group companies, with the Peer Group posting a borrowings growth rate of 16.0 percent. In fact, the Peer Group's borrowings growth rate was somewhat

RP Financial, LC.
Page 3.9


understated, as the "NM" borrowings growth rates shown for two of the Peer Group companies included companies with borrowings growth rates in excess of 100 percent. For the period shown in Table 3.2, Peer Group companies with borrowing growth rates in excess of 100 percent accounted for both of the "NM" borrowing growth rates shown in Table 3.2.

     Capital growth rates posted by the Bank and the Peer Group equaled positive
18.3 percent and positive 10.9 percent, respectively, reflecting Summit's higher return on average assets combined with its lower capital position. Dividend payments further contributed to the Peer Group's lower capital growth rate. Following the increase in capital realized from stock offering proceeds, the Bank's capital growth rate will be depressed by its higher pro forma capital position, as well as by possible dividend payments and stock repurchases.

Income and Expense Components

     Summit and the Peer Group  reported net income to average  assets ratios of
1.06 percent and 0.81 percent, respectively (see Table 3.3), based on earnings for the twelve months ended March 31, 1998, unless otherwise indicated for the Peer Group companies. The higher return posted by the Bank was supported by gains realized from the sale of investment securities. In terms of core earnings measures, the Bank maintained a higher net interest margin and a higher level of operating expenses compared to the Peer Group. Non-interest operating income and loan loss provisions were similar factors in the Bank's and the Peer Group's earnings.

     The Bank's stronger net interest margin resulted primarily from maintaining a lower interest expense ratio and, to a lesser extent, a higher interest income ratio. Summit's higher interest income ratio was supported by maintaining a higher level of interest-earning assets as a percent of total assets (97.7 percent versus 96.0 percent for the Peer Group), as well as a higher yield earned on interest-earning assets (7.86 percent versus 7.47 percent for the Peer Group). Summit's higher yield earned on interest-earning assets was supported by its greater degree of lending diversification into higher yielding and higher risk types of lending. The lower interest expense ratio maintained by the Bank was supported by its lower cost of funds (4.10 percent versus 4.65 percent for the Peer Group), reflecting the Bank's maintenance of a relatively high concentration of deposits in lower costing transaction and savings accounts. Partially offsetting the Bank's cost of funds advantage was the lower level of interest-bearing liabilities maintained by the Peer Group (84.7 percent versus
91.9 percent for the Bank).

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1998


                                                        Net Interest Income                   Other Income
                                                   ---------------------------           --------------------
                                                                         Loss    NII                            Total
                                              Net                       Provis. After    Loan   R.E.   Other    Other
                                            Income Income Expense NII   on IEA  Provis.  Fees   Oper.  Income  Income
                                            ------ ------ ------- ---   ------  -------  ----  -----   ------  ------
Summit Bank
-----------
  March 31, 1998 ......................      1.06   7.09   3.30   3.78   0.06    3.72    0.00   0.01    0.42    0.43

SAIF-Insured Thrifts ..................      0.92   7.43   4.15   3.28   0.13    3.15    0.10   0.01    0.30    0.41
All Public Companies ..................      0.94   7.41   4.09   3.31   0.13    3.18    0.10   0.01    0.31    0.42
Comparable Group Average ..............      0.81   6.80   3.79   3.00   0.11    2.89    0.14   0.00    0.26    0.39
  Florida Companies ...................      0.70   7.19   4.10   3.08   0.03    3.06    0.03   0.01    0.42    0.46
  Mid-Atlantic Companies ..............      0.76   6.74   3.81   2.92   0.09    2.83    0.05  -0.01    0.19    0.23
  Mid-West Companies ..................      0.86   7.35   4.12   3.23   0.08    3.14    0.05   0.00    0.30    0.35
  New England Companies ...............      1.06   5.16   2.60   2.57   0.26    2.31    0.88  -0.02    0.42    1.28
  Other Comparable Companies ..........      0.79   7.66   4.10   3.56   0.24    3.32    0.12   0.00    0.18    0.00

Comparable Group
----------------
Florida Companies
-----------------
CMSV  Commty. Svgs, MHC of FL (48.5) ..      0.73   7.23   3.95   3.28   0.05    3.23    0.04   0.00    0.48    0.52
FFFL  Fidelity Bcsh MHC of FL (47.7) ..      0.66   7.15   4.26   2.89   0.00    2.89    0.03   0.01    0.36    0.41

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9) ..      0.80   7.24   3.83   3.40   0.06    3.34    0.00   0.00    0.23    0.23
SKBO  First Carnegie MHC of PA(45.0)(1)      0.63   6.87   4.20   2.67   0.05    2.62    0.01   0.00   -0.02    0.00
HARS  Harris Fin. MHC of PA (24.3) ....      0.89   7.10   4.71   2.39   0.06    2.33    0.13   0.04    0.18    0.36
LFED  Leeds Fed Bksr MHC of MD (36.3 ..      1.19   7.00   4.15   2.86   0.01    2.85    0.00   0.00    0.11    0.11
NBCP  Niagara Bancorp of NY MHC(45.4(1)      0.36   2.63   1.43   1.20   0.05    1.15    0.07   0.00    0.11    0.18
NWSB  Northwest Bcrp MHC of PA (30.7 ..      0.95   7.74   4.17   3.57   0.17    3.40    0.13   0.00    0.17    0.30
PBHC  Pathfinder BC MHC of NY (46.1) ..      0.91   7.36   3.62   3.75   0.14    3.61    0.03   0.00    0.46    0.49
PHSB  Ppls Home SB, MHC of PA (45.0) ..      0.81   7.13   3.71   3.42   0.24    3.18    0.00   0.00    0.37    0.36
PLSK  Pulaski SB, MHC of NJ (46.0) ....      0.63   7.09   4.08   3.00   0.07    2.93    0.07  -0.01    0.05    0.11
SBFL  SB Fngr Lakes MHC of NY (33.1) ..      0.40   7.19   4.21   2.98   0.05    2.92    0.03  -0.09    0.21    0.15

Mid-West Companies
------------------
FFSX  First FSB MHC Sxld of IA(46.1) ..      0.68   7.04   4.24   2.80   0.07    2.73    0.03   0.00    0.50    0.53
JXSB  Jcksnville SB,MHC of IL (45.6) ..      0.58   7.64   4.32   3.32   0.20    3.12    0.19   0.00    0.26    0.44
WAYN  Wayne Svgs Bks MHC of OH (47.8(1)      0.75   7.55   4.34   3.21   0.02    3.19    0.00   0.00    0.23    0.23
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1)      1.45   7.15   3.57   3.58   0.04    3.54    0.00   0.00    0.22    0.21

New England Companies
---------------------
BRKL  Brookline Bncp MHC of MA(47.0)(1)      0.95   3.74   1.78   1.96   0.00    1.96    0.01   0.00    0.07    0.08
PBCT  Peoples Bank, MHC of CT (40.1) ..      1.18   6.58   3.41   3.18   0.52    2.65    1.75  -0.04    0.76    2.48

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC(47.0 ..      0.79   7.66   4.10   3.56   0.24    3.32    0.12   0.00    0.18    0.30



                                             G&A/Other Exp.   Non-Op. Items   Yields, Costs, and Spreads
                                           -----------------  --------------  ---------------------------
                                                                                                             MEMO:      MEMO:
                                             G&A    Goodwill   Net   Extrao.   Yield      Cost   Yld-Cost   Assets/   Effective
                                           Expense    Amort.  Gains  Items   On Assets  Of Funds  Spread    FTE Emp.   Tax Rate
                                           -------   -------  -----  -----   ---------  --------  ------    --------   --------
Summit Bank
-----------
  March 31, 1998 ......................      3.24     0.00    0.73    0.00     7.86      4.10       3.76      2,624      34.78

SAIF-Insured Thrifts ..................      2.18     0.02    0.07    0.00     7.60      4.82       2.78      4,380      37.05
All Public Companies ..................      2.20     0.03    0.07    0.00     7.59      4.74       2.85      4,348      37.26
Comparable Group Average ..............      2.16     0.02    0.12    0.00     7.47      4.65       2.82      4,304      35.98
  Florida Companies ...................      2.49     0.02    0.11    0.00     7.46      4.65       2.81      3,598      38.50
  Mid-Atlantic Companies ..............      2.00     0.03    0.06    0.00     7.47      4.68       2.79      4,700      35.33
  Mid-West Companies ..................      2.23     0.00    0.10    0.00     7.59      4.80       2.79      3,106      36.71
  New England Companies ...............      2.34     0.02    0.42    0.00     7.57      4.25       3.33      5,195      35.18
  Other Comparable Companies ..........      2.52     0.00    0.14    0.00     6.83      4.62       2.21      4,775      36.19

Comparable Group
----------------
Florida Companies
-----------------
CMSV  Commty. Svgs, MHC of FL (48.5) ..      2.71     0.00    0.09    0.00     7.52      4.56       2.96      2,688      35.02
FFFL  Fidelity Bcsh MHC of FL (47.7) ..      2.27     0.03    0.14    0.00     7.41      4.74       2.67      4,507      41.97

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9) ..      2.38     0.00    0.00    0.00     7.49      4.34       3.15      3,788      33.40
SKBO  First Carnegie MHC of PA(45.0)(1)      1.64     0.00   -0.12    0.00     7.11      5.07       2.03      7,561      53.40
HARS  Harris Fin. MHC of PA (24.3) ....      1.73     0.11    0.25    0.00     7.37      5.19       2.18      4,680      37.25
LFED  Leeds Fed Bksr MHC of MD (36.3 ..      1.08     0.00    0.00    0.00     7.14      5.08       2.06     11,074      36.81
NBCP  Niagara Bancorp of NY MHC(45.4(1)      0.81     0.00    0.03    0.00     7.54      4.52       3.02      3,628      35.75
NWSB  Northwest Bcrp MHC of PA (30.7 ..      2.13     0.07    0.00    0.00     7.97      4.67       3.30      2,855      36.96
PBHC  Pathfinder BC MHC of NY (46.1) ..      2.98     0.12    0.26    0.00     7.92      4.14       3.79      2,616      30.40
PHSB  Ppls Home SB, MHC of PA (45.0) ..      2.75     0.00    0.12    0.00     7.37      4.27       3.10      2,979      11.58
PLSK  Pulaski SB, MHC of NJ (46.0) ....      2.03     0.00    0.00    0.00     7.30      4.79       2.52      4,240      37.98
SBFL  SB Fngr Lakes MHC of NY (33.1) ..      2.50     0.00    0.09    0.00     7.45      4.69       2.76      3,584      39.77

Mid-West Companies
------------------
FFSX  First FSB MHC Sxld of IA(46.1) ..      2.19     0.01   -0.01    0.00     7.33      4.73       2.60      3,245      35.76
JXSB  Jcksnville SB,MHC of IL (45.6) ..      2.89     0.00    0.31    0.00     7.98      4.93       3.05      2,044      40.22
WAYN  Wayne Svgs Bks MHC of OH (47.8(1)      2.37     0.00    0.08    0.00     7.80      4.83       2.97      2,603      34.02
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1)      1.46     0.00    0.00    0.00     7.25      4.73       2.53      4,530      36.85

New England Companies
---------------------
BRKL  Brookline Bncp MHC of MA(47.0)(1)      0.60     0.00    0.01    0.00     8.03      4.69       3.34      7,621      34.79
PBCT  Peoples Bank, MHC of CT (40.1) ..      4.08     0.04    0.83    0.00     7.12      3.80       3.32      2,768      35.57

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC(47.0 ..      2.52     0.00    0.14    0.00     6.83      4.62       2.21      4,775      36.19

--------------
(1)  Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11


Following the infusion of stock proceeds, the Bank's comparative advantage with respect to maintaining a lower interest expense ratio should increase due to the decline in the level of interest-bearing liabilities being utilized to fund assets. Overall, Summit and the Peer Group reported net interest income to average assets ratios of 3.78 percent and 3.00 percent, respectively.

     In another key area of core earnings strength, the Bank maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 3.24 percent and 2.18 percent, respectively. Summit's higher operating expense ratio can in part be explained by its maintenance of a higher number of employees for its asset size, as compared to the Peer Group companies on average. Assets per full time equivalent employee equaled $2.6 million for the Bank, versus a comparative measure of $4.3 million for the Peer Group. Factors contributing to the Bank's relatively high staffing needs include maintaining a fairly diversified operating strategy and maintaining a relatively higher number of branches for an institution with $131 million in assets. On a post-offering basis, the Bank's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses. At the same time, given the Bank's recent history of strong growth, the additional capital realized from the minority stock offering will support further growth and facilitate leveraging of the Bank's existing operating expenses.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank's earnings strength was less than the Peer Group's. Expense coverage ratios posted by Summit and the Peer Group equaled 1.17x and 1.38x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income were a similar contributor to the Bank's and the Peer Group's earnings, with such income amounting to 0.43 percent and 0.39 percent of Summit's and the Peer Group's average assets, respectively. Taking non-interest operating income into account in comparing the Bank's and the Peer Group's earnings, Summit's

RP Financial, LC.
Page 3.12


efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of
77.0 percent was less favorable than the Peer Group's efficiency ratio of 63.7 percent.

     Loss provisions were a fairly minor factor in both the Bank's and the Peer Group's earnings, amounting to 0.06 percent and 0.11 percent of average assets for Summit and the Peer Group, respectively. Overall, the level of loan loss provisions established by the Bank and the Peer Group were indicative of low credit risk operating strategies, which, in turn, have provided generally favorable credit quality measures for the Bank and the Peer Group.

     Net gains realized from the sale of investments and loans were a significantly larger factor in the Bank's earnings, with such gains amounting to
0.73 percent and 0.12 percent of average assets for Summit and the Peer Group, respectively. The gains recorded by the Bank were substantially realized from the sale of equity securities, reflecting the generally favorable market environment for stocks that has prevailed in recent years. While such gains have been a notable contributor to Summit's earnings in recent years, they are subject to notable volatility due to fluctuations in the market and, thus, are not viewed as being a recurring source of income for the Bank. Accordingly, the net gains reflected in Bank's and the Peer Group's earnings will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Bank's or the Peer Group's earnings.

     The Bank's and the Peer Group's pre-tax earnings were similarly impacted by taxes, with Summit and the Peer Group posting effective tax rates of 34.8 percent and 36.0 percent, respectively.

Loan Composition

     Table 3.4 presents data related to the loan composition of Summit and the Peer Group. In comparison to the Bank, the Peer Group's loan portfolio composition reflected a higher concentration of 1-4 family permanent mortgage loans and mortgage-backed securities (79.0 percent versus 66.2 percent for the Bank). The Peer Group's higher ratio was the result of maintaining higher concentrations of both 1-4 family permanent mortgage loans and mortgage-backed securities. Given the Bank's general philosophy of selling loans on a servicing released basis, loans serviced for others represented a more significant off-balance sheet item for the Peer Group. While the Peer Group companies were viewed as being primarily portfolio

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                              As of March 31, 1998



                                               Portfolio Composition as a Percent of MBS and Loans
                                               ----------------------------------------------------
                                                       1-4     Constr. 5+Unit   Commerc.              RWA/   Serviced    Servicing
Institution                                     MBS   Family   & Land  Comm RE  Business   Consumer  Assets  For Others   Assets
-----------                                     ---   ------   ------  -------  --------   --------  ------  ----------   ------
                                                (%)     (%)     (%)     (%)       (%)        (%)      (%)      ($000)     ($000)
Summit Bank ................................    9.11   57.05    4.82   15.15      4.40      9.47     53.03      1,268         0
SAIF-Insured Thrifts .......................   14.81   62.86    5.47   11.25      6.04      1.70     52.93    387,694     3,596
All Public Companies .......................   15.05   61.22    4.94   12.94      5.73      1.97     53.47    506,092     4,969
Comparable Group Average ...................   12.06   66.93    3.31    7.83      8.26      2.72     50.23    195,411     1,274

Comparable Group
----------------
ALLB  Alliance Bank MHC of PA (19.9) .......    3.71   78.68    1.70   11.00      3.69      0.00     43.21        719         0
BRKL  Brookline Bncp MHC of MA(47.0)(1) ....      NA      NA      NA      NA        NA        NA        NA      1,298         0
CMSV  Commty. Svgs, MHC of FL (48.5) .......    4.23   74.30   13.30   10.73      1.66      1.53     53.96     17,219         0
FFFL  Fidelity Bcsh MHC of FL (47.7) .......   17.25   66.22    8.91    5.23      4.66      2.20     35.34     64,209       394
SKBO  First Carnegie MHC of PA(45.0)(1) ....      NA      NA      NA      NA        NA        NA     30.38         52         0
FFSX  First FSB MHC Sxld of IA(46.1) .......   12.75   70.45    1.76    5.13      9.74      0.79     50.99     23,551         0
GBNK  Gaston Fed Bncp MHC of NC(47.0 .......      NA      NA      NA      NA        NA        NA        NA          0         0
HARS  Harris Fin. MHC of PA (24.3) .........   14.86   68.71    2.01    5.73      8.53      0.04     55.70  1,002,238    11,373
JXSB  Jcksnville SB,MHC of IL (45.6) .......   10.91   57.54    0.98    9.10     16.55      4.96     69.77     94,000       433
LFED  Leeds Fed Bksr MHC of MD (36.3 .......   13.79   83.08    1.20    0.88      2.09      0.00     49.26          0         0
NBCP  Niagara Bancorp of NY MHC(45.4(1) ....      NA      NA      NA      NA        NA        NA     55.59    129,000         0
NWSB  Northwest Bcrp MHC of PA (30.7 .......    4.40   73.72    3.56    2.88     12.06      4.62     50.82     93,176         0
PBHC  Pathfinder BC MHC of NY (46.1) .......   15.44   63.13    1.51   11.73      2.76      5.74     60.51          0         0
PBCT  Peoples Bank, MHC of CT (40.1) .......    0.01   46.87    4.02   13.79     22.51     12.16     70.76  2,238,400    12,000
PHSB  Ppls Home SB, MHC of PA (45.0) .......      NA      NA      NA      NA        NA        NA     45.93          0         0
PLSK  Pulaski SB, MHC of NJ (46.0) .........      NA      NA      NA      NA        NA        NA     43.74          0         0
SBFL  SB Fngr Lakes MHC of NY (33.1) .......   32.74   43.28    0.89    8.61     12.10      2.70     39.74      9,900         0
WAYN  Wayne Svgs Bks MHC of OH (47.8(1) ....    0.19   86.35    3.11    6.60      5.46      0.59     53.61     39,047         0
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1) ....   26.50   57.70    0.07   10.43      5.61      0.00     44.52          0         0

--------------

(1)  Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14


lenders, a couple of the Peer Group companies maintained significant balances of loans serviced for others (Peoples Bank of CT and Harris SB of PA). The Peer Group's average balance of loans serviced for others equaled $195.4 million, or
15.9 percent of average assets, which represents a recurring source of non-interest operating income that is not a significant part of the Bank's current earnings stream. Summit's loans serviced for others totaled $1.3 million, or 1.0 percent of total assets. With the exception of Peoples Bank and Harris SB, loan servicing intangibles were not a significant balance sheet item for the Peer Group companies.

     As indicated by the higher percentages of 1-4 family loans and mortgage-backed securities maintained by the Peer Group, Summit exhibited a greater degree of lending diversification into higher risk types of loans. Summit's lending diversification has consisted primarily of commercial real estate/multi-family loans (15.2 percent of loans and MBS), followed by consumer loans (9.5 percent of loans and MBS. Commercial business and commercial real estate/multi-family loans represented the primary areas of lending diversification for the Peer Group, averaging 8.3 percent and 7.8 percent of the Peer Group's loan and MBS portfolio, respectively. Construction and land loans were also a more significant area of lending diversification for the Bank, with such loans equaling 4.8 percent and 3.3 percent of Summit's and the Peer Group's loan and MBS portfolios, respectively. The balance of the Bank's loan portfolio consisted of commercial business loans (4.4 percent of loans and MBS), while consumers loans represented the least notable area of lending diversification for the Peer Group (2.7 percent of loans and MBS). Notwithstanding the Bank's greater diversification into higher risk types of lending, Summit's risk weighted assets-to-assets ratio of 53.03 percent was only slightly higher than the Peer Group's ratio of 50.23 percent. The comparability of the Bank's and the Peer Group's risk weighted assets-to-assets ratios indicates that the higher risk associated with Summit's more diversified loan portfolio was offset by its overall-interest earning asset composition, which reflected a lower concentration of loans and a higher concentration of investments relative to the Peer Group's interest-earning asset composition. Overall, the Bank's and the Peer Group's risk weighted assets-to-assets ratios were both slightly lower than the comparative ratio of 53.5 percent for all publicly-traded thrifts.

RP Financial, LC.
Page 3.15


Interest Rate Risk

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Summit's interest rate risk characteristics were considered to be slightly less favorable than the Peer Group's. In particular, Summit's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, Summit's lower level of non-interest earning assets was a positive consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Bank's equity-to-assets ratio and IEA/IBL ratio to levels that are comparable to the comparative Peer Group ratios.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Summit and the Peer Group. In general, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, based on the interest rate environment that prevailed during the period covered in Table 3.5, neither Summit or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. The stability of the Bank's net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Summit's assets.

Credit Risk

     Overall, the Peer Group's credit risk exposure appeared to be somewhat comparable to the Bank's, with both the Bank's and the Peer Group's credit quality measures being representative of fairly limited credit risk exposure. As shown in Table 3.6, the Peer Group's ratio of non-performing assets-to-assets (REO, non-accruing loans and accruing loans more than 90 days past due) approximated the Bank's ratio (0.59 percent versus 0.51 percent for the Bank). However, the Peer Group's non-performing loans-to-loans ratio was higher than the Bank's ratio (0.68 percent versus 0.48 percent for the Bank), since that measure does not include accruing loans that are more than 90 days past due. Accruing loans that are more than 90 days past due accounted for 48.5 percent of the Bank's non-accruing loans and accruing loans that are more than 90 days past due, as of March 31, 1998. Loss reserve ratios were generally stronger for the Peer Group, as the Peer Group maintained a higher level of loss

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
               As of March 31, 1998 or Most Recent Date Available


                                              Balance Sheet Measures
                                           ---------------------------
                                                                                   Quarterly Change in Net Interest Income
                                                               Non-Earn. ----------------------------------------------------------
                                           Equity/     IEA/    Assets/
Institution                                 Assets      IBL     Assets   03/31/98  12/31/97  09/30/97  06/30/97  03/31/97  12/31/96
-----------                                 ------     ----     ------   --------  --------  --------  --------  --------  --------
                                              (%)       (%)       (%)  (change in net interest income is annualized in basis points)
Summit Bank ..............................     7.5     106.3      2.3      -7        -13       -4        12        -11         0
SAIF-Insured Thrifts .....................    13.2     115.4      3.3       0         -3       -4         2          0         5
All Public Companies .....................    12.8     114.4      3.4      -0         -3       -4         1          0         5
Comparable Group Average .................    11.3     115.3      3.9      -6         -7        0        -3          6         2

Market Interest Rates
---------------------
1 Year Treasury Bill .....................      --        --       --      -9          4      -22       -34         51       -20
30 Year Treasury Bond ....................      --        --       --       1        -48      -38       -32         46       -28

Comparable Group
----------------
ALLB  Alliance Bank MHC of PA (19.9) .....    10.7     109.6      2.9     -24         11       -2        11         11         4
BRKL  Brookline Bncp MHC of MA(47.0)(1) ..    18.9     125.3      1.4      NA         -1        4       -41         NA        NA
CMSV  Commty. Svgs, MHC of FL (48.5) .....    10.8     110.2      3.9       5        -11        0        -1         -5       -24
FFFL  Fidelity Bcsh MHC of FL (47.7) .....     6.5     107.8      3.8     -13        -25       -6       -13         -3        -5
SKBO  First Carnegie MHC of PA(45.0)(1) ..    17.2     118.7      3.4      NA          2       -4        14         30        NA
FFSX  First FSB MHC Sxld of IA(46.1) .....     5.7     107.0      5.7     -24          1       -9         1         12        -0
GBNK  Gaston Fed Bncp MHC of NC(47.0 .....     7.5     185.5      1.5     -72         -8        6        12         NA        NA
HARS  Harris Fin. MHC of PA (24.3) .......     7.3     106.9      3.4      40        -28       -8         1        -12        28
JXSB  Jcksnville SB,MHC of IL (45.6) .....    10.4     109.1      4.1      17        -22       11       -30          7         4
LFED  Leeds Fed Bksr MHC of MD (36.3 .....    16.5     119.9      2.4      -5         -1      -11         4         11         6
NBCP  Niagara Bancorp of NY MHC(45.4(1) ..    11.1     109.7      5.1      NA         -2       -8        -3          8        NA
NWSB  Northwest Bcrp MHC of PA (30.7 .....     7.9     107.9      2.9       8        -13      -19         7          7        -3
PBHC  Pathfinder BC MHC of NY (46.1) .....    10.0     106.1      7.3     -14        -12        5         4         20        NA
PBCT  Peoples Bank, MHC of CT (40.1) .....     7.9      99.3     11.1      18        -34       23       -30         11        31
PHSB  Ppls Home SB, MHC of PA (45.0) .....    12.8     112.1      3.1     -17          4       28         0         NA        NA
PLSK  Pulaski SB, MHC of NJ (46.0) .......    11.5     110.6      2.9      -1         -2        9        19        -12        -6
SBFL  SB Fngr Lakes MHC of NY (33.1) .....     8.7     106.8      3.5      -7          2       -5        -3        -13         5
WAYN  Wayne Svgs Bks MHC of OH (47.8(1) ..     9.5     107.6      3.6      NA         -5        4         6         -5        -4
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1) ..    23.5     130.5      1.6      NA          4       -9        -9         31       -14

---------------

(1)  Financial information is for the quarter ending December 31, 1997.

NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
               As of March 31, 1998 or Most Recent Date Available


                                                            NPAs &                                Rsrves/
                                                    REO/   90+Del/   NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan     NLCs/
Institution                                        Assets   Assets   Loans     Loans     NPLs      90+Del   Chargoffs    Loans
-----------                                        ------   ------   -----     -----    ------     ------   ---------    -----
                                                     (%)      (%)      (%)      (%)       (%)        (%)      ($000)       (%)
Summit Bank ..................................      0.00     0.51     0.48     0.78     163.27      84.08       54        0.07
SAIF-Insured Thrifts .........................      0.26     0.65     0.71     0.80     196.38     137.66      249        0.09
All Public Companies .........................      0.25     0.65     0.74     0.88     195.72     144.00      251        0.09
Comparable Group Average .....................      0.17     0.59     0.68     0.93     185.70     128.30       77        0.08

Comparable Group
----------------
ALLB  Alliance Bank MHC of PA (19.9) .........      0.91     1.38     0.57     1.02     176.68      41.98       22        0.06
BRKL  Brookline Bncp MHC of MA(47.0)(1) ......      0.29     0.62     0.50     2.30     455.72     245.94        0        0.00
CMSV  Commty. Svgs, MHC of FL (48.5) .........      0.12     0.26     0.22     0.55     252.30     134.87       87        0.07
FFFL  Fidelity Bcsh MHC of FL (47.7) .........      0.07     0.32     0.38     0.36      94.99      75.42        0        0.00
SKBO  First Carnegie MHC of PA(45.0)(1) ......      0.01     0.78     1.12     0.85      76.50      47.72        0        0.00
FFSX  First FSB MHC Sxld of IA(46.1) .........      0.08     0.36     0.43     0.61     143.68     122.22       58        0.07
GBNK  Gaston Fed Bncp MHC of NC(47.0 .........      0.09     0.32     0.50     0.92     181.70     134.01        0       -0.01
HARS  Harris Fin. MHC of PA (24.3) ...........      0.30     0.66     0.87     0.99     112.94      60.87      396        0.17
JXSB  Jcksnville SB,MHC of IL (45.6) .........      0.19     0.86     0.86     0.61      70.52      54.02       20        0.06
LFED  Leeds Fed Bksr MHC of MD (36.3 .........      0.00       NA     0.05     0.29     560.82         NA        0        0.00
NBCP  Niagara Bancorp of NY MHC(45.4(1) ......      0.02     0.25     0.46     1.10     239.06     217.16       90        0.06
NWSB  Northwest Bcrp MHC of PA (30.7 .........      0.16     0.69     0.72     0.83     115.86      89.55      462        0.11
PBHC  Pathfinder BC MHC of NY (46.1) .........      0.46     1.33     1.33     0.70      52.21      34.08       15        0.05
PBCT  Peoples Bank, MHC of CT (40.1) .........      0.13     0.66     0.97     1.76     182.40     166.94       NM          NM
PHSB  Ppls Home SB, MHC of PA (45.0) .........      0.02     0.36     0.70     1.32     188.59     164.84      162        0.64
PLSK  Pulaski SB, MHC of NJ (46.0) ...........      0.04     0.73     1.31     0.93      71.31      67.79        0        0.00
SBFL  SB Fngr Lakes MHC of NY (33.1) .........      0.02     0.27     0.52     0.94     181.59     170.49       65        0.22
WAYN  Wayne Svgs Bks MHC of OH (47.8(1) ......      0.36       NA       NA       NA         NA         NA        5        0.00
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1) ......      0.06     0.12       NA     0.70         NA     353.21        0        0.00

---------------

(1)  Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.18


reserves as a percent of non-performing assets (128.3 percent versus 84.1 percent for the Bank) and as percent of loans (0.93 percent versus 0.78 percent for the Bank). Net loan charge-offs were a comparable factor in the Bank's and the Peer Group's earnings, equaling 0.07 percent and 0.08 percent of loans receivable, respectively.

Summary

     Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Summit. Due to the limited number of publicly-traded MHCs in today's market, there are some significant differences between the Bank and certain Peer Group members. Those areas where substantial differences exist, such as disparate asset sizes, different market areas, market capitalization and other variations will be addressed in the form of valuation adjustments to the extent necessary. For these reasons, and because the Peer Group members all share the unique characteristics of mutual holding company ownership, RP Financial concluded that the Peer Group pricing (full conversion basis) will serve as a sound basis in deriving a pro forma market value for Summit.

RP Financial, LC.
Page 4.1


                             IV. VALUATION ANALYSIS

Introduction

     This chapter presents the valuation analysis and methodology used to determine Summit's estimated pro forma market value for purposes of pricing the minority stock. The valuation incorporates the appraisal methodology promulgated by the OTS and adopted in practice by the FDIC and the Division for standard conversions and mutual holding company offerings, particularly regarding selection of the Peer Group, fundamental analysis on both the Bank and the Peer Group, and determination of the Bank's pro forma market value utilizing the market value approach.

Appraisal Guidelines

     The OTS written appraisal guidelines, originally released in October 1983 and updated in late-1994, specify the market value methodology for estimating the pro forma market value of an institution. The FDIC, state banking agencies and other Federal agencies have endorsed the OTS appraisal guidelines as the appropriate guidelines involving mutual-to-stock conversions. As previously noted, the appraisal guidelines for MHC offerings is somewhat different, particularly in the Peer Group selection process. Specifically, the regulatory agencies have indicated that the Peer Group should be based on the pro forma fully-converted pricing characteristics of publicly-traded MHCs, rather than on already fully-converted publicly-traded stock thrifts, given the unique differences in stock pricing of MHCs and fully-converted stock thrifts. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) the pro forma market value of the subject company is determined based on the market pricing of the peer group, subject to certain valuation adjustments based on key differences.

RP Financial Approach to the Valuation

     The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. The valuation incorporates a "technical analysis" of recently completed stock offerings of comparable MHCs,

RP Financial, LC.
Page 4.2


including the aftermarket trading of such offerings. In this regard, there has been limited new MHC activity, so this analysis is rather limited. It should be noted that these valuation analyses, based on either the Peer Group or the recent MHC transactions, cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Bank's to-be-issued stock. Throughout the MHC process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending MHC offerings, and to a lesser extent, conversion offerings, both regionally and nationally. If material changes should occur prior to closing the offering, RP Financial will evaluate, in conjunction with the Bank, if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Summit, the market value of the stocks of public MHC institutions, or Summit's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to

RP Financial, LC.
Page 4.3


the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Summit coming to market at this time.

1. Financial Condition

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial strength are noted as follows:

     o Overall A/L Composition. Loans funded by retail deposits were the primary components of both Summit's and the Peer Group's balance sheets. The Peer Group's interest-earning asset compositions exhibited a higher concentration of loans, while the Bank's loan portfolio composition reflected a greater degree of diversification into higher risk and higher yielding types of loans. Overall, the Peer Group's higher concentration of loans and the Bank's greater degree of lending diversification translated into comparable risk weighted assets-to-asset ratios. Summit's funding composition reflected a higher concentration of deposits and a similar concentration of borrowings relative to the comparative Peer Group ratios. Overall, as a percent of assets, the Bank maintained a higher level of interest-earning assets and a higher level of interest-bearing liabilities, which resulted in a more favorable IEA/IBL ratio for the Peer Group. However the infusion of stock proceeds will serve to address the Bank's lower IEA/IBL ratio. For valuation purposes, RP Financial concluded no adjustment was warranted for the Bank's overall asset/liability composition.

     o Credit Quality. Both the Bank's and the Peer Group's credit quality measures were indicative of fairly limited credit risk exposure. The Peer Group and Bank maintained comparable levels of non-performing assets as a percent of total assets, although the Peer Group's maintained a higher level of loss reserves as percent of non-performing assets and as a percent of loans. The Bank's greater diversification into higher risk types of lending was offset by maintaining a higher concentration of interest-earning assets in cash and investment, as Summit and the Peer Group maintained similar risk weighted assets-to-assets ratios. Overall, in light of the Bank's generally lower reserve levels, the credit risk exposure associated with Summit's balance sheet was viewed as being slightly greater than the Peer Group's and, thus, RP Financial concluded that a slight downward adjustment was warranted for the Bank's credit quality.

     o Balance Sheet Liquidity. The Bank operated with a higher level of cash and investment securities relative to the Peer Group (37.1 percent of assets versus 25.0 percent for the Peer Group). Summit's future borrowing capacity was

RP Financial, LC.
Page 4.4


          considered to be comparable to the Peer Group's, in light of the similar level of borrowings currently maintained by the Peer Group and the Bank. Overall, balance sheet liquidity for the Bank was considered to be slightly more favorable for the Bank and, thus, RP Financial concluded that a slight adjustment was warranted for the Bank's balance sheet liquidity.

     o Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a similar degree by the Bank and the Peer Group. Overall, the Bank currently maintains a higher level of interest-bearing liabilities than the Peer Group (91.9 percent of assets versus 84.7 percent for the Peer Group), which was attributable to Summit's lower capital position. Following the stock offering, the increase in Summit's capital position will address the lower level of interest-bearing liabilities currently maintained by the Peer Group. Accordingly, RP Financial concluded that no adjustment was warranted for Summit's funding composition.

     o Capital. The Bank operates with a lower pre-conversion capital ratio than the Peer Group, 7.5 percent and 11.6 percent of assets, respectively. This disadvantage will be addressed by the stock offering, which will provide Summit with a pro forma capital position that can be expected to be comparable to the Peer Group's equity-to-assets ratio. Accordingly, RP Financial concluded that no adjustment was warranted for the Bank's capital position.

     On balance, the characteristics of the Bank's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. Accordingly, we concluded that no valuation adjustment was warranted for the Bank's financial strength.

2. Profitability, Growth and Viability of Earnings

     Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     o Reported Earnings. The Bank recorded higher earnings on a ROAA basis (1.06 percent of average assets versus 0.81 percent for the Peer Group). Gains realized from the sale of investment securities supported the higher return posted by the Bank, with such gains being subject to market conditions and, therefore, are not viewed as a recurring source of income for Summit. Exclusive of the gains, the Peer Group's earnings were stronger than Bank's. The Peer Group's stronger earnings resulted from maintenance of a lower level of operating expenses, which was partially offset by the Bank's higher net interest margin. Non-interest operating income and loss provisions were comparable factors in the Bank's and the Peer Group's earnings. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Bank's earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a stock

RP Financial, LC.
Page 4.5


          institution and the implementation of the stock benefit plans. Overall, no adjustment to the Bank's valuation was warranted for this factor, as Summit's higher reported earnings were substantially discounted due to the volatility associated with the gains that were recorded by Summit.

     o Core Earnings. Both the Bank's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Bank operated with a higher net interest margin, a higher operating expense ratio and a comparable level of non-interest operating income. The Bank's higher net interest margin and higher level of operating expenses translated into a lower expense coverage ratio (1.17x versus 1.38x for the Peer Group). Likewise, due to the Bank's higher level of operating expenses, the Peer Group's efficiency ratio was more favorable than the Bank's (63.7 percent versus 77.0 percent for the Bank). Loss provisions had a comparable impact on the Bank's and the Peer Group's earnings, even though the Peer Group exhibited comparatively higher reserve coverage ratios than the Bank's measures. Overall, these measures, as well as the expected earnings benefits the Bank should realized from the redeployment of stock proceeds into interest-earning assets, which will somewhat be negated by expenses associated with the stock benefit plans and operating as a stock institution, indicate that Summit's core earnings were not as strong as Peer Group's and a slight downward adjustment was warranted for the Bank's core earnings.

     o    Interest  Rate  Risk.  Quarterly  changes  in the  Bank's and the Peer
          Group's net interest income to average assets ratios indicated a similar degree of interest rate risk exposure in their respective net interest margins, with both the Bank's and the Peer Group's net interest margins exhibiting fairly limited quarterly fluctuations during the twelve month period ended March 31, 1998. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets-to-total assets were generally more favorable for the Peer Group, although the Bank maintained a lower level of non-interest earning assets as compared to the Peer
          Group's ratio. On a pro forma basis, the infusion of stock proceeds can be expected to address the Bank's lower capital position and lower IEA/IBL ratio, as well as enhance the stability of the Bank's net interest margin through the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Bank's earnings was comparable to the Peer Group's, and no adjustment was warranted for valuation purposes.

     o Credit Risk. Loan loss provisions were a similar factor in Summit's and the Peer Group's earnings. In terms of future exposure to credit quality related losses, both the Bank's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Bank, although the Peer Group's interest-earning asset composition reflected a higher concentration of loans and resulting lower concentration of cash and investments. The Peer Group's credit quality measures were considered to be slightly more favorable than Summit's, based on the Peer Group's higher level of loss reserves as a percent of problem assets and total loans. Overall, RP Financial concluded that the credit risk exposure associated with the Peer

RP Financial, LC.
Page 4.6


          Group's earnings was modestly less than Summit's earnings credit risk exposure and a slight downward adjustment was warranted for valuation purposes.

     o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Bank's recent historical growth has been greater than the Peer Group's. Second, the infusion of stock proceeds will increase the Bank's earnings growth potential with respect to leverage capacity and providing the Bank with additional liquidity for purposes of funding loan growth. Finally, the Peer Group companies on average are larger than the Bank, which provides more flexibility in diversifying operations. Overall, the Bank's earnings growth potential appears to be more favorable than that of the Peer Group's, and, thus, we concluded that a slight upward adjustment was warranted for this factor.

     o Return on Equity. Following the infusion of stock proceeds, the Bank's pro forma capital position will be comparable to or higher than the Peer Group's equity-to-assets ratio. Likewise, as the result of the increase in the Bank's capital position, Summit's pro forma ROE is expected to be lower than the Peer Group's ROE. Therefore, RP Financial concluded that a slight down adjustment was warranted for the Bank's ROE.

     Overall, Summit's earnings characteristics were considered to be less favorable than the Peer Group's. Accordingly, RP Financial concluded that a slight downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings.

3. Asset Growth

     Summit exhibited a significantly higher asset growth rate than the Peer Group, during the period covered in our comparative analysis (positive 33.5 percent versus positive 14.5 percent for the Peer Group). While the Bank's current capacity to sustain a higher growth rate than the Peer Group is somewhat limited by its lower capital position, Summit's pro forma capital position will provide the Bank with comparable leverage capacity as maintained by the Peer Group. On balance, we believe a slight upward valuation adjustment was warranted for this factor.

4. Primary Market Area

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Operating in the Boston metropolitan area, the Bank faces significant competition for loans and deposits from larger financial institutions, who provide a broader array of services and have significantly larger branch networks than maintained by the Bank. Summit's

RP Financial, LC.
Page 4.7


primary market area for deposits and loans is considered to be Norfolk County, where all five of the Bank's branches are located. A growing Boston economy has translated into favorable demographic growth for the Bank's primary market area, as measure by growth in population and households during the 1990s. Per capita and household income measures indicate that the Bank operates in a relatively affluent market area, which is also viewed as a positive in terms of limiting credit risk exposure and supporting growth opportunities.

     In general, the Peer Group companies operate in less populous markets than served by the Bank. Population growth rates in the markets served by the Peer Group companies were on average less favorable than the primary market area served by the Bank. On average, the Peer Group companies maintained a larger deposit market share than the Bank, indicating a competitive advantage for the Peer Group companies in terms of the degree of competition faced for deposits. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Table 4.1. Overall, the faster growing market served by Summit was partially offset by the competitive advantage maintained by the Peer Group companies in terms of deposit market share. Therefore, we concluded that a slight upward adjustment was warranted for the Bank's primary market area.

5. Dividends

     While the Board has not indicated its intention to commence payment of a cash dividend following the stock offering, Summit's pro forma capitalization and profitability clearly position the Bank to have the capacity to pay cash dividends. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Fifteen out of the 19 institutions in the Peer Group pay regular cash dividends, with implied dividend yields ranging from 0.86 percent to 4.08 percent. The Peer Group companies which completed stock offerings during 1998 accounted for three out of the four companies that did not reflect payment of a cash dividend. The average dividend yield on the stocks of the Peer Group institutions was 1.45 percent as of May 29, 1998, representing an average earnings payout ratio of
11.59 percent (see Table 4.6). As of May 29, 1998, approximately 82 percent of all publicly-traded

RP Financial, LC.
Page 4.8


                                    Table 4.1
                   Peer Group Market Area Comparative Analysis

                                                                                                      Per Capita Income
                                             Population      Proj.                                    -----------------   Deposit
                                           ---------------   Pop.    1990-97  1997-2002                        % State    Market
Institution                   County       1990     1997     2002   % Change   % Change  Median Age   Amount   Average    Share(1)
-----------                   ------       ----     ----     ----   --------   --------  ----------   ------   -------    --------
                                           (000)    (000)
Alliance Bank MHC of PA       Delaware      548      547      547     -0.1%     -0.1%      36.6       22,326    123.9%       2.7%
Brookline Bncrp MHC of MA     Norfolk       616      641      658      4.0%      2.7%      36.8       24,273    119.5%       5.2%
Community Svgs MHC of FL      Palm Beach    864    1,012    1,115     17.2%     10.1%      40.9       21,754    126.2%       1.9%
Fidelity FSB, MHC of FL       Palm Beach    864    1,012    1,115     17.2%     10.1%      40.9       21,754    126.2%       3.8%
First Carnegie MHC of PA      Allegheny   1,336    1,286    1,252     -3.8%     -2.6%      38.8       18,708    103.9%       0.2%
First FS&LA MHC of IA         Woodbury       98      103      106      4.9%      3.2%      34.3       16,764    102.1%      14.4%
Gaston Bancorp MHC of NC      Gaston        175      184      190      5.0%      3.3%      35.0       17,027     97.2%       9.6%
Harris SB MHC of PA           Dauphin       238      248      255      4.2%      2.8%      37.4       18,993    105.4%       6.6%
Jacksonville SB MHC of IL     Morgan         36       36       36     -0.4%     -0.3%      36.1       16,672     84.5%      19.7%
Leeds FSB MHC of MD           Baltimore     692      721      741      4.2%      2.8%      37         21,680    102.1%       2.0%
Niagara Bancorp MHC of NY     Niagara       221      221      221      0.1%      0.1%      36.2       13,239     71.5%      13.9%
Northwest Bancorp MHC of PA   Warren         45       44       44     -1.2%     -0.9%      38.3       15,543     86.3%      26.6%
Pathfinder BC MHC of NY       Oswego        122      126      128      3.1%      2.1%      32.1       12,294     66.4%      18.2%
People Home SB MHC of PA      Beaver        186      187      187      0.3%      0.2%      39.2       13,741     76.3%       7.9%
Peoples Bank MHC of CT        Fairfield     828      836      842      1.1%      0.7%      37.4       27,087    129.1%      24.5%
Pulaski SB MHC of NJ          Union         494      498      501      0.9%      0.6%      37.2       24,441    101.0%       0.5%
SB of Finger Lakes MHC of NY  Ontario        95      100      104      5.3%      3.5%      35.7       15,101     81.6%      13.1%
Wayne S&L Co MHC of OH        Wayne         101      110      115      8.2%      5.2%      34.1       16,017     92.9%      10.8%
Webster City FSB MHC of IA    Hamilton       16       16       16      0.4%      0.0%      39.1       16,204     98.7%      24.1%
                                            ---      ---      ---      ---       ---       ----       ------    -----       ----
                              Averages:     399      417      430      3.7%      2.3%      37.0       18,611     99.7%      10.8%
                              Medians:      221      221      221      3.1%      2.1%      37.0       17,027    101.0%       9.6%

Summit Bank of MA             Norfolk       616      641      658      4.1%      2.7%      36.8       24,273    119.5%       1.0%

--------------
(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources:  CACI, SNL Securities

RP Financial, LC.
Page 4.9


thrifts (non-MHC institutions) have adopted cash dividend policies (see Exhibit IV-1) exhibiting an average yield of 1.89 percent and an average payout ratio of
36.16 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

     Our valuation adjustment for dividends for Summit as an MHC also considered the FDIC policy with regard to waiver of dividends by the MHC. Under current FDIC policy, any waiver of dividends by the MHC may require the minority stockholders' ownership interest to be reduced in a "second step" conversion to reflect the cumulative waived dividend account. Currently, those institutions in the Peer Group who are subject to OTS oversight and formed their MHCs prior to the current dividend waiver policy that became effective February 1, 1995 are not subject to the dividend waiver issue in a second step conversion (i.e. they are "grandfathered"), except in the case of special dividends or regular dividends that are deemed "excessive" and were waived by the MHC. The practice of the majority of public MHC institutions in the Peer Group has been for the MHC to waive its right to the dividend. Summit has indicated that, in the case of Service Bancorp, the MHC also intends to waive its right to the dividend. Summit will be subject to the current FDIC policy with regard to dividend waivers, while seven of the Peer Group members are not currently subject to such a policy (due to "grandfathering").

     The Holding Company has the capacity to pay a dividend comparable to the Peer Group based on pro forma capitalization and profitability. Accordingly, we concluded that a slight downward adjustment was warranted for purposes of dividends relative to the Peer Group, based on the comparative advantage maintained by some of the Peer Group companies with respect to the dividend waiver issue.

6. Liquidity of the Shares

     The Peer Group is by definition composed of companies that are traded in the public markets, and all of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to public shareholders (i.e., excluding the majority ownership interest owned by the respective MHCs) ranged from $13.1 million to $932.4 million as of May 29, 1998, with average and median market values of $121.9 million and $35.4 million, respectively. The public shares issued and outstanding to the public

RP Financial, LC.
Page 4.10


shareholders of the Peer Group members ranged from approximately 580,000 to 24.5 million, with average and median shares outstanding of approximately 4.9 million and 1.3 million, respectively. The Bank's minority stock offering is expected to result in shares outstanding that approximates or be will be slightly lower than the Peer Group median, while Summit's market capitalization will be less than comparative Peer Group median. Accordingly, we anticipate that the liquidity in the Bank's stock will be less compared to most of the Peer Group companies' stocks. However, it is anticipated that the Holding Company's stock will be listed on NASDAQ, which will provide for a certain degree of liquidity in the stock. Overall, we concluded a slight downward adjustment was warranted for this factor.

7. Marketing of the Issue

     Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

     A. The Public Market

     The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

     In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May 1997. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through

RP Financial, LC.
Page 4.11


the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of 2.2 percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

     A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond yield increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The Dow Jones Industrial Average ("DJIA") moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

     Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock

RP Financial, LC.
Page 4.12


market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

     Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average posting consecutive losses of more than 1.0 percent on October 16 and 17.

     Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 27, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

     Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its

RP Financial, LC.
Page 4.13


lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

     Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia. Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

     Strength primarily in technology stocks pushed the DJIA to a record high for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs

RP Financial, LC.
Page 4.14


of inflation preserved the positive market environment through the end of February, with blue chip stocks leading the advance.

     At the beginning of March 1998, signs of a strengthening economy pushed the 30-year bellwether bond above 6.0 percent for the first time in three months. Earnings concerns, particularly in the technology sector, provided for an uneven stock market in early-March. Despite a decline in the February unemployment rate to 4.6 percent, bond prices advanced on news of a loss of jobs in the manufacturing sector and stocks moved higher as technology issues rallied. Both bond and stock prices benefitted from plunging oil prices in mid-March, as further new highs were established in the DJIA and the yield on 30-year bond moved back below 6.0 percent. In late-March 1998, stocks drifted lower due to first quarter earnings worries and uncertainty over the outcome of the Federal Reserve's meeting at the end of March.

     Stocks and bonds moved higher in early-April 1998, following the Federal Reserve's decision not to raise interest rates. Aided by the $82.9 billion merger agreement between Travelers Group and Citicorp, the Dow Jones Industrial Average closed above 9000 for the first time on April 6, 1998. The positive trend in stocks strengthened through mid-April, reflecting a more bullish outlook for technology stocks and expectations of further consolidation among financial stocks punctuated by BankAmerica's merger pact with NationsBank in a deal valued at $60 billion and Banc One's proposed $30 billion merger with FirstChicago. Profit taking and speculation that the Federal Reserve was leaning towards raising interest rates provided for a late-April sell-off in both stocks and bonds. The threat of higher interest rates pushed the 30-year bellwether bond back above 6.0 percent in late-April, its highest level since early-March.

     Stocks recovered in early-May 1998, as first quarter economic data reflected a strong pace of economic expansion with declining inflation. The favorable economic data powered the DJIA to a new high in early-May, while the yield on the 30-year bond move back below 6.0 percent. Uncertainty over the possibility of a rate increase by the Federal Reserve provided for a narrow trading range through mid-May, while the announced merger between Chrysler and Daimler-Benz had little impact on the overall market. The stock market reacted positively to the Federal's decision to leave interest rates at its mid-May meeting, although the rally was stalled by earnings concerns in the technology sector. Economic turmoil in Asia and Russia's faltering economy caused stocks to slide further at the end of May. On May 29, 1998, the DJIA closed at 8899.95, an increase of 21.4 percent from one year ago.

RP Financial, LC.
Page 4.15


     Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Favorable inflation data and the budget agreement provided for a substantial rally in thrift stocks in late-April and early-May 1997, as interest rate sensitive issues were bolstered by declining interest rates. Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July.

     Thrift prices generally declined during the first half of August 1997, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

     The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and

RP Financial, LC.
Page 4.16


early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

     The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading. From January 2, 1998 to January 9, 1998, the SNL Index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of January, with the upward trend becoming more pronounced in early-February. Fourth quarter earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings ($30.9 billion in assets) and Golden State Bancorp ($16.0 billion in assets), which was announced in early-February. Stable interest rates and acquisitions provided for a mildly positive increase in thrift stocks during the balance of February.

     Thrift issues continued to edge higher during the first half of March 1998, reflecting improving fundamentals and improving expectations of favorable first quarter earnings. The announcement of Washington Mutual's acquisition of H.F. Ahmanson for 390 percent of book value on March 17, 1998 provided a more notable boost to thrift prices, particularly the stocks of the California-based institutions. Thrift issues traded in a narrow range in late-March 1998, reflecting uncertainty over the possibility of higher interest rates and forthcoming first quarter earnings.

     The Federal Reserve's decision to leave interest rates unchanged at its late-March meeting, along with the mega mergers occurring within the financial services sector, provided for a positive trend in thrift prices during the first half of April 1998. However, bank and thrift issues experienced selling pressure in late-April, reflecting speculation of

RP Financial, LC.
Page 4.17


higher interest rates which triggered a sell-off in the overall market. Likewise, thrift stocks followed the overall market higher in early-May, as the inflation data contained in the first quarter growth numbers provided for an improved interest rate outlook. Speculation of higher interest rates translated into a fairly flat market for thrift issues through mid-May. Thrift stocks eased lower in late-May, reflecting the decline in the overall stock market. On May 29, 1998, the SNL Index for all publicly-traded thrifts closed at 867.4, an increase of 50.1 percent from one year ago.

     B. The New Issue Market

     In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically always result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB reflects a premium to tangible book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

     In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading activity. To date, the positive market environment for converting thrift issues has been sustained during 1998. Since early-March 1998, standard conversion offerings completed and began trading have exhibited an average price increase of 52.6 percent on the first day of trading. As shown in Table 4.2, the average one week change in price for standard conversion offerings completed during the latest three month period ending May 29, 1998 equaled positive 57.2 percent. The average pro forma price/tangible book and core price/earnings ratios of the recent standard conversions was 79.3 percent and 19.6 times, respectively. The conversions that have began trading since early-March 1998 were all closed at the top of the super range.

RP Financial, LC.
page 4.18


                                    Table 4.2
                 Pricing Characteristics and After-Market Trends
                Recent Conversions Completed (Last Three Months)

          Institutional Information                                 Pre-Conversion Data               Offering Information
---------------------------------------------------------   ---------------------------------     --------------------------
                                                              Financial Info.   Asset Quality
                                                            ------------------- -------------
                                         Conversion                     Equity/  NPAs/    Res.    Gross     % of      Exp./
Institution                      State     Date    Ticker   Assets      Assets  Assets    Cov.    Proc.      Mid.     Proc.
-----------                      -----     ----    ------   ------      ------  ------    ----    -----      ----     -----
                                                            ($Mil)        (%)   (%)(2)    (%)    ($Mil.)     (%)       (%)
---------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
Columbia Financial of KY ......   KY     04/15/98   CFKY   $  104       12.59%   0.58%    50%     $ 26.7     132%     2.8%
Adirondack Fin. Services ......   NY*    04/07/98   Pink       60        5.57%   6.10%    44%        6.6     132%     7.7%
Heritage Bancorp, Inc. ........   SC*    04/07/98   HBSC      252       11.91%   0.54%   106%       69.4     132%     1.9%
Quitman Bancorp, Inc. .........   GA     04/07/98   Pink       40        7.52%   0.42%   209%        6.6     132%     5.7%
EFC Bancorp, Inc. .............   IL     04/06/98   EFC       332        9.71%   0.62%    55%       69.4     132%     2.3%
Northeast Penn. Fin. Corp......   PA     04/01/98   NEP       387        7.63%   0.28%   135%       59.5     132%     2.4%
Bay State Bancorp, Inc. .......   MA     03/31/98   BYS       250        8.08%   0.80%   107%       46.9     132%     3.2%
Independence Community ........   NY*    03/17/98   ICBC    3,794        8.56%   0.69%   117%      704.1     132%     2.3%
Cavalry Bancorp, Inc. .........   TN     03/17/98   CAVB      276       10.69%   0.02%    43%       75.4     132%     1.8%
SFSB Holding Company ..........   PA     03/02/98   SFSH       38        9.20%   0.59%    47%        7.3     132%     4.4%

                          Averages--Standard Conversions:  $  553        9.15%   1.06%    91%     $107.2     132%     3.5%
                           Medians--Standard Conversions:  $  251        8.88%   0.59%    80%     $ 53.2     132%     2.6%

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc. ........   SC*    04/15/98   SBAN   $  292       10.48%   0.30%   362%     $ 45.6     132%     2.7%
First Source Bancorp, Inc......   NJ     04/09/98   FSLA    1,049        9.69%   0.54%   107%      165.5     132%     1.4%
Peoples Bancorp, Inc. .........   NJ     04/09/98   TSBS      640       17.18%   0.92%    61%      238.1     132%     0.8%
Pocahontas Bancorp ............   AR*    04/01/98   PFSL      389        6.36%   0.23%   190%       35.7     132%     2.1%
Harbor Florida Bancshares .....   FL*    03/19/98   HARB    1,129        8.95%   0.43%   240%      166.6     132%     1.1%

                         Averages--2nd Step Conversions:   $  700       10.53%   0.48%   192%     $130.3     132%     1.6%
                          Medians--2nd Step Conversions:   $  640        9.69%   0.43%   190%     $165.5     132%     1.4%

                              Averages--All Conversions:   $  602        9.61%   0.87%   125%     $114.9     132%     2.8%
                               Medians--All Conversions:   $  292        9.20%   0.54%   107%     $ 59.5     132%     2.3%
---------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pro Forma Data
                                  Contribution to    Insider Purchase                ---------------------------------------------
                                  Charitable Found --------------------                Pricing Ratios(4)        Financial Charac.
                                  ----------------                                   --------------------    ---------------------
                                                  Benefit Plans
                                                  -------------            Initial
                                          % of           Recog.  Mgmt.&   Dividend           Core
Institution                       Form  Offering   ESOP  Plans    Dirs.     Yield    P/TB   P/E(5)   P/A     ROA     TE/A      ROE
-----------                       ----  --------   ----  -----    -----     ------   ----   ------   ---     ---     ----      ---
                                           (%)     (%)    (%)    (%)(3)       (%)     (%)     (x)    (%)     (%)      (%)      (%)
----------------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
Columbia Financial of KY ......   N.A.    N.A.     8.0%   4.0%     7.5%      0.00%   74.5%   23.3x   21.1%    0.9%   28.3%     3.2%
Adirondack Fin. Services ......   N.A.    N.A.     8.0%   4.0%    25.5%      0.00%   76.6%    N.M.   10.2%   -0.5%   13.3%    -3.7%
Heritage Bancorp, Inc. ........   N.A.    N.A.     8.0%   4.0%     3.6%      2.00%   77.3%   19.3    22.3%    1.2%   28.8%     4.0%
Quitman Bancorp, Inc. .........   N.A.    N.A.     8.0%   4.0%     5.8%      2.00%   78.3%   16.7    14.5%    0.9%   18.6%     4.7%
EFC Bancorp, Inc. .............   Stock   8.00%    8.0%   4.0%     4.4%      0.00%   80.5%   18.0    19.1%    1.1%   23.8%     4.5%
Northeast Penn. Fin. Corp. ....   Stock   8.00%    8.0%   4.0%     3.6%      0.00%   80.5%   23.7    14.7%    0.6%   18.3%     3.4%
Bay State Bancorp, Inc. .......   Stock   8.00%    8.0%   4.0%     2.7%      0.00%   84.5%   19.0    17.5%    0.9%   20.7%     4.5%
Independence Community ........   Stock   8.00%    8.0%   4.0%     0.1%      0.00%   85.1%   20.2    17.3%    0.6%   20.3%     3.2%
Cavalry Bancorp, Inc. .........   N.A.    N.A.     8.0%   4.0%    20.3%      0.00%   79.8%   16.5    21.7%    1.3%   27.2%     4.8%
SFSB Holding Company ..........   N.A.    N.A.     8.0%   4.0%     7.9%      0.00%   76.1%    N.M.   16.6%   -0.2%   21.8%    -0.9%

Averages--Standard Conversions:   N.A.    N.A.     8.0%   4.0%     8.1%      0.40%   79.3%   19.6x   17.5%    0.7%   22.1%     2.8%
Medians--Standard Conversions:    N.A.    N.A.     8.0%   4.0%     5.1%      0.00%   79.0%   19.1x   17.4%    0.9%   21.2%     3.7%

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc. ........   N.A.    N.A.     0.0%   4.0%    24.1%      0.00%  117.6%   26.7x   25.7%    0.9%   21.9%     4.3%
First Source Bancorp, Inc. ....   N.A.    N.A.     8.0%   4.0%     0.5%      1.00%  129.6%   24.5    26.6%    1.1%   20.5%     5.3%
Peoples Bancorp, Inc. .........   N.A.    N.A.     4.0%   4.0%     0.3%      1.00%  114.5%   26.6    42.3%    1.6%   36.9%     4.3%
Pocahontas Bancorp ............   N.A.    N.A.     8.0%   4.0%     1.8%      0.00%  120.3%   21.2    15.9%    0.8%   13.2%     5.7%
Harbor Florida Bancshares .....   N.A.    N.A.     8.0%   4.0%    20.3%      3.50%  126.5%   17.8    24.1%    1.4%   19.1%     7.3%

Averages--2nd Step Conversions:   N.A.    N.A.     5.6%   4.0%     9.4%      1.10%  121.7%   23.4x   26.9%    1.2%   22.3%     5.4%
Medians--2nd Step Conversions:    N.A.    N.A.     8.0%   4.0%     1.8%      1.00%  120.3%   24.5x   25.7%    1.1%   20.5%     5.3%

Averages--All Conversions: ....   N.A.    N.A.     7.2%   4.0%     8.6%      0.63%   93.4%   21.0x   20.6%    0.8%   22.2%     3.6%
Medians--All Conversions: .....   N.A.    N.A.     8.0%   4.0%     4.4%      0.00%   80.5%   20.2x   19.1%    0.9%   20.7%     4.3%
------------------------------------------------------------------------------------------------------------------------------------


                                                              Post-IPO Pricing Trends
                                            --------------------------------------------------------
                                                                  Closing Price:
                                            --------------------------------------------------------
                                             First             After                After
                                    IPO     Trading    %       First         %      First        %
Institution                        Price     Day    Change    Week(6)     Change   Month(7)   Change
-----------                        -----     ---    ------    -------     ------   --------   ------
                                    ($)      ($)      (%)       ($)        (%)      ($)        (%)
----------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
Columbia Financial of KY ......   $10.00   $17.13     71.3%    $15.94     59.4%    $16.00    60.0%
Adirondack Fin. Services ......    10.00    12.00     20.0%     12.13     21.3%     12.31    23.1%
Heritage Bancorp, Inc. ........    15.00    22.31     48.7%     22.00     46.7%     22.00    46.7%
Quitman Bancorp, Inc. .........    10.00    12.81     28.1%     14.31     43.1%     14.75    47.5%
EFC Bancorp, Inc. .............    10.00    14.75     47.5%     14.94     49.4%     14.69    46.9%
Northeast Penn. Fin. Corp. ....    10.00    15.50     55.0%     15.38     53.8%     15.44    54.4%
Bay State Bancorp, Inc. .......    20.00    29.87     49.4%     29.63     48.1%     30.56    52.8%
Independence Community ........    10.00    17.25     72.5%     17.56     75.6%     18.13    81.3%
Cavalry Bancorp, Inc. .........    10.00    20.56    105.6%     24.38    143.8%     24.00   140.0%
SFSB Holding Company ..........    10.00    12.81     28.1%     13.13     31.3%     14.38    43.8%

Averages--Standard Conversions:   $11.50   $17.50     52.6%    $17.94     57.2%    $18.23    59.6%
Medians--Standard Conversions:    $10.00   $16.31     49.0%    $15.66     48.8%    $15.72    50.2%

Second-Step Conversions
-----------------------
SouthBanc Shares, Inc. ........   $20.00   $22.75     13.8%    $22.50     12.5%    $20.88     4.4%
First Source Bancorp, Inc. ....    10.00    10.56      5.6%     10.50      5.0%     10.50     5.0%
Peoples Bancorp, Inc. .........    10.00    12.00     20.0%     10.56      5.6%     10.50     5.0%
Pocahontas Bancorp ............    10.00    10.75      7.5%     10.25      2.5%      9.94    -0.6%
Harbor Florida Bancshares .....    10.00    12.25     22.5%     11.69     16.9%     12.81    28.1%

Averages--2nd Step Conversions:   $12.00   $13.66     13.9%    $13.10      8.5%    $12.93     8.4%
Medians--2nd Step Conversions:    $10.00   $12.00     13.8%    $10.56      5.6%    $10.50     5.0%

Averages--All Conversions: ....   $11.67   $16.22     39.7%    $16.33     41.0%    $16.46    42.6%
Medians--All Conversions: .....   $10.00   $14.75     28.1%    $14.94     43.1%    $14.75     8.4%
--------------------------------------------------------------------------------------------------

Note:* - Appraisal  performed  by RP  Financial;  "NT" - Not Traded;  "NA" - Not
       Applicable, Not Available.

(1)  Non-OTS regulated thrift.
(2)  As reported in summary pages of prospectus.
(3)  As reported in prospectus.
(4)  Does not take into account the adoption of SOP 93-6.
(5)  Excludes impact of special SAIF assessment on earnings.
(6)  Latest price if offering less than one week old.
(7)  Latest price if offering more than one week but less than one month old.
(8)  Simultaneously converted to commercial bank charter.

May 29, 1998

RP Financial, LC.
Page 4.19


     In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note a difference exists in their pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 143.94 percent reflects a discount of 14.1 percent from the average P/B ratio of all publicly-traded thrifts (equal to 167.54 percent), and the 26.63 times core P/E ratio of the recent conversions was at a 29.1 percent premium to the all public average core P/E ratio of 20.62 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

     Similar to the market for converting thrifts, the three publicly-traded MHC offerings that have been completed during 1998 (Brookline Bancorp of MA - March 1998, Niagra Bancorp of NY April 1998 and Gaston Federal Bancorp of NC April
1998) have experienced a favorable market reception as well. Based on May 29, 1998 market prices, the trading prices of Brookline Bancorp, Niagra Bancorp and Gaston Federal have appreciated in price by 68.1 percent, 58.8 percent and 67.5 percent from their respective IPO prices.

     In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as all of the recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity. Conditions in the new issue market for MHC shares also are viewed as being favorable, based on the positive market reception that has been experienced by the three publicly-traded MHC offerings completed during 1998.

     C. The Acquisition Market

     Also considered in the valuation was the potential impact on Summit's stock price of recently completed and pending acquisitions of other savings institutions operating in Massachusetts. As shown in Exhibit IV-4, there were nine Massachusetts thrifts acquired during 1997 and year-to-date 1998, and there are currently three acquisitions pending of Massachusetts savings institutions.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 4.3
                           Market Pricing Comparatives
                            Prices as of May 29, 1998


                                        Market        Per Share Data
                                    Capitalization    --------------               Pricing Ratios(3)                Dividends(4)
                                    ---------------    Core    Book    --------------------------------------  ---------------------
                                    Price/   Market   12-Mth   Value/                                         Amount/        Payout
Financial Institution               Share(1)  Value    EPS(2)  Share    P/E      P/B     P/A    P/TB   P/Core  Share  Yield Ratio(5)
---------------------               ------   -----    ------   -----    ---      ---     ---    ----   ------  -----  ----- --------
                                     ($)     ($Mil)     ($)     ($)     (X)     (%)     (%)     (%)     (X)    ($)    (%)    (%)
All Public Companies                 22.69    253.13    1.01   13.79   19.80   167.54   20.81  173.22   20.62   0.13   1.55  30.77
Converted Last 3 Mths (no MHC)       16.10    247.72    0.47   12.40   26.31   143.94   31.38  146.23   26.63   0.06   0.56  18.52

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
BYS  Bay State Bancorp of MA         28.63     72.58    1.05   23.66   27.27   121.01   25.06  121.01   27.27   0.00   0.00   0.00
CAVB Cavalry Bancorp of TN           23.50    177.14    0.43   13.23      NM   177.63   50.49  177.63      NM   0.00   0.00   0.00
CFKY Columbia Financial of KY        15.50     41.40    0.15   13.42      NM   115.50   32.66  311.24      NM   0.00   0.00   0.00
EFC  EFC Bancorp Inc of IL           14.00     97.12    0.56   12.42   25.00   112.72   26.80  112.72   25.00   0.00   0.00   0.00
FSLA First Source Bancorp of NJ      10.13    321.53    0.41    7.72   24.71   131.22   26.96  131.22   24.71   0.12   1.18  29.27
HARB Harbor Florida Bancshrs of FL   12.38    380.05    0.45    8.29   26.34   149.34   29.59  150.98   27.51   0.26   2.10  57.78
HBSC Heritage Bancorp, Inc. of SC    21.00     97.21    0.78   19.41   26.92   108.19   31.14  108.19   26.92   0.00   0.00   0.00
HLFC Home Loan Financial Corp of OH  15.75     35.41    0.37   13.82      NM   113.97   44.38  113.97      NM   0.00   0.00   0.00
ICBC Independence Comm Bnk Cp of NY  17.38  1,223.74    0.49   12.55      NM   138.49   30.05  147.91      NM   0.00   0.00   0.00
NEP  Northeast PA Fin. Corp of PA    14.88     95.63    0.42   12.43      NM   119.71   21.86  119.71      NM   0.00   0.00   0.00
TSBS Peoples Bancorp Inc of NJ       10.06    364.54    0.15    3.09      NM   325.57   41.01      NM      NM   0.10   0.99  66.67
PFSL Pocahontas Bancorp of AR         9.94     66.29    0.35    8.72   27.61   113.99   16.54  113.99   28.40   0.24   2.41  68.57
SBAN SouthBanc Shares Inc. of SC(7)  19.88     14.02    0.73   17.01   27.23   116.87   25.54  116.87   27.23   1.40   7.04     NM




                                                 Financial Characteristics(6)
                                      ---------------------------------------------------------
                                                                     Reported          Core
                                      Total    Equity/    NPAs/    ------------     -----------
Financial Institution                 Assets    Assets    Assets    ROA     ROE     ROA     ROE
---------------------                 ------    ------    ------    ---     ---     ---     ---
                                      ($Mil)     (%)        (%)     (%)     (%)     (%)     (%)
All Public Companies                  1,443     13.50      0.65     0.95    8.45    0.90   7.96
Converted Last 3 Mths (no MHC)          816     23.03      0.44     1.01    5.54    0.91   5.06

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
BYS  Bay State Bancorp of MA            290     20.71      0.77     0.92    4.44    0.92   4.44
CAVB Cavalry Bancorp of TN              351     28.43      0.01     1.48    7.18    1.02   4.98
CFKY Columbia Financial of KY           127     28.28        NA     0.91    3.20    0.32   1.12
EFC  EFC Bancorp Inc of IL              362     23.77      0.46     1.07    4.51    1.07   4.51
FSLA First Source Bancorp of NJ       1,192     20.55      0.47     1.09    5.31    1.09   5.31
HARB Harbor Florida Bancshrs of FL    1,284     19.81      0.47     1.25   11.33    1.20  10.84
HBSC Heritage Bancorp, Inc. of SC       312     28.79        NA     1.16    4.02    1.16   4.02
HLFC Home Loan Financial Corp of OH      80     38.94      0.44     1.30    5.70    1.30   5.70
ICBC Independence Comm Bnk Cp of NY   4,072     21.70      0.70     0.64    2.95    0.85   3.90
NEP  Northeast PA Fin. Corp of PA       437     18.26      0.22     0.62    3.38    0.62   3.38
TSBS Peoples Bancorp Inc of NJ          889     12.60      0.64     1.06    6.69    0.79   5.02
PFSL Pocahontas Bancorp of AR           401     14.51      0.25     0.62    7.74    0.61   7.53
SBAN SouthBanc Shares Inc. of SC(7)     117     21.85        NA     0.94    4.29    0.94   4.29


-----------------

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E - Price to earnings; P/B - Price to book; P/A - Price to assets; P/TB - Price to tangible book value; and P/CORE - Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:  Corporate  reports,   offering   circulars,   and  RP  Financial,   LC.
     calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.21


     Under other circumstances, the existence of thrift acquisition activity in the Bank's market area might warrant an upward adjustment to value to account for the likelihood of investors placing an acquisition premium on the stock. However, the acquisition activity in Summit's market was deemed to have a minimal valuation impact for three reasons. First, Summit's Board of Directors has stated their intention to remain independent following the stock offering, a factor underscored by the Board's decision to reorganize into MHC form. Second, Summit could not become an acquisition target for at least one year following a second step conversion, pursuant to current conversion regulations. Finally, the Bank has no immediate intentions to pursue a "second step" conversion.

                             * * * * * * * * * * *

     In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares, and the acquisition market (which we considered to be not highly applicable to the Bank's valuation). Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8. Management

     Summit's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of Summit's Board of Directors and executive management. While the Bank does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Bank's present management structure.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP Financial, LC.
Page 4.22


9. Effect of Government Regulation and Regulatory Reform

     In summary, as a BIF-insured savings bank operating in the MHC form of ownership, Summit will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. The one difference noted between Summit and the Peer Group was in the area of regulatory policy regarding dividend waivers (see the discussion above for "Dividends"). The Bank and a majority of the Peer Group members are subject to minority dilution in a second step conversion because of the current dividend waiver policy, while a minority of the Peer Group companies are not subject to the current policy regarding dividend waivers as the result of "grandfathering" under the previous OTS guidelines. Because a downward adjustment was already applied for this factor in the "Dividends" section of this appraisal, no further adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

     Overall, based on the factors discussed above, we concluded that the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

Key Valuation Parameters:                              Valuation Adjustment
-------------------------                              --------------------
Financial Condition                                      No Adjustment
Profitability, Growth and Viability of Earnings          Slight Downward
Asset Growth                                             Slight Upward
Primary Market Area                                      Slight Upward
Dividends                                                Slight Downward
Liquidity of the Shares                                  Slight Downward
Marketing of the Issue                                   No Adjustment
Management                                               No Adjustment
Effect of Government Regulations and Regulatory Reform   No Adjustment


Basis of Valuation. Fully-Converted Pricing Ratios

     As indicated in Chapter III, the valuation analysis included in this section places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are

RP Financial, LC.
Page 4.23


available for trading; (2) guaranteed minority ownership interest, with no chance of exercising voting control of the institution; (3) no possibility of acquisition speculation to support stock prices; (4) the impact of "second step" conversions on the pricing of MHC institutions; and (5) the current FDIC policy regarding the waiver of dividends by MHC institutions. The above characteristics of MHC shares have provided MHC shares with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the Peer Group on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the Peer Group on a fully-converted basis accomplishes two things. First, such figures eliminate the distortions resulting when trying to compare institutions that have a different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies, and more importantly, are directly applicable to determining the pro forma market value range of the 100 percent ownership interest in Summit as an MHC.

     To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs was adjusted as follows: (1) a second step conversion was assumed, with all shares owned by the MHC assumed to be sold at the May 29, 1998 trading price; (2) the gross proceeds from such a sale were adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a "second step" conversion of MHC institutions; and (3) book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Since they place the public MHC institutions on a fully-converted basis using the same approach as utilized in the several second step conversions completed to date, these per share figures (fully-converted basis) are comparable to the per share financial information reported by fully-converted public companies and can form the basis for estimating the pro forma market value range of a 100 percent ownership interest in Summit. Table 4.4 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the 19 public MHC institutions that form the Peer Group.

Valuation Approaches

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 4.4
                    Calculation of Implied Per Share Data --
                    Incorporating MHC Second Step Conversion
                        Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1998



                                                    Current Ownership                   Current Per Share Data (MHC Ratios)
                                               ----------------------------        --------------------------------------------
                                               Total     Public       MHC                   Core    Book     Tangible
                                               Shares    Shares      Shares         EPS     EPS     Value      Book      Assets
                                               ------    ------      ------         ---     ---     -----      ----      ------
                                               (000)      (000)       (000)         ($)     ($)       ($)       ($)       ($)
Publicly-Traded MHC Institutions
--------------------------------
ALLB  Alliance Bank MHC of PA(19.9) ........     3,273        650      2,623        0.62     0.62      8.93      8.93      83.33
BRKL  Brookline Bncp MHC of MA(47.0) .......    29,095     13,675     15,420        0.39     0.39      8.56      8.56      49.88
CMSV  Commty. Svgs, MHC of FL(48.5) ........     5,100      2,470      2,630        1.03     0.95     16.11     16.11     149.14
FFFL  Fidelity Bcsh MHC of FL(47.7) ........     6,802      3,224      3,578        1.07     0.92     13.01     12.62     194.16
FFSX  First FSB MHC Sxld of IA(46.1) .......     2,838      1,303      1,535        1.16     1.17     14.15     11.48     201.27
GBNK  Gaston Fed Bncp MHC of NC(47.0) ......     4,497      2,113      2,384        0.43     0.43      8.56      8.56      38.07
HARS  Harris Fin. MHC of PA(24.3) ..........    33,942      8,169     25,773        0.55     0.45      5.41      4.86      66.59
JXSB  Jcksnville SB, MHC of IL(45.6) .......     1,908        580      1,328        0.51     0.33      9.23      9.23      88.91
LFED  Leeds Fed Bksr MHC of MD(36.3) .......     5,182      1,883      3,299        0.66     0.66      9.52      9.52      57.70
NBCP  Niagara Bancorp of NY MHC(45.4) ......    29,756     13,502     16,254        0.58     0.58     12.71     12.71     105.69
NWSB  Northwest Bcrp MHC of PA(30.7) .......    46,838     14,352     32,486        0.44     0.44      4.55      4.07      51.44
PBCT  Peoples Bank, MHC of CT(40.1) ........    64,083     24,453     39,630        1.49     0.80     13.18     11.29     142.78
PBHC  Pathfinder BC MHC of NY(46.1) ........     2,831        882      1,949        0.62     0.50      8.15      6.91      69.30
PHSB  Ppls Home SB, MHC of PA(45.0) ........     2,760      1,242      1,518        0.63     0.56     10.33     10.33      80.94
PLSK  Pulaski SB, MHC of NJ(46.0) ..........     2,108        952      1,156        0.55     0.55     10.44     10.44      90.50
SBFL  SB Fngr Lakes MHC of NY(33.1) ........     3,570      1,182      2,388        0.26     0.22      6.10      6.10      70.26
SKBO  First Carnegie MHC of PA(45.0) .......     2,300      1,035      1,265        0.41     0.46     10.74     10.74      62.46
WAYN  Wayne Svgs Bks MHC of OH(47.8) .......     2,484      1,075      1,409        0.76     0.71      9.74      9.74     102.71
WCFB  Wbstr Cty FSB MHC of IA(45.2) ........     2,112        950      1,162        0.65     0.65     10.58     10.58      45.04



                                               Impact of Second Step Conversion         Pro Forma Per Share Data (Fully Converted)
                                         ---------------------------------------------  ------------------------------------------
                                         Share     Gross      Net Incr.     Net Incr.            Core    Book   Tangible
                                         Price    Procds(1)   Capital(2)    Income(3)     EPS    EPS    Value     Book    Assets
                                         -----    ---------   ----------    ---------     ---    ---    -----     ----    ------
                                         ($000)     ($000)      ($000)       ($000)       ($)    ($)     ($)       ($)      ($)

Publicly-Traded MHC Institutions
--------------------------------
ALLB  Alliance Bank MHC of PA(19.9) ...   35.00      91,805      78,952       2,418      1.36   1.36    33.05     33.05   107.45
BRKL  Brookline Bncp MHC of MA(47.0) ..   16.81     259,210     222,921       6,826      0.62   0.62    16.22     16.22    57.54
CMSV  Commty. Svgs, MHC of FL(48.5) ...   35.38      93,049      80,022       2,450      1.51   1.43    31.80     31.80   164.83
FFFL  Fidelity Bcsh MHC of FL(47.7) ...   30.06     107,555      92,497       2,832      1.49   1.34    26.61     26.22   207.76
FFSX  First FSB MHC Sxld of IA(46.1) ..   37.25      57,179      49,174       1,506      1.69   1.70    31.84     28.81   218.60
GBNK  Gaston Fed Bncp MHC of NC(47.0) .   16.75      39,932      34,342       1,052      0.66   0.66    16.20     16.20    45.71
HARS  Harris Fin. MHC of PA(24.3) .....   25.50     657,212     565,202      17,307      1.06   0.96    22.06     21.51    83.24
JXSB  Jcksnville SB, MHC of IL(45.6) ..   22.50      29,880      25,697         787      0.92   0.74    22.70     22.70   102.38
LFED  Leeds Fed Bksr MHC of MD(36.3) ..   20.25      66,805      57,452       1,759      1.00   1.00    20.61     20.61    68.79
NBCP  Niagara Bancorp of NY MHC(45.4) .   15.88     258,114     221,978       6,797      0.81   0.81    20.17     20.17   113.15
NWSB  Northwest Bcrp MHC of PA(30.7) ..   16.25     527,898     453,992      13,902      0.74   0.74    14.24     13.76    61.13
PBCT  Peoples Bank, MHC of CT(40.1) ...   38.13   1,511,092   1,299,539      39,793      2.11   1.42    33.46     31.57   163.06
PBHC  Pathfinder BC MHC of NY(46.1) ...   22.63      44,106      37,931       1,161      1.03   0.91    21.55     20.31    82.70
PHSB  Ppls Home SB, MHC of PA(45.0) ...   20.25      30,740      26,436         809      0.92   0.85    19.91     19.91    90.52
PLSK  Pulaski SB, MHC of NJ(46.0) .....   18.50      21,386      18,392         563      0.82   0.82    19.16     19.16    99.22
SBFL  SB Fngr Lakes MHC of NY(33.1) ...   20.00      47,760      41,074       1,258      0.61   0.57    17.61     17.61    81.77
SKBO  First Carnegie MHC of PA(45.0) ..   19.88      25,148      21,627         662      0.70   0.75    20.14     20.14    71.86
WAYN  Wayne Svgs Bks MHC of OH(47.8) ..   27.25      38,395      33,020       1,011      1.17   1.12    23.03     23.03   116.00
WCFB  Wbstr Cty FSB MHC of IA(45.2) ...   19.63      22,810      19,617         601      0.93   0.93    19.87     19.87    54.33

-------------
(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
          Offering expense percent   2.00
          ESOP percent purchase      8.00
          Recognition plan percent   4.00
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
          After-tax reinvestment     4.29
          ESOP loan term (years)       10
          Recog. plan vesting (yrs)     5
          Effective tax rate        34.00

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.25


ratios in valuing Summit's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches --all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Summit's offering circular for reinvestment rate, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in Summit's offering circular for offering expenses. The assumptions utilized in the pro forma analysis in calculating the Bank's full conversion value are described more fully below.

     o Conversion Expenses. Have been assumed to equal 3 percent of the offering amount pursuant to a standard conversion offering, which is typical of the level of offering expenses recorded in offerings that are comparable to the Bank's full conversion value.

     o Effective Tax Rate. The Bank, in consultation with its outside auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 40 percent.

     o Reinvestment Rate. The pro forma section in the prospectus incorporates a 5.39 percent reinvestment rate, equivalent to the one year U.S. Treasury rate prevailing as of March 31, 1998. This calculated rate is reasonably similar to the blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat interest rate scenario and the estimated impact of deposit withdrawals to fund stock purchases.

     o Stock Benefit Plans. The assumptions for the stock benefit plans, i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 10 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price.

     In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed an emphasis on the following:

     o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Bank's and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for both the Bank and the Peer Group included certain unusual

RP Financial, LC.
Page 4.26


          operating items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions (many of the recent conversions have reported not meaningful P/E ratios).

     o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

     The Bank has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.
However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that the pro forma market value of a 100 percent interest in the Bank's conversion stock was $20,000,000 at the midpoint, equal to 2,000,000 shares issued at a per share value of $10.00 for the public shares.

     1. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Summit's reported earnings were $1.228 million for the twelve months ended March 31, 1998. In deriving Summit's core earnings, the only

RP Financial, LC.
Page 4.27


adjustment made to reported earnings was to eliminate gains on the sale of investment securities, which totaled $843,000 for the twelve months ended March 31, 1998. On a tax effected basis, assuming an effective marginal tax rate of
40.0 percent, the elimination of the gains resulted in a $506,000 reduction to the Bank's reported earnings. As shown below, after factoring in the adjustment, Summit's core earnings were determined to equal $722,000 for the twelve months ended March 31, 1998. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).


                                                              Amount
                                                              ------
                                                              ($000)

     Net income ...........................................   $1,228
     Gain on sale of investments(1) .......................     (506)
                                                              -------
      Core earnings estimate ..............................   $  722
    --------
   (1)  Tax effected at 40.0 percent.


     Based on Summit's reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma reported and core P/E multiples (fully-converted basis) at the $20,000,000 midpoint value were 12.61 times and 18.52 times, respectively, which provided for discounts of 44.9 percent and 22.4 percent relative to the Peer Group's average reported and core P/E multiples (fully-converted basis) of 22.87 times and 23.87 times, respectively (see Table 4.5). The discounted earnings multiples are consistent with the valuation adjustments outlined earlier, as well as taking into consideration the resulting P/B ratio.

     2. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Bank's pro forma market value by applying a valuation P/B ratio (fully-converted basis) to Summit's pro forma book value (fully-converted basis). Based on the $20.0 million midpoint valuation, Summit's pro forma P/B ratio was 74.38 percent. In comparison to the average P/B ratio for the Peer Group of 105.61 percent, Summit's ratio was discounted by 29.6 percent. RP Financial considered the discount under the P/B approach to be reasonable, in light of the previously referenced valuation adjustments and the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. Additionally, the discounted P/B ratio is also warranted by the likelihood that speculation of a second step conversion may be having an upward influence on the current stock prices of some

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 4.5
        MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                 Quantum Financial Holdings and the Comparables
                               As of May 19, 1998


                                               Fully Converted
                                                Implied Value       Per Share (8)
                                               -----------------   --------------
                                                        Implied     Core    Book                  Pricing Ratios(3)
                                               Price/    Market    12-Mth  Value/    ----------------------------------------
                                              Share(1)   Val(8)    EPS(2)  Share      P/E      P/B     P/A     P/TB    P/CORE
                                              --------  --------   ------  ------    -----   ------   -----   ------   ------
Summit Bank                                     ($)      ($Mil)      ($)     ($)      (X)      (%)     (%)      (%)      (X)
-----------
 Superrange................................   10.00        26.45     0.45   12.24    15.55    81.71   17.21    81.71   22.13
 Range Maximum.............................   10.00        23.00     0.49   12.80    14.03    78.13   15.26    78.13   20.29
 Range Midpoint............................   10.00        20.00     0.54   13.45    12.61    74.38   13.49    74.38   18.52
 Range Minimum.............................   10.00        17.00     0.60   14.32    11.10    69.84   11.67    69.84   16.57

All Public Companies.......................   22.69       253.13     1.01   13.79    19.80   167.54   20.81   173.22   20.62

All Non-MHC State of MA(7)
--------------------------
 Averages..................................   25.61       107.14     1.34   14.33    18.38   191.57   17.97   196.15   17.95
 Medians...................................      --           --       --      --    16.73   186.03   17.13   199.57   17.42

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages..................................   24.10       328.70     0.99   22.64    22.87   105.61   25.14   107.41   23.87
 Medians...................................      --           --       --      --    22.30   105.01   24.46   105.90   24.33

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
ALLB  Alliance Bank MHC of PA(19.9) .......   35.00       114.56     1.36   33.05    25.74   105.90   32.57   105.90   25.74
BRKL  Brookline Bncp MHC of MA(47.0) ......   16.81       489.09     0.62   16.22    27.11   103.64   29.21   103.64   27.11
CMSV  Commty. Svgs, MHC of FL(48.5) .......   35.83       180.44     1.43   31.80    23.43   111.26   21.46   111.26   24.74
FFFL  Fidelity Bcsh MHC of FL(47.7) .......   30.06       204.47     1.34   26.61    20.17   112.97   14.47   114.65   22.43
SKBO  First Carnegie MHC of PA(45.0).......   19.88        45.72     0.75   20.14    28.40    98.71   27.66    98.71   26.51
FFSX  First FSB MHC Sxld of IA(46.1) ......   37.25       105.72     1.70   31.84    22.04   116.99   17.04   129.30   21.91
GBNK  Gaston Fed Bncp MHC of NC(47.0) .....   16.75        75.32     0.66   16.20    25.38   103.40   36.64   103.40   25.38
HARS  Harris Fin. MHC of PA(24.3) .........   25.50       865.52     0.96   22.06    24.06   115.59   30.63   118.55   26.56
JXSB  Jcksnville SB, MHC of IL(45.6) ......   22.50        42.93     0.74   22.70    24.46    99.12   21.98    99.12     NM
LFED  Leeds Fed Bksr MHC of MD(36.3) ......   20.25       104.94     1.00   20.61    20.25    98.25   29.44    98.25   20.25
NBCP  Niagara Bancorp of NY MHC(45.4) .....   15.88       472.53     0.81   20.17    19.60    78.73   14.03    78.63   19.60
NWSB  Northwest Bcrp MHC of PA(30.7) ......   16.25       761.12     0.74   14.24    21.96   114.12   26.58   118.10   21.96
PBHC  Pathfinder BC MHC of NY(46.1) .......   22.63        64.07     0.91   21.55    21.97   105.01   27.36   111.42   24.87
PBCT  Peoples Bank, MHC of CT(40.1) .......   38.13     2,443.48     1.42   33.46    18.07   113.96   23.38   120.78   26.85
PHSB  Ppls Home SB, MHC of PA(45.0) .......   20.25        55.89     0.85   19.91    22.01   101.71   22.37   101.71   23.82
PLSK  Pulaski SB, MHC of NJ(46.0) .........   18.50        39.00     0.82   19.16    22.56    96.56   18.65    96.56   22.56
SBFL  SB Fngr Lakes MHC of NY(33.1) .......   20.00        71.40     0.57   17.61      NM    113.57   24.46   113.57     NM
WAYN  Wayne Svgs Bks MHC of OH(47.8) ......   27.25        67.69     1.12   23.03    23.29   118.32   23.49   118.32   24.33
WCFB  Wbstr Cty FSB MHC of IA(45.2) .......   19.63        41.46     0.93   19.87    21.11    98.79   36.13    98.79   21.11



                                                Dividends (4)                        Financial Characteristics(6)
                                          --------------------------   ---------------------------------------------------------
                                                                                                       Reported         Core
                                          Amount/           Payout     Total      Equity/   NPAs/    -----------    ------------
                                           Share   Yield    Ratio(5)   Assets     Assets   Assets    ROA     ROE    ROA      ROE
                                           -----   -----    --------   ------     ------   ------    ---     ---    ---      ---
                                            ($)     (%)       (%)      ($Mil)      (%)      (%)      (%)     (%)    (%)      (%)
Summit Bank
-----------
 Superrange .............................   0.00     0.00      0.00       154      21.06     0.22     1.11    5.25   0.78    3.69
 Range Maximum ..........................   0.00     0.00      0.00       151      19.53     0.23     1.09    5.57   0.75    3.85
 Range Midpoint .........................   0.00     0.00      0.00       148      18.14     0.23     1.07    5.90   0.73    4.02
 Range Minimum ..........................   0.00     0.00      0.00       146      16.71     0.24     1.05    6.29   0.70    4.22

All Public Companies ....................   0.35     1.55     30.77     1,443      13.50     0.65     0.95    8.45   0.90    7.96

All Non-MHC State of MA(7)
--------------------------
 Averages ...............................   0.42     1.58     31.54       664      10.36     0.43     1.08   12.14   1.02   11.19
 Medians ................................     --       --        --        --         --       --       --      --     --      --

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
 Averages ...............................   0.37     1.45     32.08     1,406      23.93     0.59     1.13    4.71   1.07    4.42
 Medians ................................     --       --        --        --         --       --       --      --     --      --

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
ALLB  Alliance Bank MHC of PA(19.9) ......  0.00     0.00      0.00       352      30.76     1.38     1.34    4.14   1.34    4.14
BRKL  Brookline Bncp MHC of MA(47.0) .....  0.00     0.00      0.00     1,674      28.19     0.62     1.08    3.82   1.08    3.82
CMSV  Commty. Svgs, MHC of FL(48.5) ......  0.90     2.54     62.94       841      19.29     0.26     0.97    4.82   0.92    4.56
FFFL  Fidelity Bcsh MHC of FL(47.7) ......  0.90     2.99     67.16     1,413      12.81     0.32     0.85    5.70   0.76    5.12
SKBO  First Carnegie MHC of PA(45.0) .....  0.30     1.51     40.00       165      28.03     0.78     0.95    3.81   1.02    4.08
FFSX  First FSB MHC Sxld of IA(46.1) .....  0.48     1.29     28.24       620      14.57     0.36     0.90    5.40   0.91    5.43
GBNK  Gaston Fed Bncp MHC of NC(47.0) ....  0.00     0.00      0.00       206      35.44     0.32     1.44    4.07   1.44    4.07
HARS  Harris Fin. MHC of PA(24.3) ........  0.22     0.86     22.92     2,825      26.50     0.66     1.34    4.89   1.22    4.43
JXSB  Jcksnville SB, MHC of IL(45.6) .....  0.30     1.33     40.54       195      22.17     0.86     0.92    4.09   0.74    3.29
LFED  Leeds Fed Bksr MHC of MD(36.3) .....  0.56     2.77     56.00       356      29.96      NA      1.50    4.94   1.50    4.94
NBCP  Niagara Bancorp of NY MHC(45.4) ....  0.00     0.00      0.00     3,367      17.83     0.25     0.72    4.02   0.72    4.02
NWSB  Northwest Bcrp MHC of PA(30.7) .....  0.16     0.98     21.62     2,863      23.29     0.69     1.32    5.27   1.32    5.27
PBHC  Pathfinder BC MHC of NY(46.1) ......  0.20     0.88     21.98       234      26.06     1.33     1.26    4.81   1.11    4.25
PBCT  Peoples Bank, MHC of CT(40.1) ......  0.84     2.20     59.15    10,449      20.52     0.66     1.44    6.73   0.97    4.53
PHSB  Ppls Home SB, MHC of PA(45.0) ......  0.24     1.19     28.24       250      22.00     0.36     1.06    5.05   0.98    4.67
PLSK  Pulaski SB, MHC of NJ(46.0) ........  0.30     1.62     36.59       209      19.31     0.73     0.85    4.53   0.85    4.53
SBFL  SB Fngr Lakes MHC of NY(33.1) ......  0.24     1.20     42.11       292      21.54     0.27     0.80    3.50   0.75    3.27
WAYN  Wayne Svgs Bks MHC of OH(47.8) .....  0.56     2.06     50.00       288      19.85      NA      1.02    5.14   0.97    4.92
WCFB  Wbstr Cty FSB MHC of IA(45.2) ......  0.80     4.08       NM        115      36.57     0.12     1.72    4.71   1.72    4.71

------------------
(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operation gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E - Price to Earnings; P/B - Price to Book; P/A - Price to Assets; P/TB - Price to Tangible Book; and P/CORE - Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source:  Corporate  reports,   offering   circulars,   and  RP  Financial,   LC.
     calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.29


of the Peer Group companies. Comparatively, as a newly formed MHC, speculation of a second step conversion is not expected to have a material influence on the Bank's stock price.

     RP Financial also considered the P/B ratios of the most recent MHC conversions in its valuation analysis. Brookline Bancorp, Niagra Bancorp and Gaston Federal have been the three publicly-traded MHC offerings completed during 1998 and, as of May 29, 1998, were trading at an average P/B ratio of
95.3 percent. At the midpoint value of $20,000,000, Summit's pro forma P/B ratio (fully-converted basis) of 74.38 percent was discounted by 21.9 percent from the average P/B ratio of those three companies.

     3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Summit's full conversion value equaled 13.49 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio (fully-converted basis) of 25.14 percent, which implies a
46.3 percent discount being applied to the Bank's pro forma P/A ratio (fully-converted basis).

                              * * * * * * * * * *

     We believe that the Bank's pricing discounts relative to the Peer Group are appropriately reflective of the valuation adjustments discussed above.

Valuation Conclusion

     Based on the foregoing, it is our opinion that, as of May 29, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, was $20,000,000 at the midpoint, equal to 2,000,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $17,000,000, and a maximum value of $23,000,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 1,700,000 at the minimum and 2,300,000 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 4.6
                              Public Market Pricing
                         Summit Bank and the Comparables
                               As of May 19, 1998


                                                    Market
                                                Capitalization     Per Share Data
                                               -----------------   --------------
                                                                   Core    Book                  Pricing Ratios(3)
                                               Price/    Market    12-Mth  Value/    ----------------------------------------
                                              Share(1)   Value     EPS(2)  Share      P/E      P/B     P/A     P/TB    P/CORE
                                              --------  --------   ------  ------    -----   ------   -----   ------   ------
Summit Bank                                     ($)      ($Mil)      ($)     ($)      (X)      (%)     (%)      (%)      (X)
-----------
 Superrange................................   10.00        11.90     0.35    7.51    18.42   133.15   18.74   133.15   28.43
 Range Maximum.............................   10.00        10.35     0.39    8.04    16.35   124.34   16.45   124.34   25.53
 Range Midpoint............................   10.00         9.00     0.44    8.66    14.48   115.54   14.43   115.54   22.84
 Range Minimum.............................   10.00         7.65     0.50    9.50    12.53   105.29   12.37   105.29   19.98

All Public Companies.......................   22.69       253.13     1.01   13.79    19.80   167.54   20.81   173.22   20.62

Comparable Group Averages
-------------------------
 Averages..................................   24.10       121.86     0.60   10.02    27.02   224.96   29.37   235.78   27.38
 Medians...................................      --           --       --      --    27.38   231.05   28.47   238.19   27.38

Comparable Group
----------------
ALLB  Alliance Bank MHC of PA(19.9) .......   35.00        22.75     0.62    8.93      NM       NM    42.00      NM      NM
BRKL  Brookline Bncp MHC of MA(47.0) ......   16.81       229.88     0.39    8.56      NM    196.38   33.70   196.38     NM
CMSV  Commty. Svgs, MHC of FL(48.5) .......   35.83        87.39     0.95   16.11      NM    219.38   23.72   219.62     NM
FFFL  Fidelity Bcsh MHC of FL(47.7) .......   30.06        96.91     0.92   13.01    28.09   231.05   15.48   238.19     NM
SKBO  First Carnegie MHC of PA(45.0).......   19.88        20.58     0.46   10.74      NM    185.10   31.83   185.10     NM
FFSX  First FSB MHC Sxld of IA(46.1) ......   37.25        48.54     1.17   14.51      NM    256.72   18.51   324.48     NM
GBNK  Gaston Fed Bncp MHC of NC(47.0) .....   16.75        35.39     0.43    8.56      NM    195.68   44.00   195.68     NM
HARS  Harris Fin. MHC of PA(24.3) .........   25.50       208.31     0.45    5.41      NM       NM    38.29      NM      NM
JXSB  Jcksnville SB, MHC of IL(45.6) ......   22.50        13.05     0.33    9.23      NM    243.77   25.31   243.77     NM
LFED  Leeds Fed Bksr MHC of MD(36.3) ......   20.25        38.13     0.66    9.52      NM    212.71   35.10   212.71     NM
NBCP  Niagara Bancorp of NY MHC(45.4) .....   15.88       214.41     0.58   12.71    27.38   124.94   15.03   124.94   27.38
NWSB  Northwest Bcrp MHC of PA(30.7) ......   16.25       233.22     0.44    4.55      NM       NM    31.59      NM      NM
PBHC  Pathfinder BC MHC of NY(46.1) .......   22.63        19.96     0.50    8.15      NM    277.67   32.66   327.50     NM
PBCT  Peoples Bank, MHC of CT(40.1) .......   38.13       932.39     0.80   13.18    25.59   289.30   26.71   337.73     NM
PHSB  Ppls Home SB, MHC of PA(45.0) .......   20.25        25.15     0.56   10.33      NM    196.03   25.02   196.03     NM
PLSK  Pulaski SB, MHC of NJ(46.0) .........   18.50        17.61     0.55   10.44      NM    177.20   20.44   177.20     NM
SBFL  SB Fngr Lakes MHC of NY(33.1) .......   20.00        23.64     0.22    6.10      NM    327.87   28.47   327.87     NM
WAYN  Wayne Svgs Bks MHC of OH(47.8) ......   27.25        29.29     0.71    9.74      NM    279.77   26.53   279.77     NM
WCFB  Wbstr Cty FSB MHC of IA(45.2) .......   19.63        18.65     0.65   10.58      NM    185.54   43.58   185.54     NM



                                                Dividends (4)                        Financial Characteristics(6)
                                          --------------------------   ---------------------------------------------------------
                                                                                                       Reported         Core
                                          Amount/           Payout     Total      Equity/   NPAs/    -----------    ------------
                                           Share   Yield    Ratio(5)   Assets     Assets   Assets    ROA     ROE    ROA      ROE
                                           -----   -----    --------   ------     ------   ------    ---     ---    ---      ---
                                            ($)     (%)       (%)      ($Mil)      (%)      (%)      (%)     (%)    (%)      (%)
Summit Bank
-----------
 Superrange .............................   0.00     0.00      0.00       141      14.07     0.24     1.02    7.23   0.66    4.68
 Range Maximum ..........................   0.00     0.00      0.00       140      13.23     0.25     1.01    7.61   0.64    4.875
 Range Midpoint .........................   0.00     0.00      0.00       139      12.49     0.25     1.00    7.98   0.63    5.06
 Range Minimum ..........................   0.00     0.00      0.00       137      11.75     0.25     0.99    8.40   0.62    5.27

All Public Companies ....................   0.35     1.55     30.77     1,443      13.50     0.65     0.95    8.45   0.90    7.96

Comparable Group Averages
-------------------------
 Averages ...............................   0.37     1.45     11.59     1,228      12.37     0.59     0.83    7.16   0.76    6.39
 Medians ................................     --       --        --        --         --       --       --      --     --      --

Comparable Group
----------------
ALLB  Alliance Bank MHC of PA(19.9) ......  0.00     0.00      0.00       273      10.72     1.38     0.80    7.09   0.80    7.09
BRKL  Brookline Bncp MHC of MA(47.0) .....  0.00     0.00      0.00     1,451      17.16     0.62     0.78    4.56   0.78    4.56
CMSV  Commty. Svgs, MHC of FL(48.5) ......  0.90     2.54       NM        761      10.80     0.26     0.74    6.58   0.68    6.07
FFFL  Fidelity Bcsh MHC of FL(47.7) ......  0.90     2.99       NM      1,321       6.70     0.32     0.66    8.52   0.57    7.32
SKBO  First Carnegie MHC of PA(45.0) .....  0.30     1.51     29.35       144      17.20     0.78     0.64    4.58   0.71    5.13
FFSX  First FSB MHC Sxld of IA(46.1) .....  0.48     1.29     18.84       571       7.21     0.36     0.68    8.30   0.69    8.38
GBNK  Gaston Fed Bncp MHC of NC(47.0) ....  0.00     0.00      0.00       171      22.48     0.32     1.13    5.02   1.13    5.02
HARS  Harris Fin. MHC of PA(24.3) ........  0.22     0.86     11.77     2,260       8.12     0.66     0.88   10.93   0.72    8.95
JXSB  Jcksnville SB, MHC of IL(45.6) .....  0.30     1.33       NM        170      10.38     0.86     0.59    5.64   0.38    3.65
LFED  Leeds Fed Bksr MHC of MD(36.3) .....  0.56     2.77       NM        299      16.50      NA      1.18    7.20   1.18    7.20
NBCP  Niagara Bancorp of NY MHC(45.4) ....  0.00     0.00      0.00     3,145      12.03     0.25     0.55    4.56   0.55    4.56
NWSB  Northwest Bcrp MHC of PA(30.7) .....  0.16     0.98     11.14     2,409       8.85     0.69     1.95   10.14   0.95   10.14
PBHC  Pathfinder BC MHC of NY(46.1) ......  0.20     0.88     12.46       196      11.76     1.33     0.91    7.74   0.73    6.24
PBCT  Peoples Bank, MHC of CT(40.1) ......  0.84     2.20       NM      9,150       9.23     0.66     1.18   13.44   0.63    7.21
PHSB  Ppls Home SB, MHC of PA(45.0) ......  0.24     1.19     19.29       223      12.76     0.36     0.81    7.30   0.72    6.49
PLSK  Pulaski SB, MHC of NJ(46.0) ........  0.30     1.62     24.63       191      11.54     0.73     0.63    5.86   0.63    5.86
SBFL  SB Fngr Lakes MHC of NY(33.1) ......  0.24     1.20       NM        251       8.68     0.27     0.40    4.39   0.34    3.72
WAYN  Wayne Svgs Bks MHC of OH(47.8) .....  0.56     2.06       NM        255       9.48      NA      0.75    8.03   0.70    7.51
WCFB  Wbstr Cty FSB MHC of IA(45.2) ......  0.80     4.08       NM         95      23.49     0.12     1.46    6.23   1.46    6.23

------------------
(1)  Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operation items (including the SAIF assessment) on a tax effected basis and is shown on a pro forma basis where appropriate.
(3) P/E - Price to Earnings; P/B - Price to Book; P/A - Price to Assets; P/TB - Price to Tangible Book; and P/CORE - Price to Core Earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:  Corporate  reports,   offering   circulars,   and  RP  Financial,   LC.
     calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.31


supermaximum value of $26.450 million without a resolicitation. Based on the $10.00 per share offering price, the supermaximum value would result in total shares outstanding of 2,645,000. The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 45 percent ownership interest. Accordingly, the offering to the public of the minority stock will equal $7,650,000 at the minimum, $9,000,000 at the midpoint, $10,350,000 at the maximum and $11,902,500 at the supermaximum. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.5 and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.6 and are detailed in Exhibits IV-10 and IV-11.

                                    EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit
Number         Description
-------        -----------
  I-1          Map of Office Locations

  I-2          Audited Financial Statements

  I-3          Key Operating Ratios

  I-4          Investment Portfolio Composition

  I-5          Yields and Costs

  I-6          Loan Loss Allowance Activity

  I-7          Gap Analysis

  I-8          Fixed Rate and Adjustable Rate Loans

  I-9          Loan Portfolio Composition

  I-10         Loan Originations, Purchases, and Sales

  I-11         Contractual Maturity By Loan Type

  I-12         Non-Performing Assets

  I-13         Deposit Composition

  I-14         Time Deposit Rate/Maturity

  I-15         Borrowing Activity

 II-1          Description of Office Facilities

 II-2          Historical Interest Rates

III-1          General Characteristics of Publicly-Traded Institutions

III-2          Financial Analysis of All Publicly-Traded MHCs

 IV-1          Stock Prices: As of May 29, 1998

RP Financial, LC.

Exhibit
Number         Description
-------        -----------
 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Director and Senior Management Summary Resumes

 IV-6          Pro Forma Regulatory Capital Ratios

 IV-7          Pro Forma Analysis Sheet: Fully Converted Basis

 IV-8          Pro Forma Effect of Conversion Proceeds: Fully Converted Basis

 IV-9          Peer Group Core Earnings Analysis

 IV-10         Pro Forma Analysis Sheet: Minority Stock Offering

 IV-11         Pro Forma Effects: Minority Stock Offering

  V-1          Firm Qualifications Statement

                                   EXHIBIT I-1
                                   Summit Bank
                             Map of Office Locations



                               [GRAPHIC OMITTED]

                                   EXHIBIT I-2
                                   Summit Bank
                          Audited Financial Statements


                           [Incorporated by Reference]

                                   EXHIBIT I-3
                                   Summit Bank
                              Key Operating Ratios


Key Operating Ratios and Other Data

                                         At or for the             At or for the
                                        Nine Months Ended            Years Ended
                                            March 31,                 June 30,
                                        -----------------        ------------------
                                        1998         1997         1997         1996
                                        ----         ----         ----         ----
Performance Ratios (1):
Return on average assets ........       1.12%        1.15%        1.13%        0.97%
Return on average retained
  earnings ......................      13.64%       13.73%       13.58%       11.35%
Average interest rate spread
  during period .................       3.71%        3.84%        3.86%        3.99%
Net interest margin (2) .........       4.15%        4.27%        4.29%        4.34%
Ratio of operating expense to
  average assets ................       3.34%        3.15%        3.24%        3.31%
Ratio of average interest-
 earning assets to average
 interest-bearing liabilities ...     111.82%      112.48%      112.38%      109.81%
Efficiency ratio (3) ............      64.85%       62.61%       64.16%       66.22%

Asset Quality Ratios:
Non-accrual loans and other
  real estate owned to total
  assets ........................       0.26%        0.69%        0.22%        0.99%
Allowance for loan losses as
  a percent of non-accrual loans      163.27%      220.00%      246.11%       52.28%
Allowance for loan losses as
  a percent of loans
  receivable, net ...............       0.77%        0.84%        0.71%        0.79%

Capital Ratios:
Retained earnings to total assets       7.54%        8.10%        8.29%        8.21%
Average retained earnings to
  average assets ................       8.18%        8.39%        8.33%        8.55%

Other Data:
Number of full-service offices ..          5            4            4            4
Number of deposit accounts ......     16,306       15,379       15,598       14,830
Number of loans outstanding .....      1,649        1,500        1,557        1,410

-----------
(1)  Ratios for the nine month periods have been annualized where applicable.
(2)  Net interest income divided by average interest-earning assets.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.

Source: Summit Bank's prospectus.

                                  Exhibit I-4
                                  Summit Bank
                        Investment Portfolio Composition

                                                                                                           June 30,
                                                                                    ------------------------------------------------
                                                             March 31, 1998                 1997                      1996
                                                         ----------------------    ----------------------    -----------------------
                                                         Amortized      Market     Amortized       Market     Amortized       Market
                                                            Cost        Value         Cost         Value         Cost         Value
                                                            ----        -----         ----         -----         ----         -----
                                                                                           (Dollars in Thousands)
Debt securities:
  U.S. Government and Agency securities .............     $ 29,504     $ 29,638     $ 16,823      $ 16,642     $ 11,024     $ 10,809
  Other debt securities .............................        2,503        2,491        1,615         1,613        5,129        5,114
                                                          --------     --------     --------      --------     --------     --------
      Total debt securities .........................       32,007       32,129       18,438        18,255       16,153       15,923

Marketable equity securities ........................        2,701        3,251        3,232         3,696        2,573        2,803
                                                          --------     --------     --------      --------     --------     --------
  Total debt and equity securities ..................       34,708       35,380       21,670        21,951       18,726       18,726
FHLB stock ..........................................          723          723          538           538          455          455
Certificates of deposit .............................        1,500        1,500          500           500           --           --
                                                          --------     --------     --------      --------     --------     --------
      Total investment securities ...................       36,931       37,603       22,708        22,989       19,181       19,181
                                                          --------     --------     --------      --------     --------     --------
Mortgage-backed securities:
  GNMA ..............................................          325          326          375           368          424          408
  FNMA ..............................................        5,965        5,965          980           987           --           --
  FHLMC .............................................        1,010        1,014        1,385         1,390        1,675        1,668
                                                          --------     --------     --------      --------     --------     --------
      Total mortgage-backed securities ..............        7,300        7,305        2,740         2,745        2,099        2,076
                                                          --------     --------     --------      --------     --------     --------
Net unrealized (losses) gains on
  available-for-sale securities .....................          677                       286                        (23)
                                                          --------                  --------                   --------
Total securities ....................................     $ 44,908     $ 44,908     $ 25,734      $ 25,734     $ 21,257     $ 21,257
                                                          ========     ========     ========      ========     ========     ========

Source: Summit Bank's prospectus.

                                  Exhibit I-5
                                  Summit Bank
                                Yields and Costs

                                                                               Nine Months Ended March 31,
                                                             -----------------------------------------------------------------
                                    At March 31, 1998                     1998                              1997
                                  --------------------       -------------------------------     -----------------------------
                                                                        Interest                          Interest
                                                             Average    Earned/                  Average   Earned/
                                  Balance   Yield/Rate       Balance     Paid     Yield/Rate     Balance    Paid    Yield/Rate
                                  -------   ----------       -------     ----     ----------     -------    ----    ----------
                                                                      (Dollars in Thousands)
Interest-earning assets:
 Loans receivable (1)..........  $ 72,197     8.52%         $ 69,670    $4,531       8.67%       $62,027    $3,923      8.43%
 Mortgage-backed securities....     7,300     5.90             3,450       171       6.61          1,971       101      6.83
 Debt securities (2)...........    33,507     6.82            26,392     1,351       6.83         18,333       904      6.57
 Equity securities.............     2,701     2.52             2,682        51       2.54          2,018        58      3.83
 FHLB stock....................       723     6.40               588        28       6.35            468        22      6.27
 Short-term investments........     6,400     5.72             4,373       177       5.40          3,333       139      5.56
                                 --------                   --------    ------                   -------    ------
  Total interest-earning assets   122,828     7.61           107,155     6,309       7.85         88,150     5,147      7.79
                                                                       ------                   -------    ------
Non-interest-earning assets....     8,376                      6,941                               5,406
                                 --------                   --------                             -------
  Total assets.................  $131,204                   $114,096                             $93,556
                                 ========                   ========                             =======
Interest-bearing liabilities:
 Savings deposits (3)..........  $ 22,480     2.49          $ 21,550       409       2.53        $20,406       386      2.52
 Money market deposits.........     8,659     2.75             8,806       182       2.76          7,700       169      2.93
 NOW accounts..................    16,729     1.43            12,249       123       1.34         10,191        99      1.30
 Certificate accounts..........    49,787     5.69            47,577     2,020       5.66         38,071     1,584      5.55
 FHLB borrowings...............    12,404     5.27             5,648       238       5.62          2,003        86      5.72
                                 --------                   --------    ------                   -------    ------
  Total interest-bearing
     liabilities...............   110,059     4.11            95,830     2,972       4.14         78,371     2,324      3.95
                                                                        ------                   -------    ------
Demand deposits................    10,563                      7,956                               6,463
Other non-interest bearing
 liabilities...................       692                        972                                 868
Retained earnings..............     9,870                      9,338                               7,854
                                 --------                   --------                             -------
  Total liabilities and
   retained earnings...........  $131,204                   $114,096                             $93,556
                                 ========                   ========                             =======
Net interest income............                                         $3,337                              $2,823
                                                                        ======                              ======
Net interest spread............               3.50%                                  3.71%                              3.84%
                                              ====                                   ====                               ====
Net earning assets.............  $ 12,804                   $ 11,325                             $ 9,779
                                 ========                   ========                             =======
Net yield on average
   interest-earning assets.....               3.93%                                  4.15%                              4.27%
                                              ====                                   ====                               ====
Average interest-earning assets
 to average interest-bearing
 liabilities...................    111.63%                              111.82%                             112.48%
                                   ======                               ======                              ======

-----------
(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.
(2)  Debt securities include certificates of deposit.
(3)  Savings deposits include mortgagors' escrow accounts.

Source: Summit Bank's prospectus.

                                  Summit Bank
                                Yields and Costs

                                                  Years Ended June 30,
                                 -----------------------------------------------------------
                                              1997                          1996
                                 ----------------------------   ----------------------------
                                          Interest                       Interest
                                 Average   Earned/              Average   Earned/
                                 Balance    Paid   Yield/Rate   Balance    Paid   Yield/Rate
                                 -------    ----   ----------   -------    ----   ----------
                                                   (Dollars in Thousands)
Interest-earning assets:
 Loans receivable (1)..........  $63,009   $5,343     8.48%     $51,785   $4,540     8.77%
 Mortgage-backed securities....    2,151      145     6.74        2,007      140     6.98
 Debt securities (2)...........   18,367    1,222     6.65       17,383    1,106     6.36
 Equity securities.............    2,234       86     3.85        2,066       66     3.19
 FHLB stock....................      489       31     6.34          452       29     6.42
 Short-term investments........    3,792      210     5.54        3,615      221     6.11
                                 -------   ------               -------   ------
  Total interest-earning
    assets.....................   90,042    7,037     7.82       77,308    6,102     7.89
                                           ------                         ------
Non-interest earning assets....    5,555                          5,252
                                 -------                        -------
  Total assets.................  $95,597                        $82,560
                                 =======                        =======
Interest-bearing liabilities:
 Savings deposits (3)..........  $20,637      521     2.52      $19,847      503     2.53
 Money market deposits.........    7,854      225     2.86        8,272      229     2.77
 NOW accounts..................   10,429      135     1.29        9,900      154     1.56
 Certificate accounts..........   39,042    2,169     5.56       32,017    1,838     5.74
 FHLB advances.................    2,161      124     5.74          365       22     6.03
                                 -------   ------               -------   ------
  Total interest-bearing
     liabilities...............   80,123    3,174     3.96       70,401    2,746     3.90
                                           ------                         ------
Demand deposits................    6,638                          4,825
Other non-interest bearing
  liabilities..................      870                            274
Retained earnings..............    7,966                          7,060
                                 -------                        -------
  Total liabilities and
   retained earnings...........  $95,597                        $82,560
                                 =======                        =======
Net interest income............            $3,863                         $3,356
                                           ======                         ======
Net interest spread............                       3.86%                          3.99%
                                                      ====                           ====
Net earning assets.............  $ 9,919                        $ 6,907
                                 =======                        =======
Net yield on average
  interest-earning assets......                       4.29%                          4.34%
                                                      ====                           ====
Average interest-earning assets
 to average interest-bearing
 liabilities...................            112.38%                        109.81%
                                           ======                         ======

----------
(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.
(2)  Debt securities include certificates of deposit.
(3)  Savings deposits include mortgagors' escrow accounts.

Source: Summit Bank's prospectus.

                                  Exhibit I-6
                                  Summit Bank
                          Loan Loss Allowance Activity


                                            Nine Months
                                           Ended March 31,  Years Ended June 30,
                                          ----------------  --------------------
                                           1998       1997       1997      1996
                                           ----       ----       ----      ----
                                                  (Dollars in Thousands)
Balance at beginning of period .......    $ 475      $ 470      $ 470     $ 445

Charge-offs:
  One- to four-family ................       --         --         --        --
  Commercial real estate .............       --         --         --        --
  Construction .......................       --         --         --        --
  Consumer ...........................       11         20         20        --
  Commercial business ................       --         --         74        88
                                          -----      -----      -----     -----
                                             11         20         94        88
                                          -----      -----      -----     -----
Recoveries:
  One- to four-family ................       --         20         20        --
  Commercial real estate .............       --         --         --        --
  Construction .......................       --         --         --        --
  Consumer ...........................        6          7          8        17
  Commercial business ................       15         27         36         3
                                          -----      -----      -----     -----
                                             21         54         64        20
                                          -----      -----      -----     -----

Net charge-offs (recoveries) .........      (10)       (34)        30        68
Additions charged to earnings ........       75         35         35        93
                                          -----      -----      -----     -----
Balance at end of period .............    $ 560      $ 539      $ 475     $ 470
                                          =====      =====      =====     =====
Ratio of net charge-offs
  (recoveries)during the
  period to average loans
  outstanding during the period ......    (0.01)%    (0.05)%     0.05%     0.13%
                                          =====      =====      =====     =====
Ratio of net charge-offs
  (recoveries) during the
  period to average non-
  performing assets ..................    (3.62)%    (4.97)%     5.35%     7.01%
                                          =====      =====      =====     =====

Source: Summit Bank's prospectus.

                                  Exhibit I-7
                                  Summit Bank
                                  Gap Analysis

                                                           Amounts maturing or repricing at March 31, 1998
                                   -------------------------------------------------------------------------------------------------
                                     Less
                                  Than Three      3-6      6 Months to     1-3          3-5         5-10        Over 10
                                    Months       Months      1 Year       Years        Years        Years         Years      Total
                                    ------       ------      ------       -----        -----        -----         -----      -----
                                                                             (Dollars in Thousands)
Interest-earning assets(1):
  Loans receivable (2) ..........  $ 18,261    $  6,803     $ 15,657     $ 21,849     $  5,367    $  4,577    $     --     $ 72,514
  Short-term investments ........     6,400          --           --           --           --          --          --        6,400
  Mortgage-backed securities ....     2,896       1,868          580          648          676         632          --        7,300
  Debt securities and
   certificates of deposit ......        --         500        1,000          500        3,000      26,507       2,000       33,507
  Equity securities .............        --          --           --           --           --          --       2,701        2,701
  FHLB stock ....................        --          --           --           --           --          --         723          723
                                   --------    --------     --------     --------     --------    --------    --------     --------
    Total interest-earning assets    27,557       9,171       17,237       22,996        9,043      31,716       5,424      123,145
                                   --------    --------     --------     --------     --------    --------    --------     --------
Interest-bearing liabilities:
  Savings deposits (3)(4) .......     2,810       2,810        2,810        2,810           --          --      11,240       22,480
  Money market deposits (3) .....     1,082       1,082        1,082        1,082           --          --       4,331        8,659
  NOW deposits (5) ..............     3,137       3,137        3,137        3,137           --          --       4,181       16,729
  Certificate accounts ..........    13,395      14,619       14,258        7,443           72          --          --       49,787
  FHLB advances .................       141         141        2,118          519           --       9,000         485       12,404
                                   --------    --------     --------     --------     --------    --------    --------     --------
    Total interest-bearing
     liabilities ................  $ 20,565    $ 21,789     $ 23,405     $ 14,991     $     72    $  9,000    $ 20,237      110,059
                                   --------    --------     --------     --------     --------    --------    --------     --------
Interest sensitivity gap (6) ....  $  6,992    $(12,618)    $ (6,188)    $  8,006     $  8,971    $ 22,716    $(14,813)
                                   ========    ========     ========     ========     ========    ========    ========
Cumulative interest
  sensitivity gap ...............  $  6,992    $ (5,626)    $(11,794)    $ (3,788)    $  5,183    $ 27,899    $ 13,086
                                   ========    ========     ========     ========     ========    ========    ========
Cumulative interest sensitivity
  gap as a percentage of
  total assets ..................      5.33%      (4.29)%      (8.99)%      (2.89)%       3.95%      21.26%       9.97%
Cumulative interest sensitivity
  gap as a percentage of
  total interest-earning assets .      5.68%      (4.57)%      (9.57)%      (3.08)%       4.21%      22.66%      10.66%
Cumulative interest-earning
  assets as a percentage of
  cumulative interest-bearing
  liabilities ...................    134.00%      86.72%       82.06%       95.31%      106.41%     131.06%     111.89%

----------
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.

(2) For the purposes of the gap analysis, the allowance for loan losses, deferred loan fees, unearned income, and non-accrual loans have been excluded.

(3) 50% of regular savings and money market account balances is included in the over 10 year period; the remaining 50% of such balances is spread evenly within the four intervals up to and including the one- to three-year period.

(4)  Includes mortgagors' escrow payments.

(5) 25% of NOW account balances are included in the over 10 year period; the remaining balances are spread evenly within the four intervals up to and including the one- to three-year period.

(6) Interest sensitivity gap represents the difference between interest-earning assets and interest-bearing liabilities.

Source: Summit Bank's prospectus.

                                  Exhibit I-8
                                  Summit Bank
                      Fixed Rate and Adjustable Rate Loans


                                                   Due After March 31, 1999
                                                --------------------------------
                                                Fixed      Adjustable     Total
                                                -----      ----------     -----
                                                       (In Thousands)
Real estate loans:
  One- to four-family ...................      $12,667      $14,660      $27,328
  Commercial ............................           --        7,686        7,686
  Construction ..........................           --        1,206        1,206
                                               -------      -------      -------
    Total real estate loans .............       12,667       23,553       36,220

Other loans:
  Consumer loans ........................        1,139            8        1,147
  Commercial business loans .............          557          239          796
                                               -------      -------      -------
    Total loans receivable ..............      $14,363      $23,800      $38,163
                                               =======      =======      =======

Source: Summit Bank's prospectus.

                                  Exhibit I-9
                                  Summit Bank
                           Loan Portfolio Composition

                                                                          June 30,
                                         March 31,        ----------------------------------------
                                           1998                  1997                  1996
                                    ------------------    ------------------    ------------------
                                     Amount    Percent     Amount    Percent     Amount    Percent
                                     ------    -------     ------    -------     ------    -------
                                                        (Dollars in Thousands)
Real estate loans:
One- to four-family..............   $45,732     62.77%    $47,196     69.91%    $42,774     70.98%
Commercial.......................    12,148     16.67       8,342     12.36       5,860      9.72
Construction.....................     3,862      5.30       2,880      4.27       3,154      5.23
                                    -------    ------     -------    ------     -------    ------
    Total real estate loans......    61,742     84.74      58,418     86.54      51,788     85.93
                                    -------    ------     -------    ------     -------    ------
Other loans:
Consumer loans:
   Collateral....................       886      1.22         596      0.88         386      0.64
   Home equity...................     5,209      7.15       4,574      6.78       4,271      7.09
   Other.........................     1,495      2.05       1,362      2.02       1,128      1.87
                                    -------    ------     -------    ------     -------    ------
    Total consumer loans.........     7,590     10.42       6,532      9.68       5,785      9.60
Commercial business loans........     3,525      4.84       2,554      3.78       2,695      4.47
                                    -------    ------     -------    ------     -------    ------
    Total other loans............    11,115     15.26       9,086     13.46       8,480     14.07
                                    -------    ------     -------    ------     -------    ------
    Total gross loans............    72,857    100.00%     67,504    100.00%     60,268    100.00%
                                               ======                ======                ======
Less:
   Net deferred loan fees........      (103)                  (99)                 (100)
   Deferred (income) premium.....         3                     4                   (31)
   Allowance for loan losses.....      (560)                 (475)                 (470)
                                    -------               -------               -------
    Total loans receivable, net..   $72,197               $66,934               $59,667
                                    =======               =======               =======

Source: Summit Bank's prospectus.

                                  Exhibit I-10
                                  Summit Bank
                    Loan Originations, Purchases, and Sales


                                          Nine Months
                                         Ended March 31,   Years Ended June 30,
                                         ---------------   --------------------
                                          1998     1997      1997      1996
                                          ----     ----      ----      ----
                                                    (In Thousands)
Originations:
Real estate:
    One- to four-family .............   $10,175   $ 6,319   $ 8,701   $10,260
    Commercial ......................     3,296     1,655     4,132     1,611
    Construction ....................     2,837     3,732     4,227     3,352
Non-real estate:
    Consumer ........................     2,816     2,932     4,057     3,095
    Commercial business .............     2,314     1,395     2,658     1,729
                                        -------   -------   -------   -------
  Total loans originated ............    21,438    16,033    23,775    20,047
                                        -------   -------   -------   -------
Purchases:
Real estate:
    One- to four-family .............     2,490     2,670     2,670     2,826
Non-real estate:
    Commercial business .............        --        --        --       500
                                        -------   -------   -------   -------
  Total loans purchased .............     2,490     2,670     2,670     3,326
                                        -------   -------   -------   -------
Sales and Repayments:
Real estate:
    One- to four-family .............     5,379     1,585     2,219       361(1)
                                        -------   -------   -------   -------
  Principal repayments ..............    13,196    12,671    16,990    11,109
                                        -------   -------   -------   -------
  Total reductions ..................    18,575    14,256    19,209    11,470
                                        -------   -------   -------   -------
  Net increase - gross loans ........   $ 5,353   $ 4,447   $ 7,236   $11,903
                                        =======   =======   =======   =======
----------
(1)  Consists of loans secured by leases on residential property.


Source: Summit Bank's prospectus.

                                  Exhibit I-11
                                  Summit Bank
                       Contractual Maturity By Loan Type

                                                    One       Three      Five        Ten
                                       Within     Through    Through    Through    Through    Beyond
                                         One       Three      Five        Ten      Twenty     Twenty
                                        Year       Years      Years      Years      Years      Years      Total
                                        ----       -----      -----      -----      -----      -----      -----
                                                                    (In Thousands)
Real estate loans:
   One- to four-family..............  $18,405    $10,404    $6,545     $2,789     $3,285     $4,305    $45,732
   Commercial.......................    4,461      5,576     1,444        149        518         --     12,148
   Construction.....................    2,657        565       476         39        126         --      3,862
                                      -------    -------    ------     ------     ------     ------    -------
     Total real estate loans........   25,523     16,544     8,464      2,977      3,929      4,305     61,742
Other loans
   Consumer.........................    6,442        756       227        165         --         --      7,589
   Commercial business..............    2,729        730        59          7         --         --      3,525
                                      -------    -------    ------     ------     ------     ------    -------
     Total loans....................  $34,694    $18,029    $8,750     $3,149     $3,929     $4,305     72,857
                                      =======    =======    ======     ======     ======     ======    -------
Less:
   Deferred loan origination fees...                                                                      (103)
   Deferred premiums................                                                                         3
   Allowance for loan losses........                                                                      (560)
                                                                                                       -------
       Net loans....................                                                                   $72,197
                                                                                                       =======

Source: Summit Bank's prospectus.

                                  Exhibit I-12
                                  Summit Bank
                             Non-Performing Assets

                                                                    June 30,
                                                   March 31,    ----------------
                                                     1998        1997      1996
                                                   ---------    ------    ------
                                                       (Dollars in Thousands)
Non-accruing loans:
  One- to four-family real estate...............     $ 315      $ 193     $ 424
  Commercial real estate........................        --         --        --
  Construction..................................        --         --        --
  Consumer......................................        --         --        25
  Commercial business...........................        28         --       449
                                                     -----      -----     -----
    Total.......................................       343        193       898
                                                     -----      -----     -----
Accruing loans delinquent more than 90 days:
  One- to four-family real estate...............       172        334        29
  Commercial real estate........................        --         --        --
  Construction..................................        --         --        --
  Consumer......................................         5         --        17
  Commercial business...........................       146          2        --
                                                     -----      -----     -----
    Total.......................................       323        336        46
                                                     -----      -----     -----
Foreclosed assets:
  One- to four-family real estate...............        --         --        --
  Commercial real estate........................        --         --        --
  Construction..................................        --         37        --
  Consumer......................................        --         --        --
  Commercial business...........................        --         --        --
                                                     -----      -----     -----
    Total.......................................        --         37        --
                                                     -----      -----     -----
Total non-performing assets and
  delinquent loans..............................     $ 666      $ 566     $ 944
                                                     =====      =====     =====
Total as a percentage of total assets...........      0.51%      0.54%     1.04%
                                                     =====      =====     =====

Source: Summit Bank's prospectus.

                                  Exhibit I-13
                                  Summit Bank
                              Deposit Composition

                                           For the Nine Months
                                             Ended March 31,                 For the Year Ended June 30,
                                    ---------------------------------     ---------------------------------
                                                  1998                                  1997
                                    ---------------------------------     ---------------------------------
                                                 Percent                               Percent
                                                of Total     Weighted                 of Total     Weighted
                                    Average      Average      Average     Average      Average      Average
                                    Balance     Deposits       Rate       Balance     Deposits       Rate
                                    -------     --------       ----       -------     --------       ----
                                                            (Dollars in Thousands)
Money market accounts.............  $ 8,806        8.97%       2.76%      $ 7,854        9.28%       2.86%
Savings accounts..................   21,550       21.96        2.53        20,637       24.39        2.52
NOW accounts......................   12,249       12.48        1.34        10,429       12.33        1.29
Non-interest-bearing accounts.....    7,956        8.11          --         6,638        7.85          --
                                    -------      ------                   -------      ------
   Total non-certificate accounts.   50,561       51.52        1.88        45,558       53.85        1.93
                                    -------      ------                   -------      ------
Certificates of deposit:
Less than six months..............    8,289        8.45        5.44         6,468        7.65        5.10
Over six through 12 months........   20,804       21.20        5.74        15,347       18.14        5.52
Over 12 through 24 months.........   13,985       14.25        5.50        12,185       14.40        5.65
Over 24 months....................    4,499        4.58        6.16         5,042        5.96        6.01
                                    -------      ------                   -------      ------
    Total certificate accounts....   47,577       48.48        5.66        39,042       46.15        5.56
                                    -------      ------                   -------      ------
        Total average deposits....  $98,138      100.00%       3.71%      $84,600      100.00%       3.61%
                                    =======      ======                   =======      ======
    Certificates over $100,000....  $ 7,798                    5.76%      $ 6,198                    5.73%
                                    =======                               =======


                                       For the Year Ended June 30,
                                                  1996
                                    ---------------------------------
                                                 Percent
                                                of Total     Weighted
                                    Average      Average      Average
                                    Balance     Deposits       Rate
                                    -------     --------       ----
Money market accounts.............  $ 8,272       11.05%       2.77%
Savings accounts..................   19,847       26.51        2.53
NOW accounts......................    9,900       13.22        1.56
Non-interest-bearing accounts.....    4,825        6.45          --
                                    -------      ------
   Total non-certificate accounts.   42,844       57.23        2.07

Certificates of deposit:
Less than six months..............    4,828        6.45        5.28
Over six through 12 months........   12,525       16.73        5.93
Over 12 through 24 months.........    9,337       12.47        5.73
Over 24 months....................    5,327        7.12        5.73
                                    -------      ------
    Total certificate accounts....   32,017       42.77        5.74
                                    -------      ------
        Total average deposits....  $74,861      100.00%       3.64
                                    =======      ======
    Certificates over $100,000....  $ 3,829                    5.98%
                                    =======


Source: Summit Bank's prospectus.

                                  Exhibit I-14
                                  Summit Bank
                           Time Deposit Rate/Maturity

                                                                                  Maturity
                                                       -------------------------------------------------------------
                                                                       Over         Over
                                                       3 Months       3 to 6       6 to 12        Over
                                                       or Less        Months       Months       12 Months      Total
                                                       -------        ------       ------       ---------      -----
                                                                       (Dollars in Thousands)
Certificates of deposit less than $100,000.......      $11,106       $12,386      $12,176        $6,353      $42,021

     Weighted average rate.......................         5.73%         5.72%        5.62%         5.55%        5.67%

Certificates of deposit of $100,000 or more......        2,290         2,233        2,080         1,163        7,766

     Weighted average rate.......................         5.83%         5.76%        5.68%         5.92%        5.78%

Total certificates of deposit....................      $13,396       $14,619      $14,256        $7,516      $49,787
                                                       =======       =======      =======        ======      =======

Source: Summit Bank's prospectus.

                                  Exhibit I-15
                                  Summit Bank
                               Borrowing Activity

                                                       Nine Months
                                                     Ended March 31,     Years Ended June 30,
                                                   ------------------    --------------------
                                                     1998       1997        1997       1996
                                                     ----       ----        ----       ----
                                                                 (In Thousands)
Maximum balance..................................  $14,451     $2,641      $3,401      $833

Average balance..................................  $ 5,648     $2,003      $2,161      $365


     The following table sets forth certain information as to the Bank's FHLB advances at the dates indicated.

                                                                    June 30,
                                                   March 31,    ----------------
                                                      1998       1997      1996
                                                   ---------    ------    ------
                                                       (Dollars in Thousands)
FHLB advances....................................   $12,404     $2,622    $ 369

Weighted average interest rate of FHLB advances..      5.27%      5.69%    5.76%

Source: Summit Bank's prospectus.

                                  Exhibit II-1
                                  Summit Bank
                        Description of Office Facilities

                                                                                 Net Book Value
                                                                                 of Property or
                                                                                    Leasehold
                                               Year    Owned/   Date of Lease      Improvements
         Location             Description     Opened   Leased     Expiration    at March 31, 1998
---------------------------   -------------   ------   ------   -------------   -----------------
                                                                                  (In Thousands)
81 Main Street                Main Office      1980    Owned            --            $625
Medway, MA

1098 Main Street              Branch Office    1962    Owned            --             128
Millis, MA

238 Main Street               Branch Office    1990    Leased      1/30/99              --
Medfield, MA

1000 Franklin Village Drive   Branch Office    1995    Leased      9/30/08              10
Franklin, MA

281A East Central Street      Branch Office    1997    Leased      5/30/02             185
Franklin, MA

Source: Summit Bank's prospectus.

                                  EXHIBIT II-2
                            Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)


                         Prime         90 Day          One Year          30 Year
Year/Qtr. Ended          Rate          T-Bill           T-Bill            T-Bond
---------------          -----         ------          --------          -------
1991: Quarter 1          8.75%          5.92%            6.24%            8.26%
      Quarter 2          8.50%          5.72%            6.35%            8.43%
      Quarter 3          8.00%          5.22%            5.38%            7.80%
      Quarter 4          6.50%          3.95%            4.10%            7.47%

1992: Quarter 1          6.50%          4.15%            4.53%            7.97%
      Quarter 2          6.50%          3.65%            4.06%            7.79%
      Quarter 3          6.00%          2.75%            3.06%            7.38%
      Quarter 4          6.00%          3.15%            3.59%            7.40%

1993: Quarter 1          6.00%          2.95%            3.18%            6.93%
      Quarter 2          6.00%          3.09%            3.45%            6.67%
      Quarter 3          6.00%          2.97%            3.36%            6.03%
      Quarter 4          6.00%          3.06%            3.59%            6.34%

1994: Quarter 1          6.25%          3.56%            4.44%            7.09%
      Quarter 2          7.25%          4.22%            5.49%            7.61%
      Quarter 3          7.75%          4.79%            5.94%            7.82%
      Quarter 4          8.50%          5.71%            7.21%            7.88%

1995: Quarter 1          9.00%          5.86%            6.47%            7.43%
      Quarter 2          9.00%          5.57%            5.63%            6.63%
      Quarter 3          8.75%          5.42%            5.68%            6.51%
      Quarter 4          8.50%          5.09%            5.14%            5.96%

1996: Quarter 1          8.25%          5.14%            5.38%            6.67%
      Quarter 2          8.25%          5.16%            5.68%            6.87%
      Quarter 3          8.25%          5.03%            5.69%            6.92%
      Quarter 4          8.25%          5.18%            5.49%            6.64%

1997: Quarter 1          8.50%          5.32%            6.00%            7.10%
      Quarter 2          8.50%          5.17%            5.66%            6.78%
      Quarter 3          8.50%          5.10%            5.44%            6.40%
      Quarter 4          8.50%          5.34%            5.48%            5.92%

1998: Quarter 1          8.50%          5.12%            5.39%            5.93%
May 29, 1998             8.50%          5.01%            5.42%            5.80%


(1)  End of period data.

Source: SNL Securities.

                                  EXHIBIT III-1
             General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
California Companies
--------------------
AHM    Ahmanson and Co. H.F. of CA         NYSE    Nationwide         M.B.     54,520 M   371     12-31   10/72   76.25   8,367
GDW    Golden West Fin. Corp. of CA        NYSE    Nationwide         M.B.     39,669 M   249     12-31   05/59  108.00   6,177
GSB    Golden State Bancorp of CA          NYSE    California         Div.     16,029 D   178     06-30   10/83   38.31   1,966
DSL    Downey Financial Corp. of CA        NYSE    Southern CA        Thrift    5,872 M    85     12-31   01/71   33.13     931
BVCC   Bay View Capital Corp. of CA        OTC     San Francisco CA   M.B.      5,341 M    37     12-31   05/86   32.13     650
BPLS   Bank Plus Corp. of CA               OTC     Los Angeles CA     R.E.      4,220 M    37     12-31     /     12.94     251
FED    FirstFed Fin. Corp. of CA           NYSE    Los Angeles CA     R.E.      4,067 M    24     12-31   12/83   49.06     520
WES    Westcorp Inc. of Orange CA          NYSE    California         Div.      3,729 D    26     12-31   05/86   12.13     319
PFFB   PFF Bancorp of Pomona CA            OTC     Southern CA        Thrift    2,812 M    23     03-31   03/96   19.56     334
HEMT   HF Bancorp of Hemet CA              OTC     Southern CA        Thrift    1,066 M    19     06-30   06/95   17.75     112
HTHR   Hawthorne Fin. Corp. of CA          OTC     Southern CA        Thrift    1,047 M     6     12-31     /     19.13      61
REDF   RedFed Bancorp of Redlands CA       OTC     Southern CA        Thrift    1,034 M    14     12-31   04/94   20.19     149
ITLA   ITLA Capital Corp of CA (3)         OTC     Los Angeles CA     R.E.      1,011 M     6     12-31   10/95   22.63     174
QCBC   Quaker City Bancorp of CA           OTC     Los Angeles CA     R.E.        860 M     8     06-30   12/93   22.13     103
PROV   Provident Fin. Holdings of CA       OTC     Southern CA        M.B.        765 M    10     06-30   06/96   22.75     106
HBNK   Highland Bancorp of CA              OTC     Los Angeles CA     R.E.        556 M     7     12-31     /     42.25      98
MBBC   Monterey Bay Bancorp of CA          OTC     West Central CA    Thrift      403 M     7     12-31   02/95   21.75      69
SGVB   SGV Bancorp of W. Covina CA         OTC     Los Angeles CA     Thrift      401 M     8     06-30   06/95   17.75      42
LFCO   Life Financial Corp of CA           OTC     Southern CA        Thrift      387 M     5     12-31     /     19.50     128
BYFC   Broadway Fin. Corp. of CA           OTC     Los Angeles CA     Thrift      128 M     3     12-31   01/96   12.00      10


Florida Companies
-----------------

BANC   BankAtlantic Bancorp of FL          OTC     Southeastern FL    M.B.      3,527 M    60     12-31   11/83   13.75     454
BKUNA  BankUnited Fin. Corp. of FL         OTC     Miami FL           Thrift    3,327 M    16     09-30   12/85   18.03     279
OCN    Ocwen Financial Corp. of FL         NYSE    Southeast FL       Div.      3,069 D     1     12-31     /     24.38   1,480
FFPB   First Palm Beach Bancorp of FL      OTC     Southeast FL       Thrift    1,821 D    47     09-30   09/93   43.81     222
FFFL   Fidelity Bcsh MHC of FL (47.7)      OTC     Southeast FL       Thrift    1,321 M    20     12-31   01/94   30.06     204
HARB   Harbor Florida Bancshrs of FL       OTC     Eastern FL         Thrift    1,284 M    23     09-30   03/98   12.38     380
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC     Southeast FL       Thrift      761 M    21     12-31   10/94   35.38     180

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Florida Companies (continued)
-----------------------------
FFLC   FFLC Bancorp of Leesburg FL         OTC     Central FL         Thrift      409 M     9     12-31   01/94   20.03      75


Mid-Atlantic Companies
----------------------

DME    Dime Bancorp, Inc. of NY (3)        NYSE    NY,NJ,FL           M.B.     22,024 M    91     12-31   08/86   29.19   3,335
SVRN   Sovereign Bancorp, Inc. of PA       OTC     PA,NJ,DE           M.B.     18,096 M   150     12-31   08/86   17.69   2,351
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE    New York City NY   Thrift   13,228 M    74     12-31   01/94   41.19   3,479
ASFC   Astoria Financial Corp. of NY       OTC     New York City NY   Thrift   10,895 M    61     12-31   11/93   55.03   1,451
LISB   Long Island Bancorp, Inc of NY      OTC     Long Island NY     M.B.      6,296 M    35     09-30   04/94   61.78   1,479
ALBK   ALBANK Fin. Corp. of Albany NY      OTC     Upstate NY,MA,VT   Thrift    4,089 M   108     12-31   04/92   52.00     668
ICBC   Independence Comm Bnk Cp of NY      OTC     New York City      Thrift    4,072 P    34     March   03/98   17.38   1,224
ROSE   T R Financial Corp. of NY (3)       OTC     New York City NY   Thrift    4,006 M    15     12-31   06/93   44.75     784
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC     Long Island NY     M.B.      3,706 M     8     12-31   01/97   23.53   1,008
NBCP   Niagara Bancorp of NY MHC(45.4 (3)  OTC     Northern NY        Thrift    3,145 P    15     12/31   04/98   15.88     473
SIB    Staten Island Bancorp of NY (3)     NYSE    New York City NY   Thrift    2,671 M    16     12-31   12/97   22.44   1,013
NWSB   Northwest Bcrp MHC of PA (30.7      OTC     Northwest PA       Thrift    2,409 M    67     06-30   11/94   16.25     761
CMSB   Commonwealth Bancorp Inc of PA      OTC     Philadelphia PA    M.B.      2,390 M    56     12-31   06/96   23.63     384
HARS   Harris Fin. MHC of PA (24.3)        OTC     Harrisburg PA      M.B.      2,260 M    33     12-31   01/94   25.50     866
RELY   Reliance Bancorp, Inc. of NY        OTC     New York City NY   Thrift    2,180 M    30     06-30   03/94   38.19     368
HAVN   Haven Bancorp of Woodhaven NY       OTC     New York City NY   Thrift    2,018 M    33     12-31   09/93   26.50     234
QCSB   Queens County Bancorp of NY (3)     OTC     New York City NY   Thrift    1,622 M    11     12-31   11/93   44.00     657
DIME   Dime Community Bancorp of NY (3)    OTC     New York City NY   Thrift    1,577 M    15     06-30   06/96   29.00     361
JSB    JSB Financial, Inc. of NY (3)       NYSE    New York City NY   Thrift    1,531 S    13     12-31   06/90   57.84     572
OCFC   Ocean Fin. Corp. of NJ              OTC     Eastern NJ         Thrift    1,518 M    10     12-31   07/96   19.25     299
WSFS   WSFS Financial Corp. of DE (3)      OTC     Wilmington         Div.      1,515 D    16     12-31   11/86   21.25     265
PFSB   PennFed Fin. Services of NJ         OTC     Northern NJ        Thrift    1,469 M    18     06-30   07/94   17.50     169
RCBK   Richmond County Fin Corp of NY      OTC     New York City      Thrift    1,464 M    13     June    02/98   19.00     502
FSLA   First Source Bancorp of NJ          OTC     Eastern NJ         Thrift    1,192 P    17     12-31   04/98   10.13     322
MFSL   Maryland Fed. Bancorp of MD         OTC     Southern MD        Thrift    1,192 M    27     02-28   06/87   39.00     254
YFED   York Financial Corp. of PA          OTC     PA,MD              Thrift    1,182 D    22     06-30   02/84   22.19     198
FFIC   Flushing Fin. Corp. of NY (3)       OTC     New York City NY   Thrift    1,078 M     7     12-31   11/95   27.13     212
PVSA   Parkvale Financial Corp of PA       OTC     Southwestern PA    Thrift    1,055 M    29     06-30   07/87   31.75     164

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
ESBF   ESB Financial Corp of PA            OTC     Western PA         Thrift      946 M    11     12-31   06/90   18.75     108
PSBK   Progressive Bank, Inc. of NY (3)    OTC     Southeast NY       Thrift      896 M    17     12-31   08/84   41.13     159
TSBS   Peoples Bancorp Inc of NJ (3)       OTC     Central NJ         Thrift      889 M    14     12-31   04/98   10.06     365
GAF    GA Financial Corp. of PA            AMEX    Pittsburgh PA      Thrift      818 M    13     12-31   03/96   20.38     155
MBB    MSB Bancorp of Middletown NY (3)    AMEX    Southeastern NY    Thrift      765 D    16     12-31   09/92   36.00     102
IBSF   IBS Financial Corp. of NJ           OTC     Southwest NJ       Thrift      752 M    10     09-30   10/94   18.75     206
SFIN   Statewide Fin. Corp. of NJ          OTC     Northern NJ        Thrift      671 M    16     12-31   10/95   23.00     104
FMCO   FMS Financial Corp. of NJ           OTC     Southern NJ        Thrift      669 M    20     12-31   12/88   47.38     113
FBBC   First Bell Bancorp of PA            OTC     Pittsburgh PA      Thrift      665 M     7     12-31   06/95   20.25     132
THRD   TF Financial Corp. of PA            OTC     PA, NJ             Thrift      639 M    14     12-31   07/94   26.38      84
FSNJ   Bayonne Banchsares of NJ            OTC     Northern NJ        Thrift      611 D     4     03-31   08/97   16.25     147
FSPG   First Home Bancorp of NJ            OTC     NJ,DE              Thrift      546 M    10     12-31   04/87   31.13      84
PULS   Pulse Bancorp of S. River NJ        OTC     Central NJ         Thrift      540 M     4     09-30   09/86   27.63      86
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC     East-Central NY    Thrift      520 M    12     12-31   12/95   19.19      82
PFNC   Progress Financial Corp. of PA      OTC     Southeastern PA    Thrift      485 M    10     12-31   07/83   19.50      82
LVSB   Lakeview Financial of NJ            OTC     Northern NJ        Thrift      473 D     8     07-31   12/93   23.50      91
NEP    Northeast PA Fin. Corp of PA        AMEX    Northeast PA       Thrift      437 P    10     DEC     04/98   14.88      96
RARB   Raritan Bancorp of Raritan NJ (3)   OTC     Central NJ         Thrift      419 M     6     12-31   03/87   29.00      69
CNY    Carver Bancorp, Inc. of NY          AMEX    New York, NY       Thrift      416 D     7     03-31   10/94   13.63      32
SHEN   First Shenango Bancorp of PA        OTC     Western PA         Thrift      403 M     4     12-31   04/93   43.50      90
FSBI   Fidelity Bancorp, Inc. of PA        OTC     Southwestern PA    Thrift      403 M     8     09-30   06/88   24.88      49
FKFS   First Keystone Fin. Corp of PA      OTC     Philadelphia PA    Thrift      385 M     5     09-30   01/95   19.00      46
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC     Northern NJ        Thrift      381 M    10     12-31   11/89   28.50      81
FOBC   Fed One Bancorp of Wheeling WV      OTC     Northern WV,OH     Thrift      368 M    11     12-31   01/95   37.75      90
HARL   Harleysville SB of PA               OTC     Southeastern PA    Thrift      368 M     4     09-30   08/87   32.75      55
LFBI   Little Falls Bancorp of NJ          OTC     New Jersey         Thrift      355 M     6     12-31   01/96   20.63      51
WSBI   Warwick Community Bncrp of NY (3)   OTC     Southeast NY       Thrift      350 P     4     05-31   12/97   17.00     112
CVAL   Chester Valley Bancorp of PA        OTC     Southeastern PA    Thrift      344 M     7     06-30   03/87   32.19      70
PHFC   Pittsburgh Home Fin Corp of PA      OTC     Pittsburgh PA      Thrift      338 M     9     09-30   04/96   17.75      35
EQSB   Equitable FSB of Wheaton MD         OTC     Central MD         Thrift      335 M     4     09-30   09/93   31.00      38
YFCB   Yonkers Fin. Corp. of NY            OTC     Yonkers NY         Thrift      332 D     4     09-30   04/96   18.38      55
FBER   1st Bergen Bancorp of NJ            OTC     Northern NJ        Thrift      316 M     4     12-31   04/96   19.25      53
FIBC   Financial Bancorp, Inc. of NY       OTC     New York City NY   Thrift      310 M     5     09-30   08/94   27.38      47

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
LFED   Leeds Fed Bksr MHC of MD (36.3)     OTC     Baltimore MD       Thrift      299 M     1     06-30   05/94   20.25     105
CATB   Catskill Fin. Corp. of NY (3)       OTC     Albany NY          Thrift      296 M     4     09-30   04/96   17.75      79
WVFC   WVS Financial Corp. of PA           OTC     Pittsburgh PA      Thrift      292 D     5     06-30   11/93   18.75      68
ALLB   Alliance Bank MHC of PA (19.9)      OTC     Southeast PA       Thrift      273 M     7     12-31   03/95   35.00     115
WYNE   Wayne Bancorp, Inc. of NJ           OTC     Northern NJ        Thrift      270 D     5     12-31   06/96   31.63      64
WSB    Washington SB, FSB of MD            AMEX    Southeastern MD    Thrift      266 D     5     12-31     /      7.13      31
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC     Northwest NY       Thrift      258 M     9     12-31   06/86   17.25      25
IFSB   Independence FSB of DC              OTC     Washington DC      Ret.        252 S     2     12-31   06/85   17.00      22
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC     Western NY         Thrift      251 M     5     12-31   11/94   20.00      71
HRBF   Harbor Federal Bancorp of MD        OTC     Baltimore MD       Thrift      231 M     9     03-31   08/94   23.50      40
ESBK   Elmira Svgs Bank (The) of NY (3)    OTC     NY,PA              Thrift      230 M     6     12-31   03/85   29.00      22
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC     Western PA         Thrift      223 M     9     12-31   07/97   20.25      56
LARL   Laurel Capital Group of PA          OTC     Southwestern PA    Thrift      217 M     6     06-30   02/87   20.50      45
PBHC   Pathfinder BC MHC of NY (46.1) (3)  OTC     Upstate NY         Thrift      196 M     5     12-31   11/95   22.63      64
PEEK   Peekskill Fin. Corp. of NY          OTC     Southeast NY       Thrift      196 M     3     06-30   12/95   17.50      53
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC     New Jersey         Thrift      191 M     6     12-31   04/97   18.50      39
SFED   SFS Bancorp of Schenectady NY       OTC     Eastern NY         Thrift      175 M     4     12-31   06/95   22.00      27
PRBC   Prestige Bancorp of PA              OTC     Southwestern PA    Thrift      161 M     4     12-31   06/96   21.25      22
AFED   AFSALA Bancorp, Inc. of NY          OTC     Central NY         Thrift      160 D     5     09-30   10/96   20.25      28
SKBO   First Carnegie MHC of PA(45.0)      OTC     Western PA         Thrift      144 D     3     03-31   04/97   19.88      46
CFKY   Columbia Financial of KY            ***     NorthCentral KY    Thrift      127 P     5     12-31   04/98   15.50      41
TPNZ   Tappan Zee Fin., Inc. of NY         OTC     Southeast NY       Thrift      126 D     1     03-31   10/95   20.13      30
GOSB   GSB Financial Corp. of NY (3)       OTC     Southeast NY       Thrift      119 M     2     09-30   07/97   17.75      40
AFBC   Advance Fin. Bancorp of WV          OTC     Northern Neck WV   Thrift      111 M     2     06-30   01/97   18.13      19
USAB   USABancshares, Inc of PA (3)        OTC     Philadelphia PA    Thrift      103 M     1     12-31     /     14.00      21
WHGB   WHG Bancshares of MD                OTC     Baltimore MD       Thrift      101 D     5     09-30   04/96   16.75      23
ALBC   Albion Banc Corp. of Albion NY      OTC     Western NY         Thrift       73 M     2     09-30   07/93   10.50       8
PWBK   Pennwood Bancorp, Inc. of PA        OTC     Pittsburgh PA      Thrift       46 M     3     06-30   07/96   14.75      11


Mid-West Companies
------------------

COFI   Charter One Financial of OH         OTC     OH,MI,NY           Div.     19,457 M   221     12-31   01/88   34.25   4,389

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
CFB    Commercial Federal Corp. of NE      NYSE    NE,CO,KS,OK,IA     M.B.      8,529 M   108     06-30   12/84   33.31   1,343
SPBC   St. Paul Bancorp, Inc. of IL        OTC     Chicago IL         Div.      4,583 M    52     12-31   05/87   25.25     866
CTZN   CitFed Bancorp of Dayton OH         OTC     Dayton OH          M.B.      3,533 M    35     03-31   01/92   49.44     647
MAFB   MAF Bancorp, Inc. of IL             OTC     Chicago IL         Thrift    3,511 M    21     12-31   01/90   37.75     567
FLGS   Flagstar Bancorp, Inc of MI         OTC     MI                 Thrift    2,564 M    19     12/31     /     23.88     326
ABCW   Anchor Bancorp Wisconsin of WI      OTC     Wisconsin          M.B.      1,999 M    35     03-31   07/92   42.38     380
DNFC   D&N Financial Corp. of MI           OTC     Northern MI        Ret.      1,868 M    37     12-31   02/85   25.88     236
FISB   First Indiana Corp. of IN           OTC     Central IN         M.B.      1,688 M    26     12-31   08/83   24.25     309
STFR   St. Francis Cap. Corp. of WI        OTC     Milwaukee WI       Thrift    1,648 M    23     09-30   06/93   41.25     215
FTFC   First Fed. Capital Corp. of WI      OTC     Southern WI        M.B.      1,580 M    49     12-31   11/89   34.75     322
ABCL   Alliance Bancorp, Inc. of IL        OTC     Chicago IL         M.B.      1,537 M    14     12-31   07/92   27.31     219
JSBA   Jefferson Svgs Bancorp of MO        OTC     St. Louis MO,TX    Thrift    1,238 D    32     12-31   04/93   31.75     318
METF   Metropolitan Fin. Corp. of OH       OTC     Northeast OH       Thrift      990 M    15     12-31     /     15.63     110
OFCP   Ottawa Financial Corp. of MI        OTC     Western MI         Thrift      915 M    26     12-31   08/94   29.13     155
CFSB   CFSB Bancorp of Lansing MI          OTC     Central MI         Thrift      846 M    17     12-31   06/90   27.38     225
GSBC   Great Southern Bancorp of MO        OTC     Southwest MO       Thrift      815 M    25     06-30   12/89   25.91     208
HMNF   HMN Financial, Inc. of MN           OTC     Southeast MN       Thrift      732 M     7     12-31   06/94   18.38     114
HOMF   Home Fed Bancorp of Seymour IN      OTC     Southern IN        Thrift      705 M    16     06-30   01/88   32.38     166
SFSL   Security First Corp. of OH          OTC     Northeastern OH    R.E.        685 M    14     03-31   01/88   24.13     182
FNGB   First Northern Cap. Corp of WI      OTC     Northeast WI       Thrift      677 M    19     12-31   12/83   13.50     120
MSBK   Mutual SB, FSB of Bay City MI       OTC     Michigan           M.B.        657 M    22     12-31   07/92   12.38      53
FFYF   FFY Financial Corp. of OH           OTC     Youngstown OH      Thrift      645 M    10     06-30   06/93   32.50     132
EMLD   Emerald Financial Corp. of OH       OTC     Cleveland OH       Thrift      616 M    14     12-31     /     13.25     136
AVND   Avondale Fin. Corp. of IL           OTC     Chicago IL         Ret.        607 M     5     12-31   04/95   18.13      60
FDEF   First Defiance Fin.Corp. of OH      OTC     Northwest OH       Thrift      577 M    10     12-31   10/95   15.50     126
CAFI   Camco Fin. Corp. of OH              OTC     Eastern OH         M.B.        576 M    11     12-31     /     29.00     106
FFSX   First FSB MHC Sxld of IA(46.1)      OTC     Western IA         Thrift      571 M    13     06-30   07/92   37.25     106
HFFC   HF Financial Corp. of SD            OTC     South Dakota       Thrift      570 M    19     06-30   04/92   36.00     106
HFGI   Harrington Fin. Group of IN         OTC     Eastern IN         Thrift      553 M     4     06-30     /     11.50      38
FFOH   Fidelity Financial of OH            OTC     Cincinnati OH      Thrift      540 M    12     12-31   03/96   17.38      97
FCBF   FCB Fin. Corp. of Neenah WI         OTC     Eastern WI         Thrift      520 D    13     03-31   09/93   32.75     127
CBCI   Calumet Bancorp of Chicago IL       OTC     Chicago IL         Thrift      490 M     5     12-31   02/92   36.00     113
FBCI   Fidelity Bancorp of Chicago IL      OTC     Chicago IL         Thrift      484 M     5     09-30   12/93   23.75      67

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
SFSB   SuburbFed Fin. Corp. of IL          OTC     IL,IN              Thrift      446 M    12     12-31   03/92   48.75      62
HALL   Hallmark Capital Corp. of WI        OTC     Milwaukee WI       Thrift      421 M     3     06-30   01/94   14.88      44
PERM   Permanent Bancorp, Inc. of IN       OTC     Southwest IN       Thrift      420 D    11     03-31   04/94   16.50      69
PVFC   PVF Capital Corp. of OH             OTC     Cleveland OH       R.E.        419 M     9     06-30   12/92   26.50      70
FFHH   FSF Financial Corp. of MN           OTC     Southern MN        Thrift      411 M    11     09-30   10/94   19.25      57
FFKY   First Fed. Fin. Corp. of KY         OTC     Central KY         Thrift      407 M     8     06-30   07/87   27.50     114
CASH   First Midwest Fin., Inc. of OH      OTC     IA,SD              R.E.        405 M    12     09-30   09/93   24.25      64
PMFI   Perpetual Midwest Fin. of IA        OTC     EastCentral IA     Thrift      402 M     5     06-30   03/94   27.25      53
KNK    Kankakee Bancorp, Inc. of IL        AMEX    Illinois           Thrift      399 M     9     12-31   01/93   34.75      48
SWBI   Southwest Bancshares of IL          OTC     Chicago IL         Thrift      393 M     6     12-31   06/92   31.75      89
FMBD   First Mutual Bancorp Inc of IL      OTC     Central IL         Thrift      390 M    14     12-31   07/95   17.25      61
ASBI   Ameriana Bancorp of IN              OTC     Eastern IN,OH      Thrift      388 M     8     12-31   03/87   19.75      64
INBI   Industrial Bancorp of OH            OTC     Northern OH        Thrift      374 M    10     12-31   08/95   20.94     106
WOFC   Western Ohio Fin. Corp. of OH       OTC     Western OH         Thrift      372 D    10     12-31   07/94   26.00      61
HBEI   Home Bancorp of Elgin IL            OTC     Northern IL        Thrift      369 M     4     12-31   09/96   17.38     119
EFC    EFC Bancorp Inc of IL               AMEX    Southeast IL       Thrift      362 P     6     DEC     04/98   14.00      97
HBFW   Home Bancorp of Fort Wayne IN       OTC     Northeast IN       Thrift      353 M     9     09-30   03/95   32.50      77
FFFD   North Central Bancshares of IA      OTC     Central IA         Thrift      333 M     4     12-31   03/96   21.50      70
WFI    Winton Financial Corp. of OH        AMEX    Cincinnati OH      R.E.        324 S     5     09-30   08/88   16.25      65
WCBI   WestCo Bancorp, Inc. of IL          OTC     Chicago IL         Thrift      316 D     1     12-31   06/92   30.38      75
FSFF   First SecurityFed Fin of IL         OTC     Chicago, IL        Thrift      316 D     5     12-31   10/97   16.75     107
EFBI   Enterprise Fed. Bancorp of OH       OTC     Cincinnati OH      Thrift      301 D     5     09-30   10/94   29.38      65
PFDC   Peoples Bancorp of Auburn IN        OTC     Northeastern IN    Thrift      301 M     7     09-30   07/87   22.00      74
GFCO   Glenway Financial Corp. of OH       OTC     Cincinnati OH      Thrift      300 M     5     06-30   11/90   22.25      51
MFBC   MFB Corp. of Mishawaka IN           OTC     Northern IN        Thrift      291 M     5     09-30   03/94   27.00      45
CBK    Citizens First Fin.Corp. of IL      AMEX    Central IL         Thrift      280 M     7     12-31   05/96   20.00      51
FBCV   1st Bancorp of Vincennes IN         OTC     Southwestern IN    M.B.        260 M     2     06-30   04/87   28.00      31
WAYN   Wayne Svgs Bks MHC of OH (47.8      OTC     Central OH         Thrift      255 D     6     03-31   06/93   27.25      68
OHSL   OHSL Financial Corp. of OH          OTC     Cincinnati, OH     Thrift      251 M     5     12-31   02/93   16.75      42
GFED   Guaranty Fed Bancshares of MO       OTC     Southwest MO       Thrift      246 M     4     06-30   12/97   13.25      82
FFHS   First Franklin Corp. of OH          OTC     Cincinnati OH      Thrift      232 M     7     12-31   01/88   17.25      31
CAPS   Capital Savings Bancorp of MO       OTC     Central MO         Thrift      232 M     8     06-30   12/93   22.50      43
LARK   Landmark Bancshares, Inc of KS      OTC     Central KS         Thrift      231 M     5     09-30   03/94   27.00      45

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
EBI    Equality Bancorp, Inc. of MO        AMEX    St Louis           Thrift      229 D     3     03-31   12/97   13.56      34
MFFC   Milton Fed. Fin. Corp. of OH        OTC     Southwest OH       Thrift      227 M     3     09-30   10/94   16.00      36
MBLF   MBLA Financial Corp. of MO          OTC     Northeast MO       Thrift      224 D     2     06-30   06/93   24.13      30
HFBC   HopFed Bancorp of KY                OTC     Southwest KY       Thrift      221 M     5     09-30   02/98   20.50      83
CMRN   Cameron Fin. Corp. of MO            OTC     Northwest MO       Thrift      221 M     3     09-30   04/95   20.88      54
LSBI   LSB Fin. Corp. of Lafayette IN      OTC     Central IN         Thrift      216 M     4     12-31   02/95   31.75      29
FFBZ   First Federal Bancorp of OH         OTC     Eastern OH         Thrift      212 M     6     09-30   07/92   25.75      41
BFFC   Big Foot Fin. Corp. of IL           OTC     Chicago IL         Thrift      209 M     3     06-30   12/96   19.38      49
WEFC   Wells Fin. Corp. of Wells MN        OTC     Southcentral MN    Thrift      201 D     8     12-31   04/95   21.00      41
NEIB   Northeast Indiana Bncrp of IN       OTC     Northeast IN       Thrift      200 M     3     12-31   06/95   22.00      37
FFWC   FFW Corporation of Wabash IN        OTC     Central IN         Thrift      199 M     4     06-30   04/93   17.25      25
FFED   Fidelity Fed. Bancorp of IN         OTC     Southwestern IN    Thrift      197 M     4     06-30   08/87    7.63      24
PFED   Park Bancorp of Chicago IL          OTC     Chicago IL         Thrift      197 M     3     12-31   08/96   18.20      42
MARN   Marion Capital Holdings of IN       OTC     Central IN         Thrift      193 M     2     06-30   03/93   28.25      50
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC     Chicago IL         Thrift      191 M     3     12-31   04/97   18.88      38
PULB   Pulaski Bk,SB MHC of MO (29.8)      OTC     St. Louis MO       Thrift      180 D     5     09-30   05/94   45.50      96
EGLB   Eagle BancGroup of IL               OTC     Central IL         Thrift      180 M     3     12-31   07/96   19.38      23
BWFC   Bank West Fin. Corp. of MI          OTC     Southeast MI       Thrift      180 M     3     06-30   03/95   14.25      37
FBSI   First Bancshares, Inc. of MO        OTC     Southcentral MO    Thrift      178 M     6     06-30   12/93   13.38      30
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC     Central IL         Thrift      170 M     4     12-31   04/95   22.50      43
FFWD   Wood Bancorp of OH                  OTC     Northern OH        Thrift      165 M     7     06-30   08/93   17.00      45
MWBI   Midwest Bancshares, Inc. of IA      OTC     Southeast IA       Thrift      159 M     4     12-31   11/92   15.88      16
SMBC   Southern Missouri Bncrp of MO       OTC     Southeast MO       Thrift      157 M     8     06-30   04/94   21.56      35
QCFB   QCF Bancorp of Virginia MN          OTC     Northeast MN       Thrift      153 D     2     06-30   04/95   30.25      41
MIFC   Mid Iowa Financial Corp. of IA      OTC     Central IA         Thrift      147 M     7     09-30   10/92   11.75      20
GTPS   Great American Bancorp of IL        OTC     East Central IL    Thrift      146 M     3     12-31   06/95   21.50      34
RIVR   River Valley Bancorp of IN          OTC     Southeast IN       Thrift      137 D     6     12-31   12/96   18.38      22
WEHO   Westwood Hmstd Fin Corp of OH       OTC     Cincinnati OH      Thrift      134 D     2     12-31   09/96   13.50      38
FKKY   Frankfort First Bancorp of KY       OTC     Frankfort KY       Thrift      133 M     3     06-30   07/95   16.50      27
CLAS   Classic Bancshares, Inc. of KY      OTC     Eastern KY         Thrift      133 D     3     03-31   12/95   16.13      21
PTRS   Potters Financial Corp of OH        OTC     Northeast OH       Thrift      127 M     4     12-31   12/93   18.75      18
FFSL   First Independence Corp. of KS      OTC     Southeast KS       Thrift      124 M     2     09-30   10/93   14.13      14
HFSA   Hardin Bancorp of Hardin MO         OTC     Western MO         Thrift      121 M     3     03-31   09/95   19.38      16

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
NBSI   North Bancshares of Chicago IL      OTC     Chicago IL         Thrift      118 M     2     12-31   12/93   16.94      22
CBES   CBES Bancorp, Inc. of MO            OTC     Western MO         Thrift      116 M     2     06-30   09/96   21.25      20
ASBP   ASB Financial Corp. of OH           OTC     Southern OH        Thrift      115 M     1     06-30   05/95   14.56      24
BDJI   First Fed. Bancorp. of MN           OTC     Northern MN        Thrift      113 M     5     09-30   04/95   18.75      19
DCBI   Delphos Citizens Bancorp of OH      OTC     Northwest OH       Thrift      113 M     1     09-30   11/96   20.75      40
FTNB   Fulton Bancorp, Inc. of MO          OTC     Central MO         Thrift      110 M     2     06-30   10/96   19.88      34
MONT   Montgomery Fin. Corp. of IN         OTC     Westcentral IN     Thrift      109 M     4     06-30   07/97   12.88      21
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC     Central KY         Thrift      109 M     2     09-30   10/95   16.88      33
UCBC   Union Community Bancorp of IN       OTC     W.Central IN       Thrift      108 M     1     12-31   12/97   14.69      45
AMFC   AMB Financial Corp. of IN           OTC     Northwest IN       Thrift      106 M     4     12-31   04/96   18.38      18
PSFC   Peoples Sidney Fin. Corp of OH      OTC     WestCentral OH     Thrift      106 M     1     06-30   04/97   20.50      37
CIBI   Community Inv. Bancorp of OH        OTC     NorthCentral OH    Thrift      102 M     3     06-30   02/95   21.38      19
FTSB   Fort Thomas Fin. Corp. of KY        OTC     Northern KY        Thrift      102 M     2     09-30   06/95   15.25      22
FFDF   FFD Financial Corp. of OH           OTC     Northeast OH       Thrift      100 M     1     06-30   04/96   23.50      34
NWEQ   Northwest Equity Corp. of WI        OTC     Northwest WI       Thrift      100 D     3     03-31   10/94   20.69      17
CNSB   CNS Bancorp, Inc. of MO             OTC     Central MO         Thrift       98 M     5     12-31   06/96   17.63      29
THR    Three Rivers Fin. Corp. of MI       AMEX    Southwest MI       Thrift       97 D     4     06-30   08/95   20.00      17
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC     Central IA         Thrift       95 D     1     12-31   08/94   19.63      41
LXMO   Lexington B&L Fin. Corp. of MO      OTC     West Central MO    Thrift       95 M     1     09-30   06/96   15.75      18
HHFC   Harvest Home Fin. Corp. of OH       OTC     Southwest OH       Thrift       93 D     3     09-30   10/94   15.00      13
HZFS   Horizon Fin'l. Services of IA       OTC     Central IA         Thrift       93 M     3     06-30   06/94   16.13      14
SOBI   Sobieski Bancorp of S. Bend IN      OTC     Northern IN        Thrift       90 M     3     06-30   03/95   19.25      15
SFFC   StateFed Financial Corp. of IA      OTC     Des Moines IA      Thrift       90 M     2     06-30   01/94   14.38      22
LOGN   Logansport Fin. Corp. of IN         OTC     Northern IN        Thrift       89 M     1     12-31   06/95   18.50      23
PCBC   Perry Co. Fin. Corp. of MO          OTC     EastCentral MO     Thrift       86 M     1     09-30   02/95   24.00      20
PSFI   PS Financial of Chicago IL          OTC     Chicago IL         Thrift       84 M     1     12-31   11/96   13.75      29
PFFC   Peoples Fin. Corp. of OH            OTC     Northeast OH       Thrift       82 M     2     09-30   09/96   15.38      22
KYF    Kentucky First Bancorp of KY        AMEX    Central KY         Thrift       82 M     2     06-30   08/95   15.75      20
HLFC   Home Loan Financial Corp of OH      OTC     Central Ohio       Thrift       80 M     0             03/98   15.75      35
MSBF   MSB Financial, Inc of MI            OTC     Southcentral MI    Thrift       79 M     2     06-30   02/95   16.25      20
HCFC   Home City Fin. Corp. of OH          OTC     Southwest OH       Thrift       76 M     1     06-30   12/96   16.63      15
CKFB   CKF Bancorp of Danville KY          OTC     Central KY         Thrift       63 M     1     12-31   01/95   19.00      16
NSLB   NS&L Bancorp, Inc of Neosho MO      OTC     Southwest MO       Thrift       61 M     2     09-30   06/95   17.50      12

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
MRKF   Market Fin. Corp. of OH             OTC     Cincinnati OH      Thrift       58 M     2     09-30   03/97   14.00      19
FLKY   First Lancaster Bncshrs of KY       OTC     Central KY         Thrift       53 M     1     06-30   07/96   15.56      15
CSBF   CSB Financial Group Inc of IL       OTC     Centralia IL       Thrift       49 S     2     09-30   10/95   13.75      12
RELI   Reliance Bancshares Inc of WI       OTC     Milwaukee WI       Thrift       44 M     1     06-30   04/96    8.13      19
HWEN   Home Financial Bancorp of IN        OTC     Central IN         Thrift       41 M     1     06-30   07/96    8.75       8
JOAC   Joachim Bancorp, Inc. of MO         OTC     Eastern MO         Thrift       34 D     1     03-31   12/95   16.38      12


New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC     Southwestern CT    Div.      9,150 M   111     12-31   07/88   38.13   2,443
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC     ME,NH,MA           Div.      7,310 M   141     12-31   12/86   22.50   1,252
WBST   Webster Financial Corp. of CT       OTC     Central CT         Thrift    7,020 D    84     12-31   12/86   33.75     925
SISB   SIS Bancorp, Inc. of MA (3)         OTC     Central MA         Div.      1,794 M    25     12-31   02/95   41.88     292
BRKL   Brookline Bncp MHC of MA(47.0)      OTC     Brookline          Thrift    1,451 P     5     08-31   03/98   16.81     489
ANDB   Andover Bancorp, Inc. of MA (3)     OTC     MA,NH              M.B.      1,386 M    12     12-31   05/86   34.25     222
FESX   First Essex Bancorp of MA (3)       OTC     MA,NH              Div.      1,293 M    15     12-31   08/87   22.75     171
FAB    FirstFed America Bancorp of MA      AMEX    MA,RI              M.B.      1,160 D    13     03-31   01/97   20.31     177
AFCB   Affiliated Comm BC, Inc of MA       OTC     MA                 Thrift    1,141 M    12     12-31   10/95   38.44     253
MDBK   Medford Bancorp, Inc. of MA (3)     OTC     Eastern MA         Thrift    1,120 M    16     12-31   03/86   42.50     193
BFD    BostonFed Bancorp of MA             AMEX    Boston MA          M.B.      1,032 M    10     12-31   10/95   23.38     127
DIBK   Dime Financial Corp. of CT (3)      OTC     Central CT         Thrift    1,016 M    11     12-31   07/86   35.63     187
FFES   First Fed of E. Hartford CT         OTC     Central CT         Thrift      991 M    12     12-31   06/87   37.00     100
MECH   MECH Financial Inc of CT (3)        OTC     Hartford CT        Thrift      946 M    14     12-31   06/96   29.88     158
MASB   MassBank Corp. of Reading MA (3)    OTC     Eastern MA         Thrift      929 M    15     12-31   05/86   49.50     178
PBKB   People's Bancshares of MA (3)       OTC     Southeastern MA    Thrift      862 M    14     12-31   10/86   26.38      87
NSSY   NSS Bancorp of CT (3)               OTC     Southwest CT       Thrift      669 M     8     12-31   06/94   42.50     101
BKC    American Bank of Waterbury CT (3)   AMEX    Western CT         Thrift      651 M    14     12-31   12/81   28.00     130
MWBX   MetroWest Bank of MA (3)            OTC     Eastern MA         Thrift      647 M    12     12-31   10/86    7.69     109
ABBK   Abington Bancorp of MA (3)          OTC     Southeastern MA    M.B.        550 M     8     12-31   06/86   18.00      64
SOSA   Somerset Savings Bank of MA (3)     OTC     Eastern MA         R.E.        533 M     5     12-31   07/86    5.13      86
SWCB   Sandwich Bancorp of MA (3)          OTC     Southeastern MA    Thrift      527 M    11     12-31   07/86   63.50     124
BKCT   Bancorp Connecticut of CT (3)       OTC     Central CT         Thrift      480 M     3     12-31   07/86   20.38     104

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
New England Companies (continued)
---------------------------------
WRNB   Warren Bancorp of Peabody MA (3)    OTC     Eastern MA         R.E.        371 D     6     12-31   07/86   12.38      95
NMSB   Newmil Bancorp, Inc. of CT (3)      OTC     Western CT         Thrift      370 M    15     06-30   02/86   13.50      52
CEBK   Central Co-Op. Bank of MA (3)       OTC     Eastern MA         Thrift      367 D     8     03-31   10/86   28.44      56
LSBX   Lawrence Savings Bank of MA (3)     OTC     Northeastern MA    Thrift      355 M     5     12-31   05/86   16.13      70
NHTB   NH Thrift Bancshares of NH          OTC     Central NH         Thrift      321 M    10     12-31   05/86   19.63      41
BYS    Bay State Bancorp of MA (3)         NYSE    Brookline          Thrift      290 P     0     DEC     03/98   28.63      73
NBN    Northeast Bancorp of ME (3)         AMEX    Eastern ME         Thrift      279 D    11     06-30   08/87   17.00      38
ANE    Alliance Bncp of New Eng of CT (3)  AMEX    Northern CT        Thrift      247 M     7     12-31   12/86   16.00      40
IPSW   Ipswich SB of Ipswich MA (3)        OTC     Northwest MA       Thrift      238 M     6     12-31   05/93   18.00      43
HIFS   Hingham Inst. for Sav. of MA (3)    OTC     Eastern MA         Thrift      232 M     5     12-31   12/88   36.75      48
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC     Southeastern MA    Thrift      226 M     2     12-31   08/88   25.00      46
MYST   Mystic Financial of MA (3)          OTC     Medford            Thrift      188 M     3     06-30   01/98   15.25      41
FCME   First Coastal Corp. of ME (3)       OTC     Southern ME        Thrift      150 M     7     12-31     /     13.56      18
KSBK   KSB Bancorp of Kingfield ME (3)     OTC     Western ME         M.B.        150 S     8     12-31   06/93   18.63      23
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC     Southeastern MA    Thrift      132 D     4     04-30   12/87   25.00      22
NTMG   Nutmeg FS&LA of CT                  OTC     Eastern CT         M.B.        112 M     3     12-31     /     10.88      11
FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX    Southeast MA       Thrift      105 M     2     09-30   03/96   20.00      29
MCBN   Mid-Coast Bancorp of ME             OTC     Eastern ME         Thrift       63 M     2     03-31   11/89   11.50       8


North-West Companies
--------------------

WAMU   Washington Mutual, Inc. of WA (3)   OTC     CA,WA,FL,OR,UT     Div.     96,981 D   914     12-31   03/83   70.63  18,215
WFSL   Washington Federal, Inc. of WA      OTC     Western US         Thrift    5,713 D   104     09-30   11/82   27.81   1,457
IWBK   Interwest Bancorp of WA             OTC     Western WA         Div.      2,091 M    39     09-30     /     45.63     384
STSA   Sterling Financial Corp. of WA      OTC     WA,OR              M.B.      1,888 M    41     12-31     /     26.25     199
FWWB   First Savings Bancorp of WA         OTC     Central WA         Thrift    1,137 D    20     03-31   11/95   25.88     263
KFBI   Klamath First Bancorp of OR         OTC     Southern OR        Thrift      994 M    33     09-30   10/95   19.81     198
HRZB   Horizon Financial Corp. of WA (3)   OTC     Northwest WA       Thrift      547 M    12     03-31   08/86   17.75     133
FMSB   First Mutual SB of Bellevue WA (3)  OTC     Western WA         M.B.        451 S     8     12-31   12/85   17.13      71
CASB   Cascade Financial Corp. of WA       OTC     Seattle WA         Thrift      435 M    11     06-30   09/92   19.50      66
HFWA   Heritage Financial Corp of WA       OTC     NW Washington      Thrift      323 M    10     06-30   01/98   15.25     149
RVSB   Riverview Bancorp of WA             OTC     Southwest WA       Thrift      273 M     9     03-31   10/97   16.75     103

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
North-West Companies (continued)
--------------------------------
TSBK   Timberland Bancorp of WA            OTC     Grays Harbor       Thrift      261 M     5     06-30   01/98   17.25     105
OTFC   Oregon Trail Fin. Corp. of OR       OTC     Baker City         Thrift      257 D     7     03-31   10/97   16.63      72
FBNW   FirstBank Corp of Clarkston WA      OTC     West. WA/East ID   Thrift      184 M     5     03-31   07/97   21.13      42
EFBC   Empire Federal Bancorp of MT        OTC     Southern MT        Thrift      110 D     3     12-31   01/97   16.88      44


South-East Companies
--------------------

BNKU   Bank United Corp. of TX             OTC     TX,AZ              Thrift   13,109 M    71     09-30   08/96   50.00   1,580
FFCH   First Fin. Holdings Inc. of SC      OTC     Charleston SC      Div.      1,858 M    34     09-30   11/83   23.13     314
FLFC   First Liberty Fin. Corp. of GA      OTC     Georgia            M.B.      1,275 D    31     09-30   12/83   23.50     273
HFNC   HFNC Financial Corp. of NC          OTC     Charlotte NC       Thrift      979 M    10     06-30   12/95   12.63     217
EBSI   Eagle Bancshares of Tucker GA       OTC     Atlanta GA         Thrift      934 D    14     03-31   04/86   23.00     132
CNIT   Cenit Bancorp of Norfolk VA         OTC     Southeastern VA    Thrift      734 M    19     12-31   08/92   24.50     122
FCBK   First Coastal Bankshares of VA      OTC     Southeast VA       M.B.        625 M    14     12-31   11/80   17.94      89
CFCP   Coastal Fin. Corp. of SC            OTC     South Carolina     Thrift      583 M     9     09-30   09/90   25.00     117
FFBH   First Fed. Bancshares of AR         OTC     Northern AR        Thrift      570 M    13     12-31   05/96   27.75     136
FSPT   FirstSpartan Fin. Corp. of SC       OTC     Northwestern SC    Thrift      503 M     7     06-30   07/97   45.81     203
TSH    Teche Holding Company of LA         AMEX    Southern LA        Thrift      407 M     9     09-30   04/95   20.00      69
PFSL   Pocahontas Bancorp of AR            OTC     Northeast AR       Thrift      401 M     6     09-30   04/98    9.94      66
COOP   Cooperative Bancshares of NC        OTC     Eastern NC         Thrift      381 M    16     12-31   08/91   18.25      54
CAVB   Cavalry Bancorp of TN               OTC     Murfreesburg       Thrift      351 M     0     Sept    03/98   23.50     177
FSTC   First Citizens Corp of GA           OTC     Western GA         M.B.        337 S     9     03-31   03/86   31.88      88
HBSC   Heritage Bancorp, Inc of SC         OTC     Laurens            Thrift      312 P     4     Sept    04/98   21.00      97
UFRM   United FSB of Rocky Mount NC        OTC     Eastern NC         M.B.        306 M    13     12-31   07/80   17.69      58
SOPN   First Svgs Bancorp of NC            OTC     Central NC         Thrift      300 M     5     06-30   01/94   23.25      86
ANA    Acadiana Bancshares, Inc of LA      AMEX    Southern LA        Thrift      293 M     5     12-31   07/96   23.00      59
CFTP   Community Fed. Bancorp of MS        OTC     Northeast MS       Thrift      254 M     2     09-30   03/96   18.00      81
FLAG   Flag Financial Corp of GA           OTC     Western GA         M.B.        248 D     4     12-31   12/86   23.00      70
SSFC   South Street Fin. Corp. of NC (3)   OTC     South Central NC   Thrift      217 M     2     09-30   10/96    9.75      46
HCBB   HCB Bancshares of Camden AR         OTC     Southern AR        Thrift      205 D     7     06-30   05/97   15.63      41
ESX    Essex Bancorp of Norfolk VA         AMEX    VA,NC              M.B.        193 M     4     12-31   07/90    3.88       4
FTF    Texarkana Fst. Fin. Corp of AR      AMEX    Southwest AR       Thrift      185 M     5     09-30   07/95   30.38      53

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
South-East Companies (continued)
--------------------------------
CFFC   Community Fin. Corp. of VA          OTC     Central VA         Thrift      183 D     4     03-31   03/88   14.88      38
FFDB   FirstFed Bancorp, Inc. of AL        OTC     Central AL         Thrift      179 D     8     03-31   11/91   24.50      28
GSFC   Green Street Fin. Corp. of NC       OTC     Southern NC        Thrift      178 M     3     09-30   04/96   16.38      70
FGHC   First Georgia Hold. Corp of GA      OTC     Southeastern GA    Thrift      176 M     7     09-30   02/87   14.50      46
GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC     Southwest NC       Thrift      171 P     4     9-30    04/98   16.75      75
SZB    SouthFirst Bancshares of AL         AMEX    Central AL         Thrift      162 M     2     09-30   02/95   19.75      19
BFSB   Bedford Bancshares, Inc. of VA      OTC     Southern VA        Thrift      153 M     3     09-30   08/94   29.38      34
HBS    Haywood Bancshares, Inc. of NC (3)  AMEX    Northwest NC       Thrift      152 M     4     12-31   12/87   22.88      29
CCFH   CCF Holding Company of GA           OTC     Atlanta GA         Thrift      143 M     5     12-31   07/95   23.94      21
PDB    Piedmont Bancorp, Inc. of NC        AMEX    Central NC         Thrift      133 M     1     06-30   12/95   10.00      28
GSLA   GS Financial Corp. of LA            OTC     New Orleans LA     Thrift      129 M     3     12-31   04/97   18.00      60
CFNC   Carolina Fincorp of NC (3)          OTC     Southcentral NC    Thrift      118 M     4     06-30   11/96   17.50      33
SBAN   SouthBanc Shares Inc. of SC         OTC     Northwest SC       Thrift      117 P     6     09-30   04/98   19.88      30
SSM    Stone Street Bancorp of NC          AMEX    Central NC         Thrift      111 M     2     12-31   04/96   19.94      38
TWIN   Twin City Bancorp, Inc. of TN       OTC     Northeast TN       Thrift      110 M     3     12-31   01/95   14.00      18
SRN    Southern Banc Company of AL         AMEX    Northeast AL       Thrift      106 S     4     06-30   10/95   16.13      20
CENB   Century Bancorp, Inc. of NC         OTC     Charlotte NC       Thrift      104 M     1     06-30   12/96   19.75      25
PEDE   Great Pee Dee Bancorp of SC         OTC     Northeast SC       Thrift       79 P     1     06-30   12/97   15.50      34
UTBI   United Tenn. Bancshares of TN       OTC     Eastern TN         Thrift       75 M     2     12-31   01/98   14.88      22
SCBS   Southern Commun. Bncshrs of AL      OTC     NorthCentral AL    Thrift       71 S     1     09-30   12/96   16.75      19
SSB    Scotland Bancorp, Inc. of NC        AMEX    S. Central NC      Thrift       61 M     2     09-30   04/96    8.63      17
SCCB   S. Carolina Comm. Bnshrs of SC      OTC     Central SC         Thrift       46 M     3     06-30   07/94   21.50      12
MBSP   Mitchell Bancorp, Inc. of NC        OTC     Western NC         Thrift       37 M     1     06-30   07/96   16.75      16


South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC     Houston TX         M.B.      2,966 M    37     12-31     /     38.50     194
FBHC   Fort Bend Holding Corp. of TX       OTC     Eastcentral TX     M.B.        303 D     6     03-31   06/93   23.00      38
JXVL   Jacksonville Bancorp of TX          OTC     East Central TX    Thrift      237 M     6     09-30   04/96   20.88      51
ETFS   East Texas Fin. Serv. of TX         OTC     Northeast TX       Thrift      121 M     2     09-30   01/95   15.88      24
GUPB   GFSB Bancorp, Inc of Gallup NM      OTC     Northwest NM       Thrift      118 M     1     06-30   06/95   15.50      19
AABC   Access Anytime Bancorp of NM        OTC     Eastern NM         Thrift      114 M     3     12-31   08/86   12.00      15

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                 June 8, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
South-West Companies (continued)
--------------------------------
FFBA   First Colorado Bancorp of CO        OTC     Colorado           Thrift    1,555 D    27     12-31   01/96   28.50     480
WSTR   WesterFed Fin. Corp. of MT          OTC     Montana            Thrift    1,035 D    36     06-30   01/94   24.50     137
UBMT   United Fin. Corp. of MT             OTC     Central MT         Thrift       96 D     4     12-31   09/86   29.50      36
HCBC   High Country Bancorp of CO          OTC     Salida             Thrift       92 M     2     12-31   12/97   15.25      20
TRIC   Tri-County Bancorp of WY            OTC     Southeastern WY    Thrift       89 M     2     12-31   09/93   15.25      18
CRZY   Crazy Woman Creek Bncorp of WY      OTC     Northeast WY       Thrift       62 M     1     09-30   03/96   18.13      17


Other Areas
-----------

NOTES: (1) Or most  recent date  available  (M=March,  S=September,  D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 06/08/98

                                  EXHIBIT III-2
                 Financial Analysis of All Publicly-Traded MHCs

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-2
                           Market Pricing Comparatives
                            Prices As of May 29, 1998

                                          Market       Per Share Data
                                      Capitalization   --------------                                             Dividends(4)
                                     ----------------   Core    Book             Pricing Ratios(3)          ------------------------
                                      Price/   Market  12-Mth  Value/  ------------------------------------ Amount/          Payout
Financial Institution                Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE  Share   Yield  Ratio(5)
-----------------------------------  --------  ------  ------  ------  -----  ------  -----  ------  ------ -------  -----  --------
                                        ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)    ($)     (%)      (%)
SAIF-Insured Thrifts                   22.12   175.90   0.97   13.86   20.00  162.60  20.77  168.78   20.78   0.34    1.56    30.74
MHC Institutions                       24.10   121.86   0.60   10.02   27.02  224.96  29.37  235.78   27.38   0.37    1.45    11.59

Comparable Group
----------------

MHC Institutions
----------------
ALLB  Alliance Bank MHC of PA (19.9)   35.00    22.75   0.62    8.93      NM      NM  42.00      NM      NM   0.00    0.00     0.00
BRKL  Brookline Bncp MHC of MA(47.0)   16.81   229.88   0.39    8.56      NM  196.38  33.70  196.38      NM   0.00    0.00     0.00
CMSV  Commty. Svgs, MHC of FL (48.5)   35.38    87.39   0.95   16.11      NM  219.62  23.72  219.62      NM   0.90    2.54       NM
FFFL  Fidelity Bcsh MHC of FL (47.7)   30.06    96.91   0.92   13.01   28.09  231.05  15.48  238.19      NM   0.90    2.99       NM
SKBO  First Carnegie MHC of PA(45.0)   19.88    20.58   0.46   10.74      NM  185.10  31.83  185.10      NM   0.30    1.51    29.35
FFSX  First FSB MHC Sxld of IA(46.1)   37.25    48.54   1.17   14.51      NM  256.72  18.51  324.48      NM   0.48    1.29    18.84
GBNK  Gaston Fed Bncp MHC of NC(47.0)  16.75    35.39   0.43    8.56      NM  195.68  44.00  195.68      NM   0.00    0.00     0.00
HARS  Harris Fin. MHC of PA (24.3)     25.50   208.31   0.45    5.41      NM      NM  38.29      NM      NM   0.22    0.86    11.77
JXSB  Jcksnville SB,MHC of IL (45.6)   22.50    13.05   0.33    9.23      NM  243.77  25.31  243.77      NM   0.30    1.33       NM
LFED  Leeds Fed Bksr MHC of MD (36.3)  20.25    38.13   0.66    9.52      NM  212.71  35.10  212.71      NM   0.56    2.77       NM
NBCP  Niagara Bancorp of NY MHC(45.4)  15.88   214.41   0.58   12.71   27.38  124.94  15.03  124.94   27.38   0.00    0.00     0.00
NWSB  Northwest Bcrp MHC of PA (30.7)  16.25   233.22   0.44    4.55      NM      NM  31.59      NM      NM   0.16    0.98    11.14
PBHC  Pathfinder BC MHC of NY (46.1)   22.63    19.96   0.50    8.15      NM  277.67  32.66  327.50      NM   0.20    0.88    12.46
PBCT  Peoples Bank, MHC of CT (40.1)   38.13   932.39   0.80   13.18   25.59  289.30  26.71  337.73      NM   0.84    2.20       NM
PHSB  Ppls Home SB, MHC of PA (45.0)   20.25    25.15   0.56   10.33      NM  196.03  25.02  196.03      NM   0.24    1.19    19.29
PULB  Pulaski Bk,SB MHC of MO (29.8)(7)45.50    28.39   0.78   11.49      NM      NM  53.09      NM      NM   1.10    2.42       NM
PLSK  Pulaski SB, MHC of NJ (46.0)     18.50    17.61   0.55   10.44      NM  177.20  20.44  177.20      NM   0.30    1.62    24.63
SBFL  SB Fngr Lakes MHC of NY (33.1)   20.00    23.64   0.22    6.10      NM  327.87  28.47  327.87      NM   0.24    1.20       NM
WAYN  Wayne Svgs Bks MHC of OH (47.8)  27.25    29.29   0.71    9.74      NM  279.77  26.53  279.77      NM   0.56    2.06       NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)   19.63    18.65   0.65   10.58      NM  185.54  43.58  185.54      NM   0.80    4.08       NM

                                                 Financial Characteristics(6)
                                       ------------------------------------------------
                                                                 Reported       Core
                                        Total  Equity/  NPAs/  -----------  -----------
Financial Institution                  Assets  Assets  Assets   ROA    ROE   ROA    ROE
------------------------------------   ------  ------- ------  ----   ----  ----   ----
                                       ($Mil)    (%)     (%)    (%)    (%)   (%)    (%)
SAIF-Insured Thrifts                    1,060   13.86   0.65   0.93   7.97  0.88   7.51
MHC Institutions                        1,228   12.37   0.59   0.83   7.16  0.76   6.39

Comparable Group
----------------

MHC Institutions
----------------
ALLB  Alliance Bank MHC of PA (19.9)      273   10.72   1.38   0.80   7.09  0.80   7.09
BRKL  Brookline Bncp MHC of MA(47.0)    1,451   17.16   0.62   0.78   4.56  0.78   4.56
CMSV  Commty. Svgs, MHC of FL (48.5)      761   10.80   0.26   0.74   6.58  0.68   6.07
FFFL  Fidelity Bcsh MHC of FL (47.7)    1,321    6.70   0.32   0.66   8.52  0.57   7.32
SKBO  First Carnegie MHC of PA(45.0)      144   17.20   0.78   0.64   4.58  0.71   5.13
FFSX  First FSB MHC Sxld of IA(46.1)      571    7.21   0.36   0.68   8.30  0.69   8.38
GBNK  Gaston Fed Bncp MHC of NC(47.0)     171   22.48   0.32   1.13   5.02  1.13   5.02
HARS  Harris Fin. MHC of PA (24.3)      2,260    8.12   0.66   0.88  10.93  0.72   8.95
JXSB  Jcksnville SB,MHC of IL (45.6)      170   10.38   0.86   0.59   5.64  0.38   3.65
LFED  Leeds Fed Bksr MHC of MD (36.3)     299   16.50     NA   1.18   7.20  1.18   7.20
NBCP  Niagara Bancorp of NY MHC(45.4)   3,145   12.03   0.25   0.55   4.56  0.55   4.56
NWSB  Northwest Bcrp MHC of PA (30.7)   2,409    8.85   0.69   0.95  10.14  0.95  10.14
PBHC  Pathfinder BC MHC of NY (46.1)      196   11.76   1.33   0.91   7.74  0.73   6.24
PBCT  Peoples Bank, MHC of CT (40.1)    9,150    9.23   0.66   1.18  13.44  0.63   7.21
PHSB  Ppls Home SB, MHC of PA (45.0)      223   12.76   0.36   0.81   7.30  0.72   6.49
PULB  Pulaski Bk,SB MHC of MO (29.8)(7)   180   13.41     NA   1.07   8.15  0.92   6.99
PLSK  Pulaski SB, MHC of NJ (46.0)        191   11.54   0.73   0.63   5.86  0.63   5.86
SBFL  SB Fngr Lakes MHC of NY (33.1)      251    8.68   0.27   0.40   4.39  0.34   3.72
WAYN  Wayne Svgs Bks MHC of OH (47.8)     255    9.48     NA   0.75   8.03  0.70   7.51
WCFB  Wbstr Cty FSB MHC of IA (45.2)       95   23.49   0.12   1.46   6.23  1.46   6.23

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-1
                                 Stock Prices:
                               As of May 29, 1998

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(292)                      22.02    6,764     182.2    24.60  15.53  22.30  -1.20   44.89    4.96
NYSE Traded Companies(8)                       43.34   37,199   1,794.8    48.43  27.11  44.86  -3.30   50.37    3.46
AMEX Traded Companies(22)                      18.18    3,372      59.5    21.14  14.11  18.38  -1.17   31.19    2.58
NASDAQ Listed OTC Companies(261)               21.85    6,308     152.6    24.33  15.37  22.10  -1.14   45.93    4.99
California Companies(19)                       29.50   13,758     652.1    32.84  19.45  30.37  -2.57   42.92    3.76
Florida Companies(6)                           22.06   24,780     481.6    24.46  14.62  20.92   3.56   53.69    0.16
Mid-Atlantic Companies(58)                     22.97    9,699     212.3    25.48  15.36  23.28  -1.44   54.04    7.45
Mid-West Companies(134)                        20.94    4,698     122.1    23.54  14.95  21.23  -1.31   40.98    3.31
New England Companies(8)                       22.35    6,864     198.4    24.97  14.51  22.89  -2.17   59.83    2.13
North-West Companies(11)                       22.91   10,609     270.8    24.64  17.90  22.82   0.54   42.78   18.49
South-East Companies(44)                       21.47    4,230     114.7    24.30  16.03  21.71  -0.92   41.79    4.91
South-West Companies(6)                        20.55    2,287      60.5    21.90  14.10  21.06  -2.17   55.64    3.94
Western Companies (Excl CA)(6)                 20.53    2,050      45.6    22.10  15.24  20.75  -0.98   43.98    6.54
Thrift Strategy(245)                           21.00    4,666     109.6    23.51  15.14  21.21  -1.00   42.97    4.82
Mortgage Banker Strategy(29)                   29.41   18,081     637.4    32.28  18.77  30.21  -1.99   55.62    3.10
Real Estate Strategy(8)                        27.63    6,612     167.4    29.74  16.01  28.26  -2.77   70.52   22.96
Diversified Strategy(7)                        27.46   45,244   1,292.1    31.90  19.46  27.71  -1.63   37.79   -3.27
Retail Banking Strategy(3)                     20.34    4,580     106.2    23.42  12.59  21.50  -5.31   64.73    3.08
Companies Issuing Dividends(239)               22.57    6,725     191.5    25.20  15.84  22.86  -1.23   43.63    3.24
Companies Without Dividends(53)                19.56    6,940     140.7    21.89  14.13  19.81  -1.06   50.53   12.63
Equity/Assets less than 6%(21)                 25.78   16,225     400.1    28.55  15.36  26.15  -1.04   68.78    9.00
Equity/Assets 6-12%(133)                       24.32    7,330     242.6    26.95  16.09  24.62  -1.12   50.20    3.59
Equity/Assets greater than 12%(138)            19.37    4,847      95.2    21.88  15.05  19.63  -1.29   36.54    5.60
Converted Last 3 Mths (no MHC)(11)             15.45   16,997     253.6    16.98  13.32  15.57  -0.58   75.71   42.50
Actively Traded Companies(34)                  30.60   23,613     802.4    33.67  20.13  31.25  -1.52   53.41    2.65
Market Value Below $20 Million(43)             16.10    1,013      15.7    18.60  12.25  16.32  -1.41   32.46   -1.10
Holding Company Structure(267)                 22.33    6,738     186.2    24.92  15.81  22.58  -1.08   43.59    5.40
Assets Over $1 Billion(59)                     29.63   23,340     706.3    32.76  19.96  29.93  -0.81   51.08    6.04
Assets $500 Million-$1 Billion(40)             24.88    5,413     123.5    27.17  16.31  25.28  -1.49   56.20    6.28
Assets $250-$500 Million(71)                   21.91    3,359      68.5    24.53  15.30  22.14  -0.87   50.72    9.07
Assets less than $250 Million(122)             17.84    1,661      29.0    20.23  13.46  18.10  -1.46   35.56    1.85
Goodwill Companies(118)                        24.65   12,267     316.2    27.46  16.74  24.89  -1.12   49.21    4.73
Non-Goodwill Companies(174)                    20.30    3,165      94.6    22.73  14.74  20.61  -1.25   42.07    5.10
Acquirors of FSLIC Cases(8)                    39.83   30,421   1,665.5    43.47  25.97  41.94  -5.21   55.12    3.85

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(59)                        25.56   16,079     647.4    28.17  17.05  25.88  -1.20   55.88    5.15
NYSE Traded Companies(5)                       35.86   51,255   1,694.3    37.79  26.93  35.70   0.34   53.93   15.18
AMEX Traded Companies(6)                       20.78    2,417      53.2    23.20  13.33  21.03  -0.71   63.00    9.81
NASDAQ Listed OTC Companies(48)                24.93   13,634     595.9    27.64  16.35  25.31  -1.44   55.29    3.48
California Companies(1)                        22.63    7,700     174.3    24.00  15.00  23.50  -3.70   52.08   17.56
Mid-Atlantic Companies(21)                     26.91   22,192     657.9    28.77  17.92  26.92  -0.62   60.24    6.04
New England Companies(31)                      24.66    5,770     134.2    27.56  15.91  25.02  -1.39   61.04    6.96
North-West Companies(3)                        35.17   89,844   6,139.6    38.60  26.71  37.00  -1.94   28.47    1.09
South-East Companies(3)                        16.71    2,611      35.8    20.96  13.23  16.96  -1.60    8.78  -17.47
Thrift Strategy(45)                            25.01    8,288     238.3    27.36  16.60  25.07  -0.59   57.69    6.61
Mortgage Banker Strategy(6)                    23.46   28,757     787.2    27.28  14.95  24.39  -3.44   54.71   -5.80
Real Estate Strategy(3)                        17.51    7,682     134.6    19.19  11.72  17.94  -1.85   50.53   12.61
Diversified Strategy(5)                        35.80   68,104   4,039.0    39.48  25.41  37.43  -3.31   44.58    3.36
Companies Issuing Dividends(50)                26.60   17,915     733.0    29.30  17.50  26.93  -1.21   54.83    4.08
Companies Without Dividends(9)                 18.53    3,752      72.6    20.59  14.06  18.79  -1.17   62.89   12.34
Equity/Assets less than 6%(5)                  33.09   78,062   4,389.0    36.16  20.79  34.15  -1.18   82.66    7.70
Equity/Assets 6-12%(37)                        26.45    8,962     276.5    29.06  16.68  26.60  -0.82   56.93    3.88
Equity/Assets greater than 12%(17)             21.66   11,245     245.0    24.13  16.65  22.08  -1.93   46.02    6.80
Converted Last 3 Mths (no MHC)(2)              19.35   19,386     218.6    22.23  16.74  19.81  -2.37   72.78   14.09
Actively Traded Companies(17)                  33.36   34,705   1,759.0    36.11  21.94  34.02  -1.46   55.59    6.19
Market Value Below $20 Million(1)              13.56    1,359      18.4    15.75   8.88  13.63  -0.51   42.74   -8.87
Holding Company Structure(47)                  25.12   14,869     647.0    27.75  17.17  25.53  -1.48   53.60    5.40
Assets Over $1 Billion(18)                     35.14   41,677   1,894.4    37.50  23.49  35.56  -1.09   55.19    9.52
Assets $500 Million-$1 Billion(14)             24.90    8,497     140.7    27.66  15.66  25.58  -2.65   60.15    2.05
Assets $250-$500 Million(12)                   19.55    3,893      70.3    22.31  14.07  19.84  -1.27   51.27    0.45
Assets less than $250 Million(15)              19.94    1,870      33.5    22.61  13.08  19.93  -0.31   57.50    6.03
Goodwill Companies(31)                         27.31   26,737   1,145.4    30.11  17.74  27.98  -2.06   61.71    5.36
Non-Goodwill Companies(27)                     23.62    5,532     152.2    25.99  15.90  23.56  -0.27   50.31    3.47

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                       23.83    9,676      71.8    26.84  13.69  24.37  -1.83   96.20   15.19
BIF-Insured Thrifts(3)                         25.55   32,223     388.9    28.09  15.99  26.21  -2.70   91.88   24.10
NASDAQ Listed OTC Companies(20)                24.10   13,236     121.9    27.04  14.05  24.66  -1.97   95.52   16.60
Florida Companies(2)                           32.72    5,951      92.2    38.07  20.25  33.13  -0.80   61.49   -3.75
Mid-Atlantic Companies(10)                     21.41   13,256      82.4    24.39  10.97  22.21  -2.95  121.54   15.56
Mid-West Companies(5)                          26.66    2,336      27.4    29.13  15.26  27.06  -1.80   70.08    7.84
New England Companies(2)                       27.47   46,589     581.1    29.56  19.75  27.60   0.44   64.32   34.22
South-East Companies(1)                        16.75    4,497      35.4    18.06  16.25  16.75   0.00   67.50   67.50
Thrift Strategy(18)                            23.19    9,027      69.1    26.16  13.94  23.71  -1.85   86.59   16.87
Mortgage Banker Strategy(1)                    25.50   33,942     208.3    27.88   6.58  26.63  -4.24  282.31   28.27
Diversified Strategy(1)                        38.13   64,083     932.4    41.13  23.50  38.81  -1.75   60.55    0.34
Companies Issuing Dividends(16)                24.90   12,324     120.9    28.11  13.76  25.34  -1.81   96.58    7.21
Companies Without Dividends(4)                 21.11   16,655     125.6    23.01  15.16  22.11  -2.57   91.53   51.83
Equity/Assets 6-12%(12)                        27.37   14,648     144.4    31.00  13.86  28.16  -2.63  113.73    9.71
Equity/Assets greater than 12%(8)              18.49   10,815      83.2    20.24  14.39  18.66  -0.83   64.31   28.42
Holding Company Structure(3)                   21.92   11,690      87.9    24.38  13.31  22.44  -2.42   95.45   25.11
Assets Over $1 Billion(6)                      23.77   35,086     319.2    26.23  14.64  24.19  -1.95  108.08   27.17
Assets $500 Million-$1 Billion(2)              36.32    3,969      68.0    39.88  21.25  37.13  -2.19   70.02    8.66
Assets $250-$500 Million(4)                    25.63    3,627      28.5    29.31  11.87  26.56  -2.12  117.96    8.60
Assets less than $250 Million(8)               20.02    2,645      21.5    22.76  12.74  20.42  -1.84   79.21   14.38
Goodwill Companies(6)                          28.30   26,222     256.6    31.25  14.22  28.87  -2.56  125.88   11.10
Non-Goodwill Companies(14)                     22.16    7,242      59.7    25.09  13.98  22.72  -1.69   81.51   19.14
MHC Institutions(20)                           24.10   13,236     121.9    27.04  14.05  24.66  -1.97   95.52   16.60
MHC Converted Last 3 Months(3)                 16.48   21,116     159.9    17.68  16.04  16.48   0.00   64.80   64.80

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)           76.25  109,737   8,367.4    82.81  40.25  82.81  -7.92   93.04   13.91
BYS   Bay State Bancorp of MA*                 28.63    2,535      72.6    32.63  28.50  29.31  -2.32   43.15   43.15
CFB   Commercial Federal Corp. of NE           33.31   40,306   1,342.6    38.19  22.92  34.31  -2.91   44.32   -6.33
DME   Dime Bancorp, Inc. of NY*                29.19  114,258   3,335.2    32.06  17.00  29.00   0.66   72.93   -3.50
DSL   Downey Financial Corp. of CA             33.13   28,094     930.8    34.47  19.05  33.94  -2.39   73.91   22.34
FED   FirstFed Fin. Corp. of CA                49.06   10,592     519.6    49.81  27.25  48.56   1.03   80.04   26.61
GSB   Golden State Bancorp of CA(8)            38.31   51,328   1,966.4    41.81  25.13  37.75   1.48   57.14    2.32
GDW   Golden West Fin. Corp. of CA            108.00   57,190   6,176.5   114.25  67.38 114.25  -5.47   63.93   10.42
GPT   GreenPoint Fin. Corp. of NY*             41.19   84,469   3,479.3    42.06  29.34  39.75   3.62   37.30   13.53
JSB   JSB Financial, Inc. of NY*               57.84    9,883     571.6    58.56  41.00  58.00  -0.28   29.25   15.54
OCN   Ocwen Financial Corp. of FL              24.38   60,709   1,480.1    30.38  14.56  24.88  -2.01   68.14   -4.17
SIB   Staten Island Bancorp of NY*             22.44   45,130   1,012.7    23.63  18.81  22.44   0.00   87.00    7.16
WES   Westcorp Inc. of Orange CA               12.13   26,301     319.0    23.50  11.50  13.19  -8.04  -28.14  -28.14


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA           23.00    2,575      59.2    25.63  19.00  22.50   2.22   21.05   -1.63
ANE   Alliance Bncp of New Eng of CT*          16.00    2,493      39.9    16.08   8.19  15.51   3.16  101.51   45.45
BKC   American Bank of Waterbury CT*           28.00    4,652     130.3    32.56  17.25  29.25  -4.27   66.57   14.85
BFD   BostonFed Bancorp of MA                  23.38    5,423     126.8    24.88  15.13  23.88  -2.09   53.92    6.86
CNY   Carver Bancorp, Inc. of NY               13.63    2,314      31.5    17.13   9.63  14.13  -3.54   41.54  -16.12
CBK   Citizens First Fin.Corp. of IL           20.00    2,536      50.7    22.38  15.38  19.75   1.27   21.21   -1.23
EFC   EFC Bancorp Inc of IL                    14.00    6,937      97.1    14.94  13.75  14.13  -0.92   40.00   40.00
EBI   Equality Bancorp, Inc. of MO             13.56    2,486      33.7    16.00  12.50  14.75  -8.07   35.60   -6.48
ESX   Essex Bancorp of Norfolk VA(8)            3.88    1,059       4.1     7.94   1.00   4.00  -3.00  181.16   -1.52
FCB   Falmouth Bancorp, Inc. of MA*            20.00    1,455      29.1    23.88  15.75  20.50  -2.44   25.94   -2.44
FAB   FirstFed America Bancorp of MA           20.31    8,707     176.8    23.25  14.63  20.75  -2.12   35.94   -7.18
GAF   GA Financial Corp. of PA                 20.38    7,595     154.8    22.25  15.88  20.56  -0.88   25.42    7.94
HBS   Haywood Bancshares, Inc. of NC*          22.88    1,250      28.6    24.00  15.94  22.88   0.00   43.54    1.69
KNK   Kankakee Bancorp, Inc. of IL             34.75    1,378      47.9    37.75  27.50  35.38  -1.78   26.92   -7.95
KYF   Kentucky First Bancorp of KY             15.75    1,240      19.5    15.88  10.56  15.25   3.28   48.17    5.42
MBB   MSB Bancorp of Middletown NY(8)*         36.00    2,844     102.4    37.75  17.75  37.75  -4.64  100.00   -4.33
NBN   Northeast Bancorp of ME*                 17.00    2,237      38.0    19.50   9.50  17.00   0.00   77.45  -10.53
NEP   Northeast PA Fin. Corp of PA             14.88    6,427      95.6    16.00  14.50  15.00  -0.80   48.80   48.80
PDB   Piedmont Bancorp, Inc. of NC             10.00    2,751      27.5    11.63  10.00  10.06  -0.60   -6.45   -8.09
SSB   Scotland Bancorp, Inc. of NC              8.63    1,914      16.5    19.25   8.63   8.75  -1.37  -45.21  -13.18
SZB   SouthFirst Bancshares of AL              19.75      976      19.3    22.75  14.88  20.00  -1.25   31.67  -13.19
SRN   Southern Banc Company of AL              16.13    1,230      19.8    19.13  14.38  16.25  -0.74   11.24   -9.13
SSM   Stone Street Bancorp of NC               19.94    1,881      37.5    27.25  19.25  20.06  -0.60  -23.69  -10.14
TSH   Teche Holding Company of LA              20.00    3,439      68.8    23.50  17.50  20.13  -0.65   12.68  -12.09
FTF   Texarkana Fst. Fin. Corp of AR           30.38    1,759      53.4    30.63  17.13  30.00   1.27   76.12   21.52
THR   Three Rivers Fin. Corp. of MI            20.00      825      16.5    23.50  14.88  20.13  -0.65   33.33   -8.05
WSB   Washington SB, FSB of MD                  7.13    4,406      31.4     9.50   4.88   7.13   0.00   42.60  -21.30
WFI   Winton Financial Corp. of OH             16.25    4,014      65.2    20.63   6.25  17.38  -6.50  124.14   59.47


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              28.00    1,090      30.5    34.50  18.41  30.00  -6.67   44.55   -4.40
FBER  1st Bergen Bancorp of NJ                 19.25    2,729      52.5    20.75  13.63  19.25   0.00   37.50    0.63
AFED  AFSALA Bancorp, Inc. of NY(8)            20.25    1,378      27.9    20.75  13.50  19.75   2.53   50.00    5.19
ALBK  ALBANK Fin. Corp. of Albany NY           52.00   12,853     668.4    54.50  36.75  52.50  -0.95   37.28    1.09
AMFC  AMB Financial Corp. of IN                18.38      964      17.7    19.38  14.00  18.75  -1.97   22.53   15.74
ASBP  ASB Financial Corp. of OH                14.56    1,635      23.8    15.13  11.75  15.13  -3.77   23.91    9.89

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABBK  Abington Bancorp of MA*                  18.00    3,564      64.2    22.25  11.75  19.13  -5.91   50.00  -14.29
AABC  Access Anytime Bancorp of NM             12.00    1,217      14.6    13.00   5.52  11.75   2.13  117.39    9.09
AFBC  Advance Fin. Bancorp of WV               18.13    1,074      19.5    20.88  13.63  18.25  -0.66   29.50    4.32
AFCB  Affiliated Comm BC, Inc of MA(8)         38.44    6,581     253.0    41.88  23.20  38.25   0.50   69.34    1.83
ALBC  Albion Banc Corp. of Albion NY           10.50      752       7.9    14.17   6.50  11.00  -4.55   58.37  -21.23
ABCL  Alliance Bancorp, Inc. of IL             27.31    8,024     219.1    29.25  19.58  28.13  -2.92   38.28    3.06
ALLB  Alliance Bank MHC of PA (19.9)           35.00    3,273      22.8    39.00  12.50  39.00 -10.26  171.74   12.90
AHCI  Ambanc Holding Co., Inc. of NY*          19.19    4,258      81.7    20.00  13.88  19.63  -2.24   38.26    2.35
ASBI  Ameriana Bancorp of IN                   19.75    3,252      64.2    22.00  15.50  20.00  -1.25   26.36   -0.65
ABCW  Anchor Bancorp Wisconsin of WI           42.38    8,963     379.9    46.50  21.25  43.13  -1.74   95.39   16.49
ANDB  Andover Bancorp, Inc. of MA*             34.25    6,474     221.7    36.20  22.90  35.00  -2.14   51.55    6.37
ASFC  Astoria Financial Corp. of NY            55.03   26,366   1,450.9    62.50  41.00  56.06  -1.84   35.04   -1.29
AVND  Avondale Fin. Corp. of IL                18.13    3,324      60.3    18.88  13.25  17.75   2.14   34.30   11.57
BKCT  Bancorp Connecticut of CT*               20.38    5,100     103.9    25.00  12.25  20.75  -1.78   66.37   -2.95
BPLS  Bank Plus Corp. of CA                    12.94   19,383     250.8    16.13   9.88  13.00  -0.46   23.95    2.45
BNKU  Bank United Corp. of TX                  50.00   31,596   1,579.8    56.00  34.75  51.38  -2.69   47.06    2.17
BWFC  Bank West Fin. Corp. of MI               14.25    2,624      37.4    17.50   8.83  13.94   2.22   58.33  -11.66
BANC  BankAtlantic Bancorp of FL               13.75   32,996     453.7    17.00  12.50  14.00  -1.79   -0.94  -17.91
BKUNA BankUnited Fin. Corp. of FL              18.03   15,468     278.9    18.13   9.38  17.38   3.74   80.30   17.00
BVCC  Bay View Capital Corp. of CA             32.13   20,243     650.4    38.00  24.69  31.81   1.01   30.82  -11.37
FSNJ  Bayonne Banchsares of NJ                 16.25    9,050     147.1    17.38   8.03  16.75  -2.99   96.49   21.45
BFSB  Bedford Bancshares, Inc. of VA           29.38    1,149      33.8    34.75  19.75  29.50  -0.41   46.90  -13.59
BFFC  Big Foot Fin. Corp. of IL                19.38    2,513      48.7    23.94  15.63  20.00  -3.10   22.04   -7.71
BYFC  Broadway Fin. Corp. of CA                12.00      863      10.4    13.75  10.50  12.13  -1.07   10.29   -9.43
BRKL  Brookline Bncp MHC of MA(47.0)           16.81   29,095     229.9    17.98  16.00  16.38   2.63   68.10   68.10
CBES  CBES Bancorp, Inc. of MO                 21.25      940      20.0    26.00  16.13  21.75  -2.30   28.79   -4.49
CCFH  CCF Holding Company of GA                23.94      897      21.5    23.94  14.32  23.25   2.97   67.18   18.93
CFSB  CFSB Bancorp of Lansing MI               27.38    8,220     225.1    28.30  13.64  29.00  -5.59  107.74   14.75
CKFB  CKF Bancorp of Danville KY               19.00      855      16.2    21.25  17.75  19.00   0.00   -1.30    2.70
CNSB  CNS Bancorp, Inc. of MO                  17.63    1,645      29.0    21.50  15.50  17.63   0.00   13.74  -14.00
CSBF  CSB Financial Group Inc of IL            13.75      840      11.6    14.00  11.75  13.88  -0.94   14.58    1.85
CBCI  Calumet Bancorp of Chicago IL            36.00    3,141     113.1    39.00  24.83  37.00  -2.70   42.12    8.27
CAFI  Camco Fin. Corp. of OH                   29.00    3,646     105.7    31.00  16.91  29.50  -1.69   73.97   13.73
CMRN  Cameron Fin. Corp. of MO                 20.88    2,563      53.5    22.19  16.25  21.63  -3.47   26.55    1.85
CAPS  Capital Savings Bancorp of MO(8)         22.50    1,891      42.5    25.25  15.50  21.63   4.02   26.76  -10.89
CFNC  Carolina Fincorp of NC*                  17.50    1,906      33.4    18.88  14.38  18.13  -3.47   22.81   -5.41
CASB  Cascade Financial Corp. of WA            19.50    3,399      66.3    20.00  12.00  17.25  13.04   17.47   47.17
CATB  Catskill Fin. Corp. of NY*               17.75    4,461      79.2    19.13  15.25  17.88  -0.73   14.52   -5.99
CAVB  Cavalry Bancorp of TN                    23.50    7,538     177.1    25.25  20.56  23.88  -1.59  135.00  135.00
CNIT  Cenit Bancorp of Norfolk VA              24.50    4,977     121.9    28.58  14.46  24.63  -0.53   70.97   -7.55
CEBK  Central Co-Op. Bank of MA*               28.44    1,965      55.9    33.50  16.75  29.50  -3.59   71.02   -0.21
CENB  Century Bancorp, Inc. of NC(8)           19.75    1,271      25.1    39.00  19.75  21.63  -8.69  -13.19  -30.09
COFI  Charter One Financial of OH              34.25  128,136   4,388.7    36.38  22.26  35.69  -4.03   53.86    8.52
CVAL  Chester Valley Bancorp of PA             32.19    2,185      70.3    37.00  17.86  32.50  -0.95   71.13   10.05
CTZN  CitFed Bancorp of Dayton OH(8)           49.44   13,087     647.0    58.00  24.42  50.00  -1.12  101.80   26.77
CLAS  Classic Bancshares, Inc. of KY           16.13    1,300      21.0    21.50  13.88  16.50  -2.24   11.24   -3.70
CBSA  Coastal Bancorp of Houston TX            38.50    5,035     193.8    40.00  27.00  39.50  -2.53   43.93   10.38
CFCP  Coastal Fin. Corp. of SC                 25.00    4,686     117.2    27.75  19.63  24.50   2.04   18.32    2.04
CMSB  Commonwealth Bancorp Inc of PA           23.63   16,264     384.3    23.81  14.63  23.81  -0.76   60.20   18.86
CMSV  Commty. Svgs, MHC of FL (48.5)           35.38    5,100      87.4    40.75  21.75  37.00  -4.38   62.67    0.00
CFTP  Community Fed. Bancorp of MS             18.00    4,527      81.5    21.00  16.38  18.00   0.00    2.86  -11.11
CFFC  Community Fin. Corp. of VA               14.88    2,554      38.0    16.38  10.75  15.88  -6.30   35.27    7.75
CIBI  Community Inv. Bancorp of OH             21.38      890      19.0    22.88  12.67  22.50  -4.98   68.75   32.30
COOP  Cooperative Bancshares of NC             18.25    2,984      54.5    25.00  10.50  17.00   7.35   73.81  -25.51
CRZY  Crazy Woman Creek Bncorp of WY           18.13      955      17.3    20.00  13.13  19.00  -4.58   37.45   20.87

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DNFC  D&N Financial Corp. of MI                25.88    9,135     236.4    29.75  16.14  27.00  -4.15   57.04   -2.34
DCBI  Delphos Citizens Bancorp of OH           20.75    1,904      39.5    24.25  14.00  22.25  -6.74   48.21    0.00
DIME  Dime Community Bancorp of NY*            29.00   12,440     360.8    29.00  17.38  28.38   2.18   65.71   22.11
DIBK  Dime Financial Corp. of CT(8)*           35.63    5,248     187.0    37.00  22.75  35.88  -0.70   61.95   16.82
ESBF  ESB Financial Corp of PA                 18.75    5,751     107.8    20.00  11.16  19.25  -2.60   68.01    7.14
EGLB  Eagle BancGroup of IL                    19.38    1,177      22.8    21.13  15.00  19.50  -0.62   26.01    2.65
EBSI  Eagle Bancshares of Tucker GA            23.00    5,719     131.5    27.25  16.13  26.00 -11.54   42.59    4.55
ETFS  East Texas Fin. Serv. of TX              15.88    1,539      24.4    16.25  11.50  16.00  -0.75   38.09    0.32
ESBK  Elmira Svgs Bank (The) of NY*            29.00      755      21.9    32.25  18.33  29.63  -2.13   46.76   -3.33
EMLD  Emerald Financial Corp. of OH            13.25   10,262     136.0    16.00   6.69  13.88  -4.54   96.30   19.80
EFBC  Empire Federal Bancorp of MT             16.88    2,592      43.8    18.25  13.00  17.00  -0.71   26.16   -1.46
EFBI  Enterprise Fed. Bancorp of OH            29.38    2,211      65.0    35.00  18.00  29.31   0.24   54.63   -6.73
EQSB  Equitable FSB of Wheaton MD              31.00    1,218      37.8    34.00  17.00  33.75  -8.15   75.84   16.98
FCBF  FCB Fin. Corp. of Neenah WI              32.75    3,863     126.5    34.00  24.00  32.00   2.34   33.67   11.02
FFDF  FFD Financial Corp. of OH                23.50    1,445      34.0    23.75  13.38  23.25   1.08   77.36   30.56
FFLC  FFLC Bancorp of Leesburg FL              20.03    3,747      75.1    23.50  16.05  19.75   1.42   18.17   -7.91
FFWC  FFW Corporation of Wabash IN             17.25    1,450      25.0    21.50  13.00  18.50  -6.76   32.69   -9.21
FFYF  FFY Financial Corp. of OH                32.50    4,055     131.8    35.38  25.50  34.75  -6.47   23.81   -1.90
FMCO  FMS Financial Corp. of NJ                47.38    2,395     113.5    50.00  19.75  47.25   0.28  128.34   33.46
FFHH  FSF Financial Corp. of MN                19.25    2,949      56.8    21.25  16.63  19.25   0.00   14.93   -8.07
FOBC  Fed One Bancorp of Wheeling WV(8)        37.75    2,394      90.4    40.63  19.75  38.25  -1.31   88.75   37.27
FBCI  Fidelity Bancorp of Chicago IL           23.75    2,822      67.0    26.00  18.50  24.00  -1.04   26.67   -7.34
FSBI  Fidelity Bancorp, Inc. of PA             24.88    1,966      48.9    28.00  16.00  24.88   0.00   55.50    7.24
FFFL  Fidelity Bcsh MHC of FL (47.7)           30.06    6,802      96.9    35.38  18.75  29.25   2.77   60.32   -7.51
FFED  Fidelity Fed. Bancorp of IN               7.63    3,127      23.9    10.50   7.38   7.63   0.00   -1.55  -25.99
FFOH  Fidelity Financial of OH                 17.38    5,595      97.2    19.88  14.50  18.06  -3.77   20.86   12.13
FIBC  Financial Bancorp, Inc. of NY            27.38    1,707      46.7    27.38  16.75  25.50   7.37   63.46   13.47
FBSI  First Bancshares, Inc. of MO             13.38    2,211      29.6    17.50   9.50  13.75  -2.69   40.84  -14.40
FBBC  First Bell Bancorp of PA                 20.25    6,524     132.1    21.63  14.50  21.13  -4.16   37.29    6.58
SKBO  First Carnegie MHC of PA(45.0)           19.88    2,300      20.6    21.00  13.13  20.00  -0.60   51.41    6.03
FSTC  First Citizens Corp of GA                31.88    2,765      88.1    35.50  16.50  33.63  -5.20   85.67   -6.24
FCBK  First Coastal Bankshares of VA(8)        17.94    4,982      89.4    17.94   0.40  17.94   0.00  ***.**  ***.**
FCME  First Coastal Corp. of ME*               13.56    1,359      18.4    15.75   8.88  13.63  -0.51   42.74   -8.87
FFBA  First Colorado Bancorp of CO(8)          28.50   16,827     479.6    30.13  17.38  29.00  -1.72   61.66   20.00
FDEF  First Defiance Fin.Corp. of OH           15.50    8,123     125.9    16.25  13.50  15.25   1.64    8.77   -3.13
FESX  First Essex Bancorp of MA*               22.75    7,535     171.4    26.13  16.38  23.09  -1.47   39.48   -2.15
FFSX  First FSB MHC Sxld of IA(46.1)           37.25    2,838      48.5    39.00  20.75  37.25   0.00   77.38   17.32
FFES  First Fed of E. Hartford CT              37.00    2,713     100.4    42.25  24.63  38.63  -4.22   50.22   -0.67
BDJI  First Fed. Bancorp. of MN                18.75      998      18.7    22.00  12.17  18.75   0.00   52.07  -14.77
FFBH  First Fed. Bancshares of AR              27.75    4,896     135.9    30.25  18.88  27.44   1.13   46.98   16.84
FTFC  First Fed. Capital Corp. of WI           34.75    9,258     321.7    35.75  19.83  34.88  -0.37   73.75    2.57
FFKY  First Fed. Fin. Corp. of KY              27.50    4,133     113.7    28.13  18.25  27.63  -0.47   45.66   20.88
FFBZ  First Federal Bancorp of OH              25.75    1,575      40.6    25.75  17.00  25.75   0.00   47.14   21.86
FFCH  First Fin. Holdings Inc. of SC           23.13   13,587     314.3    27.00  13.25  23.56  -1.83   77.92  -12.91
FFHS  First Franklin Corp. of OH               17.25    1,788      30.8    20.83  13.17  18.25  -5.48   27.78  -17.19
FGHC  First Georgia Hold. Corp of GA           14.50    3,199      46.4    14.50   7.00  14.13   2.62   87.10   52.63
FSPG  First Home Bancorp of NJ(8)              31.13    2,708      84.3    37.50  18.13  31.63  -1.58   68.27    3.32
FFSL  First Independence Corp. of KS           14.13      956      13.5    15.63  10.88  14.00   0.93   25.27    0.93
FISB  First Indiana Corp. of IN                24.25   12,737     308.9    30.00  16.98  25.00  -3.00   41.98   -3.81
FKFS  First Keystone Fin. Corp of PA           19.00    2,413      45.8    21.75  11.16  20.13  -5.61   70.25    6.26
FLKY  First Lancaster Bncshrs of KY            15.56      947      14.7    16.38  15.00  15.50   0.39    2.03   -2.38
FLFC  First Liberty Fin. Corp. of GA           23.50   11,622     273.1    25.25  14.17  24.25  -3.09   66.90   10.17
CASH  First Midwest Fin., Inc. of OH           24.25    2,646      64.2    24.88  15.00  23.38   3.72   56.45    7.78
FMBD  First Mutual Bancorp Inc of IL           17.25    3,531      60.9    25.00  14.75  17.88  -3.52   15.00  -31.00
FMSB  First Mutual SB of Bellevue WA*          17.13    4,166      71.4    20.17  11.50  16.50   3.82   37.92   -7.41

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI           13.50    8,917     120.4    14.00   9.81  13.38   0.90   38.46   -3.57
FFPB  First Palm Beach Bancorp of FL           43.81    5,058     221.6    44.94  29.25  37.50  16.83   49.78    1.58
FWWB  First Savings Bancorp of WA              25.88   10,156     262.8    28.56  20.88  25.13   2.98   24.72   -5.89
FSFF  First SecurityFed Fin of IL              16.75    6,408     107.3    17.25  14.50  17.25  -2.90   67.50    6.35
SHEN  First Shenango Bancorp of PA(8)          43.50    2,069      90.0    46.25  24.00  44.00  -1.14   79.38   17.57
FSLA  First Source Bancorp of NJ               10.13   31,740     321.5    13.93   5.52  10.06   0.70   89.70  -27.28
SOPN  First Svgs Bancorp of NC                 23.25    3,710      86.3    26.00  20.00  24.50  -5.10   18.08   -8.82
FBNW  FirstBank Corp of Clarkston WA           21.13    1,984      41.9    23.50  15.50  21.75  -2.85  111.30   11.92
FFDB  FirstFed Bancorp, Inc. of AL             24.50    1,155      28.3    25.50  16.53  25.00  -2.00   42.03   13.27
FSPT  FirstSpartan Fin. Corp. of SC            45.81    4,430     202.9    47.25  35.00  46.00  -0.41  129.05   13.81
FLAG  Flag Financial Corp of GA                23.00    3,049      70.1    23.00  12.25  22.63   1.63   80.39    6.98
FLGS  Flagstar Bancorp, Inc of MI              23.88   13,670     326.4    28.38  15.00  25.88  -7.73   59.20   20.61
FFIC  Flushing Fin. Corp. of NY*               27.13    7,828     212.4    28.00  18.88  27.00   0.48   43.70   13.61
FBHC  Fort Bend Holding Corp. of TX(8)         23.00    1,668      38.4    28.00  13.25  26.00 -11.54   70.37    5.75
FTSB  Fort Thomas Fin. Corp. of KY             15.25    1,474      22.5    15.75  10.13  15.38  -0.85   48.78   -0.85
FKKY  Frankfort First Bancorp of KY            16.50    1,619      26.7    24.50  15.75  16.63  -0.78  -20.48   -6.41
FTNB  Fulton Bancorp, Inc. of MO               19.88    1,701      33.8    26.50  19.25  21.50  -7.53    4.63  -10.17
GUPB  GFSB Bancorp, Inc of Gallup NM           15.50    1,201      18.6    17.00  12.00  17.00  -8.82   34.78   10.09
GSLA  GS Financial Corp. of LA                 18.00    3,350      60.3    21.00  14.00  19.13  -5.91   26.32  -14.29
GOSB  GSB Financial Corp. of NY*               17.75    2,248      39.9    18.94  14.25  17.63   0.68   77.50   -1.72
GBNK  Gaston Fed Bncp MHC of NC(47.0)          16.75    4,497      35.4    18.06  16.25  16.75   0.00   67.50   67.50
GFCO  Glenway Financial Corp. of OH            22.25    2,282      50.8    22.25  11.50  21.00   5.95   79.73   18.67
GTPS  Great American Bancorp of IL             21.50    1,588      34.1    23.00  15.50  21.75  -1.15   36.51   13.16
PEDE  Great Pee Dee Bancorp of SC              15.50    2,202      34.1    16.25  14.75  15.38   0.78   55.00   -3.91
GSBC  Great Southern Bancorp of MO             25.91    8,036     208.2    26.38  16.00  25.75   0.62   53.50    5.76
GSFC  Green Street Fin. Corp. of NC            16.38    4,298      70.4    20.75  16.25  16.25   0.80   -7.09  -10.25
GFED  Guaranty Fed Bancshares of MO            13.25    6,226      82.5    14.44   8.67  13.00   1.92   50.57    2.87
HCBB  HCB Bancshares of Camden AR              15.63    2,645      41.3    16.13  12.88  15.88  -1.57   20.23    7.79
HEMT  HF Bancorp of Hemet CA                   17.75    6,312     112.0    18.25  13.31  17.88  -0.73   29.09    1.43
HFFC  HF Financial Corp. of SD                 36.00    2,935     105.7    36.25  19.25  36.00   0.00   85.76   35.85
HFNC  HFNC Financial Corp. of NC(8)            12.63   17,193     217.1    17.63  12.31  13.25  -4.68  -28.36  -12.90
HMNF  HMN Financial, Inc. of MN                18.38    6,217     114.3    21.67  14.08  17.84   3.03   25.29  -15.18
HALL  Hallmark Capital Corp. of WI             14.88    2,934      43.7    18.00   9.63  15.13  -1.65   54.52  -12.47
HRBF  Harbor Federal Bancorp of MD             23.50    1,693      39.8    25.75  17.00  25.19  -6.71   30.56   -6.93
HARB  Harbor Florida Bancshrs of FL            12.38   30,699     380.1    12.81   5.95  12.00   3.17  106.68   12.34
HFSA  Hardin Bancorp of Hardin MO              19.38      824      16.0    19.75  14.63  19.63  -1.27   32.47    6.19
HARL  Harleysville SB of PA                    32.75    1,672      54.8    35.00  21.75  32.38   1.14   43.96   19.09
HFGI  Harrington Fin. Group of IN              11.50    3,311      38.1    13.75  10.75  11.50   0.00   -2.13  -11.54
HARS  Harris Fin. MHC of PA (24.3)             25.50   33,942     208.3    27.88   6.58  26.63  -4.24  282.31   28.27
HFFB  Harrodsburg 1st Fin Bcrp of KY           16.88    1,947      32.9    18.00  14.75  16.94  -0.35   10.69    0.78
HHFC  Harvest Home Fin. Corp. of OH            15.00      891      13.4    16.75  10.50  15.50  -3.23   36.36   -4.76
HAVN  Haven Bancorp of Woodhaven NY            26.50    8,836     234.2    28.75  16.75  25.75   2.91   58.21   17.78
HTHR  Hawthorne Fin. Corp. of CA               19.13    3,164      60.5    24.00  11.00  20.00  -4.35   71.88   -4.97
HMLK  Hemlock Fed. Fin. Corp. of IL            18.88    2,000      37.8    19.00  12.88  18.88   0.00   42.49   10.22
HBSC  Heritage Bancorp, Inc of SC              21.00    4,629      97.2    22.38  21.00  21.25  -1.18   40.00   40.00
HFWA  Heritage Financial Corp of WA            15.25    9,755     148.8    15.94  13.00  15.13   0.79   52.50   52.50
HCBC  High Country Bancorp of CO               15.25    1,323      20.2    15.50  14.44  15.00   1.67   52.50   -1.61
HBNK  Highland Bancorp of CA                   42.25    2,323      98.1    43.50  21.50  42.75  -1.17  106.10   29.01
HIFS  Hingham Inst. for Sav. of MA*            36.75    1,304      47.9    37.00  18.25  35.25   4.26   97.26   27.83
HBEI  Home Bancorp of Elgin IL(8)              17.38    6,856     119.2    19.31  15.75  17.38   0.00    8.62   -2.80
HBFW  Home Bancorp of Fort Wayne IN            32.50    2,358      76.6    37.63  20.13  34.00  -4.41   61.45   10.17
HCFC  Home City Fin. Corp. of OH               16.63      905      15.1    22.75  13.25  17.06  -2.52   24.29  -10.11
HOMF  Home Fed Bancorp of Seymour IN           32.38    5,127     166.0    33.75  17.83  32.25   0.40   80.69   24.54
HWEN  Home Financial Bancorp of IN              8.75      929       8.1     9.75   7.44   8.88  -1.46   16.67   -5.41
HLFC  Home Loan Financial Corp of OH           15.75    2,248      35.4    16.75  15.25  15.88  -0.82   57.50   57.50

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*           25.00    1,842      46.1    27.63  19.25  24.38   2.54   26.58    8.08
HFBC  HopFed Bancorp of KY                     20.50    4,034      82.7    21.88  16.00  20.50   0.00  105.00  105.00
HZFS  Horizon Fin'l. Services of IA            16.13      880      14.2    16.75   9.38  16.13   0.00   69.79   34.42
HRZB  Horizon Financial Corp. of WA*           17.75    7,478     132.7    19.25  14.88  18.13  -2.10   16.39    0.00
IBSF  IBS Financial Corp. of NJ(8)             18.75   10,960     205.5    21.19  14.88  19.13  -1.99   26.01    5.99
ITLA  ITLA Capital Corp of CA*                 22.63    7,700     174.3    24.00  15.00  23.50  -3.70   52.08   17.56
ICBC  Independence Comm Bnk Cp of NY           17.38   70,411   1,223.7    19.13  16.94  17.56  -1.03   73.80   73.80
IFSB  Independence FSB of DC                   17.00    1,281      21.8    21.63   8.38  19.75 -13.92  102.86    0.00
INBI  Industrial Bancorp of OH                 20.94    5,078     106.3    25.00  12.25  21.63  -3.19   65.80   17.97
IWBK  Interwest Bancorp of WA                  45.63    8,419     384.2    45.63  34.00  44.63   2.24   31.31   20.87
IPSW  Ipswich SB of Ipswich MA*                18.00    2,390      43.0    20.75   7.63  18.00   0.00  138.10    9.09
JXVL  Jacksonville Bancorp of TX               20.88    2,444      51.0    23.25  14.50  21.06  -0.85   44.00  -10.19
JXSB  Jcksnville SB,MHC of IL (45.6)           22.50    1,908      13.1    25.50  10.83  23.25  -3.23   98.59   12.50
JSBA  Jefferson Svgs Bancorp of MO             31.75   10,020     318.1    31.88  14.13  30.00   5.83  122.81   54.88
JOAC  Joachim Bancorp, Inc. of MO(8)           16.38      722      11.8    16.75  14.25  16.50  -0.73   10.08    2.37
KSBK  KSB Bancorp of Kingfield ME*             18.63    1,259      23.5    22.50   9.17  19.00  -1.95   79.48  -17.20
KFBI  Klamath First Bancorp of OR              19.81    9,970     197.5    24.25  18.38  21.00  -5.67    7.08   -7.86
LSBI  LSB Fin. Corp. of Lafayette IN           31.75      916      29.1    33.00  19.41  33.00  -3.79   63.58   11.40
LVSB  Lakeview Financial of NJ                 23.50    3,882      91.2    26.56  14.50  24.00  -2.08   64.22   -7.84
LARK  Landmark Bancshares, Inc of KS           27.00    1,665      45.0    29.25  19.50  27.00   0.00   38.46    8.52
LARL  Laurel Capital Group of PA               20.50    2,187      44.8    23.50  14.00  21.00  -2.38   43.06   -5.40
LSBX  Lawrence Savings Bank of MA*             16.13    4,316      69.6    19.31   9.88  16.19  -0.37   63.26   -1.53
LFED  Leeds Fed Bksr MHC of MD (36.3)          20.25    5,182      38.1    23.50  11.83  20.50  -1.22   68.75   -6.90
LXMO  Lexington B&L Fin. Corp. of MO           15.75    1,121      17.7    17.88  14.50  16.25  -3.08    6.78  -11.27
LFCO  Life Financial Corp of CA(8)             19.50    6,547     127.7    25.38  10.75  20.56  -5.16    N.A.   54.39
LFBI  Little Falls Bancorp of NJ               20.63    2,478      51.1    22.25  13.00  19.75   4.46   54.19    0.63
LOGN  Logansport Fin. Corp. of IN              18.50    1,261      23.3    19.63  13.25  18.50   0.00   32.14    2.78
LISB  Long Island Bancorp, Inc of NY(8)        61.78   23,934   1,478.6    67.63  34.63  63.13  -2.14   79.07   24.48
MAFB  MAF Bancorp, Inc. of IL                  37.75   15,030     567.4    43.25  27.33  38.31  -1.46   36.87    6.70
MBLF  MBLA Financial Corp. of MO               24.13    1,251      30.2    30.63  20.75  24.13   0.00   16.29  -20.89
MECH  MECH Financial Inc of CT*                29.88    5,294     158.2    31.50  17.38  30.00  -0.40   70.74   14.66
MFBC  MFB Corp. of Mishawaka IN                27.00    1,652      44.6    30.38  19.00  26.00   3.85   39.32  -11.13
MSBF  MSB Financial, Inc of MI                 16.25    1,231      20.0    19.50  10.88  16.50  -1.52   49.36  -14.47
MARN  Marion Capital Holdings of IN            28.25    1,774      50.1    29.50  22.00  28.94  -2.38   21.51    4.13
MRKF  Market Fin. Corp. of OH                  14.00    1,336      18.7    20.25  12.50  14.75  -5.08   13.09  -10.43
MFSL  Maryland Fed. Bancorp of MD(8)           39.00    6,501     253.5    40.00  18.88  39.25  -0.64  106.57   11.43
MASB  MassBank Corp. of Reading MA*            49.50    3,587     177.6    54.25  31.50  50.50  -1.98   58.10    3.93
MFLR  Mayflower Co-Op. Bank of MA*             25.00      899      22.5    27.50  15.75  24.25   3.09   56.25   -6.54
MDBK  Medford Bancorp, Inc. of MA*             42.50    4,540     193.0    44.25  27.00  42.75  -0.58   58.88    8.28
MWBX  MetroWest Bank of MA*                     7.69   14,220     109.4     9.50   5.31   7.94  -3.15   42.94  -14.56
METF  Metropolitan Fin. Corp. of OH            15.63    7,051     110.2    18.88   6.69  15.25   2.49  135.75    0.84
MIFC  Mid Iowa Financial Corp. of IA           11.75    1,724      20.3    12.75   8.50  11.75   0.00   38.24    2.17
MCBN  Mid-Coast Bancorp of ME                  11.50      712       8.2    14.00   6.50  12.00  -4.17   76.92   15.00
MWBI  Midwest Bancshares, Inc. of IA           15.88    1,028      16.3    19.50   9.83  15.88   0.00   61.55  -12.99
MFFC  Milton Fed. Fin. Corp. of OH             16.00    2,237      35.8    17.00  13.63  15.81   1.20   15.27    4.03
MBSP  Mitchell Bancorp, Inc. of NC             16.75      931      15.6    18.00  16.25  16.75   0.00    0.72   -1.47
MBBC  Monterey Bay Bancorp of CA               21.75    3,166      68.9    26.75  15.88  21.25   2.35   35.94   11.54
MONT  Montgomery Fin. Corp. of IN              12.88    1,653      21.3    13.63  11.00  12.88   0.00   28.80    0.00
MSBK  Mutual SB, FSB of Bay City MI            12.38    4,290      53.1    14.63   8.13  12.13   2.06   50.06   -4.77
MYST  Mystic Financial of MA*                  15.25    2,711      41.3    18.56  14.44  15.88  -3.97   52.50   52.50
NHTB  NH Thrift Bancshares of NH               19.63    2,091      41.0    22.75  15.00  20.25  -3.06   34.18   -4.24
NSLB  NS&L Bancorp, Inc of Neosho MO           17.50      686      12.0    19.50  16.50  17.75  -1.41    6.06   -7.31
NSSY  NSS Bancorp of CT*                       42.50    2,373     100.9    47.75  26.88  44.75  -5.03   53.15   12.58
NMSB  Newmil Bancorp, Inc. of CT*              13.50    3,839      51.8    14.63   9.50  14.00  -3.57   40.19    3.85
NBCP  Niagara Bancorp of NY MHC(45.4)*         15.88   29,756     214.4    17.00  15.88  16.31  -2.64   58.80   58.80

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NBSI  North Bancshares of Chicago IL           16.94    1,280      21.7    18.83  12.83  17.00  -0.35   30.31   -5.26
FFFD  North Central Bancshares of IA           21.50    3,266      70.2    24.88  15.13  22.69  -5.24   37.56    8.15
NEIB  Northeast Indiana Bncrp of IN            22.00    1,689      37.2    22.75  14.75  21.63   1.71   41.94   -0.59
NWSB  Northwest Bcrp MHC of PA (30.7)          16.25   46,838     233.2    18.00   7.13  17.75  -8.45  118.41   15.00
NWEQ  Northwest Equity Corp. of WI             20.69      839      17.4    22.25  14.25  20.25   2.17   37.93   -0.29
NTMG  Nutmeg FS&LA of CT                       10.88      989      10.8    11.38   5.53  10.75   1.21   96.75    3.62
OHSL  OHSL Financial Corp. of OH               16.75    2,490      41.7    18.38  11.63  17.38  -3.62   40.99   24.07
OCFC  Ocean Fin. Corp. of NJ                   19.25   15,534     299.0    20.00  15.56  19.13   0.63   21.76    3.33
OTFC  Oregon Trail Fin. Corp. of OR            16.63    4,333      72.1    18.50  15.63  16.63   0.00   66.30   -4.32
OFCP  Ottawa Financial Corp. of MI             29.13    5,317     154.9    34.00  18.86  29.00   0.45   53.48  -14.32
PFFB  PFF Bancorp of Pomona CA                 19.56   17,067     333.8    21.50  15.13  19.63  -0.36   28.26   -1.61
PSFI  PS Financial of Chicago IL               13.75    2,074      28.5    22.38  13.50  14.00  -1.79    0.00  -38.56
PVFC  PVF Capital Corp. of OH                  26.50    2,660      70.5    28.25  16.36  27.75  -4.50   61.98   31.25
PBCI  Pamrapo Bancorp, Inc. of NJ              28.50    2,843      81.0    29.00  19.75  28.63  -0.45   39.84    4.59
PFED  Park Bancorp of Chicago IL               18.20    2,333      42.5    19.75  14.50  19.50  -6.67   25.52   -2.31
PVSA  Parkvale Financial Corp of PA            31.75    5,150     163.5    34.25  21.40  32.38  -1.95   41.11   -7.30
PBHC  Pathfinder BC MHC of NY (46.1)*          22.63    2,831      20.0    26.13   8.58  23.50  -3.70  156.29   13.15
PEEK  Peekskill Fin. Corp. of NY               17.50    3,017      52.8    18.25  13.88  17.44   0.34   20.69    4.48
PFSB  PennFed Fin. Services of NJ              17.50    9,647     168.8    19.00  12.06  17.63  -0.74   40.68    2.16
PWBK  Pennwood Bancorp, Inc. of PA             14.75      734      10.8    17.44  11.06  14.88  -0.87   37.98   -0.41
PBKB  People's Bancshares of MA*               26.38    3,309      87.3    27.75  12.81  26.13   0.96  102.92   15.96
TSBS  Peoples Bancorp Inc of NJ*               10.06   36,237     364.5    11.83   4.97  10.31  -2.42  102.41  -14.96
PFDC  Peoples Bancorp of Auburn IN             22.00    3,378      74.3    25.00  14.50  22.00   0.00   51.72    0.00
PBCT  Peoples Bank, MHC of CT (40.1)*          38.13   64,083     932.4    41.13  23.50  38.81  -1.75   60.55    0.34
PFFC  Peoples Fin. Corp. of OH                 15.38    1,417      21.8    19.00  12.75  15.25   0.85   -0.77    1.65
PHBK  Peoples Heritage Fin Grp of ME*          22.50   55,662   1,252.4    26.50  16.56  24.00  -6.25   37.11   -2.17
PSFC  Peoples Sidney Fin. Corp of OH           20.50    1,785      36.6    20.50  12.88  19.25   6.49   54.72   14.65
PERM  Permanent Bancorp, Inc. of IN            16.50    4,206      69.4    18.25  11.38  16.25   1.54   34.69    6.04
PMFI  Perpetual Midwest Fin. of IA(8)          27.25    1,950      53.1    32.38  18.75  28.88  -5.64   41.56   -6.84
PCBC  Perry Co. Fin. Corp. of MO               24.00      828      19.9    25.00  19.00  24.00   0.00   26.32   -0.54
PHFC  Pittsburgh Home Fin Corp of PA           17.75    1,969      34.9    20.81  14.38  18.00  -1.39   22.41   -1.39
PFSL  Pocahontas Bancorp of AR                  9.94    6,669      66.3    11.43   4.47  10.00  -0.60  110.59  -10.13
PTRS  Potters Financial Corp of OH             18.75      967      18.1    22.25  10.13  18.75   0.00   78.57   -6.25
PHSB  Ppls Home SB, MHC of PA (45.0)           20.25    2,760      25.2    22.13  13.63  20.44  -0.93  102.50    7.26
PRBC  Prestige Bancorp of PA                   21.25    1,052      22.4    22.07  13.48  23.88 -11.01   57.64   22.20
PFNC  Progress Financial Corp. of PA           19.50    4,201      81.9    22.75   8.33  19.50   0.00  127.54   18.18
PSBK  Progressive Bank, Inc. of NY(8)*         41.13    3,856     158.6    44.50  25.88  41.88  -1.79   59.73    7.53
PROV  Provident Fin. Holdings of CA            22.75    4,669     106.2    24.25  16.00  23.88  -4.73   41.66    3.98
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)        45.50    2,106      28.4    51.00  17.38  45.63  -0.28  158.08   45.00
PLSK  Pulaski SB, MHC of NJ (46.0)             18.50    2,108      17.6    24.50  12.75  18.75  -1.33   45.10   -3.90
PULS  Pulse Bancorp of S. River NJ             27.63    3,111      86.0    29.75  18.25  27.75  -0.43   51.40    5.74
QCFB  QCF Bancorp of Virginia MN               30.25    1,365      41.3    31.75  20.38  30.25   0.00   48.43    1.68
QCBC  Quaker City Bancorp of CA                22.13    4,665     103.2    25.00  15.80  25.00 -11.48   40.96    4.14
QCSB  Queens County Bancorp of NY*             44.00   14,922     656.6    47.13  27.33  45.00  -2.22   61.00    8.64
RARB  Raritan Bancorp of Raritan NJ*           29.00    2,388      69.3    29.25  19.50  29.00   0.00   46.24    3.57
REDF  RedFed Bancorp of Redlands CA(8)         20.19    7,388     149.2    21.13  14.00  20.13   0.30   41.68    1.56
RELY  Reliance Bancorp, Inc. of NY             38.19    9,628     367.7    42.25  24.38  37.38   2.17   52.39    4.26
RELI  Reliance Bancshares Inc of WI             8.13    2,371      19.3    10.13   7.25   8.75  -7.09    0.00  -14.42
RCBK  Richmond County Fin Corp of NY           19.00   26,424     502.1    19.75  15.69  18.88   0.64   90.00   90.00
RIVR  River Valley Bancorp of IN               18.38    1,190      21.9    20.75  14.25  19.75  -6.94   24.61   -1.97
RVSB  Riverview Bancorp of WA                  16.75    6,154     103.1    19.13   7.49  18.25  -8.22   86.73   -5.63
RSLN  Roslyn Bancorp, Inc. of NY*              23.53   42,822   1,007.6    30.50  17.38  27.72 -15.12   36.41    1.20
SCCB  S. Carolina Comm. Bnshrs of SC           21.50      580      12.5    25.25  18.25  21.50   0.00   10.26   -4.44
SBFL  SB Fngr Lakes MHC of NY (33.1)           20.00    3,570      23.6    24.75   7.69  19.25   3.90  160.08   25.00
SFED  SFS Bancorp of Schenectady NY            22.00    1,208      26.6    27.25  16.50  22.13  -0.59   26.58  -18.15

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SGVB  SGV Bancorp of W. Covina CA              17.75    2,345      41.6    19.38  12.88  18.25  -2.74   35.19    0.00
SISB  SIS Bancorp, Inc. of MA*                 41.88    6,970     291.9    44.50  27.63  42.44  -1.32   46.95    4.21
SWCB  Sandwich Bancorp of MA(8)*               63.50    1,946     123.6    64.50  30.25  63.63  -0.20  108.20   44.32
SFSL  Security First Corp. of OH(8)            24.13    7,555     182.3    27.88  14.00  25.50  -5.37   70.29   15.57
SKAN  Skaneateles Bancorp Inc of NY*           17.25    1,440      24.8    22.25  12.33  18.63  -7.41   36.15  -22.05
SOBI  Sobieski Bancorp of S. Bend IN           19.25      764      14.7    24.25  14.75  19.63  -1.94   30.51   -5.54
SOSA  Somerset Savings Bank of MA(8)*           5.13   16,727      85.8     5.94   2.53   5.13   0.00  102.77    2.60
SSFC  South Street Fin. Corp. of NC*            9.75    4,676      45.6    20.00   9.38   9.88  -1.32  -40.00  -48.68
SBAN  SouthBanc Shares Inc. of SC(8)           19.88    1,509      14.0    23.76   9.29  20.88  -4.79  113.99   -6.49
SCBS  Southern Commun. Bncshrs of AL           16.75    1,137      19.0    20.75  13.75  16.75   0.00   19.64   -8.22
SMBC  Southern Missouri Bncrp of MO            21.56    1,605      34.6    23.25  17.00  21.00   2.67   26.82    5.17
SWBI  Southwest Bancshares of IL(8)            31.75    2,788      88.5    34.25  19.00  32.81  -3.23   67.11    6.72
SVRN  Sovereign Bancorp, Inc. of PA            17.69  132,925   2,351.4    22.19  10.94  18.44  -4.07   60.24    2.31
STFR  St. Francis Cap. Corp. of WI             41.25    5,223     215.4    50.75  29.50  42.38  -2.67   39.83  -18.32
SPBC  St. Paul Bancorp, Inc. of IL             25.25   34,311     866.4    28.50  21.17  24.31   3.87   23.65   -3.81
SFFC  StateFed Financial Corp. of IA           14.38    1,563      22.5    15.00   9.25  14.75  -2.51   55.46   -2.51
SFIN  Statewide Fin. Corp. of NJ               23.00    4,519     103.9    26.69  16.25  22.63   1.63   36.26   -4.17
STSA  Sterling Financial Corp. of WA           26.25    7,596     199.4    27.63  17.50  25.88   1.43   41.89   20.69
SFSB  SuburbFed Fin. Corp. of IL(8)            48.75    1,270      61.9    50.00  23.25  47.50   2.63  109.68   -2.50
ROSE  T R Financial Corp. of NY*               44.75   17,530     784.5    44.75  20.25  38.88  15.10  119.58   34.59
THRD  TF Financial Corp. of PA                 26.38    3,189      84.1    30.00  17.38  26.50  -0.45   49.63  -12.07
TPNZ  Tappan Zee Fin., Inc. of NY(8)           20.13    1,478      29.8    22.63  16.50  20.25  -0.59   16.70    7.36
TSBK  Timberland Bancorp of WA                 17.25    6,092     105.1    18.50  14.50  17.25   0.00   72.50   72.50
TRIC  Tri-County Bancorp of WY                 15.25    1,167      17.8    16.50   9.75  15.25   0.00   56.41    1.67
TWIN  Twin City Bancorp, Inc. of TN            14.00    1,260      17.6    15.50  12.17  14.25  -1.75   12.00   -9.68
USAB  USABancshares, Inc of PA*                14.00    1,502      21.0    15.50   6.56  14.38  -2.64   91.52   40.00
UCBC  Union Community Bancorp of IN            14.69    3,042      44.7    15.81  13.94  14.94  -1.67   46.90    0.41
UFRM  United FSB of Rocky Mount NC(8)          17.69    3,263      57.7    21.00  10.50  18.50  -4.38   62.59   -9.88
UBMT  United Fin. Corp. of MT                  29.50    1,223      36.1    31.50  19.00  29.50   0.00   50.28   15.69
UTBI  United Tenn. Bancshares of TN            14.88    1,455      21.7    16.00  13.63  15.00  -0.80   48.80   48.80
WHGB  WHG Bancshares of MD                     16.75    1,389      23.3    19.00  13.75  16.81  -0.36   20.68  -10.67
WSFS  WSFS Financial Corp. of DE*              21.25   12,464     264.9    23.88  12.75  21.25   0.00   68.25    6.25
WVFC  WVS Financial Corp. of PA                18.75    3,616      67.8    20.13  11.88  19.31  -2.90   56.25    6.35
WRNB  Warren Bancorp of Peabody MA*            12.38    7,664      94.9    14.38   8.44  12.38   0.00   48.98    7.65
WSBI  Warwick Community Bncrp of NY*           17.00    6,607     112.3    18.00  15.38  16.88   0.71   70.00   -2.19
WFSL  Washington Federal, Inc. of WA           27.81   52,405   1,457.4    30.29  22.56  29.38  -5.34   19.36   -2.69
WAMU  Washington Mutual, Inc. of WA*           70.63  257,888  18,214.6    76.38  53.75  76.38  -7.53   31.09   10.69
WYNE  Wayne Bancorp, Inc. of NJ                31.63    2,013      63.7    32.00  16.75  31.50   0.41   87.38   18.24
WAYN  Wayne Svgs Bks MHC of OH (47.8)          27.25    2,484      29.3    30.00  15.46  27.50  -0.91   71.28    3.38
WCFB  Wbstr Cty FSB MHC of IA (45.2)           19.63    2,112      18.6    22.00  14.00  20.25  -3.06   33.08   -1.85
WBST  Webster Financial Corp. of CT            33.75   27,411     925.1    36.25  20.13  34.00  -0.74   70.89    1.50
WEFC  Wells Fin. Corp. of Wells MN             21.00    1,959      41.1    22.00  14.00  20.63   1.79   50.00   17.45
WCBI  WestCo Bancorp, Inc. of IL               30.38    2,462      74.8    30.50  23.25  30.25   0.43   30.67   11.49
WSTR  WesterFed Fin. Corp. of MT               24.50    5,584     136.8    27.00  19.88  25.00  -2.00   23.24   -3.92
WOFC  Western Ohio Fin. Corp. of OH            26.00    2,352      61.2    29.25  21.00  25.75   0.97   22.35   -3.27
WEHO  Westwood Hmstd Fin Corp of OH            13.50    2,843      38.4    18.13  12.63  14.75  -8.47    1.89  -20.59
FFWD  Wood Bancorp of OH                       17.00    2,662      45.3    27.00   8.53  17.75  -4.23   99.30   -9.57
YFCB  Yonkers Fin. Corp. of NY                 18.38    3,016      55.4    22.00  14.63  18.75  -1.97   20.52   -4.52
YFED  York Financial Corp. of PA               22.19    8,924     198.0    27.25  15.50  22.25  -0.27   43.16  -13.83

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(292)                         1.05    0.99    14.11    13.63    128.63
NYSE Traded Companies(8)                          2.50    2.10    20.31    19.90    281.77
AMEX Traded Companies(22)                         0.80    0.76    13.82    13.51    108.48
NASDAQ Listed OTC Companies(261)                  1.04    0.99    13.98    13.52    126.86
California Companies(19)                          1.63    1.52    17.85    17.10    240.60
Florida Companies(6)                              0.98    0.65    11.34    10.81    147.25
Mid-Atlantic Companies(58)                        1.12    1.08    13.91    12.97    145.26
Mid-West Companies(134)                           0.98    0.93    13.97    13.66    113.81
New England Companies(8)                          1.05    1.15    13.65    13.08    185.62
North-West Companies(11)                          1.08    0.97    13.92    13.50    110.52
South-East Companies(44)                          0.94    0.89    13.68    13.45     99.65
South-West Companies(6)                           1.34    1.33    13.93    13.33    191.37
Western Companies (Excl CA)(6)                    0.90    0.90    16.07    15.35     94.98
Thrift Strategy(245)                              0.99    0.95    14.11    13.68    117.29
Mortgage Banker Strategy(29)                      1.39    1.32    14.92    13.84    208.03
Real Estate Strategy(8)                           1.57    1.46    14.21    13.81    202.40
Diversified Strategy(7)                           1.47    1.03    11.56    11.34    143.82
Retail Banking Strategy(3)                        0.44    0.30    13.08    12.52    194.44
Companies Issuing Dividends(239)                  1.10    1.04    14.23    13.73    128.79
Companies Without Dividends(53)                   0.79    0.80    13.56    13.21    127.90
Equity/Assets less than 6%(21)                    1.28    1.37    12.13    11.46    245.04
Equity/Assets 6-12%(133)                          1.24    1.14    13.88    13.15    160.99
Equity/Assets greater than 12%(138)               0.84    0.80    14.61    14.39     82.02
Converted Last 3 Mths (no MHC)(11)                0.48    0.44    12.20    11.27     51.45
Actively Traded Companies(34)                     1.62    1.68    15.51    14.84    187.86
Market Value Below $20 Million(43)                0.78    0.72    13.10    13.04     92.93
Holding Company Structure(267)                    1.06    1.00    14.34    13.86    128.55
Assets Over $1 Billion(59)                        1.54    1.49    15.24    13.90    207.24
Assets $500 Million-$1 Billion(40)                1.13    1.08    13.85    13.49    148.15
Assets $250-$500 Million(71)                      1.07    1.00    14.32    13.89    126.83
Assets less than $250 Million(122)                0.79    0.74    13.57    13.42     88.79
Goodwill Companies(118)                           1.22    1.15    14.22    13.09    161.41
Non-Goodwill Companies(174)                       0.93    0.89    14.04    13.99    107.19
Acquirors of FSLIC Cases(8)                       2.35    2.27    20.32    19.50    256.52

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(59)                           1.30    1.26    13.63    13.15    137.82
NYSE Traded Companies(5)                          1.48    1.45    20.33    18.50    135.55
AMEX Traded Companies(6)                          1.17    0.99    12.84    12.42    111.53
NASDAQ Listed OTC Companies(48)                   1.29    1.27    12.96    12.63    141.06
California Companies(1)                           1.70    1.70    13.36    13.32    131.30
Mid-Atlantic Companies(21)                        1.11    1.08    14.27    13.60    127.32
New England Companies(31)                         1.47    1.38    13.34    12.95    146.58
North-West Companies(3)                           1.16    1.50    12.90    12.44    185.84
South-East Companies(3)                           0.88    0.91    13.11    12.92     76.72
Thrift Strategy(45)                               1.28    1.22    14.20    13.78    129.99
Mortgage Banker Strategy(6)                       1.32    1.23    11.44    10.87    145.79
Real Estate Strategy(3)                           1.33    1.28     9.29     9.27     89.86
Diversified Strategy(5)                           1.38    1.66    13.28    12.29    211.59
Companies Issuing Dividends(50)                   1.35    1.31    13.67    13.13    145.31
Companies Without Dividends(9)                    0.96    0.95    13.33    13.31     87.48
Equity/Assets less than 6%(5)                     1.31    1.24    10.65     9.89    210.06
Equity/Assets 6-12%(37)                           1.53    1.48    13.30    12.75    156.33
Equity/Assets greater than 12%(17)                0.86    0.85    15.11    14.88     81.73
Converted Last 3 Mths (no MHC)(2)                 0.63    0.60    13.38    13.23     69.40
Actively Traded Companies(17)                     1.80    1.70    16.31    15.54    183.96
Market Value Below $20 Million(1)                 0.94    0.82    11.10    11.10    110.39
Holding Company Structure(47)                     1.26    1.23    13.83    13.48    130.85
Assets Over $1 Billion(18)                        1.55    1.59    15.89    14.83    170.70
Assets $500 Million-$1 Billion(14)                1.53    1.38    13.36    13.07    153.96
Assets $250-$500 Million(12)                      1.12    1.07    12.08    11.82    110.73
Assets less than $250 Million(15)                 1.00    0.96    12.48    12.38    111.46
Goodwill Companies(31)                            1.38    1.33    13.78    12.83    158.48
Non-Goodwill Companies(27)                        1.23    1.19    13.08    13.08    117.27

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                          0.63    0.59     9.77     9.49     89.53
BIF-Insured Thrifts(3)                            0.90    0.63    11.35    10.30    105.92
NASDAQ Listed OTC Companies(20)                   0.67    0.60    10.02     9.62     92.11
Florida Companies(2)                              1.05    0.94    14.56    14.37    171.65
Mid-Atlantic Companies(10)                        0.53    0.50     8.69     8.46     73.82
Mid-West Companies(5)                             0.77    0.72    11.02    10.26    109.48
New England Companies(2)                          0.94    0.60    10.87     9.93     96.33
South-East Companies(1)                           0.43    0.43     8.56     8.56     38.07
Thrift Strategy(18)                               0.63    0.60    10.10     9.80     90.64
Mortgage Banker Strategy(1)                       0.55    0.45     5.41     4.86     66.59
Diversified Strategy(1)                           1.49    0.80    13.18    11.29    142.78
Companies Issuing Dividends(16)                   0.72    0.62    10.11     9.60     98.21
Companies Without Dividends(4)                    0.51    0.51     9.69     9.69     69.24
Equity/Assets 6-12%(12)                           0.76    0.64     9.95     9.32    109.20
Equity/Assets greater than 12%(8)                 0.54    0.53    10.14    10.14     62.83
Holding Company Structure(3)                      0.65    0.60    10.20     9.79     92.57
Assets Over $1 Billion(6)                         0.75    0.60     9.57     9.02    101.76
Assets $500 Million-$1 Billion(2)                 1.10    1.06    15.31    13.80    175.21
Assets $250-$500 Million(4)                       0.58    0.55     8.57     8.57     78.50
Assets less than $250 Million(8)                  0.54    0.50     9.72     9.54     67.89
Goodwill Companies(6)                             0.89    0.71     9.80     8.54    120.92
Non-Goodwill Companies(14)                        0.58    0.55    10.12    10.12     78.82
MHC Institutions(20)                              0.67    0.60    10.02     9.62     92.11
MHC Converted Last 3 Months(3)                    0.47    0.47     9.94     9.94     64.55

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)              3.64    3.43    27.07    19.91    496.82
BYS   Bay State Bancorp of MA*                    1.05    1.05    23.66    23.66    114.26
CFB   Commercial Federal Corp. of NE              1.49    1.74    14.63    12.79    211.60
DME   Dime Bancorp, Inc. of NY*                   1.28    1.03    11.37     9.31    192.76
DSL   Downey Financial Corp. of CA                1.80    1.84    15.88    15.70    209.01
FED   FirstFed Fin. Corp. of CA                   2.46    2.38    21.95    21.80    384.00
GSB   Golden State Bancorp of CA(8)               2.04    2.21    18.85    17.01    312.29
GDW   Golden West Fin. Corp. of CA                6.52    6.55    49.22    49.22    693.64
GPT   GreenPoint Fin. Corp. of NY*                1.68    1.74    15.15     8.45    156.60
JSB   JSB Financial, Inc. of NY*                  2.97    2.64    35.96    35.96    154.92
OCN   Ocwen Financial Corp. of FL                 1.30    0.37     6.91     6.66     50.56
SIB   Staten Island Bancorp of NY*                0.43    0.79    15.51    15.11     59.19
WES   Westcorp Inc. of Orange CA                  1.40   -0.28    13.26    13.23    141.78


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA              1.14    1.07    17.49    17.49    113.98
ANE   Alliance Bncp of New Eng of CT*             0.87    0.51     7.91     7.72     99.21
BKC   American Bank of Waterbury CT*              1.77    1.48    12.62    12.23    139.99
BFD   BostonFed Bancorp of MA                     1.30    1.10    14.98    14.44    190.23
CNY   Carver Bancorp, Inc. of NY                 -0.20    0.03    15.24    14.66    179.67
CBK   Citizens First Fin.Corp. of IL              0.78    0.49    15.27    15.27    110.35
EFC   EFC Bancorp Inc of IL                       0.56    0.56    12.42    12.42     52.24
EBI   Equality Bancorp, Inc. of MO                0.46    0.10    10.31    10.31     92.23
ESX   Essex Bancorp of Norfolk VA(8)             -0.20   -0.19     0.03    -0.14    182.29
FCB   Falmouth Bancorp, Inc. of MA*               0.68    0.54    16.19    16.19     72.26
FAB   FirstFed America Bancorp of MA              0.20    0.63    14.87    14.87    133.17
GAF   GA Financial Corp. of PA                    1.10    1.04    15.09    14.95    107.71
HBS   Haywood Bancshares, Inc. of NC*             1.76    1.76    18.06    17.49    121.60
KNK   Kankakee Bancorp, Inc. of IL                2.20    2.14    27.96    23.26    289.90
KYF   Kentucky First Bancorp of KY                0.79    0.78    11.24    11.24     65.97
MBB   MSB Bancorp of Middletown NY(8)*            0.80    1.11    21.92    11.66    269.12
NBN   Northeast Bancorp of ME*                    0.76    0.67     9.40     8.48    124.60
NEP   Northeast PA Fin. Corp of PA                0.42    0.42    12.43    12.43     68.06
PDB   Piedmont Bancorp, Inc. of NC                0.57    0.56     7.77     7.77     48.28
SSB   Scotland Bancorp, Inc. of NC                0.50    0.50     7.91     7.91     32.02
SZB   SouthFirst Bancshares of AL                 0.69    0.65    16.75    16.34    166.27
SRN   Southern Banc Company of AL                 0.41    0.41    14.74    14.61     86.31
SSM   Stone Street Bancorp of NC                  0.78    0.78    16.51    16.51     58.99
TSH   Teche Holding Company of LA                 1.09    1.08    16.38    16.38    118.43
FTF   Texarkana Fst. Fin. Corp of AR              1.77    1.74    15.99    15.99    105.05
THR   Three Rivers Fin. Corp. of MI               1.00    0.95    15.91    15.86    118.17
WSB   Washington SB, FSB of MD                    0.46    0.33     5.23     5.23     60.31
WFI   Winton Financial Corp. of OH                0.80    0.66     5.80     5.68     80.84


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 1.82    1.24    21.48    21.13    238.13
FBER  1st Bergen Bancorp of NJ                    0.78    0.78    13.54    13.54    115.82
AFED  AFSALA Bancorp, Inc. of NY(8)               0.89    0.89    14.58    14.58    116.41
ALBK  ALBANK Fin. Corp. of Albany NY              3.42    3.38    28.54    22.32    318.17
AMFC  AMB Financial Corp. of IN                   1.05    0.60    15.54    15.54    110.17
ASBP  ASB Financial Corp. of OH                   0.66    0.65    10.68    10.68     70.28

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABBK  Abington Bancorp of MA*                     1.25    1.06     9.70     8.82    154.28
AABC  Access Anytime Bancorp of NM                1.28    1.19     7.58     7.58     93.71
AFBC  Advance Fin. Bancorp of WV                  0.89    0.84    14.52    14.52    103.04
AFCB  Affiliated Comm BC, Inc of MA(8)            1.84    1.76    17.62    17.54    173.34
ALBC  Albion Banc Corp. of Albion NY              0.45    0.43     8.28     8.28     96.94
ABCL  Alliance Bancorp, Inc. of IL                1.55    1.59    16.46    16.27    191.56
ALLB  Alliance Bank MHC of PA (19.9)              0.62    0.62     8.93     8.93     83.33
AHCI  Ambanc Holding Co., Inc. of NY*             0.60    0.48    14.27    14.27    122.08
ASBI  Ameriana Bancorp of IN                      1.16    0.99    13.90    13.64    119.46
ABCW  Anchor Bancorp Wisconsin of WI              2.29    2.04    14.28    14.05    223.06
ANDB  Andover Bancorp, Inc. of MA*                2.12    2.06    16.97    16.97    214.01
ASFC  Astoria Financial Corp. of NY               2.74    2.52    32.88    23.27    413.24
AVND  Avondale Fin. Corp. of IL                  -1.41   -1.01    13.87    13.87    182.51
BKCT  Bancorp Connecticut of CT*                  1.22    1.05     9.44     9.44     94.07
BPLS  Bank Plus Corp. of CA                       0.62    0.72     9.57     8.76    217.72
BNKU  Bank United Corp. of TX                     3.29    3.13    20.67    18.68    414.91
BWFC  Bank West Fin. Corp. of MI                  0.41    0.33     8.93     8.93     68.66
BANC  BankAtlantic Bancorp of FL                  0.81    0.35     6.58     5.51    106.88
BKUNA BankUnited Fin. Corp. of FL                 0.42    0.32     9.43     8.18    215.09
BVCC  Bay View Capital Corp. of CA                0.68    1.06    19.20    12.29    263.86
FSNJ  Bayonne Banchsares of NJ                    0.30    0.43    10.63    10.63     67.47
BFSB  Bedford Bancshares, Inc. of VA              1.45    1.44    17.71    17.71    133.29
BFFC  Big Foot Fin. Corp. of IL                   0.44    0.38    15.24    15.24     83.36
BYFC  Broadway Fin. Corp. of CA                   0.69    0.48    15.08    15.08    148.83
BRKL  Brookline Bncp MHC of MA(47.0)              0.39    0.39     8.56     8.56     49.88
CBES  CBES Bancorp, Inc. of MO                    1.17    0.97    17.63    17.63    123.86
CCFH  CCF Holding Company of GA                   0.18   -0.16    12.91    12.91    159.49
CFSB  CFSB Bancorp of Lansing MI                  1.36    1.24     7.95     7.95    102.94
CKFB  CKF Bancorp of Danville KY                  1.34    1.01    15.61    15.61     73.18
CNSB  CNS Bancorp, Inc. of MO                     0.54    0.50    14.63    14.63     59.28
CSBF  CSB Financial Group Inc of IL               0.29    0.25    13.87    13.09     57.78
CBCI  Calumet Bancorp of Chicago IL               3.25    3.26    27.30    27.30    156.09
CAFI  Camco Fin. Corp. of OH                      1.77    1.34    15.62    14.66    157.86
CMRN  Cameron Fin. Corp. of MO                    0.95    0.93    17.91    17.91     86.18
CAPS  Capital Savings Bancorp of MO(8)            1.39    1.19    12.42    12.42    122.61
CFNC  Carolina Fincorp of NC*                     0.55    0.63    13.89    13.89     62.16
CASB  Cascade Financial Corp. of WA               0.91    0.86     8.93     8.93    127.89
CATB  Catskill Fin. Corp. of NY*                  0.86    0.85    15.54    15.54     66.34
CAVB  Cavalry Bancorp of TN                       0.62    0.43    13.23    13.23     46.54
CNIT  Cenit Bancorp of Norfolk VA                 1.29    1.20    10.15     9.36    147.56
CEBK  Central Co-Op. Bank of MA*                  1.42    1.30    18.35    16.59    186.82
CENB  Century Bancorp, Inc. of NC(8)              1.06    1.06    14.58    14.58     82.12
COFI  Charter One Financial of OH                 1.13    1.57    11.19    10.49    151.85
CVAL  Chester Valley Bancorp of PA                1.52    1.38    13.64    13.64    157.38
CTZN  CitFed Bancorp of Dayton OH(8)              2.21    2.24    16.89    15.56    270.00
CLAS  Classic Bancshares, Inc. of KY              0.84    0.98    15.38    13.12    102.15
CBSA  Coastal Bancorp of Houston TX               2.83    2.91    21.95    18.92    589.12
CFCP  Coastal Fin. Corp. of SC                    1.37    1.13     7.51     7.51    124.46
CMSB  Commonwealth Bancorp Inc of PA              0.96    0.72    13.41    10.72    146.98
CMSV  Commty. Svgs, MHC of FL (48.5)              1.03    0.95    16.11    16.11    149.14
CFTP  Community Fed. Bancorp of MS                0.59    0.56    13.25    13.25     56.12
CFFC  Community Fin. Corp. of VA                  0.73    0.74     9.76     9.72     71.60
CIBI  Community Inv. Bancorp of OH                1.02    1.02    12.56    12.56    114.31
COOP  Cooperative Bancshares of NC                0.76    0.69     9.76     9.76    127.83
CRZY  Crazy Woman Creek Bncorp of WY              0.77    0.78    15.23    15.23     64.59

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DNFC  D&N Financial Corp. of MI                   1.63    1.45    11.13    11.03    204.44
DCBI  Delphos Citizens Bancorp of OH              0.91    0.91    14.76    14.76     59.15
DIME  Dime Community Bancorp of NY*               0.94    0.89    15.22    13.24    126.78
DIBK  Dime Financial Corp. of CT(8)*              2.97    2.95    15.71    15.33    193.67
ESBF  ESB Financial Corp of PA                    1.02    1.01    11.83    10.56    164.41
EGLB  Eagle BancGroup of IL                       0.50    0.25    17.56    17.56    153.11
EBSI  Eagle Bancshares of Tucker GA               0.96    0.97    12.80    12.80    163.40
ETFS  East Texas Fin. Serv. of TX                 0.45    0.41    13.70    13.70     78.59
ESBK  Elmira Svgs Bank (The) of NY*               1.34    1.42    18.90    18.90    304.25
EMLD  Emerald Financial Corp. of OH               0.64    0.59     4.96     4.89     60.01
EFBC  Empire Federal Bancorp of MT                0.61    0.61    15.66    15.66     42.36
EFBI  Enterprise Fed. Bancorp of OH               0.99    0.90    14.65    14.64    136.26
EQSB  Equitable FSB of Wheaton MD                 1.86    1.80    14.25    14.25    275.09
FCBF  FCB Fin. Corp. of Neenah WI                 1.25    0.92    18.97    18.97    134.59
FFDF  FFD Financial Corp. of OH                   1.09    0.49    15.43    15.43     69.28
FFLC  FFLC Bancorp of Leesburg FL                 1.01    0.95    13.86    13.86    109.06
FFWC  FFW Corporation of Wabash IN                1.27    1.23    13.13    12.05    137.04
FFYF  FFY Financial Corp. of OH                   1.93    1.90    20.82    20.82    158.98
FMCO  FMS Financial Corp. of NJ                   2.25    2.24    16.60    16.44    279.17
FFHH  FSF Financial Corp. of MN                   1.10    1.06    14.49    14.49    139.39
FOBC  Fed One Bancorp of Wheeling WV(8)           1.29    1.28    17.26    16.57    153.58
FBCI  Fidelity Bancorp of Chicago IL              0.37    1.08    18.51    18.48    171.63
FSBI  Fidelity Bancorp, Inc. of PA                1.42    1.40    14.01    14.01    204.94
FFFL  Fidelity Bcsh MHC of FL (47.7)              1.07    0.92    13.01    12.62    194.16
FFED  Fidelity Fed. Bancorp of IN                -0.25   -0.19     4.28     4.28     63.14
FFOH  Fidelity Financial of OH                    0.87    0.84    11.64    10.31     96.59
FIBC  Financial Bancorp, Inc. of NY               1.62    1.58    16.43    16.36    181.82
FBSI  First Bancshares, Inc. of MO                0.83    0.79    10.80    10.35     80.48
FBBC  First Bell Bancorp of PA                    1.15    1.12    11.43    11.43    101.87
SKBO  First Carnegie MHC of PA(45.0)              0.41    0.46    10.74    10.74     62.46
FSTC  First Citizens Corp of GA                   2.15    1.92    12.34     9.73    121.95
FCBK  First Coastal Bankshares of VA(8)           0.85    0.65     8.96     8.96    125.50
FCME  First Coastal Corp. of ME*                  0.94    0.82    11.10    11.10    110.39
FFBA  First Colorado Bancorp of CO(8)             1.18    1.12    12.44    12.19     92.43
FDEF  First Defiance Fin.Corp. of OH              0.66    0.63    12.54    12.54     71.09
FESX  First Essex Bancorp of MA*                  1.36    1.24    12.09    10.66    171.64
FFSX  First FSB MHC Sxld of IA(46.1)              1.16    1.17    14.51    11.48    201.27
FFES  First Fed of E. Hartford CT                 2.09    2.32    25.26    25.26    365.27
BDJI  First Fed. Bancorp. of MN                   0.77    0.77    12.35    12.35    113.39
FFBH  First Fed. Bancshares of AR                 1.11    1.05    17.20    17.20    116.50
FTFC  First Fed. Capital Corp. of WI              1.99    1.51    12.24    11.61    170.70
FFKY  First Fed. Fin. Corp. of KY                 1.52    1.48    13.02    12.33     98.56
FFBZ  First Federal Bancorp of OH                 1.16    1.15    10.24    10.23    134.38
FFCH  First Fin. Holdings Inc. of SC              1.12    1.08     8.70     8.70    136.76
FFHS  First Franklin Corp. of OH                  1.05    0.91    12.01    11.95    129.94
FGHC  First Georgia Hold. Corp of GA              0.57    0.57     4.44     4.14     54.87
FSPG  First Home Bancorp of NJ(8)                 1.71    1.68    14.10    13.92    201.54
FFSL  First Independence Corp. of KS              0.79    0.79    12.09    12.09    130.22
FISB  First Indiana Corp. of IN                   1.42    1.07    12.27    12.14    132.52
FKFS  First Keystone Fin. Corp of PA              1.13    1.00    10.64    10.64    159.62
FLKY  First Lancaster Bncshrs of KY               0.51    0.51    14.91    14.91     55.97
FLFC  First Liberty Fin. Corp. of GA              0.82    0.85     8.33     7.57    109.74
CASH  First Midwest Fin., Inc. of OH              0.88    0.77    15.92    14.16    153.22
FMBD  First Mutual Bancorp Inc of IL              0.37    0.29    15.64    12.11    110.52
FMSB  First Mutual SB of Bellevue WA*             1.05    1.03     7.35     7.35    108.29

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI              0.70    0.66     8.43     8.43     75.93
FFPB  First Palm Beach Bancorp of FL              1.86    1.43    22.94    22.43    360.04
FWWB  First Savings Bancorp of WA                 1.26    1.19    14.97    13.87    111.92
FSFF  First SecurityFed Fin of IL                 0.28    0.55    14.34    14.29     49.29
SHEN  First Shenango Bancorp of PA(8)             2.10    2.14    23.34    23.34    194.85
FSLA  First Source Bancorp of NJ                  0.41    0.41     7.72     7.72     37.57
SOPN  First Svgs Bancorp of NC                    1.40    1.40    18.61    18.61     80.81
FBNW  FirstBank Corp of Clarkston WA              0.86    0.52    15.13    15.13     92.50
FFDB  FirstFed Bancorp, Inc. of AL                1.48    1.48    15.00    13.77    154.80
FSPT  FirstSpartan Fin. Corp. of SC               1.52    1.51    29.87    29.87    113.62
FLAG  Flag Financial Corp of GA                   0.67    0.46     7.24     7.24     81.33
FLGS  Flagstar Bancorp, Inc of MI                 1.83    1.83     9.77     9.46    187.56
FFIC  Flushing Fin. Corp. of NY*                  1.13    1.14    17.52    16.85    137.77
FBHC  Fort Bend Holding Corp. of TX(8)            1.41    1.04    12.29    11.52    181.49
FTSB  Fort Thomas Fin. Corp. of KY                0.82    0.82    10.87    10.87     68.93
FKKY  Frankfort First Bancorp of KY               0.20    0.65    13.96    13.96     82.34
FTNB  Fulton Bancorp, Inc. of MO                  0.75    0.58    15.06    15.06     64.45
GUPB  GFSB Bancorp, Inc of Gallup NM              0.79    0.79    12.14    12.14     98.40
GSLA  GS Financial Corp. of LA                    0.56    0.50    16.08    16.08     38.63
GOSB  GSB Financial Corp. of NY*                  0.39    0.37    14.88    14.88     52.87
GBNK  Gaston Fed Bncp MHC of NC(47.0)             0.43    0.43     8.56     8.56     38.07
GFCO  Glenway Financial Corp. of OH               1.11    1.10    12.60    12.49    131.66
GTPS  Great American Bancorp of IL                0.58    0.58    16.88    16.88     92.09
PEDE  Great Pee Dee Bancorp of SC                 0.56    0.56    13.51    13.51     35.68
GSBC  Great Southern Bancorp of MO                1.73    1.55     8.31     8.25    101.40
GSFC  Green Street Fin. Corp. of NC               0.66    0.66    14.81    14.81     41.39
GFED  Guaranty Fed Bancshares of MO               0.39    0.38    11.21    11.21     39.56
HCBB  HCB Bancshares of Camden AR                 0.22    0.22    14.45    13.94     77.48
HEMT  HF Bancorp of Hemet CA                     -0.07    0.21    13.27    11.26    168.84
HFFC  HF Financial Corp. of SD                    2.11    1.97    18.89    18.89    194.35
HFNC  HFNC Financial Corp. of NC(8)               0.70    0.48     9.82     9.82     56.97
HMNF  HMN Financial, Inc. of MN                   0.93    0.66    13.66    12.71    117.76
HALL  Hallmark Capital Corp. of WI                0.95    0.90    11.02    11.02    143.47
HRBF  Harbor Federal Bancorp of MD                0.99    0.95    17.32    17.32    136.53
HARB  Harbor Florida Bancshrs of FL               0.47    0.45     8.29     8.20     41.84
HFSA  Hardin Bancorp of Hardin MO                 1.06    0.91    16.36    16.36    147.02
HARL  Harleysville SB of PA                       2.08    2.08    14.66    14.66    219.85
HFGI  Harrington Fin. Group of IN                -0.03    0.07     7.39     7.39    167.06
HARS  Harris Fin. MHC of PA (24.3)                0.55    0.45     5.41     4.86     66.59
HFFB  Harrodsburg 1st Fin Bcrp of KY              0.76    0.76    14.79    14.79     55.89
HHFC  Harvest Home Fin. Corp. of OH               0.76    0.66    11.62    11.62    104.54
HAVN  Haven Bancorp of Woodhaven NY               1.12    1.11    12.91    12.88    228.36
HTHR  Hawthorne Fin. Corp. of CA                  2.81    3.29    14.07    14.07    330.88
HMLK  Hemlock Fed. Fin. Corp. of IL               0.85    0.85    15.47    15.47     95.51
HBSC  Heritage Bancorp, Inc of SC                 0.78    0.78    19.41    19.41     67.43
HFWA  Heritage Financial Corp of WA               0.37    0.19     9.53     9.53     33.09
HCBC  High Country Bancorp of CO                  0.53    0.53    13.64    13.64     69.73
HBNK  Highland Bancorp of CA                      2.91    2.53    18.76    18.76    239.20
HIFS  Hingham Inst. for Sav. of MA*               2.10    2.10    16.84    16.84    177.69
HBEI  Home Bancorp of Elgin IL(8)                 0.36    0.36    13.95    13.95     53.82
HBFW  Home Bancorp of Fort Wayne IN               1.25    1.22    18.03    18.03    149.86
HCFC  Home City Fin. Corp. of OH                  1.02    1.02    15.68    15.68     84.39
HOMF  Home Fed Bancorp of Seymour IN              1.95    1.58    12.65    12.31    137.54
HWEN  Home Financial Bancorp of IN                0.42    0.33     8.03     8.03     44.64
HLFC  Home Loan Financial Corp of OH              0.37    0.37    13.82    13.82     35.49

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*              1.63    1.81    11.98    11.98    122.53
HFBC  HopFed Bancorp of KY                        0.65    0.65    14.26    14.26     54.89
HZFS  Horizon Fin'l. Services of IA               0.90    0.69     9.60     9.60    105.35
HRZB  Horizon Financial Corp. of WA*              1.10    1.09    11.22    11.22     73.17
IBSF  IBS Financial Corp. of NJ(8)                0.55    0.55    11.91    11.91     68.62
ITLA  ITLA Capital Corp of CA*                    1.70    1.70    13.36    13.32    131.30
ICBC  Independence Comm Bnk Cp of NY              0.37    0.49    12.55    11.75     57.83
IFSB  Independence FSB of DC                      1.09    0.45    14.23    12.67    196.38
INBI  Industrial Bancorp of OH                    1.03    1.03    12.14    12.14     73.66
IWBK  Interwest Bancorp of WA                     2.40    2.03    16.79    16.53    248.37
IPSW  Ipswich SB of Ipswich MA*                   1.06    0.80     5.25     5.25     99.40
JXVL  Jacksonville Bancorp of TX                  1.37    1.37    14.29    14.29     97.01
JXSB  Jcksnville SB,MHC of IL (45.6)              0.51    0.33     9.23     9.23     88.91
JSBA  Jefferson Svgs Bancorp of MO                1.02    0.95    11.60     9.22    123.56
JOAC  Joachim Bancorp, Inc. of MO(8)              0.37    0.37    13.71    13.71     47.41
KSBK  KSB Bancorp of Kingfield ME*                1.20    1.20     8.75     8.32    118.87
KFBI  Klamath First Bancorp of OR                 0.85    0.85    14.97    13.74     99.72
LSBI  LSB Fin. Corp. of Lafayette IN              1.81    1.62    19.85    19.85    235.88
LVSB  Lakeview Financial of NJ                    1.82    1.14    11.75     9.64    121.76
LARK  Landmark Bancshares, Inc of KS              1.49    1.31    19.61    19.61    138.90
LARL  Laurel Capital Group of PA                  1.39    1.36    10.54    10.54     99.12
LSBX  Lawrence Savings Bank of MA*                2.03    2.00     9.16     9.16     82.27
LFED  Leeds Fed Bksr MHC of MD (36.3)             0.66    0.66     9.52     9.52     57.70
LXMO  Lexington B&L Fin. Corp. of MO              0.62    0.62    15.19    14.25     84.31
LFCO  Life Financial Corp of CA(8)                2.17    2.25     8.94     8.94     59.14
LFBI  Little Falls Bancorp of NJ                  0.75    0.72    14.63    13.51    143.44
LOGN  Logansport Fin. Corp. of IN                 1.00    1.02    13.31    13.31     70.58
LISB  Long Island Bancorp, Inc of NY(8)           2.19    1.77    23.55    23.35    263.05
MAFB  MAF Bancorp, Inc. of IL                     2.52    2.45    18.08    16.04    233.61
MBLF  MBLA Financial Corp. of MO                  1.43    1.46    22.66    22.66    178.70
MECH  MECH Financial Inc of CT*                   2.49    2.49    17.14    17.14    178.69
MFBC  MFB Corp. of Mishawaka IN                   1.31    1.29    20.71    20.71    175.93
MSBF  MSB Financial, Inc of MI                    0.97    0.86    10.77    10.77     64.51
MARN  Marion Capital Holdings of IN               1.37    1.37    22.30    21.83    108.53
MRKF  Market Fin. Corp. of OH                     0.48    0.48    15.25    15.25     43.23
MFSL  Maryland Fed. Bancorp of MD(8)              1.14    1.60    16.07    15.91    183.36
MASB  MassBank Corp. of Reading MA*               2.94    2.65    29.85    29.44    259.12
MFLR  Mayflower Co-Op. Bank of MA*                1.56    1.48    14.31    14.10    146.73
MDBK  Medford Bancorp, Inc. of MA*                2.60    2.45    22.79    21.54    246.77
MWBX  MetroWest Bank of MA*                       0.54    0.53     3.28     3.28     45.47
METF  Metropolitan Fin. Corp. of OH               0.93    0.82     5.42     5.01    140.36
MIFC  Mid Iowa Financial Corp. of IA              0.89    0.96     7.55     7.54     85.29
MCBN  Mid-Coast Bancorp of ME                     0.67    0.62     7.50     7.50     88.50
MWBI  Midwest Bancshares, Inc. of IA              1.29    1.13    10.64    10.64    154.34
MFFC  Milton Fed. Fin. Corp. of OH                0.63    0.56    11.50    11.50    101.35
MBSP  Mitchell Bancorp, Inc. of NC                0.54    0.54    15.60    15.60     39.67
MBBC  Monterey Bay Bancorp of CA                  0.55    0.51    14.87    13.91    127.33
MONT  Montgomery Fin. Corp. of IN                 0.50    0.50    12.05    12.05     66.02
MSBK  Mutual SB, FSB of Bay City MI              -2.01   -0.71     7.76     7.76    153.06
MYST  Mystic Financial of MA*                     0.52    0.48    13.20    13.20     69.27
NHTB  NH Thrift Bancshares of NH                  1.36    1.26    12.41    10.78    153.32
NSLB  NS&L Bancorp, Inc of Neosho MO              0.59    0.59    16.74    16.62     89.13
NSSY  NSS Bancorp of CT*                          2.83    3.20    22.87    22.26    281.78
NMSB  Newmil Bancorp, Inc. of CT*                 0.74    0.73     8.59     8.59     96.45
NBCP  Niagara Bancorp of NY MHC(45.4)*            0.58    0.58    12.71    12.71    105.69

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NBSI  North Bancshares of Chicago IL              0.44    0.41    10.60    10.60     92.56
FFFD  North Central Bancshares of IA              1.16    1.16    15.72    13.68    101.90
NEIB  Northeast Indiana Bncrp of IN               1.33    1.33    15.82    15.82    118.59
NWSB  Northwest Bcrp MHC of PA (30.7)             0.44    0.44     4.55     4.07     51.44
NWEQ  Northwest Equity Corp. of WI                1.22    1.17    13.77    13.77    118.66
NTMG  Nutmeg FS&LA of CT                          0.57    0.40     6.58     6.58    112.78
OHSL  OHSL Financial Corp. of OH                  0.82    0.76    10.64    10.64    100.87
OCFC  Ocean Fin. Corp. of NJ                      0.90    0.90    13.90    13.90     97.75
OTFC  Oregon Trail Fin. Corp. of OR               0.68    0.69    15.34    15.34     59.32
OFCP  Ottawa Financial Corp. of MI                1.44    1.33    14.55    11.92    172.18
PFFB  PFF Bancorp of Pomona CA                    0.94    0.88    14.90    14.75    164.78
PSFI  PS Financial of Chicago IL                  0.44    0.74    11.24    11.24     40.42
PVFC  PVF Capital Corp. of OH                     1.94    1.83    11.34    11.34    157.49
PBCI  Pamrapo Bancorp, Inc. of NJ                 1.73    1.67    17.20    17.11    134.17
PFED  Park Bancorp of Chicago IL                  0.69    0.74    16.84    16.84     84.59
PVSA  Parkvale Financial Corp of PA               2.11    2.11    16.02    15.94    204.95
PBHC  Pathfinder BC MHC of NY (46.1)*             0.62    0.50     8.15     6.91     69.30
PEEK  Peekskill Fin. Corp. of NY                  0.63    0.65    14.92    14.92     64.91
PFSB  PennFed Fin. Services of NJ                 1.15    1.12    10.96     9.50    152.28
PWBK  Pennwood Bancorp, Inc. of PA                0.50    0.60    11.59    11.59     63.21
PBKB  People's Bancshares of MA*                  1.59    0.70     9.56     9.23    260.50
TSBS  Peoples Bancorp Inc of NJ*                  0.20    0.15     3.09     2.80     24.53
PFDC  Peoples Bancorp of Auburn IN                1.29    1.29    13.43    13.43     89.00
PBCT  Peoples Bank, MHC of CT (40.1)*             1.49    0.80    13.18    11.29    142.78
PFFC  Peoples Fin. Corp. of OH                    0.75    0.29    11.11    11.11     58.02
PHBK  Peoples Heritage Fin Grp of ME*             1.37    1.36     8.82     6.71    131.32
PSFC  Peoples Sidney Fin. Corp of OH              0.71    0.71    14.87    14.87     59.12
PERM  Permanent Bancorp, Inc. of IN               0.63    0.62     9.98     9.86     99.81
PMFI  Perpetual Midwest Fin. of IA(8)             1.09    0.99    18.54    18.54    206.13
PCBC  Perry Co. Fin. Corp. of MO                  1.04    1.03    19.69    19.69    103.96
PHFC  Pittsburgh Home Fin Corp of PA              1.12    0.95    12.77    12.62    171.82
PFSL  Pocahontas Bancorp of AR                    0.36    0.35     8.72     8.72     60.08
PTRS  Potters Financial Corp of OH                1.01    0.98    11.40    11.40    130.90
PHSB  Ppls Home SB, MHC of PA (45.0)              0.63    0.56    10.33    10.33     80.94
PRBC  Prestige Bancorp of PA                      0.70    0.68    15.00    15.00    152.64
PFNC  Progress Financial Corp. of PA              0.89    0.80     6.37     5.65    115.40
PSBK  Progressive Bank, Inc. of NY(8)*            2.22    2.23    20.68    18.87    232.39
PROV  Provident Fin. Holdings of CA               1.06    0.52    18.16    18.16    163.75
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)           0.91    0.78    11.49    11.49     85.70
PLSK  Pulaski SB, MHC of NJ (46.0)                0.55    0.55    10.44    10.44     90.50
PULS  Pulse Bancorp of S. River NJ                1.81    1.83    14.47    14.47    173.58
QCFB  QCF Bancorp of Virginia MN                  1.82    1.82    19.65    19.65    111.84
QCBC  Quaker City Bancorp of CA                   1.35    1.31    16.14    16.14    184.35
QCSB  Queens County Bancorp of NY*                1.50    1.48    11.36    11.36    108.73
RARB  Raritan Bancorp of Raritan NJ*              1.65    1.62    13.22    13.05    175.38
REDF  RedFed Bancorp of Redlands CA(8)            1.53    1.58    12.00    11.96    139.90
RELY  Reliance Bancorp, Inc. of NY                1.93    2.04    20.13    13.89    226.40
RELI  Reliance Bancshares Inc of WI               0.20    0.20     9.31     9.31     18.63
RCBK  Richmond County Fin Corp of NY              0.09    0.74    12.21    12.16     55.40
RIVR  River Valley Bancorp of IN                  1.10    0.92    15.12    14.91    115.17
RVSB  Riverview Bancorp of WA                     0.64    0.61     9.93     9.60     44.39
RSLN  Roslyn Bancorp, Inc. of NY*                 1.03    0.99    14.51    14.44     86.55
SCCB  S. Carolina Comm. Bnshrs of SC              0.80    0.80    16.27    16.27     79.84
SBFL  SB Fngr Lakes MHC of NY (33.1)              0.26    0.22     6.10     6.10     70.26
SFED  SFS Bancorp of Schenectady NY               0.92    0.89    17.95    17.95    145.22

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                            Prices As Of May 29, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SGVB  SGV Bancorp of W. Covina CA                 0.66    0.75    13.49    13.31    171.03
SISB  SIS Bancorp, Inc. of MA*                    1.55    2.00    18.39    18.39    257.38
SWCB  Sandwich Bancorp of MA(8)*                  2.57    2.47    21.87    21.18    270.57
SFSL  Security First Corp. of OH(8)               1.23    1.23     8.56     8.44     90.73
SKAN  Skaneateles Bancorp Inc of NY*              1.12    1.09    12.48    12.16    178.89
SOBI  Sobieski Bancorp of S. Bend IN              0.64    0.64    16.58    16.58    117.60
SOSA  Somerset Savings Bank of MA(8)*             0.46    0.44     2.31     2.31     31.87
SSFC  South Street Fin. Corp. of NC*              0.32    0.33     7.37     7.37     46.40
SBAN  SouthBanc Shares Inc. of SC(8)              0.73    0.73    17.01    17.01     77.85
SCBS  Southern Commun. Bncshrs of AL              0.70    0.70    12.73    12.73     62.34
SMBC  Southern Missouri Bncrp of MO               0.70    0.66    16.45    16.45     98.09
SWBI  Southwest Bancshares of IL(8)               1.54    1.51    16.38    16.38    140.95
SVRN  Sovereign Bancorp, Inc. of PA               0.46    0.70     6.70     5.75    136.14
STFR  St. Francis Cap. Corp. of WI                2.48    2.39    25.25    22.56    315.50
SPBC  St. Paul Bancorp, Inc. of IL                1.44    1.41    12.48    12.43    133.58
SFFC  StateFed Financial Corp. of IA              0.70    0.70    10.16    10.16     57.31
SFIN  Statewide Fin. Corp. of NJ                  1.22    1.21    14.59    14.56    148.39
STSA  Sterling Financial Corp. of WA              1.26    1.10    13.93    12.98    248.58
SFSB  SuburbFed Fin. Corp. of IL(8)               2.15    1.64    23.65    23.58    351.56
ROSE  T R Financial Corp. of NY*                  2.09    1.85    14.05    14.05    228.51
THRD  TF Financial Corp. of PA                    1.47    1.24    15.99    13.46    200.52
TPNZ  Tappan Zee Fin., Inc. of NY(8)              0.70    0.67    14.56    14.56     85.57
TSBK  Timberland Bancorp of WA                    0.63    0.60    13.79    13.79     42.92
TRIC  Tri-County Bancorp of WY                    0.77    0.80    12.03    12.03     76.49
TWIN  Twin City Bancorp, Inc. of TN               0.88    0.73    11.17    11.17     87.59
USAB  USABancshares, Inc of PA*                   0.09    0.16     8.53     8.48     68.27
UCBC  Union Community Bancorp of IN               0.47    0.47    14.22    14.22     35.53
UFRM  United FSB of Rocky Mount NC(8)             0.54    0.35     7.02     7.02     93.67
UBMT  United Fin. Corp. of MT                     1.11    1.11    20.16    20.16     78.71
UTBI  United Tenn. Bancshares of TN               0.57    0.57    13.92    13.92     51.58
WHGB  WHG Bancshares of MD                        0.54    0.55    14.34    14.34     72.95
WSFS  WSFS Financial Corp. of DE*                 1.31    1.30     6.96     6.92    121.57
WVFC  WVS Financial Corp. of PA                   1.03    1.04     8.61     8.61     80.76
WRNB  Warren Bancorp of Peabody MA*               0.95    0.85     5.22     5.22     48.41
WSBI  Warwick Community Bncrp of NY*              0.55    0.55    12.60    12.60     53.02
WFSL  Washington Federal, Inc. of WA              2.06    2.04    14.06    12.97    109.02
WAMU  Washington Mutual, Inc. of WA*              1.33    2.38    20.13    18.75    376.06
WYNE  Wayne Bancorp, Inc. of NJ                   0.97    0.97    16.86    16.86    134.15
WAYN  Wayne Svgs Bks MHC of OH (47.8)             0.76    0.71     9.74     9.74    102.71
WCFB  Wbstr Cty FSB MHC of IA (45.2)              0.65    0.65    10.58    10.58     45.04
WBST  Webster Financial Corp. of CT               1.15    1.75    13.94    12.16    256.09
WEFC  Wells Fin. Corp. of Wells MN                1.13    1.10    15.13    15.13    102.83
WCBI  WestCo Bancorp, Inc. of IL                  1.91    1.78    19.73    19.73    128.33
WSTR  WesterFed Fin. Corp. of MT                  1.30    1.26    19.28    15.67    185.37
WOFC  Western Ohio Fin. Corp. of OH               0.06    0.14    23.21    21.69    158.16
WEHO  Westwood Hmstd Fin Corp of OH               0.31    0.49    10.60    10.60     47.22
FFWD  Wood Bancorp of OH                          0.89    0.76     8.18     8.18     61.99
YFCB  Yonkers Fin. Corp. of NY                    1.03    1.01    14.90    14.90    110.01
YFED  York Financial Corp. of PA                  1.25    1.04    11.74    11.74    132.48

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(292)                      13.94    13.60    0.93     8.04    4.55    0.88    7.57   0.65   138.35   0.79
NYSE Traded Companies(8)                        8.39     8.14    1.19    14.78    6.31    0.67    9.80   0.83   122.24   1.35
AMEX Traded Companies(22)                      14.52    14.38    0.87     6.21    4.29    0.83    5.68   0.46   179.35   0.73
NASDAQ Listed OTC Companies(261)               13.96    13.69    0.93     8.05    4.53    0.89    7.71   0.66   135.72   0.79
California Companies(19)                        8.00     7.65    0.65     9.01    5.58    0.56    8.35   1.41    96.13   1.26
Florida Companies(6)                           10.52    10.11    1.13    12.53    4.44    0.66    7.23   0.59   102.85   0.76
Mid-Atlantic Companies(58)                     11.31    10.58    0.82     8.34    4.69    0.81    8.13   0.75   107.46   0.93
Mid-West Companies(134)                        14.59    14.36    0.95     7.47    4.39    0.91    7.13   0.56   144.07   0.68
New England Companies(8)                        7.69     7.39    0.60     8.35    4.80    0.64    8.97   0.45   194.08   1.01
North-West Companies(11)                       18.25    17.91    1.16     9.70    4.47    1.03    8.67   0.68   249.01   0.76
South-East Companies(44)                       17.70    17.54    1.09     7.84    4.26    1.03    7.32   0.62   133.35   0.79
South-West Companies(6)                        11.26    11.16    0.98    10.39    6.50    0.95   10.16   0.45   117.24   0.59
Western Companies (Excl CA)(6)                 18.98    18.59    1.05     6.07    4.37    1.06    6.09   0.35   222.05   0.88
Thrift Strategy(245)                           14.99    14.67    0.96     7.62    4.58    0.92    7.29   0.62   139.17   0.74
Mortgage Banker Strategy(29)                    7.67     7.11    0.72     9.56    3.91    0.67    9.16   0.73   143.92   0.93
Real Estate Strategy(8)                         7.35     7.11    0.85    11.94    5.52    0.78   11.07   1.26   106.47   1.62
Diversified Strategy(7)                         8.81     8.62    1.29    15.24    6.00    0.77   10.20   0.61   161.89   1.07
Retail Banking Strategy(3)                      6.76     6.48    0.21     4.77    1.64    0.15    3.51   1.04    67.45   1.16
Companies Issuing Dividends(239)               13.68    13.39    0.97     8.32    4.75    0.91    7.77   0.61   142.41   0.77
Companies Without Dividends(53)                15.10    14.59    0.79     6.78    3.66    0.76    6.68   0.84   118.60   0.88
Equity/Assets less than 6%(21)                  5.03     4.77    0.53    10.80    4.20    0.59   11.79   1.07    95.39   0.93
Equity/Assets 6-12%(133)                        8.87     8.49    0.83     9.57    4.96    0.75    8.71   0.69   138.41   0.90
Equity/Assets greater than 12%(138)            19.85    19.55    1.09     6.25    4.22    1.04    5.91   0.56   144.64   0.67
Converted Last 3 Mths (no MHC)(11)             24.30    22.37    1.01     5.53    3.19    0.92    5.13   0.38   128.91   0.81
Actively Traded Companies(34)                   9.61     9.29    1.00    11.11    4.82    1.02   11.87   0.85   157.00   0.97
Market Value Below $20 Million(43)             16.64    16.56    0.93     6.28    4.86    0.87    5.77   0.64   104.11   0.66
Holding Company Structure(267)                 14.20    13.87    0.94     7.96    4.57    0.89    7.50   0.67   136.04   0.78
Assets Over $1 Billion(59)                      8.78     8.16    0.85    11.14    5.08    0.81   10.59   0.83   122.15   0.99
Assets $500 Million-$1 Billion(40)             10.10     9.85    0.86     8.84    4.02    0.81    8.54   0.58   160.79   0.87
Assets $250-$500 Million(71)                   13.17    12.86    0.94     8.33    4.71    0.88    7.77   0.66   162.69   0.82
Assets less than $250 Million(122)             17.80    17.56    0.99     6.27    4.39    0.93    5.83   0.59   125.54   0.67
Goodwill Companies(118)                        10.26     9.59    0.87     9.69    4.83    0.81    9.04   0.70   122.09   0.88
Non-Goodwill Companies(174)                    16.34    16.23    0.98     6.96    4.36    0.93    6.61   0.62   149.38   0.73
Acquirors of FSLIC Cases(8)                     8.90     8.40    1.00    11.89    5.94    0.95   11.29   0.89    56.32   0.59

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(59)                        11.59    11.27    1.06    10.88    5.19    1.03   10.39   0.64   176.93   1.29
NYSE Traded Companies(5)                       17.14    15.93    1.10     8.28    3.84    1.18    8.51   1.35    65.41   1.00
AMEX Traded Companies(6)                       12.36    12.02    1.07    10.24    5.46    0.90    8.34   1.05    84.96   1.20
NASDAQ Listed OTC Companies(48)                10.87    10.66    1.06    11.24    5.32    1.02   10.84   0.53   194.54   1.33
California Companies(1)                        10.18    10.14    1.43    13.51    7.51    1.43   13.51   1.31   102.95   1.63
Mid-Atlantic Companies(21)                     13.77    13.26    0.96     8.49    3.91    0.95    8.34   0.75   130.00   1.17
New England Companies(31)                       9.77     9.53    1.13    12.86    6.08    1.05   11.74   0.61   200.19   1.47
North-West Companies(3)                         9.16     9.04    1.03    11.76    4.74    1.16   14.24   0.31   399.42   1.01
South-East Companies(3)                        17.69    17.54    1.01     5.73    4.71    1.06    5.96   0.25   148.78   0.51
Thrift Strategy(45)                            12.73    12.43    1.06    10.01    5.05    1.02    9.32   0.62   166.83   1.20
Mortgage Banker Strategy(6)                     8.50     8.16    1.01    12.66    5.74    0.95   11.77   0.41   304.65   1.20
Real Estate Strategy(3)                        10.48    10.46    1.72    16.49    7.59    1.61   15.47   1.16   105.13   1.63
Diversified Strategy(5)                         6.40     5.83    0.88    13.62    4.76    0.98   15.48   0.81   150.64   1.95
Companies Issuing Dividends(50)                10.84    10.47    1.06    11.17    5.18    1.02   10.62   0.65   175.94   1.28
Companies Without Dividends(9)                 16.64    16.62    1.09     8.87    5.25    1.09    8.86   0.55   182.73   1.29
Equity/Assets less than 6%(5)                   5.19     4.87    0.87    16.45    4.87    0.77   14.50   0.88    92.00   1.34
Equity/Assets 6-12%(37)                         8.69     8.34    1.11    12.75    6.05    1.06   12.19   0.76   198.42   1.46
Equity/Assets greater than 12%(17)             18.94    18.67    1.03     5.72    3.68    1.03    5.81   0.34   162.76   0.95
Converted Last 3 Mths (no MHC)(2)              16.65    16.06    0.99     5.56    2.83    0.86    4.73   0.71    86.68   0.98
Actively Traded Companies(17)                   9.79     9.39    1.24    13.44    6.06    1.17   12.61   0.52   166.61   1.09
Market Value Below $20 Million(1)              10.06    10.06    0.85     8.88    6.93    0.74    7.75   0.50   358.51   2.48
Holding Company Structure(47)                  12.61    12.36    1.07    10.25    5.09    1.04    9.84   0.53   177.25   1.27
Assets Over $1 Billion(18)                     10.73    10.05    1.06    11.30    4.65    1.10   11.70   0.80   154.38   1.39
Assets $500 Million-$1 Billion(14)              9.50     9.25    1.11    12.19    5.86    0.99   10.56   0.62   159.32   1.26
Assets $250-$500 Million(12)                   12.29    12.12    1.18    11.36    5.94    1.12   10.77   0.66   207.44   1.46
Assets less than $250 Million(15)              13.40    13.32    0.94     9.13    4.77    0.89    8.49   0.45   189.72   1.04
Goodwill Companies(31)                          9.74     9.10    0.96    11.01    5.11    0.93   10.49   0.83   148.87   1.29
Non-Goodwill Companies(27)                     13.16    13.16    1.17    10.98    5.34    1.13   10.52   0.44   209.12   1.29

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                       12.63    12.41    0.82     6.90    2.64    0.78    6.46   0.55   125.92   0.88
BIF-Insured Thrifts(3)                         11.01     9.97    0.88     8.58    3.43    0.64    6.01   0.75   139.39   1.19
NASDAQ Listed OTC Companies(20)                12.37    12.03    0.83     7.16    2.76    0.76    6.39   0.59   128.30   0.93
Florida Companies(2)                            8.75     8.65    0.70     7.55    3.24    0.62    6.70   0.29   105.15   0.46
Mid-Atlantic Companies(10)                     11.81    11.46    0.78     6.98    2.57    0.73    6.54   0.72    99.39   0.90
Mid-West Companies(5)                          12.64    12.26    0.87     7.05    2.87    0.81    6.44   0.45   176.48   0.64
New England Companies(2)                       13.20    12.53    0.98     9.00    3.11    0.71    5.88   0.64   206.44   2.03
South-East Companies(1)                        22.48    22.48    1.13     5.02    2.57    1.13    5.02   0.32   134.01   0.92
Thrift Strategy(18)                            12.81    12.55    0.80     6.57    2.73    0.76    6.19   0.58   130.22   0.88
Mortgage Banker Strategy(1)                     8.12     7.30    0.88    10.93    2.16    0.72    8.95   0.66    60.87   0.99
Diversified Strategy(1)                         9.23     7.91    1.18    13.44    3.91    0.63    7.21   0.66   166.94   1.76
Companies Issuing Dividends(16)                11.51    11.07    0.83     7.66    2.81    0.74    6.67   0.57   118.62   0.82
Companies Without Dividends(4)                 15.60    15.60    0.82     5.31    2.58    0.82    5.31   0.64   159.77   1.34
Equity/Assets 6-12%(12)                         9.46     8.91    0.76     8.06    2.68    0.65    6.84   0.68    92.57   0.85
Equity/Assets greater than 12%(8)              17.37    17.37    0.94     5.63    2.90    0.93    5.60   0.41   193.81   1.07
Holding Company Structure(3)                   11.09    10.49    0.73     6.78    3.06    0.66    6.10   0.79   125.62   0.90
Assets Over $1 Billion(6)                      10.35     9.80    0.83     8.69    3.05    0.70    7.12   0.53   142.65   1.22
Assets $500 Million-$1 Billion(2)               9.01     8.25    0.71     7.44    3.01    0.68    7.22   0.31   128.55   0.58
Assets $250-$500 Million(4)                    11.35    11.35    0.78     6.68    2.28    0.76    6.38   0.83   106.24   0.75
Assets less than $250 Million(8)               15.66    15.40    0.88     6.05    2.72    0.82    5.52   0.64   122.24   0.86
Goodwill Companies(6)                           8.65     7.55    0.88     9.85    3.03    0.72    8.04   0.67    91.51   0.88
Non-Goodwill Companies(14)                     14.09    14.09    0.80     5.93    2.64    0.77    5.62   0.54   148.37   0.96
MHC Institutions(20)                           12.37    12.03    0.83     7.16    2.76    0.76    6.39   0.59   128.30   0.93
MHC Converted Last 3 Months(3)                 17.22    17.22    0.82     4.71    2.85    0.82    4.71   0.40   199.04   1.44

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)            5.45     4.01    0.82    18.69    4.77    0.77   17.61   2.14    41.19   1.32
BYS   Bay State Bancorp of MA*                 20.71    20.71    0.92     4.44    3.67    0.92    4.44   0.77   110.27   1.10
CFB   Commercial Federal Corp. of NE            6.91     6.04    0.81    12.90    4.47    0.95   15.06   0.83    79.52   0.88
DME   Dime Bancorp, Inc. of NY*                 5.90     4.83    0.72    12.65    4.39    0.58   10.18   1.03    48.09   0.66
DSL   Downey Financial Corp. of CA              7.60     7.51    0.87    12.02    5.43    0.89   12.29   0.85    63.98   0.59
FED   FirstFed Fin. Corp. of CA                 5.72     5.68    0.63    12.23    5.01    0.61   11.83   0.89   236.92   2.68
GSB   Golden State Bancorp of CA(8)             6.04     5.45    0.66    11.61    5.32    0.72   12.58   0.99    92.79   1.22
GDW   Golden West Fin. Corp. of CA              7.10     7.10    0.95    14.35    6.04    0.96   14.41   1.02    58.45   0.72
GPT   GreenPoint Fin. Corp. of NY*              9.67     5.40    1.08    10.71    4.08    1.11   11.10   2.73    30.41   1.22
JSB   JSB Financial, Inc. of NY*               23.21    23.21    1.92     8.59    5.13    1.71    7.64     NA       NA   0.56
OCN   Ocwen Financial Corp. of FL              13.67    13.17    2.83    26.10    5.33    0.81    7.43     NA       NA     NA
SIB   Staten Island Bancorp of NY*             26.20    25.53    0.86     5.00    1.92    1.59    9.19   0.85    72.87   1.44
WES   Westcorp Inc. of Orange CA                9.35     9.33    1.03    11.08   11.54   -0.21   -2.22   0.55   172.31   1.88


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA           15.34    15.34    1.07     6.44    4.96    1.00    6.04   0.33   292.15   1.28
ANE   Alliance Bncp of New Eng of CT*           7.97     7.78    0.89    12.20    5.44    0.52    7.15   1.51    82.82   1.96
BKC   American Bank of Waterbury CT*            9.01     8.74    1.33    15.40    6.32    1.11   12.88   2.28    40.39   1.54
BFD   BostonFed Bancorp of MA                   7.87     7.59    0.72     8.51    5.56    0.61    7.20   0.15   467.89   0.84
CNY   Carver Bancorp, Inc. of NY                8.48     8.16   -0.11    -1.33   -1.47    0.02    0.20     NA       NA   1.04
CBK   Citizens First Fin.Corp. of IL           13.84    13.84    0.72     5.13    3.90    0.45    3.22   0.71    47.08   0.41
EFC   EFC Bancorp Inc of IL                    23.77    23.77    1.07     4.51    4.00    1.07    4.51   0.46    57.60   0.45
EBI   Equality Bancorp, Inc. of MO             11.18    11.18    0.53     7.30    3.39    0.12    1.59   0.39    31.69   0.25
ESX   Essex Bancorp of Norfolk VA(8)            0.02    -0.08   -0.11       NM   -5.15   -0.11      NM   1.69    71.25   1.33
FCB   Falmouth Bancorp, Inc. of MA*            22.41    22.41    1.02     4.33    3.40    0.81    3.44   0.05       NA   0.74
FAB   FirstFed America Bancorp of MA           11.17    11.17    0.17     1.58    0.98    0.53    4.99   0.31   275.70   1.16
GAF   GA Financial Corp. of PA                 14.01    13.88    1.09     7.23    5.40    1.03    6.84   0.21    81.02   0.42
HBS   Haywood Bancshares, Inc. of NC*          14.85    14.38    1.46    10.18    7.69    1.46   10.18   0.37   131.68   0.65
KNK   Kankakee Bancorp, Inc. of IL              9.64     8.02    0.86     7.99    6.33    0.83    7.77   1.12    55.72   0.98
KYF   Kentucky First Bancorp of KY             17.04    17.04    1.13     6.76    5.02    1.11    6.68   0.18   263.19   0.76
MBB   MSB Bancorp of Middletown NY(8)*          8.15     4.33    0.29     3.63    2.22    0.40    5.04   1.61    22.76   0.71
NBN   Northeast Bancorp of ME*                  7.54     6.81    0.66     9.10    4.47    0.58    8.02     NA       NA   1.12
NEP   Northeast PA Fin. Corp of PA             18.26    18.26    0.62     3.38    2.82    0.62    3.38   0.22   178.76   0.64
PDB   Piedmont Bancorp, Inc. of NC             16.09    16.09    1.24     7.56    5.70    1.22    7.43   0.48   142.37   0.82
SSB   Scotland Bancorp, Inc. of NC             24.70    24.70    1.47     5.01    5.79    1.47    5.01     NA       NA   0.60
SZB   SouthFirst Bancshares of AL              10.07     9.83    0.55     4.64    3.49    0.52    4.37   1.04    46.23   0.75
SRN   Southern Banc Company of AL              17.08    16.93    0.48     2.77    2.54    0.48    2.77     NA       NA   0.19
SSM   Stone Street Bancorp of NC               27.99    27.99    1.37     4.54    3.91    1.37    4.54   0.28   191.69   0.62
TSH   Teche Holding Company of LA              13.83    13.83    0.93     6.90    5.45    0.92    6.84   0.20   423.05   0.98
FTF   Texarkana Fst. Fin. Corp of AR           15.22    15.22    1.76    11.39    5.83    1.73   11.20   0.23   267.38   0.76
THR   Three Rivers Fin. Corp. of MI            13.46    13.42    0.88     6.42    5.00    0.84    6.10   1.00    48.12   0.74
WSB   Washington SB, FSB of MD                  8.67     8.67    0.77     9.15    6.45    0.55    6.56     NA       NA   0.99
WFI   Winton Financial Corp. of OH              7.17     7.03    1.05    14.60    4.92    0.86   12.04     NA       NA     NA


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               9.02     8.87    0.75     8.78    6.50    0.51    5.98   1.71    26.55   0.62
FBER  1st Bergen Bancorp of NJ                 11.69    11.69    0.75     5.40    4.05    0.75    5.40   0.95   104.08   2.38
AFED  AFSALA Bancorp, Inc. of NY(8)            12.52    12.52    0.78     5.89    4.40    0.78    5.89   0.37   185.39   1.46
ALBK  ALBANK Fin. Corp. of Albany NY            8.97     7.02    1.16    12.76    6.58    1.14   12.61   0.92    78.98   1.05
AMFC  AMB Financial Corp. of IN                14.11    14.11    1.02     6.89    5.71    0.58    3.93   0.33   122.66   0.52
ASBP  ASB Financial Corp. of OH                15.20    15.20    0.96     6.17    4.53    0.94    6.08   0.14   513.38   1.03
ABBK  Abington Bancorp of MA*                   6.29     5.72    0.86    12.72    6.94    0.73   10.78   0.14   310.69   0.72

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM              8.09     8.09    1.45    18.31   10.67    1.35   17.02   0.14   335.63   0.77
AFBC  Advance Fin. Bancorp of WV               14.09    14.09    0.90     5.94    4.91    0.85    5.61   0.60    51.29   0.35
AFCB  Affiliated Comm BC, Inc of MA(8)         10.16    10.12    1.09    11.03    4.79    1.04   10.55   0.41   186.48   1.24
ALBC  Albion Banc Corp. of Albion NY            8.54     8.54    0.48     5.58    4.29    0.46    5.33   0.55    67.74   0.50
ABCL  Alliance Bancorp, Inc. of IL              8.59     8.49    0.89     9.72    5.68    0.91    9.97   0.22   156.51   0.56
ALLB  Alliance Bank MHC of PA (19.9)           10.72    10.72    0.80     7.09    1.77    0.80    7.09   1.38    41.98   1.02
AHCI  Ambanc Holding Co., Inc. of NY*          11.69    11.69    0.51     4.18    3.13    0.41    3.34   0.62   122.28   1.37
ASBI  Ameriana Bancorp of IN                   11.64    11.42    0.96     8.54    5.87    0.82    7.28   0.47    64.16   0.41
ABCW  Anchor Bancorp Wisconsin of WI            6.40     6.30    1.06    16.56    5.40    0.94   14.75   0.68   160.68   1.34
ANDB  Andover Bancorp, Inc. of MA*              7.93     7.93    1.06    13.22    6.19    1.03   12.84   0.49   184.92   1.24
ASFC  Astoria Financial Corp. of NY             7.96     5.63    0.81    10.29    4.98    0.74    9.46   0.54    67.50   0.85
AVND  Avondale Fin. Corp. of IL                 7.60     7.60   -0.78    -9.53   -7.78   -0.56   -6.82   1.14    84.08   2.31
BKCT  Bancorp Connecticut of CT*               10.04    10.04    1.42    13.66    5.99    1.22   11.76   0.74   151.22   2.06
BPLS  Bank Plus Corp. of CA                     4.40     4.02    0.31     6.79    4.79    0.36    7.89   1.64    69.52   1.66
BNKU  Bank United Corp. of TX                   4.98     4.50    0.87    17.22    6.58    0.82   16.38   0.65    52.00   0.44
BWFC  Bank West Fin. Corp. of MI               13.01    13.01    0.66     4.68    2.88    0.53    3.76   0.44    35.64   0.23
BANC  BankAtlantic Bancorp of FL                6.16     5.16    0.89    15.06    5.89    0.39    6.51   1.17    72.73   1.12
BKUNA BankUnited Fin. Corp. of FL               4.38     3.80    0.28     6.84    2.33    0.21    5.21   0.44    32.93   0.19
BVCC  Bay View Capital Corp. of CA              7.28     4.66    0.38     6.07    2.12    0.60    9.46   0.37   244.94   1.22
FSNJ  Bayonne Banchsares of NJ                 15.76    15.76    0.46     3.99    1.85    0.65    5.73   1.01    48.09   1.27
BFSB  Bedford Bancshares, Inc. of VA           13.29    13.29    1.20     8.51    4.94    1.19    8.45   0.43   112.25   0.60
BFFC  Big Foot Fin. Corp. of IL                18.28    18.28    0.52     2.95    2.27    0.45    2.55   0.09   150.75   0.28
BYFC  Broadway Fin. Corp. of CA                10.13    10.13    0.48     4.65    5.75    0.33    3.23   1.22    69.07   1.01
BRKL  Brookline Bncp MHC of MA(47.0)           17.16    17.16    0.78     4.56    2.32    0.78    4.56   0.62   245.94   2.30
CBES  CBES Bancorp, Inc. of MO                 14.23    14.23    1.04     6.29    5.51    0.86    5.22   0.53    92.07   0.54
CCFH  CCF Holding Company of GA                 8.09     8.09    0.14     1.36    0.75   -0.13   -1.21   0.41   123.98   0.67
CFSB  CFSB Bancorp of Lansing MI                7.72     7.72    1.32    17.09    4.97    1.20   15.58   0.08   724.89   0.65
CKFB  CKF Bancorp of Danville KY               21.33    21.33    1.87     8.17    7.05    1.41    6.16   0.43    48.87   0.23
CNSB  CNS Bancorp, Inc. of MO                  24.68    24.68    0.91     3.68    3.06    0.84    3.41   0.10   422.34   0.59
CSBF  CSB Financial Group Inc of IL            24.00    22.65    0.50     2.01    2.11    0.43    1.73   0.95    39.74   0.66
CBCI  Calumet Bancorp of Chicago IL            17.49    17.49    2.08    12.69    9.03    2.08   12.72   1.45    82.15   1.53
CAFI  Camco Fin. Corp. of OH                    9.89     9.29    1.26    13.08    6.10    0.95    9.90   0.68    43.07   0.35
CMRN  Cameron Fin. Corp. of MO                 20.78    20.78    1.16     5.38    4.55    1.13    5.26   0.81    95.78   0.94
CAPS  Capital Savings Bancorp of MO(8)         10.13    10.13    1.10    11.90    6.18    0.94   10.19   0.38    91.74   0.43
CFNC  Carolina Fincorp of NC*                  22.35    22.35    0.92     4.05    3.14    1.06    4.64   0.15   226.37   0.49
CASB  Cascade Financial Corp. of WA             6.98     6.98    0.77    11.70    4.67    0.73   11.05   0.42   226.15   1.08
CATB  Catskill Fin. Corp. of NY*               23.42    23.42    1.33     5.36    4.85    1.32    5.30   0.29   219.08   1.49
CAVB  Cavalry Bancorp of TN                    28.43    28.43    1.48     7.18    2.64    1.02    4.98   0.01       NA   1.23
CNIT  Cenit Bancorp of Norfolk VA               6.88     6.34    0.90    12.81    5.27    0.84   11.92   0.36   145.18   0.72
CEBK  Central Co-Op. Bank of MA*                9.82     8.88    0.81     8.09    4.99    0.74    7.40   0.42   185.68   1.08
CENB  Century Bancorp, Inc. of NC(8)           17.75    17.75    1.33     4.81    5.37    1.33    4.81   0.37   144.73   0.82
COFI  Charter One Financial of OH               7.37     6.91    0.87    12.46    3.30    1.21   17.31   0.38   151.36   0.87
CVAL  Chester Valley Bancorp of PA              8.67     8.67    1.02    11.89    4.72    0.93   10.80   0.24   390.28   1.21
CTZN  CitFed Bancorp of Dayton OH(8)            6.26     5.76    0.89    14.17    4.47    0.90   14.36   0.32   137.85   0.78
CLAS  Classic Bancshares, Inc. of KY           15.06    12.84    0.83     5.60    5.21    0.97    6.53   0.42   148.74   0.92
CBSA  Coastal Bancorp of Houston TX             3.73     3.21    0.49    13.88    7.35    0.50   14.27   0.57    50.93   0.64
CFCP  Coastal Fin. Corp. of SC                  6.03     6.03    1.22    19.83    5.48    1.01   16.35   0.91    98.94   1.22
CMSB  Commonwealth Bancorp Inc of PA            9.12     7.29    0.68     7.23    4.06    0.51    5.43   0.42    90.64   0.64
CMSV  Commty. Svgs, MHC of FL (48.5)           10.80    10.80    0.74     6.58    2.91    0.68    6.07   0.26   134.87   0.55
CFTP  Community Fed. Bancorp of MS             23.61    23.61    1.20     4.37    3.28    1.14    4.15   0.49    48.59   0.44
CFFC  Community Fin. Corp. of VA               13.63    13.58    1.06     7.80    4.91    1.08    7.91   0.44   129.75   0.65
CIBI  Community Inv. Bancorp of OH             10.99    10.99    0.94     8.15    4.77    0.94    8.15   0.56    89.73   0.61
COOP  Cooperative Bancshares of NC              7.64     7.64    0.63     8.22    4.16    0.57    7.46   0.16   167.34   0.35
CRZY  Crazy Woman Creek Bncorp of WY           23.58    23.58    1.27     5.13    4.25    1.29    5.20   0.09   511.11   0.94
DNFC  D&N Financial Corp. of MI                 5.44     5.40    0.87    15.78    6.30    0.77   14.04   0.56   101.76   0.77
DCBI  Delphos Citizens Bancorp of OH           24.95    24.95    1.60     5.91    4.39    1.60    5.91   0.56    17.75   0.12

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY*            12.01    10.44    0.83     6.19    3.24    0.79    5.86   0.48   159.03   1.36
DIBK  Dime Financial Corp. of CT(8)*            8.11     7.92    1.70    21.06    8.34    1.69   20.92   0.29   396.36   3.17
ESBF  ESB Financial Corp of PA                  7.20     6.42    0.70     9.13    5.44    0.69    9.04   0.44   116.49   1.37
EGLB  Eagle BancGroup of IL                    11.47    11.47    0.34     2.87    2.58    0.17    1.43   1.27    41.32   0.77
EBSI  Eagle Bancshares of Tucker GA             7.83     7.83    0.66     8.05    4.17    0.67    8.14   1.18    56.90   0.92
ETFS  East Texas Fin. Serv. of TX              17.43    17.43    0.60     3.31    2.83    0.54    3.01   0.41    47.58   0.38
ESBK  Elmira Svgs Bank (The) of NY*             6.21     6.21    0.44     7.05    4.62    0.47    7.47   0.68    97.63   0.85
EMLD  Emerald Financial Corp. of OH             8.27     8.15    1.09    13.88    4.83    1.00   12.80   0.38    73.95   0.37
EFBC  Empire Federal Bancorp of MT             36.97    36.97    1.45     4.91    3.61    1.45    4.91   0.01       NA   0.43
EFBI  Enterprise Fed. Bancorp of OH            10.75    10.74    0.81     6.91    3.37    0.74    6.28   0.01       NA   0.29
EQSB  Equitable FSB of Wheaton MD               5.18     5.18    0.72    14.03    6.00    0.70   13.57   0.39       NA     NA
FCBF  FCB Fin. Corp. of Neenah WI              14.09    14.09    1.15     7.62    3.82    0.84    5.61   0.26   269.82   0.89
FFDF  FFD Financial Corp. of OH                22.27    22.27    1.73     7.25    4.64    0.78    3.26   0.08   329.27   0.40
FFLC  FFLC Bancorp of Leesburg FL              12.71    12.71    0.98     7.28    5.04    0.92    6.84   0.31   147.07   0.56
FFWC  FFW Corporation of Wabash IN              9.58     8.79    1.01    10.48    7.36    0.98   10.15   0.33   113.70   0.57
FFYF  FFY Financial Corp. of OH                13.10    13.10    1.28     9.36    5.94    1.26    9.21   0.53    81.15   0.60
FMCO  FMS Financial Corp. of NJ                 5.95     5.89    0.90    14.36    4.75    0.90   14.29   0.70    68.15   1.05
FFHH  FSF Financial Corp. of MN                10.40    10.40    0.83     7.50    5.71    0.80    7.23   0.18   131.50   0.34
FOBC  Fed One Bancorp of Wheeling WV(8)        11.24    10.79    0.86     7.66    3.42    0.85    7.60   0.29   141.57   0.90
FBCI  Fidelity Bancorp of Chicago IL           10.78    10.77    0.21     2.04    1.56    0.62    5.95   0.29    33.82   0.12
FSBI  Fidelity Bancorp, Inc. of PA              6.84     6.84    0.75    10.93    5.71    0.74   10.78   0.08   658.57   1.05
FFFL  Fidelity Bcsh MHC of FL (47.7)            6.70     6.50    0.66     8.52    3.56    0.57    7.32   0.32    75.42   0.36
FFED  Fidelity Fed. Bancorp of IN               6.78     6.78   -0.34    -5.64   -3.28   -0.26   -4.29   0.38   613.16   2.77
FFOH  Fidelity Financial of OH                 12.05    10.67    0.92     7.30    5.01    0.89    7.05   0.18   174.24   0.39
FIBC  Financial Bancorp, Inc. of NY             9.04     9.00    0.94    10.24    5.92    0.92    9.99   2.19    23.74   0.93
FBSI  First Bancshares, Inc. of MO             13.42    12.86    1.11     7.98    6.20    1.06    7.60   0.87    33.59   0.36
FBBC  First Bell Bancorp of PA                 11.22    11.22    1.09    10.37    5.68    1.06   10.10   0.07   156.05   0.13
SKBO  First Carnegie MHC of PA(45.0)           17.20    17.20    0.64     4.58    2.06    0.71    5.13   0.78    47.72   0.85
FSTC  First Citizens Corp of GA                10.12     7.98    1.96    20.63    6.74    1.75   18.43   1.12    99.21   1.46
FCBK  First Coastal Bankshares of VA(8)         7.14     7.14    0.69     9.82    4.74    0.53    7.51   1.34    51.28   0.93
FCME  First Coastal Corp. of ME*               10.06    10.06    0.85     8.88    6.93    0.74    7.75   0.50   358.51   2.48
FFBA  First Colorado Bancorp of CO(8)          13.46    13.19    1.31     9.83    4.14    1.24    9.33   0.18   176.16   0.41
FDEF  First Defiance Fin.Corp. of OH           17.64    17.64    0.95     4.82    4.26    0.90    4.60   0.31   158.28   0.62
FESX  First Essex Bancorp of MA*                7.04     6.21    0.84    11.58    5.98    0.77   10.56   0.54   150.53   1.49
FFSX  First FSB MHC Sxld of IA(46.1)            7.21     5.70    0.68     8.30    3.11    0.69    8.38   0.36   122.22   0.61
FFES  First Fed of E. Hartford CT               6.92     6.92    0.58     8.72    5.65    0.64    9.68   0.31    85.02   1.32
BDJI  First Fed. Bancorp. of MN                10.89    10.89    0.68     6.36    4.11    0.68    6.36   0.24   161.48   0.81
FFBH  First Fed. Bancshares of AR              14.76    14.76    1.00     6.61    4.00    0.94    6.25   0.85    21.71   0.24
FTFC  First Fed. Capital Corp. of WI            7.17     6.80    1.18    17.50    5.73    0.90   13.28   0.21   229.95   0.61
FFKY  First Fed. Fin. Corp. of KY              13.21    12.51    1.63    12.01    5.53    1.59   11.69   0.47    94.14   0.52
FFBZ  First Federal Bancorp of OH               7.62     7.61    0.90    11.79    4.50    0.89   11.69   0.46   219.63   1.18
FFCH  First Fin. Holdings Inc. of SC            6.36     6.36    0.88    14.12    4.84    0.85   13.62   1.26    51.68   0.80
FFHS  First Franklin Corp. of OH                9.24     9.20    0.82     9.03    6.09    0.71    7.82   0.49    92.09   0.68
FGHC  First Georgia Hold. Corp of GA            8.09     7.55    1.13    13.67    3.93    1.13   13.67   1.64    38.60   0.72
FSPG  First Home Bancorp of NJ(8)               7.00     6.91    0.88    12.87    5.49    0.86   12.64   0.80    82.62   1.30
FFSL  First Independence Corp. of KS            9.28     9.28    0.66     6.57    5.59    0.66    6.57   0.51   102.98   0.76
FISB  First Indiana Corp. of IN                 9.26     9.16    1.15    12.13    5.86    0.87    9.14   1.38   103.15   1.70
FKFS  First Keystone Fin. Corp of PA            6.67     6.67    0.77    11.25    5.95    0.68    9.96   1.34    34.27   0.89
FLKY  First Lancaster Bncshrs of KY            26.64    26.64    1.03     3.44    3.28    1.03    3.44   1.70    18.91   0.36
FLFC  First Liberty Fin. Corp. of GA            7.59     6.90    0.76    10.21    3.49    0.78   10.59   0.82   114.75   1.38
CASH  First Midwest Fin., Inc. of OH           10.39     9.24    0.59     5.41    3.63    0.52    4.73   1.11    78.58   1.40
FMBD  First Mutual Bancorp Inc of IL           14.15    10.96    0.32     2.39    2.14    0.25    1.87   0.43    85.81   0.47
FMSB  First Mutual SB of Bellevue WA*           6.79     6.79    1.03    15.35    6.13    1.01   15.06   0.15   714.97   1.23
FNGB  First Northern Cap. Corp of WI           11.10    11.10    0.96     8.56    5.19    0.90    8.07   0.12   405.46   0.54
FFPB  First Palm Beach Bancorp of FL            6.37     6.23    0.56     8.55    4.25    0.43    6.57   0.57    62.53   0.61
FWWB  First Savings Bancorp of WA              13.38    12.39    1.21     8.51    4.87    1.14    8.04   0.25   263.53   0.97

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FSFF  First SecurityFed Fin of IL              29.09    28.99    0.66     4.22    1.67    1.29    8.28   0.37   158.47   0.96
SHEN  First Shenango Bancorp of PA(8)          11.98    11.98    1.09     9.41    4.83    1.11    9.59   0.97    83.39   1.27
FSLA  First Source Bancorp of NJ               20.55    20.55    1.09     5.31    4.05    1.09    5.31   0.47   115.69   1.04
SOPN  First Svgs Bancorp of NC                 23.03    23.03    1.78     7.65    6.02    1.78    7.65   0.16   125.31   0.30
FBNW  FirstBank Corp of Clarkston WA           16.36    16.36    1.03     7.72    4.07    0.62    4.67   0.73    83.64   0.76
FFDB  FirstFed Bancorp, Inc. of AL              9.69     8.90    0.96     9.89    6.04    0.96    9.89   1.42    45.57   0.95
FSPT  FirstSpartan Fin. Corp. of SC            26.29    26.29    1.33     6.94    3.32    1.32    6.89   0.35   115.67   0.49
FLAG  Flag Financial Corp of GA                 8.90     8.90    0.89     9.60    2.91    0.61    6.59   0.99    91.47   1.30
FLGS  Flagstar Bancorp, Inc of MI               5.21     5.04    1.30    21.55    7.66    1.30   21.55   2.32    11.78   0.31
FFIC  Flushing Fin. Corp. of NY*               12.72    12.23    0.92     6.57    4.17    0.93    6.63   0.31   199.94   1.04
FBHC  Fort Bend Holding Corp. of TX(8)          6.77     6.35    0.78    12.28    6.13    0.57    9.06   0.47   114.18   1.02
FTSB  Fort Thomas Fin. Corp. of KY             15.77    15.77    1.23     7.71    5.38    1.23    7.71   2.22    19.86   0.49
FKKY  Frankfort First Bancorp of KY            16.95    16.95    0.25     1.31    1.21    0.80    4.26   0.12    63.29   0.08
FTNB  Fulton Bancorp, Inc. of MO               23.37    23.37    1.22     5.01    3.77    0.95    3.88   0.70   126.01   1.06
GUPB  GFSB Bancorp, Inc of Gallup NM           12.34    12.34    0.91     6.67    5.10    0.91    6.67   0.37    86.67   0.54
GSLA  GS Financial Corp. of LA                 41.63    41.63    1.44     3.79    3.11    1.29    3.39   0.13   264.81   0.77
GOSB  GSB Financial Corp. of NY*               28.14    28.14    0.73     3.54    2.20    0.69    3.36   0.10   147.83   0.24
GBNK  Gaston Fed Bncp MHC of NC(47.0)          22.48    22.48    1.13     5.02    2.57    1.13    5.02   0.32   134.01   0.92
GFCO  Glenway Financial Corp. of OH             9.57     9.49    0.86     9.12    4.99    0.86    9.04   0.19   184.71   0.41
GTPS  Great American Bancorp of IL             18.33    18.33    0.66     3.24    2.70    0.66    3.24   0.11   346.45   0.48
PEDE  Great Pee Dee Bancorp of SC              37.86    37.86    1.57     4.15    3.61    1.57    4.15   0.73    65.48   0.59
GSBC  Great Southern Bancorp of MO              8.20     8.14    1.89    21.95    6.68    1.69   19.67   1.51   129.74   2.39
GSFC  Green Street Fin. Corp. of NC            35.78    35.78    1.60     4.49    4.03    1.60    4.49   0.18    78.95   0.19
GFED  Guaranty Fed Bancshares of MO            28.34    28.34    1.12     5.49    2.94    1.09    5.34   0.59   152.53   1.14
HCBB  HCB Bancshares of Camden AR              18.65    17.99    0.30     2.05    1.41    0.30    2.05   0.23   316.88   1.42
HEMT  HF Bancorp of Hemet CA                    7.86     6.67   -0.04    -0.54   -0.39    0.13    1.61   0.95    59.24   1.00
HFFC  HF Financial Corp. of SD                  9.72     9.72    1.09    11.47    5.86    1.01   10.71   0.49   196.91   1.26
HFNC  HFNC Financial Corp. of NC(8)            17.24    17.24    1.34     7.36    5.54    0.92    5.05   0.73    98.43   0.89
HMNF  HMN Financial, Inc. of MN                11.60    10.79    0.93     6.97    5.06    0.66    4.95   0.12   327.35   0.61
HALL  Hallmark Capital Corp. of WI              7.68     7.68    0.67     9.13    6.38    0.64    8.65   0.27   197.24   0.78
HRBF  Harbor Federal Bancorp of MD             12.69    12.69    0.75     5.86    4.21    0.72    5.62   0.42    50.26   0.33
HARB  Harbor Florida Bancshrs of FL            19.81    19.60    1.25    11.33    3.80    1.20   10.84   0.47   198.97   1.33
HFSA  Hardin Bancorp of Hardin MO              11.13    11.13    0.77     6.54    5.47    0.66    5.61   0.19   110.22   0.40
HARL  Harleysville SB of PA                     6.67     6.67    1.01    15.23    6.35    1.01   15.23     NA       NA   0.79
HFGI  Harrington Fin. Group of IN               4.42     4.42   -0.02    -0.40   -0.26    0.04    0.94   0.16    23.48   0.16
HARS  Harris Fin. MHC of PA (24.3)              8.12     7.30    0.88    10.93    2.16    0.72    8.95   0.66    60.87   0.99
HFFB  Harrodsburg 1st Fin Bcrp of KY           26.46    26.46    1.36     5.08    4.50    1.36    5.08   0.44    79.96   0.45
HHFC  Harvest Home Fin. Corp. of OH            11.12    11.12    0.77     6.53    5.07    0.67    5.67   0.23    56.81   0.27
HAVN  Haven Bancorp of Woodhaven NY             5.65     5.64    0.53     9.11    4.23    0.53    9.03   0.57   112.56   1.08
HTHR  Hawthorne Fin. Corp. of CA                4.25     4.25    0.97    21.97   14.69    1.14   25.72   6.04    22.28   1.46
HMLK  Hemlock Fed. Fin. Corp. of IL            16.20    16.20    0.99     5.53    4.50    0.99    5.53   0.23   175.34   0.94
HBSC  Heritage Bancorp, Inc of SC              28.79    28.79    1.16     4.02    3.71    1.16    4.02     NA       NA   0.38
HFWA  Heritage Financial Corp of WA            28.80    28.80    1.11     5.92    2.43    0.57    3.04   0.12   761.93   1.28
HCBC  High Country Bancorp of CO               19.56    19.56    0.84     5.87    3.48    0.84    5.87   0.45   167.06   0.94
HBNK  Highland Bancorp of CA                    7.84     7.84    1.30    17.06    6.89    1.13   14.83   1.95    84.08   2.06
HIFS  Hingham Inst. for Sav. of MA*             9.48     9.48    1.25    13.13    5.71    1.25   13.13   0.42   166.84   0.89
HBEI  Home Bancorp of Elgin IL(8)              25.92    25.92    0.70     2.57    2.07    0.70    2.57   0.32    93.09   0.36
HBFW  Home Bancorp of Fort Wayne IN            12.03    12.03    0.86     6.72    3.85    0.84    6.56   0.08   463.00   0.45
HCFC  Home City Fin. Corp. of OH               18.58    18.58    1.29     6.57    6.13    1.29    6.57   0.65    90.76   0.66
HOMF  Home Fed Bancorp of Seymour IN            9.20     8.95    1.45    16.58    6.02    1.17   13.44   0.53   107.55   0.68
HWEN  Home Financial Bancorp of IN             17.99    17.99    0.94     5.32    4.80    0.74    4.18   1.32    53.55   0.86
HLFC  Home Loan Financial Corp of OH           38.94    38.94    1.30     5.70    2.35    1.30    5.70   0.44    56.90   0.36
HPBC  Home Port Bancorp, Inc. of MA*            9.78     9.78    1.47    14.04    6.52    1.63   15.59   0.29   430.57   1.49
HFBC  HopFed Bancorp of KY                     25.98    25.98    1.12    10.32    3.17    1.12   10.32   0.15    70.97   0.23
HZFS  Horizon Fin'l. Services of IA             9.11     9.11    0.91     9.24    5.58    0.70    7.08   0.92    45.20   0.69
HRZB  Horizon Financial Corp. of WA*           15.33    15.33    1.55    10.00    6.20    1.54    9.91   0.01       NA   0.83

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ(8)             17.36    17.36    0.82     4.70    2.93    0.82    4.70   0.09   156.87   0.47
ITLA  ITLA Capital Corp of CA*                 10.18    10.14    1.43    13.51    7.51    1.43   13.51   1.31   102.95   1.63
ICBC  Independence Comm Bnk Cp of NY           21.70    20.32    0.64     2.95    2.13    0.85    3.90   0.70   126.32   1.24
IFSB  Independence FSB of DC                    7.25     6.45    0.54     8.04    6.41    0.22    3.32   1.41    16.50   0.40
INBI  Industrial Bancorp of OH                 16.48    16.48    1.48     8.53    4.92    1.48    8.53   0.25   188.24   0.54
IWBK  Interwest Bancorp of WA                   6.76     6.66    1.04    15.60    5.26    0.88   13.20   0.66    66.76   0.76
IPSW  Ipswich SB of Ipswich MA*                 5.28     5.28    1.24    22.32    5.89    0.94   16.84   0.79    90.70   0.89
JXVL  Jacksonville Bancorp of TX               14.73    14.73    1.45     9.79    6.56    1.45    9.79   0.75    65.39   0.64
JXSB  Jcksnville SB,MHC of IL (45.6)           10.38    10.38    0.59     5.64    2.27    0.38    3.65   0.86    54.02   0.61
JSBA  Jefferson Svgs Bancorp of MO              9.39     7.46    0.82     9.53    3.21    0.76    8.88   0.66    96.80   0.88
JOAC  Joachim Bancorp, Inc. of MO(8)           28.92    28.92    0.76     2.64    2.26    0.76    2.64   0.25    89.29   0.30
KSBK  KSB Bancorp of Kingfield ME*              7.36     7.00    1.07    14.93    6.44    1.07   14.93     NA       NA   1.10
KFBI  Klamath First Bancorp of OR              15.01    13.78    0.97     5.86    4.29    0.97    5.86   0.02   765.13   0.25
LSBI  LSB Fin. Corp. of Lafayette IN            8.42     8.42    0.82     9.48    5.70    0.74    8.49   1.69    41.16   0.81
LVSB  Lakeview Financial of NJ                  9.65     7.92    1.44    13.78    7.74    0.90    8.63   1.27    57.56   1.42
LARK  Landmark Bancshares, Inc of KS           14.12    14.12    1.08     7.66    5.52    0.95    6.73   0.21   217.31   0.63
LARL  Laurel Capital Group of PA               10.63    10.63    1.43    13.75    6.78    1.40   13.45   0.37   226.91   1.24
LSBX  Lawrence Savings Bank of MA*             11.13    11.13    2.47    25.38   12.59    2.43   25.00   0.40   218.48   1.79
LFED  Leeds Fed Bksr MHC of MD (36.3)          16.50    16.50    1.18     7.20    3.26    1.18    7.20     NA       NA   0.29
LXMO  Lexington B&L Fin. Corp. of MO           18.02    16.90    0.95     4.19    3.94    0.95    4.19   0.47   135.29   0.95
LFCO  Life Financial Corp of CA(8)             15.12    15.12    4.91    32.88   11.13    5.09   34.09   2.43    43.86   1.76
LFBI  Little Falls Bancorp of NJ               10.20     9.42    0.58     4.85    3.64    0.55    4.66   0.43    78.51   0.81
LOGN  Logansport Fin. Corp. of IN              18.86    18.86    1.49     7.78    5.41    1.52    7.93   0.57    46.97   0.37
LISB  Long Island Bancorp, Inc of NY(8)         8.95     8.88    0.87     9.63    3.54    0.71    7.78   0.86    62.70   0.91
MAFB  MAF Bancorp, Inc. of IL                   7.74     6.87    1.12    14.44    6.68    1.09   14.04   0.55    80.77   0.56
MBLF  MBLA Financial Corp. of MO               12.68    12.68    0.81     6.30    5.93    0.83    6.43   0.55    59.37   0.50
MECH  MECH Financial Inc of CT*                 9.59     9.59    1.54    15.45    8.33    1.54   15.45   0.56   258.21   2.28
MFBC  MFB Corp. of Mishawaka IN                11.77    11.77    0.84     6.40    4.85    0.82    6.30   0.02   645.16   0.18
MSBF  MSB Financial, Inc of MI                 16.70    16.70    1.55     9.28    5.97    1.38    8.23   0.74    60.27   0.49
MARN  Marion Capital Holdings of IN            20.55    20.11    1.33     6.13    4.85    1.33    6.13   1.00   106.41   1.26
MRKF  Market Fin. Corp. of OH                  35.28    35.28    1.13     3.21    3.43    1.13    3.21   0.33    27.08   0.17
MFSL  Maryland Fed. Bancorp of MD(8)            8.76     8.68    0.62     7.09    2.92    0.87    9.96   0.66    60.90   0.48
MASB  MassBank Corp. of Reading MA*            11.52    11.36    1.15    10.59    5.94    1.03    9.55   0.17   152.27   0.86
MFLR  Mayflower Co-Op. Bank of MA*              9.75     9.61    1.11    11.52    6.24    1.05   10.93   0.69   124.95   1.49
MDBK  Medford Bancorp, Inc. of MA*              9.24     8.73    1.08    11.95    6.12    1.01   11.26   0.13   481.96   1.17
MWBX  MetroWest Bank of MA*                     7.21     7.21    1.30    17.59    7.02    1.27   17.26   0.70   208.27   2.01
METF  Metropolitan Fin. Corp. of OH             3.86     3.57    0.74    18.94    5.95    0.66   16.70   0.92    64.73   0.78
MIFC  Mid Iowa Financial Corp. of IA            8.85     8.84    1.16    12.64    7.57    1.25   13.64   0.07   275.00   0.41
MCBN  Mid-Coast Bancorp of ME                   8.47     8.47    0.78     9.15    5.83    0.72    8.47   0.58    95.07   0.68
MWBI  Midwest Bancshares, Inc. of IA            6.89     6.89    0.89    12.81    8.12    0.78   11.22   0.66    43.60   0.50
MFFC  Milton Fed. Fin. Corp. of OH             11.35    11.35    0.68     5.39    3.94    0.61    4.79   0.28    85.06   0.36
MBSP  Mitchell Bancorp, Inc. of NC             39.32    39.32    1.44     3.47    3.22    1.44    3.47   1.56    33.74   0.68
MBBC  Monterey Bay Bancorp of CA               11.68    10.92    0.42     3.72    2.53    0.39    3.45   0.35   131.09   0.67
MONT  Montgomery Fin. Corp. of IN              18.25    18.25    0.80     4.71    3.88    0.80    4.71     NA       NA   0.19
MSBK  Mutual SB, FSB of Bay City MI             5.07     5.07   -1.31   -22.89  -16.24   -0.46   -8.09   0.07   427.08   0.63
MYST  Mystic Financial of MA*                  19.06    19.06    0.73     5.82    3.41    0.67    5.38   0.25   254.55   0.91
NHTB  NH Thrift Bancshares of NH                8.09     7.03    0.90    11.47    6.93    0.83   10.62   0.76   126.05   1.20
NSLB  NS&L Bancorp, Inc of Neosho MO           18.78    18.65    0.68     3.49    3.37    0.68    3.49   0.11    73.53   0.14
NSSY  NSS Bancorp of CT*                        8.12     7.90    1.00    12.37    6.66    1.14   13.99     NA       NA   1.31
NMSB  Newmil Bancorp, Inc. of CT*               8.91     8.91    0.84     8.78    5.48    0.83    8.66   0.63   215.34   2.87
NBCP  Niagara Bancorp of NY MHC(45.4)*         12.03    12.03    0.55     4.56    3.65    0.55    4.56   0.25   217.16   1.10
NBSI  North Bancshares of Chicago IL           11.45    11.45    0.47     3.48    2.60    0.44    3.24     NA       NA   0.27
FFFD  North Central Bancshares of IA           15.43    13.42    1.14     7.38    5.40    1.14    7.38   0.16   472.78   1.02
NEIB  Northeast Indiana Bncrp of IN            13.34    13.34    1.20     8.36    6.05    1.20    8.36   0.18   352.92   0.72
NWSB  Northwest Bcrp MHC of PA (30.7)           8.85     7.91    0.95    10.14    2.71    0.95   10.14   0.69    89.55   0.83
NWEQ  Northwest Equity Corp. of WI             11.60    11.60    1.06     9.03    5.90    1.01    8.66   1.35    35.37   0.58

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NTMG  Nutmeg FS&LA of CT                        5.83     5.83    0.51     8.66    5.24    0.35    6.08     NA       NA   0.55
OHSL  OHSL Financial Corp. of OH               10.55    10.55    0.86     7.92    4.90    0.80    7.34   0.17   126.00   0.32
OCFC  Ocean Fin. Corp. of NJ                   14.22    14.22    0.95     6.13    4.68    0.95    6.13   0.48    92.94   0.82
OTFC  Oregon Trail Fin. Corp. of OR            25.86    25.86    1.12     9.47    4.09    1.14    9.61   0.18   180.70   0.55
OFCP  Ottawa Financial Corp. of MI              8.45     6.92    0.87    10.06    4.94    0.81    9.29   0.36   104.99   0.44
PFFB  PFF Bancorp of Pomona CA                  9.04     8.95    0.60     6.06    4.81    0.56    5.68   1.33    69.73   1.40
PSFI  PS Financial of Chicago IL               27.81    27.81    1.10     3.19    3.20    1.85    5.37   2.36     8.79   0.42
PVFC  PVF Capital Corp. of OH                   7.20     7.20    1.34    18.73    7.32    1.26   17.66   0.69    95.38   0.74
PBCI  Pamrapo Bancorp, Inc. of NJ              12.82    12.75    1.32    10.26    6.07    1.27    9.91   1.94    32.66   1.11
PFED  Park Bancorp of Chicago IL               19.91    19.91    0.89     4.10    3.79    0.96    4.39   0.10   253.81   0.69
PVSA  Parkvale Financial Corp of PA             7.82     7.78    1.08    13.98    6.65    1.08   13.98   0.52   262.03   1.79
PBHC  Pathfinder BC MHC of NY (46.1)*          11.76     9.97    0.91     7.74    2.74    0.73    6.24   1.33    34.08   0.70
PEEK  Peekskill Fin. Corp. of NY               22.99    22.99    1.03     4.09    3.60    1.06    4.22   0.89    38.25   1.39
PFSB  PennFed Fin. Services of NJ               7.20     6.24    0.81    11.10    6.57    0.78   10.81   0.50    36.37   0.26
PWBK  Pennwood Bancorp, Inc. of PA             18.34    18.34    0.77     4.19    3.39    0.92    5.03   1.60    44.68   1.09
PBKB  People's Bancshares of MA*                3.67     3.54    0.76    16.93    6.03    0.33    7.45   0.42   119.36   0.86
TSBS  Peoples Bancorp Inc of NJ*               12.60    11.41    1.06     6.69    1.99    0.79    5.02   0.64    63.09   0.86
PFDC  Peoples Bancorp of Auburn IN             15.09    15.09    1.50     9.85    5.86    1.50    9.85   0.21   144.43   0.36
PBCT  Peoples Bank, MHC of CT (40.1)*           9.23     7.91    1.18    13.44    3.91    0.63    7.21   0.66   166.94   1.76
PFFC  Peoples Fin. Corp. of OH                 19.15    19.15    1.29     6.79    4.88    0.50    2.63   0.01       NA   0.30
PHBK  Peoples Heritage Fin Grp of ME*           6.72     5.11    1.22    16.61    6.09    1.21   16.48   0.91    99.98   1.26
PSFC  Peoples Sidney Fin. Corp of OH           25.15    25.15    1.24     5.56    3.46    1.24    5.56   1.10    35.55   0.44
PERM  Permanent Bancorp, Inc. of IN            10.00     9.88    0.62     6.56    3.82    0.61    6.46   0.70    70.95   0.97
PMFI  Perpetual Midwest Fin. of IA(8)           8.99     8.99    0.53     6.14    4.00    0.48    5.58   0.30   255.13   0.86
PCBC  Perry Co. Fin. Corp. of MO               18.94    18.94    1.03     5.46    4.33    1.02    5.41     NA       NA   0.16
PHFC  Pittsburgh Home Fin Corp of PA            7.43     7.34    0.79     8.24    6.31    0.67    6.99   1.37    34.44   0.79
PFSL  Pocahontas Bancorp of AR                 14.51    14.51    0.62     7.74    3.62    0.61    7.53   0.25   168.15   0.96
PTRS  Potters Financial Corp of OH              8.71     8.71    0.80     9.05    5.39    0.78    8.78   0.13       NA   2.65
PHSB  Ppls Home SB, MHC of PA (45.0)           12.76    12.76    0.81     7.30    3.11    0.72    6.49   0.36   164.84   1.32
PRBC  Prestige Bancorp of PA                    9.83     9.83    0.52     4.79    3.29    0.51    4.66   0.40    65.18   0.40
PFNC  Progress Financial Corp. of PA            5.52     4.90    0.84    15.84    4.56    0.75   14.23   1.31    65.06   1.19
PSBK  Progressive Bank, Inc. of NY(8)*          8.90     8.12    0.97    11.15    5.40    0.97   11.20   0.76   142.41   1.70
PROV  Provident Fin. Holdings of CA            11.09    11.09    0.74     5.81    4.66    0.36    2.85   1.34    61.50   0.96
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)        13.41    13.41    1.07     8.15    2.00    0.92    6.99     NA       NA   0.45
PLSK  Pulaski SB, MHC of NJ (46.0)             11.54    11.54    0.63     5.86    2.97    0.63    5.86   0.73    67.79   0.93
PULS  Pulse Bancorp of S. River NJ              8.34     8.34    1.07    13.13    6.55    1.08   13.27   0.60    61.50   1.41
QCFB  QCF Bancorp of Virginia MN               17.57    17.57    1.63     9.26    6.02    1.63    9.26   1.22    67.47   1.92
QCBC  Quaker City Bancorp of CA                 8.76     8.76    0.76     8.74    6.10    0.74    8.48   1.25    74.34   1.17
QCSB  Queens County Bancorp of NY*             10.45    10.45    1.47    12.54    3.41    1.45   12.37   0.55   106.38   0.67
RARB  Raritan Bancorp of Raritan NJ*            7.54     7.44    0.99    13.02    5.69    0.97   12.79   0.34   234.10   1.20
REDF  RedFed Bancorp of Redlands CA(8)          8.58     8.55    1.17    13.96    7.58    1.21   14.42   1.81    40.07   0.81
RELY  Reliance Bancorp, Inc. of NY              8.89     6.14    0.90    10.66    5.05    0.95   11.27     NA       NA   0.90
RELI  Reliance Bancshares Inc of WI            49.97    49.97    1.03     2.11    2.46    1.03    2.11     NA       NA   0.60
RCBK  Richmond County Fin Corp of NY           22.04    21.95    0.19     1.11    0.47    1.53    9.09   0.47    96.51   1.17
RIVR  River Valley Bancorp of IN               13.13    12.95    0.94     7.53    5.98    0.78    6.30     NA       NA   1.00
RVSB  Riverview Bancorp of WA                  22.37    21.63    1.55     8.56    3.82    1.47    8.16   0.19   186.36   0.60
RSLN  Roslyn Bancorp, Inc. of NY*              16.76    16.68    1.31     7.08    4.38    1.26    6.81   0.25   264.59   2.23
SCCB  S. Carolina Comm. Bnshrs of SC           20.38    20.38    1.01     4.23    3.72    1.01    4.23   1.26    50.34   0.82
SBFL  SB Fngr Lakes MHC of NY (33.1)            8.68     8.68    0.40     4.39    1.30    0.34    3.72   0.27   170.49   0.94
SFED  SFS Bancorp of Schenectady NY            12.36    12.36    0.64     5.13    4.18    0.62    4.96   0.72    66.56   0.61
SGVB  SGV Bancorp of W. Covina CA               7.89     7.78    0.38     5.10    3.72    0.43    5.79   1.45    24.47   0.46
SISB  SIS Bancorp, Inc. of MA*                  7.15     7.15    0.69     9.56    3.70    0.89   12.33   0.43   300.83   2.70
SWCB  Sandwich Bancorp of MA(8)*                8.08     7.83    0.99    12.24    4.05    0.95   11.77   0.34   228.40   1.12
SFSL  Security First Corp. of OH(8)             9.43     9.30    1.39    14.89    5.10    1.39   14.89   0.42   178.44   0.82
SKAN  Skaneateles Bancorp Inc of NY*            6.98     6.80    0.64     9.32    6.49    0.63    9.07   2.01    49.89   1.21
SOBI  Sobieski Bancorp of S. Bend IN           14.10    14.10    0.58     3.93    3.32    0.58    3.93   0.29    77.82   0.28

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOSA  Somerset Savings Bank of MA(8)*           7.25     7.25    1.46    22.33    8.97    1.40   21.36   4.58    32.38   1.90
SSFC  South Street Fin. Corp. of NC*           15.88    15.88    0.64     2.97    3.28    0.66    3.06   0.22    88.30   0.39
SBAN  SouthBanc Shares Inc. of SC(8)           21.85    21.85    0.94     4.29    3.67    0.94    4.29     NA       NA   1.02
SCBS  Southern Commun. Bncshrs of AL           20.42    20.42    1.15     5.98    4.18    1.15    5.98   0.36   308.46   1.70
SMBC  Southern Missouri Bncrp of MO            16.77    16.77    0.70     4.27    3.25    0.66    4.02   0.63    89.98   0.76
SWBI  Southwest Bancshares of IL(8)            11.62    11.62    1.14    10.03    4.85    1.12    9.84   0.16   122.22   0.28
SVRN  Sovereign Bancorp, Inc. of PA             4.92     4.22    0.45     9.96    2.60    0.68   15.15   0.63    98.91   1.05
STFR  St. Francis Cap. Corp. of WI              8.00     7.15    0.80     9.96    6.01    0.77    9.60   0.21   215.62   0.95
SPBC  St. Paul Bancorp, Inc. of IL              9.34     9.31    1.08    12.09    5.70    1.06   11.84   0.20   367.36   1.02
SFFC  StateFed Financial Corp. of IA           17.73    17.73    1.25     7.09    4.87    1.25    7.09   1.70    15.32   0.33
SFIN  Statewide Fin. Corp. of NJ                9.83     9.81    0.81     8.48    5.30    0.80    8.41   0.51    84.18   0.87
STSA  Sterling Financial Corp. of WA            5.60     5.22    0.54    10.92    4.80    0.47    9.53   0.72    68.74   0.83
SFSB  SuburbFed Fin. Corp. of IL(8)             6.73     6.71    0.63     9.57    4.41    0.48    7.30   1.00    19.60   0.30
ROSE  T R Financial Corp. of NY*                6.15     6.15    0.99    15.97    4.67    0.88   14.13   0.57    65.67   0.69
THRD  TF Financial Corp. of PA                  7.97     6.71    0.74     7.44    5.57    0.63    6.28   0.30   106.83   0.84
TPNZ  Tappan Zee Fin., Inc. of NY(8)           17.02    17.02    0.84     4.86    3.48    0.81    4.65   1.24    43.88   1.20
TSBK  Timberland Bancorp of WA                 32.13    32.13    1.63    10.61    3.65    1.55   10.10   3.67    18.18   0.93
TRIC  Tri-County Bancorp of WY                 15.73    15.73    1.01     6.58    5.05    1.05    6.84     NA       NA   0.98
TWIN  Twin City Bancorp, Inc. of TN            12.75    12.75    1.03     8.01    6.29    0.86    6.64   0.10   102.83   0.14
USAB  USABancshares, Inc of PA*                12.49    12.42    0.20     2.00    0.64    0.35    3.56   0.22   265.63   0.99
UCBC  Union Community Bancorp of IN            40.02    40.02    1.44     5.52    3.20    1.44    5.52   0.45    51.96   0.30
UFRM  United FSB of Rocky Mount NC(8)           7.49     7.49    0.61     8.23    3.05    0.40    5.34   0.64   137.38   1.02
UBMT  United Fin. Corp. of MT                  25.61    25.61    1.31     5.53    3.76    1.31    5.53   0.23   133.33   0.80
UTBI  United Tenn. Bancshares of TN            26.99    26.99    1.01     6.08    3.83    1.01    6.08   0.59   142.44   1.31
WHGB  WHG Bancshares of MD                     19.66    19.66    0.76     3.59    3.22    0.77    3.65   1.06    24.18   0.39
WSFS  WSFS Financial Corp. of DE*               5.73     5.69    1.11    20.40    6.16    1.10   20.25   1.38   117.99   3.31
WVFC  WVS Financial Corp. of PA                10.66    10.66    1.31    11.04    5.49    1.32   11.15   0.20   310.17   1.14
WRNB  Warren Bancorp of Peabody MA*            10.78    10.78    2.01    19.47    7.67    1.80   17.42   1.01   107.31   1.63
WSBI  Warwick Community Bncrp of NY*           23.76    23.76    1.04     4.37    3.24    1.04    4.37   0.52    75.47   0.79
WFSL  Washington Federal, Inc. of WA           12.90    11.90    1.87    15.50    7.41    1.85   15.35   0.75    55.29   0.56
WAMU  Washington Mutual, Inc. of WA*            5.35     4.99    0.52     9.93    1.88    0.92   17.76   0.78    83.87   0.97
WYNE  Wayne Bancorp, Inc. of NJ                12.57    12.57    0.76     5.59    3.07    0.76    5.59   0.90    91.95   1.18
WAYN  Wayne Svgs Bks MHC of OH (47.8)           9.48     9.48    0.75     8.03    2.79    0.70    7.51     NA       NA     NA
WCFB  Wbstr Cty FSB MHC of IA (45.2)           23.49    23.49    1.46     6.23    3.31    1.46    6.23   0.12   353.21   0.70
WBST  Webster Financial Corp. of CT             5.44     4.75    0.54    10.34    3.41    0.82   15.74   0.59   114.77   1.33
WEFC  Wells Fin. Corp. of Wells MN             14.71    14.71    1.09     7.67    5.38    1.07    7.46   0.14   279.23   0.44
WCBI  WestCo Bancorp, Inc. of IL               15.37    15.37    1.51     9.79    6.29    1.41    9.12   0.45    62.71   0.37
WSTR  WesterFed Fin. Corp. of MT               10.40     8.45    0.81     7.26    5.31    0.78    7.04   0.64    76.69   0.75
WOFC  Western Ohio Fin. Corp. of OH            14.68    13.71    0.04     0.26    0.23    0.08    0.61   0.91   115.97   1.44
WEHO  Westwood Hmstd Fin Corp of OH            22.45    22.45    0.67     2.33    2.30    1.05    3.68   0.12   178.06   0.23
FFWD  Wood Bancorp of OH                       13.20    13.20    1.44    11.31    5.24    1.23    9.66   0.35   110.31   0.46
YFCB  Yonkers Fin. Corp. of NY                 13.54    13.54    1.05     7.10    5.60    1.03    6.96   0.41    87.23   0.77
YFED  York Financial Corp. of PA                8.86     8.86    0.96    11.17    5.63    0.80    9.29   2.37    28.49   0.81

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(292)                        19.96   159.57   20.19  165.76    20.78    0.33   1.56    29.76
NYSE Traded Companies(8)                         17.45   194.14   19.45  201.52    18.56    0.21   0.62     9.08
AMEX Traded Companies(22)                        20.76   135.63   18.97  137.82    20.55    0.31   1.71    33.40
NASDAQ Listed OTC Companies(261)                 19.96   161.16   20.27  166.88    20.84    0.34   1.58    30.17
California Companies(19)                         17.39   152.77   11.87  162.63    18.34    0.18   0.60    13.38
Florida Companies(6)                             21.09   177.00   21.60  192.15    24.30    0.24   1.04    23.49
Mid-Atlantic Companies(58)                       19.49   166.57   17.54  180.47    20.65    0.33   1.41    29.76
Mid-West Companies(134)                          19.69   155.65   20.57  159.73    20.56    0.33   1.62    29.25
New England Companies(8)                         19.29   165.44   12.33  174.76    19.64    0.36   1.60    29.45
North-West Companies(11)                         22.27   165.69   26.33  171.16    23.14    0.32   1.35    30.72
South-East Companies(44)                         21.84   167.21   25.31  167.42    22.21    0.40   2.01    39.17
South-West Companies(6)                          14.46   144.68   15.36  150.30    14.54    0.29   1.33    26.42
Western Companies (Excl CA)(6)                   23.51   126.20   24.11  132.06    23.42    0.47   2.10    36.89
Thrift Strategy(245)                             20.24   152.49   20.91  157.35    20.83    0.34   1.65    31.12
Mortgage Banker Strategy(29)                     18.79   204.03   15.43  224.00    21.24    0.29   1.02    23.00
Real Estate Strategy(8)                          19.04   198.18   14.45  203.73    18.55    0.25   0.84    17.17
Diversified Strategy(7)                          16.92   227.50   22.25  232.65    20.90    0.39   1.39    26.80
Retail Banking Strategy(3)                       15.74   160.90   10.42  166.51    17.85    0.15   0.75    17.60
Companies Issuing Dividends(239)                 20.00   162.70   20.14  168.75    20.95    0.41   1.91    36.58
Companies Without Dividends(53)                  19.71   145.24   20.45  152.13    19.69    0.00   0.00     0.00
Equity/Assets less than 6%(21)                   18.31   213.58   10.85  227.57    19.11    0.17   0.61    12.41
Equity/Assets 6-12%(133)                         18.83   181.03   15.66  189.55    19.99    0.35   1.49    27.26
Equity/Assets greater than 12%(138)              21.45   131.88   25.69  134.96    21.90    0.34   1.77    34.70
Converted Last 3 Mths (no MHC)(11)               26.12   128.07   31.05  148.76    26.51    0.06   0.57    15.13
Actively Traded Companies(34)                    18.13   207.36   18.60  219.08    19.12    0.44   1.50    29.13
Market Value Below $20 Million(43)               20.37   125.14   19.63  125.57    21.65    0.30   1.80    33.35
Holding Company Structure(267)                   20.04   159.03   20.50  165.08    20.83    0.34   1.59    29.94
Assets Over $1 Billion(59)                       18.68   194.87   16.67  213.81    19.59    0.34   1.15    23.48
Assets $500 Million-$1 Billion(40)               19.19   189.83   18.00  195.80    20.42    0.39   1.51    32.80
Assets $250-$500 Million(71)                     19.84   159.06   19.71  164.75    20.66    0.31   1.39    26.27
Assets less than $250 Million(122)               20.92   135.28   22.69  136.00    21.54    0.33   1.85    33.93
Goodwill Companies(118)                          19.31   179.67   17.21  193.78    20.28    0.35   1.40    25.91
Non-Goodwill Companies(174)                      20.42   146.55   22.15  147.78    21.13    0.32   1.67    32.26
Acquirors of FSLIC Cases(8)                      17.24   185.85   16.31  197.38    17.44    0.47   1.66    26.84

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(59)                          18.43   190.04   20.51  192.16    19.62    0.42   1.54    29.58
NYSE Traded Companies(5)                         23.52   191.03   28.35  185.97    25.92    0.54   1.25    34.54
AMEX Traded Companies(6)                         19.80   171.04   19.25  178.20    19.10    0.39   1.72    30.98
NASDAQ Listed OTC Companies(48)                  17.65   192.18   19.76  194.47    18.79    0.40   1.56    28.82
California Companies(1)                          13.31   169.39   17.24  169.89    13.31    0.00   0.00     0.00
Mid-Atlantic Companies(21)                       21.32   192.73   24.70  186.06    22.71    0.41   1.29    32.58
New England Companies(31)                        17.72   195.26   17.65  202.89    17.58    0.41   1.62    27.95
North-West Companies(3)                          16.23   195.63   19.62  195.63    20.86    0.61   1.78    29.52
South-East Companies(3)                          13.00   128.32   22.66  129.70    23.44    0.41   2.70    38.86
Thrift Strategy(45)                              18.75   181.17   21.47  178.37    19.86    0.42   1.59    31.26
Mortgage Banker Strategy(6)                      18.01   208.71   16.92  223.23    19.65    0.29   1.17    21.00
Real Estate Strategy(3)                          13.17   203.28   21.40  203.53    13.94    0.18   1.45    18.95
Diversified Strategy(5)                          19.10   244.08   16.58  270.89    20.37    0.59   1.64    30.94
Companies Issuing Dividends(50)                  18.69   197.22   20.16  199.99    19.96    0.48   1.77    34.18
Companies Without Dividends(9)                   15.74   143.85   22.90  144.07    16.30    0.00   0.00     0.00
Equity/Assets less than 6%(5)                    18.15   295.21   15.93  312.32    24.22    0.44   1.16    18.15
Equity/Assets 6-12%(37)                          17.29   197.63   17.57  202.19    17.80    0.46   1.68    30.26
Equity/Assets greater than 12%(17)               22.46   151.44   27.41  143.33    23.26    0.32   1.40    31.08
Converted Last 3 Mths (no MHC)(2)                27.27   223.29   33.03  121.01    27.27    0.05   0.50    25.00
Actively Traded Companies(17)                    16.62   202.74   19.25  218.25    18.90    0.62   1.82    30.73
Market Value Below $20 Million(1)                14.43   122.16   12.28  122.16    16.54    0.00   0.00     0.00
Holding Company Structure(47)                    18.27   180.57   21.41  183.01    19.62    0.41   1.55    29.94
Assets Over $1 Billion(18)                       20.47   212.95   22.35  224.07    22.06    0.58   1.54    35.12
Assets $500 Million-$1 Billion(14)               15.13   206.21   19.06  197.71    15.81    0.45   1.73    32.03
Assets $250-$500 Million(12)                     17.77   173.58   19.63  177.12    18.75    0.26   1.41    24.43
Assets less than $250 Million(15)                18.87   169.51   20.11  171.09    19.35    0.32   1.52    25.91
Goodwill Companies(31)                           17.74   200.77   18.90  206.10    19.72    0.42   1.45    28.69
Non-Goodwill Companies(27)                       18.73   181.64   22.01  181.64    19.16    0.42   1.70    31.69

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(17)                         28.09   223.65   30.22  229.41     0.00    0.37   1.53    37.82
BIF-Insured Thrifts(3)                           26.48   230.64   24.80  263.39    27.38    0.35   1.03    29.54
NASDAQ Listed OTC Companies(20)                  27.02   224.96   29.37  235.78    27.38    0.37   1.45    36.05
Florida Companies(2)                             28.09   225.33   19.60  228.90     0.00    0.90   2.77     0.00
Mid-Atlantic Companies(10)                       27.38   214.50   30.04  221.62    27.38    0.22   1.10    34.30
Mid-West Companies(5)                             0.00   241.45   28.48  258.39     0.00    0.54   2.19    57.96
New England Companies(2)                         25.59   242.84   30.20  267.06     0.00    0.42   1.10    28.19
South-East Companies(1)                           0.00   195.68   44.00  195.68     0.00    0.00   0.00     0.00
Thrift Strategy(18)                              27.74   220.67   29.00  228.99    27.38    0.35   1.44    34.03
Mortgage Banker Strategy(1)                       0.00     0.00   38.29    0.00     0.00    0.22   0.86    40.00
Diversified Strategy(1)                          25.59   289.30   26.71  337.73     0.00    0.84   2.20    56.38
Companies Issuing Dividends(16)                  26.84   237.10   28.22  250.42     0.00    0.47   1.83    50.47
Companies Without Dividends(4)                   27.38   172.33   33.68  172.33    27.38    0.00   0.00     0.00
Equity/Assets 6-12%(12)                          26.84   255.89   27.48  275.13     0.00    0.43   1.50    43.71
Equity/Assets greater than 12%(8)                27.38   185.20   32.61  185.20    27.38    0.27   1.36    22.25
Holding Company Structure(3)                     27.38   227.46   24.74  244.07    27.38    0.25   0.98    35.31
Assets Over $1 Billion(6)                        27.02   210.42   26.80  224.31    27.38    0.35   1.17    26.55
Assets $500 Million-$1 Billion(2)                 0.00   238.17   21.12  272.05     0.00    0.69   1.92    41.38
Assets $250-$500 Million(4)                       0.00   273.45   33.02  273.45     0.00    0.34   1.51    36.84
Assets less than $250 Million(8)                  0.00   208.71   31.83  215.83     0.00    0.31   1.52    42.82
Goodwill Companies(6)                            26.84   263.69   27.21  306.97     0.00    0.47   1.54    41.28
Non-Goodwill Companies(14)                       27.38   212.05   30.36  212.05    27.38    0.32   1.41    33.15
MHC Institutions(20)                             27.02   224.96   29.37  235.78    27.38    0.37   1.45    36.05
MHC Converted Last 3 Months(3)                   27.38   172.33   30.91  172.33    27.38    0.00   0.00     0.00

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)             20.95   281.68   15.35      NM    22.23    0.88   1.15    24.18
BYS   Bay State Bancorp of MA*                   27.27   121.01   25.06  121.01    27.27    0.00   0.00     0.00
CFB   Commercial Federal Corp. of NE             22.36   227.68   15.74  260.44    19.14    0.22   0.66    14.77
DME   Dime Bancorp, Inc. of NY*                  22.80   256.73   15.14  313.53    28.34    0.20   0.69    15.63
DSL   Downey Financial Corp. of CA               18.41   208.63   15.85  211.02    18.01    0.32   0.97    17.78
FED   FirstFed Fin. Corp. of CA                  19.94   223.51   12.78  225.05    20.61    0.00   0.00     0.00
GSB   Golden State Bancorp of CA(8)              18.78   203.24   12.27  225.22    17.33    0.00   0.00     0.00
GDW   Golden West Fin. Corp. of CA               16.56   219.42   15.57  219.42    16.49    0.50   0.46     7.67
GPT   GreenPoint Fin. Corp. of NY*               24.52   271.88   26.30      NM    23.67    0.64   1.55    38.10
JSB   JSB Financial, Inc. of NY*                 19.47   160.85   37.34  160.85    21.91    1.60   2.77    53.87
OCN   Ocwen Financial Corp. of FL                18.75       NM   48.22      NM       NM    0.00   0.00     0.00
SIB   Staten Island Bancorp of NY*                  NM   144.68   37.91  148.51    28.41    0.28   1.25    65.12
WES   Westcorp Inc. of Orange CA                  8.66    91.48    8.56   91.69       NM    0.20   1.65    14.29


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA             20.18   131.50   20.18  131.50    21.50    0.44   1.91    38.60
ANE   Alliance Bncp of New Eng of CT*            18.39   202.28   16.13  207.25       NM    0.13   0.81    14.94
BKC   American Bank of Waterbury CT*             15.82   221.87   20.00  228.95    18.92    0.76   2.71    42.94
BFD   BostonFed Bancorp of MA                    17.98   156.07   12.29  161.91    21.25    0.40   1.71    30.77
CNY   Carver Bancorp, Inc. of NY                    NM    89.44    7.59   92.97       NM    0.00   0.00       NM
CBK   Citizens First Fin.Corp. of IL             25.64   130.98   18.12  130.98       NM    0.00   0.00     0.00
EFC   EFC Bancorp Inc of IL                      25.00   112.72   26.80  112.72    25.00    0.00   0.00     0.00
EBI   Equality Bancorp, Inc. of MO               29.48   131.52   14.70  131.52       NM    0.24   1.77    52.17
ESX   Essex Bancorp of Norfolk VA(8)                NM       NM    2.13      NM       NM    0.00   0.00       NM
FCB   Falmouth Bancorp, Inc. of MA*              29.41   123.53   27.68  123.53       NM    0.24   1.20    35.29
FAB   FirstFed America Bancorp of MA                NM   136.58   15.25  136.58       NM    0.00   0.00     0.00
GAF   GA Financial Corp. of PA                   18.53   135.06   18.92  136.32    19.60    0.56   2.75    50.91
HBS   Haywood Bancshares, Inc. of NC*            13.00   126.69   18.82  130.82    13.00    0.60   2.62    34.09
KNK   Kankakee Bancorp, Inc. of IL               15.80   124.28   11.99  149.40    16.24    0.48   1.38    21.82
KYF   Kentucky First Bancorp of KY               19.94   140.12   23.87  140.12    20.19    0.50   3.17    63.29
MBB   MSB Bancorp of Middletown NY(8)*              NM   164.23   13.38  308.75       NM    0.56   1.56    70.00
NBN   Northeast Bancorp of ME*                   22.37   180.85   13.64  200.47    25.37    0.21   1.24    27.63
NEP   Northeast PA Fin. Corp of PA                  NM   119.71   21.86  119.71       NM    0.00   0.00     0.00
PDB   Piedmont Bancorp, Inc. of NC               17.54   128.70   20.71  128.70    17.86    0.40   4.00    70.18
SSB   Scotland Bancorp, Inc. of NC               17.26   109.10   26.95  109.10    17.26    0.20   2.32    40.00
SZB   SouthFirst Bancshares of AL                28.62   117.91   11.88  120.87       NM    0.60   3.04       NM
SRN   Southern Banc Company of AL                   NM   109.43   18.69  110.40       NM    0.35   2.17       NM
SSM   Stone Street Bancorp of NC                 25.56   120.78   33.80  120.78    25.56    0.46   2.31    58.97
TSH   Teche Holding Company of LA                18.35   122.10   16.89  122.10    18.52    0.50   2.50    45.87
FTF   Texarkana Fst. Fin. Corp of AR             17.16   189.99   28.92  189.99    17.46    0.56   1.84    31.64
THR   Three Rivers Fin. Corp. of MI              20.00   125.71   16.92  126.10    21.05    0.44   2.20    44.00
WSB   Washington SB, FSB of MD                   15.50   136.33   11.82  136.33    21.61    0.10   1.40    21.74
WFI   Winton Financial Corp. of OH               20.31   280.17   20.10  286.09    24.62    0.25   1.54    31.25


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                15.38   130.35   11.76  132.51    22.58    0.27   0.96    14.84
FBER  1st Bergen Bancorp of NJ                   24.68   142.17   16.62  142.17    24.68    0.20   1.04    25.64
AFED  AFSALA Bancorp, Inc. of NY(8)              22.75   138.89   17.40  138.89    22.75    0.28   1.38    31.46
ALBK  ALBANK Fin. Corp. of Albany NY             15.20   182.20   16.34  232.97    15.38    0.84   1.62    24.56
AMFC  AMB Financial Corp. of IN                  17.50   118.28   16.68  118.28       NM    0.28   1.52    26.67
ASBP  ASB Financial Corp. of OH                  22.06   136.33   20.72  136.33    22.40    0.40   2.75    60.61
ABBK  Abington Bancorp of MA*                    14.40   185.57   11.67  204.08    16.98    0.20   1.11    16.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM                9.38   158.31   12.81  158.31    10.08    0.00   0.00     0.00
AFBC  Advance Fin. Bancorp of WV                 20.37   124.86   17.60  124.86    21.58    0.32   1.77    35.96
AFCB  Affiliated Comm BC, Inc of MA(8)           20.89   218.16   22.18  219.16    21.84    0.60   1.56    32.61
ALBC  Albion Banc Corp. of Albion NY             23.33   126.81   10.83  126.81    24.42    0.12   1.14    26.67
ABCL  Alliance Bancorp, Inc. of IL               17.62   165.92   14.26  167.85    17.18    0.44   1.61    28.39
ALLB  Alliance Bank MHC of PA (19.9)                NM       NM   42.00      NM       NM    0.00   0.00     0.00
AHCI  Ambanc Holding Co., Inc. of NY*               NM   134.48   15.72  134.48       NM    0.24   1.25    40.00
ASBI  Ameriana Bancorp of IN                     17.03   142.09   16.53  144.79    19.95    0.64   3.24    55.17
ABCW  Anchor Bancorp Wisconsin of WI             18.51   296.78   19.00  301.64    20.77    0.36   0.85    15.72
ANDB  Andover Bancorp, Inc. of MA*               16.16   201.83   16.00  201.83    16.63    0.72   2.10    33.96
ASFC  Astoria Financial Corp. of NY              20.08   167.37   13.32  236.48    21.84    0.80   1.45    29.20
AVND  Avondale Fin. Corp. of IL                     NM   130.71    9.93  130.71       NM    0.00   0.00       NM
BKCT  Bancorp Connecticut of CT*                 16.70   215.89   21.66  215.89    19.41    0.54   2.65    44.26
BPLS  Bank Plus Corp. of CA                      20.87   135.21    5.94  147.72    17.97    0.00   0.00     0.00
BNKU  Bank United Corp. of TX                    15.20   241.90   12.05  267.67    15.97    0.64   1.28    19.45
BWFC  Bank West Fin. Corp. of MI                    NM   159.57   20.75  159.57       NM    0.24   1.68    58.54
BANC  BankAtlantic Bancorp of FL                 16.98   208.97   12.86  249.55       NM    0.10   0.73    12.35
BKUNA BankUnited Fin. Corp. of FL                   NM   191.20    8.38  220.42       NM    0.00   0.00     0.00
BVCC  Bay View Capital Corp. of CA                  NM   167.34   12.18  261.43       NM    0.40   1.24    58.82
FSNJ  Bayonne Banchsares of NJ                      NM   152.87   24.08  152.87       NM    0.17   1.05    56.67
BFSB  Bedford Bancshares, Inc. of VA             20.26   165.89   22.04  165.89    20.40    0.56   1.91    38.62
BFFC  Big Foot Fin. Corp. of IL                     NM   127.17   23.25  127.17       NM    0.00   0.00     0.00
BYFC  Broadway Fin. Corp. of CA                  17.39    79.58    8.06   79.58    25.00    0.20   1.67    28.99
BRKL  Brookline Bncp MHC of MA(47.0)                NM   196.38   33.70  196.38       NM    0.00   0.00     0.00
CBES  CBES Bancorp, Inc. of MO                   18.16   120.53   17.16  120.53    21.91    0.40   1.88    34.19
CCFH  CCF Holding Company of GA                     NM   185.44   15.01  185.44       NM    0.64   2.67       NM
CFSB  CFSB Bancorp of Lansing MI                 20.13   344.40   26.60  344.40    22.08    0.47   1.72    34.56
CKFB  CKF Bancorp of Danville KY                 14.18   121.72   25.96  121.72    18.81    0.50   2.63    37.31
CNSB  CNS Bancorp, Inc. of MO                       NM   120.51   29.74  120.51       NM    0.24   1.36    44.44
CSBF  CSB Financial Group Inc of IL                 NM    99.13   23.80  105.04       NM    0.00   0.00     0.00
CBCI  Calumet Bancorp of Chicago IL              11.08   131.87   23.06  131.87    11.04    0.00   0.00     0.00
CAFI  Camco Fin. Corp. of OH                     16.38   185.66   18.37  197.82    21.64    0.58   2.00    32.77
CMRN  Cameron Fin. Corp. of MO                   21.98   116.58   24.23  116.58    22.45    0.28   1.34    29.47
CAPS  Capital Savings Bancorp of MO(8)           16.19   181.16   18.35  181.16    18.91    0.24   1.07    17.27
CFNC  Carolina Fincorp of NC*                       NM   125.99   28.15  125.99    27.78    0.24   1.37    43.64
CASB  Cascade Financial Corp. of WA              21.43   218.37   15.25  218.37    22.67    0.00   0.00     0.00
CATB  Catskill Fin. Corp. of NY*                 20.64   114.22   26.76  114.22    20.88    0.32   1.80    37.21
CAVB  Cavalry Bancorp of TN                         NM   177.63   50.49  177.63       NM    0.00   0.00     0.00
CNIT  Cenit Bancorp of Norfolk VA                18.99   241.38   16.60  261.75    20.42    0.40   1.63    31.01
CEBK  Central Co-Op. Bank of MA*                 20.03   154.99   15.22  171.43    21.88    0.32   1.13    22.54
CENB  Century Bancorp, Inc. of NC(8)             18.63   135.46   24.05  135.46    18.63    0.68   3.44    64.15
COFI  Charter One Financial of OH                   NM   306.08   22.56  326.50    21.82    0.56   1.64    49.56
CVAL  Chester Valley Bancorp of PA               21.18   236.00   20.45  236.00    23.33    0.44   1.37    28.95
CTZN  CitFed Bancorp of Dayton OH(8)             22.37   292.72   18.31  317.74    22.07    0.36   0.73    16.29
CLAS  Classic Bancshares, Inc. of KY             19.20   104.88   15.79  122.94    16.46    0.28   1.74    33.33
CBSA  Coastal Bancorp of Houston TX              13.60   175.40    6.54  203.49    13.23    0.48   1.25    16.96
CFCP  Coastal Fin. Corp. of SC                   18.25   332.89   20.09  332.89    22.12    0.36   1.44    26.28
CMSB  Commonwealth Bancorp Inc of PA             24.61   176.21   16.08  220.43       NM    0.32   1.35    33.33
CMSV  Commty. Svgs, MHC of FL (48.5)                NM   219.62   23.72  219.62       NM    0.90   2.54       NM
CFTP  Community Fed. Bancorp of MS                  NM   135.85   32.07  135.85       NM    0.32   1.78    54.24
CFFC  Community Fin. Corp. of VA                 20.38   152.46   20.78  153.09    20.11    0.00   0.00     0.00
CIBI  Community Inv. Bancorp of OH               20.96   170.22   18.70  170.22    20.96    0.32   1.50    31.37
COOP  Cooperative Bancshares of NC               24.01   186.99   14.28  186.99    26.45    0.00   0.00     0.00
CRZY  Crazy Woman Creek Bncorp of WY             23.55   119.04   28.07  119.04    23.24    0.40   2.21    51.95
DNFC  D&N Financial Corp. of MI                  15.88   232.52   12.66  234.63    17.85    0.20   0.77    12.27
DCBI  Delphos Citizens Bancorp of OH             22.80   140.58   35.08  140.58    22.80    0.00   0.00     0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY*                 NM   190.54   22.87  219.03       NM    0.36   1.24    38.30
DIBK  Dime Financial Corp. of CT(8)*             12.00   226.80   18.40  232.42    12.08    0.00   0.00     0.00
ESBF  ESB Financial Corp of PA                   18.38   158.50   11.40  177.56    18.56    0.33   1.76    32.35
EGLB  Eagle BancGroup of IL                         NM   110.36   12.66  110.36       NM    0.00   0.00     0.00
EBSI  Eagle Bancshares of Tucker GA              23.96   179.69   14.08  179.69    23.71    0.60   2.61    62.50
ETFS  East Texas Fin. Serv. of TX                   NM   115.91   20.21  115.91       NM    0.20   1.26    44.44
ESBK  Elmira Svgs Bank (The) of NY*              21.64   153.44    9.53  153.44    20.42    0.64   2.21    47.76
EMLD  Emerald Financial Corp. of OH              20.70   267.14   22.08  270.96    22.46    0.14   1.06    21.88
EFBC  Empire Federal Bancorp of MT               27.67   107.79   39.85  107.79    27.67    0.32   1.90    52.46
EFBI  Enterprise Fed. Bancorp of OH              29.68   200.55   21.56  200.68       NM    1.00   3.40       NM
EQSB  Equitable FSB of Wheaton MD                16.67   217.54   11.27  217.54    17.22    0.00   0.00     0.00
FCBF  FCB Fin. Corp. of Neenah WI                26.20   172.64   24.33  172.64       NM    0.88   2.69    70.40
FFDF  FFD Financial Corp. of OH                  21.56   152.30   33.92  152.30       NM    0.30   1.28    27.52
FFLC  FFLC Bancorp of Leesburg FL                19.83   144.52   18.37  144.52    21.08    0.36   1.80    35.64
FFWC  FFW Corporation of Wabash IN               13.58   131.38   12.59  143.15    14.02    0.36   2.09    28.35
FFYF  FFY Financial Corp. of OH                  16.84   156.10   20.44  156.10    17.11    0.80   2.46    41.45
FMCO  FMS Financial Corp. of NJ                  21.06   285.42   16.97  288.20    21.15    0.36   0.76    16.00
FFHH  FSF Financial Corp. of MN                  17.50   132.85   13.81  132.85    18.16    0.50   2.60    45.45
FOBC  Fed One Bancorp of Wheeling WV(8)          29.26   218.71   24.58  227.82    29.49    0.62   1.64    48.06
FBCI  Fidelity Bancorp of Chicago IL                NM   128.31   13.84  128.52    21.99    0.40   1.68       NM
FSBI  Fidelity Bancorp, Inc. of PA               17.52   177.59   12.14  177.59    17.77    0.36   1.45    25.35
FFFL  Fidelity Bcsh MHC of FL (47.7)             28.09   231.05   15.48  238.19       NM    0.90   2.99       NM
FFED  Fidelity Fed. Bancorp of IN                   NM   178.27   12.08  178.27       NM    0.40   5.24       NM
FFOH  Fidelity Financial of OH                   19.98   149.31   17.99  168.57    20.69    0.32   1.84    36.78
FIBC  Financial Bancorp, Inc. of NY              16.90   166.65   15.06  167.36    17.33    0.00   0.00     0.00
FBSI  First Bancshares, Inc. of MO               16.12   123.89   16.63  129.28    16.94    0.12   0.90    14.46
FBBC  First Bell Bancorp of PA                   17.61   177.17   19.88  177.17    18.08    0.40   1.98    34.78
SKBO  First Carnegie MHC of PA(45.0)                NM   185.10   31.83  185.10       NM    0.30   1.51    73.17
FSTC  First Citizens Corp of GA                  14.83   258.35   26.14  327.65    16.60    0.32   1.00    14.88
FCBK  First Coastal Bankshares of VA(8)          21.11   200.22   14.29  200.22    27.60    0.00   0.00     0.00
FCME  First Coastal Corp. of ME*                 14.43   122.16   12.28  122.16    16.54    0.00   0.00     0.00
FFBA  First Colorado Bancorp of CO(8)            24.15   229.10   30.83  233.80    25.45    0.52   1.82    44.07
FDEF  First Defiance Fin.Corp. of OH             23.48   123.60   21.80  123.60    24.60    0.36   2.32    54.55
FESX  First Essex Bancorp of MA*                 16.73   188.17   13.25  213.41    18.35    0.56   2.46    41.18
FFSX  First FSB MHC Sxld of IA(46.1)                NM   256.72   18.51  324.48       NM    0.48   1.29    41.38
FFES  First Fed of E. Hartford CT                17.70   146.48   10.13  146.48    15.95    0.68   1.84    32.54
BDJI  First Fed. Bancorp. of MN                  24.35   151.82   16.54  151.82    24.35    0.00   0.00     0.00
FFBH  First Fed. Bancshares of AR                25.00   161.34   23.82  161.34    26.43    0.28   1.01    25.23
FTFC  First Fed. Capital Corp. of WI             17.46   283.91   20.36  299.31    23.01    0.56   1.61    28.14
FFKY  First Fed. Fin. Corp. of KY                18.09   211.21   27.90  223.03    18.58    0.56   2.04    36.84
FFBZ  First Federal Bancorp of OH                22.20   251.46   19.16  251.71    22.39    0.28   1.09    24.14
FFCH  First Fin. Holdings Inc. of SC             20.65   265.86   16.91  265.86    21.42    0.42   1.82    37.50
FFHS  First Franklin Corp. of OH                 16.43   143.63   13.28  144.35    18.96    0.27   1.57    25.71
FGHC  First Georgia Hold. Corp of GA             25.44   326.58   26.43      NM    25.44    0.40   2.76    70.18
FSPG  First Home Bancorp of NJ(8)                18.20   220.78   15.45  223.64    18.53    0.40   1.28    23.39
FFSL  First Independence Corp. of KS             17.89   116.87   10.85  116.87    17.89    0.30   2.12    37.97
FISB  First Indiana Corp. of IN                  17.08   197.64   18.30  199.75    22.66    0.48   1.98    33.80
FKFS  First Keystone Fin. Corp of PA             16.81   178.57   11.90  178.57    19.00    0.20   1.05    17.70
FLKY  First Lancaster Bncshrs of KY                 NM   104.36   27.80  104.36       NM    0.50   3.21       NM
FLFC  First Liberty Fin. Corp. of GA             28.66   282.11   21.41  310.44    27.65    0.30   1.28    36.59
CASH  First Midwest Fin., Inc. of OH             27.56   152.32   15.83  171.26       NM    0.48   1.98    54.55
FMBD  First Mutual Bancorp Inc of IL                NM   110.29   15.61  142.44       NM    0.32   1.86       NM
FMSB  First Mutual SB of Bellevue WA*            16.31   233.06   15.82  233.06    16.63    0.20   1.17    19.05
FNGB  First Northern Cap. Corp of WI             19.29   160.14   17.78  160.14    20.45    0.36   2.67    51.43
FFPB  First Palm Beach Bancorp of FL             23.55   190.98   12.17  195.32       NM    0.70   1.60    37.63
FWWB  First Savings Bancorp of WA                20.54   172.88   23.12  186.59    21.75    0.36   1.39    28.57

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FSFF  First SecurityFed Fin of IL                   NM   116.81   33.98  117.21       NM    0.00   0.00     0.00
SHEN  First Shenango Bancorp of PA(8)            20.71   186.38   22.32  186.38    20.33    0.60   1.38    28.57
FSLA  First Source Bancorp of NJ                 24.71   131.22   26.96  131.22    24.71    0.12   1.18    29.27
SOPN  First Svgs Bancorp of NC                   16.61   124.93   28.77  124.93    16.61    1.00   4.30    71.43
FBNW  FirstBank Corp of Clarkston WA             24.57   139.66   22.84  139.66       NM    0.32   1.51    37.21
FFDB  FirstFed Bancorp, Inc. of AL               16.55   163.33   15.83  177.92    16.55    0.50   2.04    33.78
FSPT  FirstSpartan Fin. Corp. of SC                 NM   153.36   40.32  153.36       NM    0.60   1.31    39.47
FLAG  Flag Financial Corp of GA                     NM   317.68   28.28  317.68       NM    0.34   1.48    50.75
FLGS  Flagstar Bancorp, Inc of MI                13.05   244.42   12.73  252.43    13.05    0.28   1.17    15.30
FFIC  Flushing Fin. Corp. of NY*                 24.01   154.85   19.69  161.01    23.80    0.32   1.18    28.32
FBHC  Fort Bend Holding Corp. of TX(8)           16.31   187.14   12.67  199.65    22.12    0.40   1.74    28.37
FTSB  Fort Thomas Fin. Corp. of KY               18.60   140.29   22.12  140.29    18.60    0.25   1.64    30.49
FKKY  Frankfort First Bancorp of KY                 NM   118.19   20.04  118.19    25.38    0.80   4.85       NM
FTNB  Fulton Bancorp, Inc. of MO                 26.51   132.01   30.85  132.01       NM    0.24   1.21    32.00
GUPB  GFSB Bancorp, Inc of Gallup NM             19.62   127.68   15.75  127.68    19.62    0.27   1.74    34.18
GSLA  GS Financial Corp. of LA                      NM   111.94   46.60  111.94       NM    0.28   1.56    50.00
GOSB  GSB Financial Corp. of NY*                    NM   119.29   33.57  119.29       NM    0.00   0.00     0.00
GBNK  Gaston Fed Bncp MHC of NC(47.0)               NM   195.68   44.00  195.68       NM    0.00   0.00     0.00
GFCO  Glenway Financial Corp. of OH              20.05   176.59   16.90  178.14    20.23    0.44   1.98    39.64
GTPS  Great American Bancorp of IL                  NM   127.37   23.35  127.37       NM    0.44   2.05       NM
PEDE  Great Pee Dee Bancorp of SC                27.68   114.73   43.44  114.73    27.68    0.30   1.94    53.57
GSBC  Great Southern Bancorp of MO               14.98   311.79   25.55  314.06    16.72    0.44   1.70    25.43
GSFC  Green Street Fin. Corp. of NC              24.82   110.60   39.57  110.60    24.82    0.44   2.69    66.67
GFED  Guaranty Fed Bancshares of MO                 NM   118.20   33.49  118.20       NM    0.60   4.53       NM
HCBB  HCB Bancshares of Camden AR                   NM   108.17   20.17  112.12       NM    0.20   1.28       NM
HEMT  HF Bancorp of Hemet CA                        NM   133.76   10.51  157.64       NM    0.00   0.00       NM
HFFC  HF Financial Corp. of SD                   17.06   190.58   18.52  190.58    18.27    0.42   1.17    19.91
HFNC  HFNC Financial Corp. of NC(8)              18.04   128.62   22.17  128.62    26.31    0.32   2.53    45.71
HMNF  HMN Financial, Inc. of MN                  19.76   134.55   15.61  144.61    27.85    0.16   0.87    17.20
HALL  Hallmark Capital Corp. of WI               15.66   135.03   10.37  135.03    16.53    0.00   0.00     0.00
HRBF  Harbor Federal Bancorp of MD               23.74   135.68   17.21  135.68    24.74    0.52   2.21    52.53
HARB  Harbor Florida Bancshrs of FL              26.34   149.34   29.59  150.98    27.51    0.26   2.10    55.32
HFSA  Hardin Bancorp of Hardin MO                18.28   118.46   13.18  118.46    21.30    0.52   2.68    49.06
HARL  Harleysville SB of PA                      15.75   223.40   14.90  223.40    15.75    0.44   1.34    21.15
HFGI  Harrington Fin. Group of IN                   NM   155.62    6.88  155.62       NM    0.12   1.04       NM
HARS  Harris Fin. MHC of PA (24.3)                  NM       NM   38.29      NM       NM    0.22   0.86    40.00
HFFB  Harrodsburg 1st Fin Bcrp of KY             22.21   114.13   30.20  114.13    22.21    0.40   2.37    52.63
HHFC  Harvest Home Fin. Corp. of OH              19.74   129.09   14.35  129.09    22.73    0.44   2.93    57.89
HAVN  Haven Bancorp of Woodhaven NY              23.66   205.27   11.60  205.75    23.87    0.30   1.13    26.79
HTHR  Hawthorne Fin. Corp. of CA                  6.81   135.96    5.78  135.96     5.81    0.00   0.00     0.00
HMLK  Hemlock Fed. Fin. Corp. of IL              22.21   122.04   19.77  122.04    22.21    0.28   1.48    32.94
HBSC  Heritage Bancorp, Inc of SC                26.92   108.19   31.14  108.19    26.92    0.00   0.00     0.00
HFWA  Heritage Financial Corp of WA                 NM   160.02   46.09  160.02       NM    0.14   0.92    37.84
HCBC  High Country Bancorp of CO                 28.77   111.80   21.87  111.80    28.77    0.00   0.00     0.00
HBNK  Highland Bancorp of CA                     14.52   225.21   17.66  225.21    16.70    1.00   2.37    34.36
HIFS  Hingham Inst. for Sav. of MA*              17.50   218.23   20.68  218.23    17.50    0.52   1.41    24.76
HBEI  Home Bancorp of Elgin IL(8)                   NM   124.59   32.29  124.59       NM    0.40   2.30       NM
HBFW  Home Bancorp of Fort Wayne IN              26.00   180.26   21.69  180.26    26.64    0.20   0.62    16.00
HCFC  Home City Fin. Corp. of OH                 16.30   106.06   19.71  106.06    16.30    0.36   2.16    35.29
HOMF  Home Fed Bancorp of Seymour IN             16.61   255.97   23.54  263.04    20.49    0.40   1.24    20.51
HWEN  Home Financial Bancorp of IN               20.83   108.97   19.60  108.97    26.52    0.10   1.14    23.81
HLFC  Home Loan Financial Corp of OH                NM   113.97   44.38  113.97       NM    0.00   0.00     0.00
HPBC  Home Port Bancorp, Inc. of MA*             15.34   208.68   20.40  208.68    13.81    0.80   3.20    49.08
HFBC  HopFed Bancorp of KY                          NM   143.76   37.35  143.76       NM    0.00   0.00     0.00
HZFS  Horizon Fin'l. Services of IA              17.92   168.02   15.31  168.02    23.38    0.18   1.12    20.00
HRZB  Horizon Financial Corp. of WA*             16.14   158.20   24.26  158.20    16.28    0.44   2.48    40.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ(8)                  NM   157.43   27.32  157.43       NM    0.40   2.13    72.73
ITLA  ITLA Capital Corp of CA*                   13.31   169.39   17.24  169.89    13.31    0.00   0.00     0.00
ICBC  Independence Comm Bnk Cp of NY                NM   138.49   30.05  147.91       NM    0.00   0.00     0.00
IFSB  Independence FSB of DC                     15.60   119.47    8.66  134.18       NM    0.25   1.47    22.94
INBI  Industrial Bancorp of OH                   20.33   172.49   28.43  172.49    20.33    0.60   2.87    58.25
IWBK  Interwest Bancorp of WA                    19.01   271.77   18.37  276.04    22.48    0.76   1.67    31.67
IPSW  Ipswich SB of Ipswich MA*                  16.98   342.86   18.11  342.86    22.50    0.16   0.89    15.09
JXVL  Jacksonville Bancorp of TX                 15.24   146.12   21.52  146.12    15.24    0.50   2.39    36.50
JXSB  Jcksnville SB,MHC of IL (45.6)                NM   243.77   25.31  243.77       NM    0.30   1.33    58.82
JSBA  Jefferson Svgs Bancorp of MO                  NM   273.71   25.70  344.36       NM    0.28   0.88    27.45
JOAC  Joachim Bancorp, Inc. of MO(8)                NM   119.47   34.55  119.47       NM    0.50   3.05       NM
KSBK  KSB Bancorp of Kingfield ME*               15.53   212.91   15.67  223.92    15.53    0.10   0.54     8.33
KFBI  Klamath First Bancorp of OR                23.31   132.33   19.87  144.18    23.31    0.34   1.72    40.00
LSBI  LSB Fin. Corp. of Lafayette IN             17.54   159.95   13.46  159.95    19.60    0.40   1.26    22.10
LVSB  Lakeview Financial of NJ                   12.91   200.00   19.30  243.78    20.61    0.25   1.06    13.74
LARK  Landmark Bancshares, Inc of KS             18.12   137.68   19.44  137.68    20.61    0.60   2.22    40.27
LARL  Laurel Capital Group of PA                 14.75   194.50   20.68  194.50    15.07    0.52   2.54    37.41
LSBX  Lawrence Savings Bank of MA*                7.95   176.09   19.61  176.09     8.07    0.00   0.00     0.00
LFED  Leeds Fed Bksr MHC of MD (36.3)               NM   212.71   35.10  212.71       NM    0.56   2.77       NM
LXMO  Lexington B&L Fin. Corp. of MO             25.40   103.69   18.68  110.53    25.40    0.30   1.90    48.39
LFCO  Life Financial Corp of CA(8)                8.99   218.12   32.97  218.12     8.67    0.00   0.00     0.00
LFBI  Little Falls Bancorp of NJ                 27.51   141.01   14.38  152.70    28.65    0.20   0.97    26.67
LOGN  Logansport Fin. Corp. of IN                18.50   138.99   26.21  138.99    18.14    0.40   2.16    40.00
LISB  Long Island Bancorp, Inc of NY(8)          28.21   262.34   23.49  264.58       NM    0.60   0.97    27.40
MAFB  MAF Bancorp, Inc. of IL                    14.98   208.79   16.16  235.35    15.41    0.42   1.11    16.67
MBLF  MBLA Financial Corp. of MO                 16.87   106.49   13.50  106.49    16.53    0.40   1.66    27.97
MECH  MECH Financial Inc of CT*                  12.00   174.33   16.72  174.33    12.00    0.60   2.01    24.10
MFBC  MFB Corp. of Mishawaka IN                  20.61   130.37   15.35  130.37    20.93    0.34   1.26    25.95
MSBF  MSB Financial, Inc of MI                   16.75   150.88   25.19  150.88    18.90    0.30   1.85    30.93
MARN  Marion Capital Holdings of IN              20.62   126.68   26.03  129.41    20.62    0.88   3.12    64.23
MRKF  Market Fin. Corp. of OH                    29.17    91.80   32.38   91.80    29.17    0.28   2.00    58.33
MFSL  Maryland Fed. Bancorp of MD(8)                NM   242.69   21.27  245.13    24.38    0.45   1.15    39.47
MASB  MassBank Corp. of Reading MA*              16.84   165.83   19.10  168.14    18.68    1.00   2.02    34.01
MFLR  Mayflower Co-Op. Bank of MA*               16.03   174.70   17.04  177.30    16.89    0.80   3.20    51.28
MDBK  Medford Bancorp, Inc. of MA*               16.35   186.49   17.22  197.31    17.35    0.80   1.88    30.77
MWBX  MetroWest Bank of MA*                      14.24   234.45   16.91  234.45    14.51    0.12   1.56    22.22
METF  Metropolitan Fin. Corp. of OH              16.81   288.38   11.14  311.98    19.06    0.00   0.00     0.00
MIFC  Mid Iowa Financial Corp. of IA             13.20   155.63   13.78  155.84    12.24    0.08   0.68     8.99
MCBN  Mid-Coast Bancorp of ME                    17.16   153.33   12.99  153.33    18.55    0.17   1.48    25.37
MWBI  Midwest Bancshares, Inc. of IA             12.31   149.25   10.29  149.25    14.05    0.00   0.00     0.00
MFFC  Milton Fed. Fin. Corp. of OH               25.40   139.13   15.79  139.13    28.57    0.60   3.75       NM
MBSP  Mitchell Bancorp, Inc. of NC                  NM   107.37   42.22  107.37       NM    0.40   2.39    74.07
MBBC  Monterey Bay Bancorp of CA                    NM   146.27   17.08  156.36       NM    0.14   0.64    25.45
MONT  Montgomery Fin. Corp. of IN                25.76   106.89   19.51  106.89    25.76    0.22   1.71    44.00
MSBK  Mutual SB, FSB of Bay City MI                 NM   159.54    8.09  159.54       NM    0.00   0.00       NM
MYST  Mystic Financial of MA*                    29.33   115.53   22.02  115.53       NM    0.20   1.31    38.46
NHTB  NH Thrift Bancshares of NH                 14.43   158.18   12.80  182.10    15.58    0.60   3.06    44.12
NSLB  NS&L Bancorp, Inc of Neosho MO             29.66   104.54   19.63  105.29    29.66    0.50   2.86       NM
NSSY  NSS Bancorp of CT*                         15.02   185.83   15.08  190.93    13.28    0.52   1.22    18.37
NMSB  Newmil Bancorp, Inc. of CT*                18.24   157.16   14.00  157.16    18.49    0.32   2.37    43.24
NBCP  Niagara Bancorp of NY MHC(45.4)*           27.38   124.94   15.03  124.94    27.38    0.00   0.00     0.00
NBSI  North Bancshares of Chicago IL                NM   159.81   18.30  159.81       NM    0.40   2.36       NM
FFFD  North Central Bancshares of IA             18.53   136.77   21.10  157.16    18.53    0.32   1.49    27.59
NEIB  Northeast Indiana Bncrp of IN              16.54   139.06   18.55  139.06    16.54    0.34   1.55    25.56
NWSB  Northwest Bcrp MHC of PA (30.7)               NM       NM   31.59      NM       NM    0.16   0.98    36.36
NWEQ  Northwest Equity Corp. of WI               16.96   150.25   17.44  150.25    17.68    0.64   3.09    52.46

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NTMG  Nutmeg FS&LA of CT                         19.09   165.35    9.65  165.35    27.20    0.20   1.84    35.09
OHSL  OHSL Financial Corp. of OH                 20.43   157.42   16.61  157.42    22.04    0.44   2.63    53.66
OCFC  Ocean Fin. Corp. of NJ                     21.39   138.49   19.69  138.49    21.39    0.48   2.49    53.33
OTFC  Oregon Trail Fin. Corp. of OR              24.46   108.41   28.03  108.41    24.10    0.20   1.20    29.41
OFCP  Ottawa Financial Corp. of MI               20.23   200.21   16.92  244.38    21.90    0.40   1.37    27.78
PFFB  PFF Bancorp of Pomona CA                   20.81   131.28   11.87  132.61    22.23    0.00   0.00     0.00
PSFI  PS Financial of Chicago IL                    NM   122.33   34.02  122.33    18.58    0.00   0.00     0.00
PVFC  PVF Capital Corp. of OH                    13.66   233.69   16.83  233.69    14.48    0.00   0.00     0.00
PBCI  Pamrapo Bancorp, Inc. of NJ                16.47   165.70   21.24  166.57    17.07    1.12   3.93    64.74
PFED  Park Bancorp of Chicago IL                 26.38   108.08   21.52  108.08    24.59    0.00   0.00     0.00
PVSA  Parkvale Financial Corp of PA              15.05   198.19   15.49  199.18    15.05    0.60   1.89    28.44
PBHC  Pathfinder BC MHC of NY (46.1)*               NM   277.67   32.66  327.50       NM    0.20   0.88    32.26
PEEK  Peekskill Fin. Corp. of NY                 27.78   117.29   26.96  117.29    26.92    0.36   2.06    57.14
PFSB  PennFed Fin. Services of NJ                15.22   159.67   11.49  184.21    15.63    0.14   0.80    12.17
PWBK  Pennwood Bancorp, Inc. of PA               29.50   127.26   23.33  127.26    24.58    0.27   1.83    54.00
PBKB  People's Bancshares of MA*                 16.59   275.94   10.13  285.81       NM    0.52   1.97    32.70
TSBS  Peoples Bancorp Inc of NJ*                    NM   325.57   41.01      NM       NM    0.10   0.99    50.00
PFDC  Peoples Bancorp of Auburn IN               17.05   163.81   24.72  163.81    17.05    0.44   2.00    34.11
PBCT  Peoples Bank, MHC of CT (40.1)*            25.59   289.30   26.71  337.73       NM    0.84   2.20    56.38
PFFC  Peoples Fin. Corp. of OH                   20.51   138.43   26.51  138.43       NM    0.60   3.90       NM
PHBK  Peoples Heritage Fin Grp of ME*            16.42   255.10   17.13  335.32    16.54    0.44   1.96    32.12
PSFC  Peoples Sidney Fin. Corp of OH             28.87   137.86   34.68  137.86    28.87    0.28   1.37    39.44
PERM  Permanent Bancorp, Inc. of IN              26.19   165.33   16.53  167.34    26.61    0.22   1.33    34.92
PMFI  Perpetual Midwest Fin. of IA(8)            25.00   146.98   13.22  146.98    27.53    0.30   1.10    27.52
PCBC  Perry Co. Fin. Corp. of MO                 23.08   121.89   23.09  121.89    23.30    0.50   2.08    48.08
PHFC  Pittsburgh Home Fin Corp of PA             15.85   139.00   10.33  140.65    18.68    0.24   1.35    21.43
PFSL  Pocahontas Bancorp of AR                   27.61   113.99   16.54  113.99    28.40    0.24   2.41    66.67
PTRS  Potters Financial Corp of OH               18.56   164.47   14.32  164.47    19.13    0.24   1.28    23.76
PHSB  Ppls Home SB, MHC of PA (45.0)                NM   196.03   25.02  196.03       NM    0.24   1.19    38.10
PRBC  Prestige Bancorp of PA                        NM   141.67   13.92  141.67       NM    0.17   0.80    24.29
PFNC  Progress Financial Corp. of PA             21.91   306.12   16.90  345.13    24.38    0.12   0.62    13.48
PSBK  Progressive Bank, Inc. of NY(8)*           18.53   198.89   17.70  217.97    18.44    0.80   1.95    36.04
PROV  Provident Fin. Holdings of CA              21.46   125.28   13.89  125.28       NM    0.00   0.00     0.00
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)             NM       NM   53.09      NM       NM    1.10   2.42       NM
PLSK  Pulaski SB, MHC of NJ (46.0)                  NM   177.20   20.44  177.20       NM    0.30   1.62    54.55
PULS  Pulse Bancorp of S. River NJ               15.27   190.95   15.92  190.95    15.10    0.80   2.90    44.20
QCFB  QCF Bancorp of Virginia MN                 16.62   153.94   27.05  153.94    16.62    0.00   0.00     0.00
QCBC  Quaker City Bancorp of CA                  16.39   137.11   12.00  137.11    16.89    0.00   0.00     0.00
QCSB  Queens County Bancorp of NY*               29.33       NM   40.47      NM    29.73    1.00   2.27    66.67
RARB  Raritan Bancorp of Raritan NJ*             17.58   219.36   16.54  222.22    17.90    0.60   2.07    36.36
REDF  RedFed Bancorp of Redlands CA(8)           13.20   168.25   14.43  168.81    12.78    0.00   0.00     0.00
RELY  Reliance Bancorp, Inc. of NY               19.79   189.72   16.87  274.95    18.72    0.72   1.89    37.31
RELI  Reliance Bancshares Inc of WI                 NM    87.33   43.64   87.33       NM    0.00   0.00     0.00
RCBK  Richmond County Fin Corp of NY                NM   155.61   34.30  156.25    25.68    0.20   1.05       NM
RIVR  River Valley Bancorp of IN                 16.71   121.56   15.96  123.27    19.98    0.20   1.09    18.18
RVSB  Riverview Bancorp of WA                    26.17   168.68   37.73  174.48    27.46    0.14   0.84    21.88
RSLN  Roslyn Bancorp, Inc. of NY*                22.84   162.16   27.19  162.95    23.77    0.34   1.44    33.01
SCCB  S. Carolina Comm. Bnshrs of SC             26.88   132.15   26.93  132.15    26.88    0.64   2.98       NM
SBFL  SB Fngr Lakes MHC of NY (33.1)                NM   327.87   28.47  327.87       NM    0.24   1.20       NM
SFED  SFS Bancorp of Schenectady NY              23.91   122.56   15.15  122.56    24.72    0.32   1.45    34.78
SGVB  SGV Bancorp of W. Covina CA                26.89   131.58   10.38  133.36    23.67    0.00   0.00     0.00
SISB  SIS Bancorp, Inc. of MA*                   27.02   227.73   16.27  227.73    20.94    0.64   1.53    41.29
SWCB  Sandwich Bancorp of MA(8)*                 24.71   290.35   23.47  299.81    25.71    1.40   2.20    54.47
SFSL  Security First Corp. of OH(8)              19.62   281.89   26.60  285.90    19.62    0.36   1.49    29.27
SKAN  Skaneateles Bancorp Inc of NY*             15.40   138.22    9.64  141.86    15.83    0.28   1.62    25.00
SOBI  Sobieski Bancorp of S. Bend IN                NM   116.10   16.37  116.10       NM    0.00   0.00     0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                            Prices As Of May 29, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOSA  Somerset Savings Bank of MA(8)*            11.15   222.08   16.10  222.08    11.66    0.00   0.00     0.00
SSFC  South Street Fin. Corp. of NC*                NM   132.29   21.01  132.29    29.55    0.40   4.10       NM
SBAN  SouthBanc Shares Inc. of SC(8)             27.23   116.87   25.54  116.87    27.23    1.40   7.04       NM
SCBS  Southern Commun. Bncshrs of AL             23.93   131.58   26.87  131.58    23.93    0.00   0.00     0.00
SMBC  Southern Missouri Bncrp of MO                 NM   131.06   21.98  131.06       NM    0.50   2.32    71.43
SWBI  Southwest Bancshares of IL(8)              20.62   193.83   22.53  193.83    21.03    0.80   2.52    51.95
SVRN  Sovereign Bancorp, Inc. of PA                 NM   264.03   12.99  307.65    25.27    0.08   0.45    17.39
STFR  St. Francis Cap. Corp. of WI               16.63   163.37   13.07  182.85    17.26    0.56   1.36    22.58
SPBC  St. Paul Bancorp, Inc. of IL               17.53   202.32   18.90  203.14    17.91    0.40   1.58    27.78
SFFC  StateFed Financial Corp. of IA             20.54   141.54   25.09  141.54    20.54    0.20   1.39    28.57
SFIN  Statewide Fin. Corp. of NJ                 18.85   157.64   15.50  157.97    19.01    0.44   1.91    36.07
STSA  Sterling Financial Corp. of WA             20.83   188.44   10.56  202.23    23.86    0.00   0.00     0.00
SFSB  SuburbFed Fin. Corp. of IL(8)              22.67   206.13   13.87  206.74    29.73    0.32   0.66    14.88
ROSE  T R Financial Corp. of NY*                 21.41   318.51   19.58  318.51    24.19    0.72   1.61    34.45
THRD  TF Financial Corp. of PA                   17.95   164.98   13.16  195.99    21.27    0.48   1.82    32.65
TPNZ  Tappan Zee Fin., Inc. of NY(8)             28.76   138.26   23.52  138.26       NM    0.28   1.39    40.00
TSBK  Timberland Bancorp of WA                   27.38   125.09   40.19  125.09    28.75    0.24   1.39    38.10
TRIC  Tri-County Bancorp of WY                   19.81   126.77   19.94  126.77    19.06    0.44   2.89    57.14
TWIN  Twin City Bancorp, Inc. of TN              15.91   125.34   15.98  125.34    19.18    0.40   2.86    45.45
USAB  USABancshares, Inc of PA*                     NM   164.13   20.51  165.09       NM    0.00   0.00     0.00
UCBC  Union Community Bancorp of IN                 NM   103.31   41.35  103.31       NM    0.30   2.04    63.83
UFRM  United FSB of Rocky Mount NC(8)               NM   251.99   18.89  251.99       NM    0.24   1.36    44.44
UBMT  United Fin. Corp. of MT                    26.58   146.33   37.48  146.33    26.58    1.00   3.39       NM
UTBI  United Tenn. Bancshares of TN              26.11   106.90   28.85  106.90    26.11    1.20   8.06       NM
WHGB  WHG Bancshares of MD                          NM   116.81   22.96  116.81       NM    0.32   1.91    59.26
WSFS  WSFS Financial Corp. of DE*                16.22   305.32   17.48  307.08    16.35    0.12   0.56     9.16
WVFC  WVS Financial Corp. of PA                  18.20   217.77   23.22  217.77    18.03    0.60   3.20    58.25
WRNB  Warren Bancorp of Peabody MA*              13.03   237.16   25.57  237.16    14.56    0.36   2.91    37.89
WSBI  Warwick Community Bncrp of NY*                NM   134.92   32.06  134.92       NM    0.00   0.00     0.00
WFSL  Washington Federal, Inc. of WA             13.50   197.80   25.51  214.42    13.63    0.88   3.16    42.72
WAMU  Washington Mutual, Inc. of WA*                NM       NM   18.78      NM    29.68    1.20   1.70       NM
WYNE  Wayne Bancorp, Inc. of NJ                     NM   187.60   23.58  187.60       NM    0.20   0.63    20.62
WAYN  Wayne Svgs Bks MHC of OH (47.8)               NM   279.77   26.53  279.77       NM    0.56   2.06    73.68
WCFB  Wbstr Cty FSB MHC of IA (45.2)                NM   185.54   43.58  185.54       NM    0.80   4.08       NM
WBST  Webster Financial Corp. of CT              29.35   242.11   13.18  277.55    19.29    0.44   1.30    38.26
WEFC  Wells Fin. Corp. of Wells MN               18.58   138.80   20.42  138.80    19.09    0.60   2.86    53.10
WCBI  WestCo Bancorp, Inc. of IL                 15.91   153.98   23.67  153.98    17.07    0.68   2.24    35.60
WSTR  WesterFed Fin. Corp. of MT                 18.85   127.07   13.22  156.35    19.44    0.50   2.04    38.46
WOFC  Western Ohio Fin. Corp. of OH                 NM   112.02   16.44  119.87       NM    1.00   3.85       NM
WEHO  Westwood Hmstd Fin Corp of OH                 NM   127.36   28.59  127.36    27.55    0.36   2.67       NM
FFWD  Wood Bancorp of OH                         19.10   207.82   27.42  207.82    22.37    0.34   2.00    38.20
YFCB  Yonkers Fin. Corp. of NY                   17.84   123.36   16.71  123.36    18.20    0.28   1.52    27.18
YFED  York Financial Corp. of PA                 17.75   189.01   16.75  189.01    21.34    0.52   2.34    41.60

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                                 SNL        SNL
                                                  NASDAQ       Thrift       Bank
Year/Qtr. Ended          DJIA      S&P 500      Composite       Index      Index
---------------          ----      -------      ---------      ------      -----

1991:  Quarter 1        2881.1      375.2         482.3         125.5       66.0
       Quarter 2        2957.7      371.2         475.9         130.5       82.0
       Quarter 3        3018.2      387.9         526.9         141.8       90.7
       Quarter 4        3168.0      417.1         586.3         144.7      103.1

1992:  Quarter 1        3235.5      403.7         603.8         157.0      113.3
       Quarter 2        3318.5      408.1         563.6         173.3      119.7
       Quarter 3        3271.7      417.8         583.3         167.0      117.1
       Quarter 4        3301.1      435.7         677.0         201.1      136.7

1993:  Quarter 1        3435.1      451.7         690.1         228.2      151.4
       Quarter 2        3516.1      450.5         704.0         219.8      147.0
       Quarter 3        3555.1      458.9         762.8         258.4      154.3
       Quarter 4        3754.1      466.5         776.8         252.5      146.2

1994:  Quarter 1        3625.1      445.8         743.5         241.6      143.1
       Quarter 2        3625.0      444.3         706.0         269.6      152.6
       Quarter 3        3843.2      462.6         764.3         279.7      149.2
       Quarter 4        3834.4      459.3         752.0         244.7      137.6

1995:  Quarter 1        4157.7      500.7         817.2         278.4      152.1
       Quarter 2        4556.1      544.8         933.5         313.5      171.7
       Quarter 3        4789.1      584.4        1043.5         362.3      195.3
       Quarter 4        5117.1      615.9        1052.1         376.5      207.6

1996:  Quarter 1        5587.1      645.5        1101.4         382.1      225.1
       Quarter 2        5654.6      670.6        1185.0         387.2      224.7
       Quarter 3        5882.2      687.3        1226.9         429.3      249.2
       Quarter 4        6442.5      737.0        1280.7         483.6      280.1

1997:  Quarter 1        6583.5      757.1        1221.7         527.7      292.5
       Quarter 2        7672.8      885.1        1442.1         624.5      333.3
       Quarter 3        7945.3      947.3        1685.7         737.5      381.7
       Quarter 4        7908.3      970.4        1570.4         814.1      414.9

1998:  Quarter 1        8799.8     1101.8        1835.7         869.3      456.1
May 29, 1998            8900.0     1090.8        1778.9         867.4      464.4

(1)  End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                         Historical Thrift Stock Indices

                                 ThriftINVESTOR
                                  Index Values


                              Index Values                  Percent Change Since
                       -----------------------------------  --------------------
                       04/30/98  1 Month    YTD      LTM    1 Month  YTD    LTM
--------------------------------------------------------------------------------
All Pub. Traded Thrifts   882.1    869.3    814.1    537.2    1.46   8.35  64.19
MHC Index               1,263.7  1,252.7  1,179.9    587.7    0.88   7.10 115.04

Insurance Indices
--------------------------------------------------------------------------------
SAIF Thrifts              827.9    815.9    764.4    484.2    1.48   8.30  70.99
BIF Thrifts             1,067.4  1,052.3    984.4    689.7    1.44   8.44  54.77

Stock Exchange Indices
--------------------------------------------------------------------------------
AMEX Thrifts              272.9    264.6    255.4    166.7    3.14   6.86  63.71
NYSE Thrifts              566.1    549.2    521.3    314.7    3.09   8.59  79.86
OTC Thrifts               987.3    979.4    911.5    622.5    0.81   8.31  58.61

Geographic Indices
--------------------------------------------------------------------------------
Mid-Atlantic Thrifts    1,911.2  1,833.2  1,735.2  1,077.4    4.25  10.15  77.40
Midwestern Thrifts      1,971.0  1,948.7  1,832.9  1,234.5    1.14   7.53  59.65
New England Thrifts       821.0    809.8    778.3    458.4    1.37   5.48  79.10
Southeastern Thrifts      786.9    799.9    776.0    499.4   -1.63   1.40  57.57
Southwestern Thrifts      573.4    558.6    533.5    347.5    2.65   7.47  64.98
Western Thrifts           850.3    848.8    778.8    539.7    0.18   9.17  57.55

Asset Size Indices
--------------------------------------------------------------------------------
Less than $250M           915.8    907.7    869.9    639.4    0.89   5.27  43.21
$250M to $500M          1,393.0  1,371.7  1,312.3    865.2    1.56   6.15  61.00
$500M to $1B              902.6    892.2    846.8    558.9    1.16   6.58  61.49
$1B to $5B              1,051.7  1,022.5    956.8    593.8    2.86   9.92  77.12
Over $5B                  555.5    550.0    512.3    344.1    1.00   8.44  61.45

Comparative Indices
--------------------------------------------------------------------------------
Dow Jones Industrials   9,063.4  8,799.6  7,908.3  7,009.0    3.00  14.61  29.31
S&P 500                 1,111.8  1,101.8    970.4    801.3    0.91  14.56  38.74

All SNL indices are market-vaiue weighted; i.e.. an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR;
Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT;
Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT;
West: AZ, AK, CA, HI, ID, MT NV, 0R, WA, WY

MAY 1998

Source: SNL Securities

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

                                   Table IV-4
              Massachusetts Thrift Merger and Acquisition Activity
                                 1997 to Present

                                                                               Seller Financials at Announcement
                                                                        ----------------------------------------------
                                                                          Total    Total    YTD    YTD   NPAs/  Rsrvs/
Ann'd     Comp                                                            Assets  Equity   ROAA   ROAE  Assets   NPLs
Date      Date      Buyer                 ST  Seller                ST    ($000)    (%)     (%)    (%)    (%)     (%)
----------------------------------------------------------------------------------------------------------------------
12/10/97  Pending   UST Corp              MA  Somerset Svgs Bk      MA    520,339   6.60   1.15   18.72  5.91    31.60
12/15/97  Pending   UST Corp              MA  Affiliated Cmty Bncp  MA  1,128,579   9.71   1.10   11.22  0.34   218.71
02/02/98  Pending   1855 Bancorp          MA  Sandwich Bancorp      MA    518,697   7.84   0.98   12.38  0.56   176.50
09/10/96  05/01/97  Berkshire Cnty SB     MA  Great Barrington SB   MA    274,165  13.93   1.49   10.26  0.63   122.04
11/01/96  02/21/97  Bay State FSB         MA  Union FS&LA           MA     38,797   7.45  -0.16   -2.23  0.59    73.01
05/28/97  10/31/97  South Weymouth SB     MA  Weymouth SB           MA    173,557   8.24   0.62    7.73  0.45   190.73
08/30/96  01/03/97  UST Corp              MA  Walden Bancorp, Inc.  MA  1,051,743   8.07   1.14   12.18  0.91   150.25
11/04/96  03/04/97  Citizens Fin'l Group  RI  Grove Bank            MA    598,507   6.49   0.91   14.35  0.58   128.33
12/15/97  01/01/98  Country Bank for Sav  MA  Leicester Savings Bk  MA     31,249   3.65  -3.44  -74.83  5.75    51.12
10/23/97  02/27/98  Eastern Bank Corp     MA  Emerald Isle Bncp     MA    443,503   6.99   0.88   12.59  0.17   416.26
02/26/97  07/22/97  MASSBANK Corp         MA  Glendale Co-Op Bank   MA     36,947  16.23   0.75    4.73  0.00       NA
08/27/96  01/02/97  Grove Bank            MA  Greater Boston Bk     MA    150,167   7.76   0.37    4.72  1.49   259.68

                    Average                                               413,854   8.58   0.48    2.65  1.45   165.29
                    Median                                                358,834   7.80   0.90   10.74  0.59   150.25

                             Table IV-4 (Continued)

                                                                                  Deal Terms and Pricing at Announcement
                                                                      --------------------------------------------------------------
                                                                       Deal  Deal           Deal  Deal Pr/ Deal Pr/ Deal Pr/ TgBkPr/
Ann'd     Comp                                                        Value Pr/Shr Consid.  Pr/Bk  Tg Bk    4-Qtr    Assets  CoreDp
Date      Date      Buyer                ST  Seller               ST   ($M)   ($)   Type     (%)    (%)    EPS (x)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------
12/10/97  Pending   UST Corp             MA  Somerset Svgs Bk     MA   95.9   5.63  Stock  273.25  273.25   18.16    18.43    15.19
12/15/97  Pending   UST Corp             MA  Affiliated Cmty Bncp MA  277.0  39.92  Stock  231.02  232.23   22.94    24.54    26.57
02/02/98  Pending   1855 Bancorp         MA  Sandwich Bancorp     MA  132.5  64.00   Cash  295.89  306.51   26.12    25.54    24.38
09/10/96  05/01/97  Berkshire Cnty SB    MA  Great Barrington SB  MA     NA     NA     NA      NA      NA      NA       NA       NA
11/01/96  02/21/97  Bay State FSB        MA  Union FS&LA          MA     NA     NA     NA      NA      NA      NA       NA       NA
05/28/97  10/31/97  South Weymouth SB    MA  Weymouth SB          MA     NA     NA     NA      NA      NA      NA       NA       NA
08/30/96  01/03/97  UST Corp             MA  Walden Bancorp, Inc. MA  165.9  30.88  Stock  168.90  196.16   16.16    15.77    11.38
11/04/96  03/04/97  Citizens Fin'l Group RI  Grove Bank           MA   91.8  51.00   Cash      NA      NA      NA       NA       NA
12/15/97  01/01/98  Country Bank for Sav MA  Leicester Savings Bk MA     NA     NA     NA      NA      NA      NA       NA       NA
10/23/97  02/27/98  Eastern Bank Corp    MA  Emerald Isle Bncp    MA   76.7  33.00   Cash  239.48  239.48   21.02    17.29    14.66
02/26/97  07/22/97  MASSBANK Corp        MA  Glendale Co-Op Bank  MA    7.2  28.00   Cash  115.46  115.46   24.56    19.49     4.22
08/27/96  01/02/97  Grove Bank           MA  Greater Boston Bk    MA   18.0  27.56    Mix  138.62  138.62    9.33    10.77     5.17

                    Average                                           108.1  35.00         208.95  214.53   19.76    18.83    14.51
                    Median                                             93.8  31.94         231.02  232.23   21.02    18.43    14.66

Source: SNL Securities, LC.

                                  EXHIBIT IV-5
                                   Summit Bank
                 Director and Senior Management Summary Resumes

                                   Summit Bank
                 Director and Senior Management Summary Resumes


     Directors of the Stock Company

     Kelly A. Adler has served as a trustee of the Bank since 1995 and a member of the Bank's Audit Committee since 1996. Ms. Adler continues to serve as a trustee of the Mutual Company as a director of the Bank, and as Clerk of the Bank. Ms. Adler is an accountant and has served on several town committees in Medway, Massachusetts.

     Harold W. Bemis has served as a trustee of the Bank since 1967 and as a member of the Bank's Audit Committee from 1992 to 1994. Mr. Bemis continues to serve as a trustee of the Mutual Company. He is a retired contractor and life-long resident of Medway, Massachusetts.

     William L. Casey has served as a trustee of the Bank since 1995 and, since 1997, has served as Chairman of the Board of Trustees of the Mutual Company. Mr. Casey also serves on the Board of Directors of the Bank. He is the Corporate Manager of Credit and Sales Accounting at Analog Devices, Inc., Norwood, Massachusetts, an integrated circuit manufacturer. Mr. Casey serves on several town and community boards in Millis, Massachusetts.

     Paul J. DeSimone has served as a trustee of the Bank since 1995 and currently serves on the Board of Trustees of the Mutual Company. Mr. DeSimone is owner of DeSimone Surveying Service, a civil engineering firm in Medway, Massachusetts. Mr. DeSimone has served on the boards of a number of civic and charitable organizations.

     John G. Dugan has served as a trustee of the Bank since 1990 and continues to serve as a trustee of the Mutual Company. Mr. Dugan also serves on the Audit Committee of the Mutual Company. He is an attorney in the law firm of Dugan & Cannon of Medfield, Massachusetts, and serves as town moderator for the town of Millis. Mr. Dugan participates in a number of civic and charitable organizations.

     Richard Giusti has served as a trustee of the Bank since 1991 and served on the Bank's Audit Committee from 1994 to 1995. Mr. Giusti continues to serve as a trustee of the Mutual Company and a director of the Bank. He is Manager of Administration & Finance of the Metropolitan Machine Co., Inc., a machine company. Mr. Giusti is involved in various civic activities as well.

     John Hasenjaeger has served as a trustee of the Bank since 1995 and continues to serve as a trustee of the Mutual Company. He is owner of a real estate firm and also is a professor of management at Boston College School of Management.

     Robert J. Heavey has served as a trustee of the Bank since 1981 and served as Chairman of the Board of Trustees of the Bank from 1991 to 1994. He continues to serve as a trustee of the Mutual Company. Mr. Heavey is President and Treasurer of RJ Heavey Co., Inc., a plumbing company in Walpole, Massachusetts. He also serves several civic and charitable organizations.

     Thomas R. Howie has served as a trustee of the Bank since 1988 and served on the Bank's Board of Investment from 1990 to 1994 and on its Audit Committee since 1995. Mr. Howie continues to serve as a trustee of the Mutual Company. He is Vice President of Howie Oil Company, Inc., a heating oil distributor in Millis, Massachusetts. He is involved in various charitable and civic organizations.

     Kenneth C.A. Isaacs has served as a trustee of the Bank since 1997. He continues to serve as a trustee of the Mutual Company and also is a director of the Bank. Mr. Isaacs is a private trustee with extensive real estate experience.

                                   Summit Bank
           Director and Senior Management Summary Resumes (continued)


     Paul V. Kenney has served as a trustee of the Bank since 1992, and continues to serve as a trustee of the Mutual Company. He is a member of the law firm Kenney and Maciolek of Medway, Massachusetts. He also serves several civic organizations.

     Eugene R. Liscombe has served as a trustee of the Bank since 1991 and served on its Board of Investment from 1991 to 1996. Mr. Liscombe also was Chairman of the Board of Trustees of the Bank from 1994 to 1996. He continues to serve as a trustee of the Mutual Company and currently serves on the Mutual Company's Audit Committee. Mr. Liscombe is a self-employed certified public accountant and is active in several civic and charitable organizations.

     Robert A. Matson has served as a trustee of the Bank since 1997 and continues to serve on the Board of Directors of the Bank. He also is a member of the Board of Trustees of the Mutual Company. Mr. Matson is self-employed as a chartered financial consultant and chartered life underwriter. He is involved in civic and charitable organizations.

     James W. Murphy has served as a trustee of the Bank since 1979 and served as Clerk of the Bank since 1992. Mr. Murphy continues to serve as a trustee of the Mutual Company. Mr. Murphy is an insurance broker for D.L. Murphy Insurance of Millis, Massachusetts.

     Lawrence E. Novick has served as a trustee of the Bank since 1992, where he also served on the Board of Investment (since 1996) and on the Audit Committee (from 1993 to 1996). Mr. Novick continues to serve as a trustee of the Mutual Company and a director of the Bank. He is a self-employed tax and financial services advisor in Holliston, Massachusetts. Mr. Novick is involved in many trade organizations and holds positions in civic and charitable organizations.

     Eugene G. Stone has served as a trustee of the Bank since 1988 and continues to serve as a trustee of the Mutual Company and a director of the Bank. He has been President and Chief Executive Officer of the Bank since 1988 and Chairman of the Bank since 1997. Mr. Stone serves on the boards of several civic and charitable organizations.

     Executive Officers of the Stock Company Who Are Not Directors

     Warren W. Chase, Jr. has served as Vice President and Treasurer of the Bank since 1995. Prior to joining the Bank, Mr. Chase, a certified public accountant, worked for 17 years for Sterling Bank, Waltham, Massachusetts as Controller and Vice President of Financial Planning. His principal areas of responsibility for the Bank include financial reporting, financial planning and liquidity management.

     Michael A. Dalrymple has been employed by the Bank since 1988, initially as the Bank's Senior Loan Officer and currently as Vice President of Residential and Consumer Lending.

     John J. Mogan, Jr. is currently Vice President of Commercial Lending and has served in that capacity for the Bank since 1990.

     Pamela J. Mozynski has been employed by the Bank since 1992 and currently serves as Vice President of Retail Banking. She is responsible for branch administration, management of the Summit Club (a banking club for customers age 50 and over) and all training for branch personnel. She is also responsible for Bank security and compliance.

     Daniel G. Trombley has been employed by the Bank since 1995 and currently serves as Vice President responsible for all deposit and loan servicing operations, systems and data processing operations. Prior to 1995, Mr. Trombley was a Senior Vice President of Quincy Savings Bank, Quincy, Massachusetts.


Source: Summit Bank's prospectus.

                                  EXHIBIT IV-6
                                   Summit Bank
                       Pro Forma Regulatory Capital Ratios

                                  EXHIBIT IV-6
                                   Summit Bank
                       Pro Forma Regulatory Capital Ratios

                                                                Pro Forma at March 31, 1998, Based upon the Sale of
                                                 ---------------------------------------------------------------------------------
                                                                                                                     1,190,250
                                                       765,000             900,000              1,035,000            Shares(1)
                                                        Shares              Shares               Shares             at Adjusted
                               Historical at        at Minimum of       at Midpoint of        at Maximum of         Maximum of
                              March 31, 1998       Offering Range       Offering Range       Offering Range       Offering Range
                            ------------------   ------------------   ------------------   ------------------   ------------------
                                      Percent              Percent              Percent              Percent              Percent
                                         of                   of                   of                  of                   of
                            Amount   Assets(2)   Amount   Assets(2)   Amount   Assets(2)   Amount   Assets(2)   Amount   Assets(2)
                            ------   ---------   ------   ---------   ------   ---------   ------   ---------   ------   ---------
                                                                                   (In Thousands)
GAAP capital.............  $ 9,890     7.54%    $12,559     9.34%    $13,060     9.67%    $13,573    10.00%    $14,163    10.38%
                           =======    =====     =======    =====     =======    =====     =======    =====     =======    =====
Leverage capital:
  Capital level (3)......  $ 9,454     7.78%    $12,123     9.72%    $12,624    10.07%    $13,137    10.43%    $13,727    10.83%
  Requirement (4)........    4,859     4.00%      4,990     4.00%      5,015     4.00%      5,039     4.00%      5,068     4.00
                           -------    -----     -------    -----     -------    -----     -------    -----     -------    -----
    Excess...............  $ 4,595     3.78%    $ 7,133     5.72%    $ 7,609     6.07%    $ 8,098     6.43%    $ 8,659     6.83%
                           =======    =====     =======    =====     =======    =====     =======    =====     =======    =====
Risk-based capital:
  Capital level (3)(5)...  $10,014    14.39%    $12,683    17.81%    $13,184    18.43%    $13,697    19.07%    $14,287    19.79%
  Requirement............    5,567     8.00       5,698     8.00%      5,722     8.00%      5,747     8.00%      5,776     8.00
                           -------    -----     -------    -----     -------    -----     -------    -----     -------    -----
    Excess...............  $ 4,447     6.39%    $ 6,985     9.81%    $ 7,462    10.43%    $ 7,950    11.07%    $ 8,511    11.79%
                           =======    =====     =======    =====     =======    =====     =======    =====     =======    =====

----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations or changes in market conditions or general financial and economic conditions following the commencement of the Offering.

(2) GAAP capital levels are shown as a percentage of total assets. Leverage capital levels are shown as a percentage of tangible assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3) Pro forma capital levels assume that the Bank funds the Recognition Plan to enable the Recognition Plan to purchase a number of shares equal to 4% of the common stock sold in the Offering, and that the ESOP purchases 8% of the shares sold in the Offering. See "Management of the Bank" for a discussion of the Recognition Plan and ESOP.

(4) The current leverage capital requirement for banks is 3% of total adjusted assets for banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other banks is 4% to 5%. Management of the Bank believes that the applicable leverage capital requirement for the Bank is 3% of total adjustable assets. See "Regulation--Regulatory Capital Requirements.

(5)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  50%
     risk-weighting.


Source: Summit Bank's prospectus.

                                  EXHIBIT IV-7
                                   Summit Bank
                 Pro Forma Analysis Sheet: Fully Converted Basis

                                  EXHIBIT IV-7
                            PRO FORMA ANALYSIS SHEET
                                   Summit Bank
                            Prices as of May 29, 1998

                                                                                        All Public
                                               Peer Group     Massachusetts Companies  Institutions
                                            ----------------  -----------------------  ------------
Price Multiple          Symbol  Subject(1)   Mean    Median       Mean     Median          Mean
--------------          ------  ----------   ----    ------       ----     ------          ----
Price-earnings ratio  =  P/E      12.61x     22.87x   22.30x      18.38x    16.73x         19.80x
Price-book ratio      =  P/B      74.38%    105.61%  105.01%     191.57%   186.03%        167.54%
Price-assets ratio    =  P/A      13.49%     25.14%   24.46%      17.97%    17.13%         20.81%

Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)       $1,228,000   ESOP Stock Purchases (E)       8.00%(5)
Pre-Conversion Book Value (B)     $9,890,000   Cost of ESOP Borrowings (S)    0.00%(4)
Pre-Conv. Tang. Book Value (B)    $9,890,000   ESOP Amortization (T)         10.00 years
Pre-Conversion Assets (A)       $131,204,000   RRP Amount (M)                 4.00%
Reinvestment Rate (2)(R)                3.23%  RRP Vesting (N)                5.00 years(5)
Est. Conversion Expenses (3)(X)         3.00%  Foundation (F)                 0.00%
Tax rate (TAX)                         40.00%  Tax Benefit (Z)                   0
                                               Percentage Sold (PCT)        100.00%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1. V=           P/E * (Y)                                         V= $20,000,000
      -----------------------------------------------------------
      1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2. V=           P/B  *  (B+Z)                                     V= $20,000,000
      ---------------------------
      1 - P/B * PCT * (1-X-E-M-F)

3. V=           P/A * (A+Z)                                       V= $20,000,000
      ---------------------------
      1 - P/A * PCT * (1-X-E-M-F)

                                                                            Aggregate
               Shares Sold   Price Per   Gross Offering   Total Shares     Market Value
Conclusion      to Public      Share        Proceeds         Issued      of Stock Issued
----------     -----------   ---------   --------------   ------------   ---------------
Minimum         1,700,000     10.00        $17,000,000      1,700,000       17,000,000
Midpoint        2,000,000     10.00         20,000,000      2,000,000       20,000,000
Maximum         2,300,000     10.00         23,000,000      2,300,000       23,000,000
Supermaximum    2,645,000     10.00         26,450,000      2,645,000       26,450,000

----------
(1)  Pricing ratios shown reflect the midpoint value.
(2)  Net return reflects a reinvestment rate of 5.39 percent, and a tax rate of
     40.00 percent.
(3)  Offering expenses shown at estimated midpoint value.
(4)  No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                  EXHIBIT IV-8
                                   Summit Bank
         Pro Forma Effect of Conversion Proceeds: Fully Converted Basis

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                                 At the Minimum


1.  Offering Proceeds .....................................   $17,000,000
    Less: Estimated Offering Expenses .....................       510,000
                                                              -----------
    Net Conversion Proceeds ...............................   $16,490,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $16,490,000
    Less: Capital Expenditures ............................             0
    Less: Non-Cash Stock Purchases(1) .....................     2,040,000
                                                              -----------
    Net Proceeds Reinvested ...............................   $14,450,000
    Estimated net incremental rate of return ..............          3.23%
                                                              -----------
    Earnings Increase .....................................   $   467,313
      Less: Estimated cost of ESOP borrowings(2) ..........             0
      Less: Amortization of ESOP borrowings(3) ............        81,600
      Less: Recognition Plan Vesting(4) ...................        81,600
                                                              -----------
    Net Earnings Increase .................................   $   304,113

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $304,113     $1,532,113
    12 Months ended March 31, 1998 (core) .............  $  722,000    $304,113     $1,026,113

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $14,450,000       $0          $24,340,000
    March 31, 1998 (Tangible) ......   $9,890,000    $14,450,000       $0          $24,340,000

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $14,450,000       $0         $145,654,000

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                                 At the Midpoint


1.  Offering Proceeds .....................................   $20,000,000
    Less: Estimated Offering Expenses .....................       600,000
                                                              -----------
    Net Conversion Proceeds ...............................   $19,400,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $19,400,000
    Less: Capital Expenditures ............................             0
    Less: Non-Cash Stock Purchases(1) .....................     2,400,000
                                                              -----------
    Net Proceeds Reinvested ...............................   $17,000,000
    Estimated net incremental rate of return ..............          3.23%
                                                              -----------
    Earnings Increase .....................................   $   549,780
      Less: Estimated cost of ESOP borrowings(2) ..........             0
      Less: Amortization of ESOP borrowings(3) ............        96,000
      Less: Recognition Plan Vesting(4) ...................        96,000
                                                              -----------
    Net Earnings Increase .................................   $   357,780

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $357,780     $1,585,780
    12 Months ended March 31, 1998 (core) .............  $  722,000    $357,780     $1,079,780

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $17,000,000       $0          $26,890,000
    March 31, 1998 (Tangible) ......   $9,890,000    $17,000,000       $0          $26,890,000

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $17,000,000       $0         $148,204,000

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                                 At the Maximum


1.  Offering Proceeds .....................................   $23,000,000
    Less: Estimated Offering Expenses .....................       690,000
                                                              -----------
    Net Conversion Proceeds ...............................   $22,310,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $22,310,000
    Less: Capital Expenditures ............................             0
    Less: Non-Cash Stock Purchases(1) .....................     2,760,000
                                                              -----------
    Net Proceeds Reinvested ...............................   $19,550,000
    Estimated net incremental rate of return ..............          3.23%
                                                              -----------
    Earnings Increase .....................................   $   632,247
      Less: Estimated cost of ESOP borrowings(2) ..........             0
      Less: Amortization of ESOP borrowings(3) ............       110,400
      Less: Recognition Plan Vesting(4) ...................       110,400
                                                              -----------
    Net Earnings Increase .................................   $   411,447

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $411,447     $1,639,447
    12 Months ended March 31, 1998 (core) .............  $  722,000    $411,447     $1,133,447

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $19,550,000       $0          $29,440,000
    March 31, 1998 (Tangible) ......   $9,890,000    $19,550,000       $0          $29,440,000

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $19,550,000       $0         $150,754,000

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                            At the Supermaximum Value


1.  Offering Proceeds .....................................   $26,450,000
    Less: Estimated Offering Expenses .....................       793,500
                                                              -----------
    Net Conversion Proceeds ...............................   $25,656,500

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $25,656,500
    Less: Capital Expenditures ............................             0
    Less: Non-Cash Stock Purchases(1) .....................     3,174,000
                                                              -----------
    Net Proceeds Reinvested ...............................   $22,482,500
    Estimated net incremental rate of return ..............          3.23%
                                                              -----------
    Earnings Increase .....................................   $   727,084
      Less: Estimated cost of ESOP borrowings(2) ..........             0
      Less: Amortization of ESOP borrowings(3) ............       126,960
      Less: Recognition Plan Vesting(4) ...................       126,960
                                                              -----------
    Net Earnings Increase .................................   $   473,164

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $473,164     $1,701,164
    12 Months ended March 31, 1998 (core) .............  $  722,000    $473,164     $1,195,164

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $22,482,500       $0          $32,372,500
    March 31, 1998 (Tangible) ......   $9,890,000    $22,482,500       $0          $32,372,500

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $22,482,500       $0         $153,686,500

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                  EXHIBIT IV-9
                        Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1998

                                                                                           Estimated
                                        Net Income   Less: Net    Tax Effect  Less: Extd  Core Income          Estimated
                                         to Common  Gains (Loss)     @ 34%       Items     to Common   Shares   Core EPS
                                        ----------  ------------  ----------  ----------  -----------  ------  ---------
                                          ($000)       ($000)       ($000)      ($000)       ($000)    ($000)     ($)
Comparable Group
----------------
ALLB  Alliance Bank MHC of PA (19.9)       2,014             0           0         0          2,014     3,273     0.62
BRKL  Brookline Bncp MHC of MA(47.0)(P)       --            --          --        --             --    29,095     0.39
CMSV  Commty. Svgs, MHC of FL (48.5)       5,237          -612         208         0          4,833     5,100     0.95
FFFL  Fidelity Bcsh MHC of FL (47.7)       7,277        -1,566         532         0          6,243     6,802     0.92
SKBO  First Carnegie MHC of PA(45.0)(1)      937           184         -63         0          1,058     2,300     0.46
FFSX  First FSB MHC Sxld of IA(46.1)       3,282            44         -15         0          3,311     2,838     1.17
GBNK  Gaston Fed Bncp MHC of NC(47.0(P)       --            --          --        --             --     4,497     0.43
HARS  Harris Fin. MHC of PA (24.3)        18,811        -5,261       1,789         0         15,339    33,942     0.45
JXSB  Jcksnville SB,MHC of IL (45.6)         969          -511         174         0            632     1,908     0.33
LFED  Leeds Fed Bksr MHC of MD (36.3)      3,432             0           0         0          3,432     5,182     0.66
NBCP  Niagara Bancorp of NY MHC(45.4)(P)      --            --          --        --             --    29,756     0.58
NWSB  Northwest Bcrp MHC of PA (30.7)     20,533           -37          13         0         20,509    46,838     0.44
PBHC  Pathfinder BC MHC of NY (46.1)       1,751          -497         169         0          1,423     2,831     0.50
PBCT  Peoples Bank, MHC of CT (40.1)      95,800       -67,500      22,950         0         51,250    64,083     0.80
PHSB  Ppls Home SB, MHC of PA (45.0)       1,725          -262          89         0          1,552     2,760     0.56
PLSK  Pulaski SB, MHC of NJ (46.0)         1,161             0           0         0          1,161     2,108     0.55
SBFL  SB Fngr Lakes MHC of NY (33.1)         933          -218          74         0            789     3,570     0.22
WAYN  Wayne Svgs Bks MHC of OH (47.8)(1)   1,889          -207          70         0          1,752     2,484     0.71
WCFB  Wbstr Cty FSB MHC of IA (45.2)(1)    1,364             0           0         0          1,364     2,112     0.65

(P)  Pro forma financial data reflective of new conversion.
(1)  Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-10
                                   Summit Bank
                Pro Forma Analysis Sheet: Minority Stock Offering

                                  EXHIBIT IV-10
                            PRO FORMA ANALYSIS SHEET
                                   Summit Bank
                            Prices as of May 29, 1998

                                                                                        All Public
                                               Peer Group     Massachusetts Companies  Institutions
                                            ----------------  -----------------------  ------------
Price Multiple          Symbol  Subject(1)   Mean    Median       Mean     Median          Mean
--------------          ------  ----------   ----    ------       ----     ------          ----
Price-earnings ratio  =  P/E       14.48x    27.02x   27.38x      18.38x    16.73x         19.80x
Price-book ratio      =  P/B      115.54%   224.96%  231.05%     191.57%   186.03%        167.54%
Price-assets ratio    =  P/A       14.43%    29.37%   28.47%      17.97%    17.13%         20.81%

Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)       $1,228,000   ESOP Stock Purchases (E)       8.00%(5)
Pre-Conversion Book Value (B)     $9,890,000   Cost of ESOP Borrowings (S)    0.00%(4)
Pre-Conv. Tang. Book Value (B)    $9,890,000   ESOP Amortization (T)         10.00 years
Pre-Conversion Assets (A)       $131,204,000   RRP Amount (M)                 4.00%
Reinvestment Rate (2)(R)                3.23%  RRP Vesting (N)                5.00 years(5)
Est. Conversion Expenses (3)(X)         5.56%  Foundation (F)                 0.00%
Tax rate (TAX)                         40.00%  Tax Benefit (Z)                   0
                                               Percentage Sold (PCT)         45.00%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1. V=           P/E * (Y)                                         V= $20,000,000
      -----------------------------------------------------------
      1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2. V=           P/B  *  (B+Z)                                     V= $20,000,000
      ---------------------------
      1 - P/B * PCT * (1-X-E-M-F)

3. V=           P/A * (A+Z)                                       V= $20,000,000
      ---------------------------
      1 - P/A * PCT * (1-X-E-M-F)

                                                                                            Aggregate
               Shares Issued   Shares Sold   Price Per   Gross Offering   Total Shares     Market Value
Conclusion         to MHC       to Public      Share        Proceeds         Issued      of Stock Issued
----------     -------------   -----------   ---------   --------------   ------------   ---------------
Minimum            935,000        765,000     10.00        $ 7,650,000        765,000        7,650,000
Midpoint         1,100,000        900,000     10.00          9,000,000        900,000        9,000,000
Maximum          1,265,000      1,035,000     10.00         10,350,000      1,035,000       10,350,000
Supermaximum     1,454,750      1,190,250     10.00         11,902,500      1,190,250       11,902,500

----------
(1)  Pricing ratios shown reflect the midpoint value.
(2)  Net return reflects a reinvestment rate of 5.39 percent, and a tax rate of
     40.00 percent.
(3)  Offering expenses shown at estimated midpoint value.
(4)  No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                  EXHIBIT IV-11
                                   Summit Bank
                   Pro Forma Effects: Minority Stock Offering

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                                 At the Minimum


1.  Offering Proceeds .....................................   $7,650,000
    Less: Estimated Offering Expenses .....................      476,000
                                                              ----------
    Net Conversion Proceeds ...............................   $7,174,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $7,174,000
    Less: Capital Expenditures ............................            0
    Less: Non-Cash Stock Purchases(1) .....................      918,000
                                                              ----------
    Net Proceeds Reinvested ...............................   $6,256,000
    Estimated net incremental rate of return ..............         3.23%
                                                              ----------
    Earnings Increase .....................................   $  202,319
      Less: Estimated cost of ESOP borrowings(2) ..........            0
      Less: Amortization of ESOP borrowings(3) ............       36,720
      Less: Recognition Plan Vesting(4) ...................       36,720
                                                              ----------
    Net Earnings Increase .................................   $  128,879

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $128,879     $1,356,879
    12 Months ended March 31, 1998 (core) .............  $  722,000    $128,879     $  850,879

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $6,256,000        $0          $16,146,000
    March 31, 1998 (Tangible) ......   $9,890,000    $6,256,000        $0          $16,146,000

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $6,256,000        $0         $137,460,000

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                                 At the Midpoint


1.  Offering Proceeds .....................................   $9,000,000
    Less: Estimated Offering Expenses .....................      500,000
                                                              ----------
    Net Conversion Proceeds ...............................   $8,500,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $8,500,000
    Less: Capital Expenditures ............................            0
    Less: Non-Cash Stock Purchases(1) .....................    1,080,000
                                                              ----------
    Net Proceeds Reinvested ...............................   $7,420,000
    Estimated net incremental rate of return ..............         3.23%
                                                              ----------
    Earnings Increase .....................................   $  239,963
      Less: Estimated cost of ESOP borrowings(2) ..........            0
      Less: Amortization of ESOP borrowings(3) ............       43,200
      Less: Recognition Plan Vesting(4) ...................       43,200
                                                              ----------
    Net Earnings Increase .................................   $  153,563

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $153,563     $1,381,563
    12 Months ended March 31, 1998 (core) .............  $  722,000    $153,563     $  875,563

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $7,420,000        $0          $17,310,000
    March 31, 1998 (Tangible) ......   $9,890,000    $7,420,000        $0          $17,310,000

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $7,420,000        $0         $138,624,000

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                                 At the Maximum


1.  Offering Proceeds .....................................   $10,350,000
    Less: Estimated Offering Expenses .....................       500,000
                                                              -----------
    Net Conversion Proceeds ...............................   $ 9,850,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $ 9,850,000
    Less: Capital Expenditures ............................             0
    Less: Non-Cash Stock Purchases(1) .....................     1,242,000
                                                              -----------
    Net Proceeds Reinvested ...............................   $ 8,608,000
    Estimated net incremental rate of return ..............          3.23%
                                                              -----------
    Earnings Increase .....................................   $   278,383
      Less: Estimated cost of ESOP borrowings(2) ..........             0
      Less: Amortization of ESOP borrowings(3) ............        49,680
      Less: Recognition Plan Vesting(4) ...................        49,680
                                                              -----------
    Net Earnings Increase .................................   $   179,023

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $179,023     $1,407,023
    12 Months ended March 31, 1998 (core) .............  $  722,000    $179,023     $  901,023

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $8,608,000        $0          $18,498,000
    March 31, 1998 (Tangible) ......   $9,890,000    $8,608,000        $0          $18,498,000

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $8,608,000        $0         $139,812,000

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                   Summit Bank
                            At the Supermaximum Value


1.  Offering Proceeds .....................................   $11,902,500
    Less: Estimated Offering Expenses .....................       500,000
                                                              -----------
    Net Conversion Proceeds ...............................   $11,402,500

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $11,402,500
    Less: Capital Expenditures ............................             0
    Less: Non-Cash Stock Purchases(1) .....................     1,428,300
                                                              -----------
    Net Proceeds Reinvested ...............................   $ 9,974,200
    Estimated net incremental rate of return ..............          3.23%
                                                              -----------
    Earnings Increase .....................................   $   322,566
      Less: Estimated cost of ESOP borrowings(2) ..........             0
      Less: Amortization of ESOP borrowings(3) ............        57,132
      Less: Recognition Plan Vesting(4) ...................        57,132
                                                              -----------
    Net Earnings Increase .................................   $   208,302

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended March 31, 1998 (reported) .........  $1,228,000    $208,302     $1,436,302
    12 Months ended March 31, 1998 (core) .............  $  722,000    $208,302     $  930,302

                                         Before       Net Cash     Tax Benefit        After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................   $9,890,000    $9,974,200        $0          $19,864,200
    March 31, 1998 (Tangible) ......   $9,890,000    $9,974,200        $0          $19,864,200

                                         Before       Net Cash     Tax Benefit        After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    March 31, 1998 .................  $131,204,000   $9,974,200        $0         $141,178,200

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.

                                   EXHIBIT V-1
                                RP Financial, LC.
                          Firm Qualifications Statement

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP  Financial's   merger  and  acquisition   (M&A)  services  include  targeting
candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial'sconsulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

     Ronald S. Riggins, Managing Director (18)
     William E. Pommerening, Managing Director (14)
     Gregory E. Dunn, Senior Vice President (16)
     James P. Hennessey, Senior Vice President (13)
     James J. Oren, Senior Vice President (11)

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Monroe Street, Suite 2210                   Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788